EXHIBIT 4.32
CLIFFORD CHANCE LLP
THE ROYAL BANK OF SCOTLAND PLC AND SUMITOMO MITSUI BANKING CORPORATION
AGREEMENT FOR THE SALE AND PURCHASE OF RBS AEROSPACE LIMITED RBS AEROSPACE (UK) LIMITED AND RBS AUSTRALIA LEASING PTY LIMITED

CONTENTS

Clause		Page
1	Interpretation	1
2	Sale and Purchase	29
3	Conditions	31
4	Completion	35
5	The RBS Warranties and Pre Completion Conduct	40
6	Indemnities	42
7	Termination	43
8	The Buyer's Warranties and Undertakings	45
9	Restrictive Covenants	47
10	Tax Provisions	50
11	Insurance	50
12	Confidential Information	51
13	Employees and Transaction Costs	52
14	Pensions	54
15	Payments	54
16	Announcements	55
17	Further Assurances	57
18	Costs	57
19	Separation Issues	57
20	Records and Assistance Post-Completion	60
21	General	61
22	Entire Agreement	62
23	Assignment	64
24	Notices	65
25	Governing Law and Jurisdiction	66
26	Counterparts	66

Schedule 7 Action Pending Completion	109
Schedule 8 Property	115
Schedule 9 Pension Arrangements	116
Schedule 10 Repayment of RBS Debt	118
Part A Repayment of Estimated RBS Debt at Completion	118
Part B Adjustments to Estimated RBS Debt after Completion	118
Schedule 11 Completion Statement	120
Part A Preliminary	120
Part B Specific Policies	121
Part C Draft Completion Statement	123
Part D Form of Completion Statement	127
Schedule 12 Pre-Completion Obligations	128

Agreed Form Documents
1	Irrevocable power of attorney
2	Transitional Services Agreement
3	Reverse Transitional Services Agreement
4	Letters of resignation of directors
5	RBS Announcement
6	Buyer's Announcement
7	Transitional Trademark Licence
8	Intellectual Property Deed
9	Lombard Aircraft Transfer Agreements
10	Data Room Index
11	Receivables Reassignment Agreement
Exhibits
1	Exhibit 1: List of Aircraft, Lessors and Lessees
2	Exhibit 2: List of Third Party Assurances
3	Exhibit 3: Accounts
4	Exhibit 4: Interim Balance Sheet
5	Exhibit 5: List of Disclosed Employees
6	Exhibit 6: List of Offer Employees
7	Exhibit 7: ***
8	Exhibit 8: Clean Team Terms
9	Exhibit 9: Report Information
10	Exhibit 10: Pro Forma Completion Statement
11	Exhibit 11: Draft Lombard Head Lease

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

THIS AGREEMENT is made in London at           on 16 January 2012

BETWEEN:

(1)	THE ROYAL BANK OF SCOTLAND PLC, a company incorporated in Scotland (registered no. SC090312), whose registered office is at 36 St Andrew Square, Edinburgh, EH2 2YB ("RBS"); and

(2)	SUMITOMO MITSUI BANKING CORPORATION, a company incorporated in Japan, with offices at 1-2, Marunouchi 1-chome, Chiyoda-ku Tokyo 100-0005 (the "Buyer").

THE PARTIES AGREE as follows:

1.	INTERPRETATION

1.1	In this Agreement:

"Accounts" means the audited balance sheet, profit and loss account, cash flow statement and the notes thereto of each Company as at and for the period ended on the Last Accounting Date, and as set out in Exhibit 3;

"Acquired Rights Directive" means the Acquired Rights Directive 77/187 EC, as amended by the Acquired Rights Directive (90/50/EC) and consolidated by the Acquired Rights Directive 2001/23/EC (as it may be further amended, re-enacted or extended or consolidated from time to time);

"Act" means the Companies Act 2006;

"Additional Debt Amount" has the meaning given in clause 4.10.1;

"Affiliate" means, in relation to either party, any subsidiary undertaking or parent undertaking of that party and any subsidiary undertaking of any such parent undertaking, in each case from time to time but excluding in the case of RBS:

(a)
the United Kingdom government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); and

(b)
any persons or entities controlled by or under common control with the United Kingdom government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) other than The Royal Bank of Scotland Group plc and each of its subsidiaries or subsidiary undertakings;

"Affiliate Transaction" has the meaning given in clause 19.11;

"Affiliate Transaction Indemnity" means the indemnity provided by RBS in the terms set out in clause 6.2 in respect of matters set out in sub-clause 6.2.2 of clause 6.2;

"Affiliate Transaction Indemnity Claim" means a Relevant Claim under the terms of the Affiliate Transaction Indemnity;

"Agreed Rate" means *** per cent. above the base rate from time to time of RBS;

"Aircraft" means each of the aircraft set out in Part A of Exhibit 1 and an "Aircraft" means any of them;

"Aircraft Leasing" means to the extent consistent in all material respects with Business Practices (i) the leasing of any aircraft, engine or component part; (ii) the procurement of any maintenance, storage or insurance; (iii) the sale or purchase of any engine or component part; provided that in the case of (ii) and (iii) such activity relates to the redelivery of an aircraft under a lease or transition from one lease to another lease;

"Airspeed Servicing Agreement" means the Servicing Agreement dated as of 27 June 2007 between RBS Aerospace Limited, as servicer, Airspeed Limited, Ambac Assurance Corporation, Assured Guaranty Corp, and the parties named in the Annex to such agreement;

"Anti-Bribery Laws" means, to the extent applicable to the Group Companies from time to time, the US Foreign Corrupt Practices Act 1977, as amended, and any rules and regulations thereunder and the Bribery Act 2010;

"Assignor" has the meaning given in clause 23.2;

"Australia" means the Commonwealth of Australia;

***

"Business" means the business of providing commercial passenger jet aircraft operating leases (including the trading and lease management of commercial passenger jet aircraft and/or engines as a part of such commercial passenger jet operating lease business) carried on by the Group Companies as at the date of this Agreement and, in respect only of the Lombard Aircraft, by Lombard, as at the date of this Agreement;

"Business Day" means a day other than:

(a)	a Saturday or Sunday; or

(b)	a public holiday in England and Wales, New York City, Ireland or Tokyo; or

(c)	in relation to time limits relevant for a Filing Date any public holiday in the relevant jurisdiction where such merger filing or any other government filing has to be made; or

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(d)	in relation to any date for payment or purchase of EUR, any day that is not a TARGET Day;

"Business Deterioration" has the meaning given in paragraph 4.2 of Schedule 4;

"Business Practices" means the practice, processes and procedures applied by the Group in conducting its business in the ordinary course, having regard to previous practice in the 12 months prior to the date of this Agreement;

"Buyer's Account" means the Buyer's bank account that the Buyer notifies to RBS not less than 5 Business Days in advance of any relevant payment into such account;

"Buyer's Announcement" means the announcement in the agreed form to be made by or on behalf of the Buyer as soon as practicable following the signing of this Agreement;

"Buyer's Breach" has the meaning given in clause 7.6;

"Buyer's Conditions" means the conditions set out in clause 3.1 other than clause 3.1.10 and "Buyer's Condition" means any one of them;

"Buyer's Group Undertaking" means the Buyer or an undertaking which is, from time to time, a subsidiary undertaking or a parent undertaking of the Buyer or a subsidiary undertaking of any such parent undertaking and includes, for the avoidance of doubt each Group Company after Completion;

"Buyer Relief" means:

(a)
any Relief to the extent taken into account as an asset in the Completion Statement or taken into account in computing (and so reducing or eliminating) any allowance, provision or reserve in the Completion Statement (including deferred tax) and thereby increasing, in each case, the Final Share Price from what it would otherwise have been; and

(b)
any Relief which is not available before Completion that arises to a Group Company as a consequence of, or by reference to an Event occurring, or deemed, for the purpose of any Taxation, to occur, after Completion;

"Buyer's Warranties" means the statements contained in clause 8.1;

"Cash" means the lesser of:

(a)
the aggregate of each Group Company's cash equivalents and cash (whether in hand or credited to any account of any banking, financial, acceptance credit, lending or other similar institution or organisation, including amounts relating to (i) maintenance contributions received from lessees including, for the avoidance of doubt, *** (ii) security deposits received from lessees (iii) receivables collected by a Group Company the benefit of which had been

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

previously sold to a third party under any Receivables Financing and (iv) security deposits made by any Group Company in connection with the Exim Financing but excluding in each case any RBS Deposits) as at the Completion Time and expressed in US Dollars; and

(b)	US$***

in either case to be set out in the Completion Statement;

"Cash Free Debt Free Price" means:

(a)	US$7,208,000,000, less

(b)	the aggregate of:

(i)	(if *** have not been obtained prior to Completion) US$***;

(ii)
(if at Completion *** has not been obtained in relation to ***) an amount equal to *** payable by a Group Company as a result of *** (but for the avoidance of doubt, not including ***) in accordance with the terms of the applicable ***; and

(iii)
(if at Completion *** have not been obtained in relation to ***) an amount equal to *** payable by a Group Company as a result of *** (but for the avoidance of doubt, not including ***) in accordance with the terms of the applicable ***, in aggregate and apportioned between the Shares as set out in Schedule 1;

"*** Scheme" means the defined contribution pension scheme operated by RBS Aerospace Limited in respect of ***;

"CFC" means the Mexican Federal Antitrust Commission (Comision Federal de Competencia);

"Clean Team" has the meaning given in paragraph 4.1 of Schedule 7;

"Commission" has the meaning given in clause 3.1.1(a);

"Companies" means:

(a)	RBS Aerospace Limited;

(b)	RBS Aerospace UK; and

(c)	RBS Australia Leasing,

and a "Company" means any one of them;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"Company Key Employee" means each of ***;

"Competition Authority" has the meaning given to it in paragraph 18.1 of Schedule 4;

"Competition Law" has the meaning given to it in paragraph 18.1 of Schedule 4;

"Completion" means completion of the sale and purchase of the Shares in accordance with this Agreement;

"Completion Date" has the meaning given in clause 4.1, subject always to clause 4.2;

"Completion Statement" means the completion statement prepared in accordance with clause 2.9 and Schedule 11;

"Completion Time" means 23:59 on the last day of the calendar month immediately prior to the Completion Date;

"Conditions" means the Buyer's Conditions and the RBS Condition and "Condition" means any one of such Conditions;

"Confidentiality Agreement" means the agreement between RBS and the Buyer dated 11 August 2011 relating to the provision of the Information;

"Constitutional Documents" means the constitutional documents of each Group Company, as set out in sub-folder 'Phase 1 Data Room > C. Corporate Documentation > 3. Corporate documents' of the Data Room;

"Contingent Liability Policy" means collectively the following insurance policies, and any replacement or renewal thereof prior to the Completion Date procured by RBS Aerospace Limited (from Aon Limited Aviation as broker) specifically to insure against contingent liabilities in respect of aircraft, engines and parts:

(a)	Policy Number AG1157091 (in respect of Aviation Hull and Spare Engine Deductible Cover);

(b)	Policy Number AG1157092 (in respect of Hull and Spares War and Allied Perils Cover);

(c)	Policy Number AG1157093 (in respect of Hull and Spares All Risks and Liability Cover); and

(d)	Policy Number AG1157094 (in respect of Aviation War, Hi-Jacking and Other Perils Excess Cover);

"Corporate Jet" has the meaning given in paragraph 5 of Schedule 12;

"Corporate Jet Sale" has the meaning given in paragraph 5 of Schedule 12;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"Corporations Act 2001" means the Corporations Act 2001, an act of Australia;

"CTA 2010" means the Corporation Tax Act 2010;

"Current Employer" has the meaning given in clause 13.5;

"Data Room" means each of the documents and other information relating to the Transaction made available by RBS, as listed on the Data Room Index;

"Data Room Index" means the index of the Data Room in the agreed form attached to the Disclosure Letter;

"Delivery" means delivery to the relevant Lessee under the relevant Lease Documents;

"Delivery Date" means the date on which an Aircraft is delivered to the relevant Lessee under the relevant Lease Documents;

"Disability Schemes" means the Lombard Ireland Income Protection Plan and the disability arrangements under the insured element of the RBS Group Ireland Retirement Savings Plan;

"Disclosed Employee" means each individual who is employed by a Group Company or who works in the Business (whether employed by a Group Company or by a RBS Group Undertaking) as at the date of this Agreement as listed in Exhibit 5;

Disclosed Schemes" means the Disability Schemes, the Irish Schemes, the Shanghai Supplementary Pension Plan, the RBS plc Pension Plan (employees based in China), The Royal Bank of Scotland plc (Hong Kong Branch) Retirement Plan, the Central Provident Fund (Singapore), the Retirement Benefit Plan (Japan), the 401(k) Plan (US), the RBS Americas Pension Plan and "Disclosed Scheme" means any one of them

"Disclosure Letter" means the letter from RBS to the Buyer in relation to the Warranties having the same date as this Agreement the receipt of which has been acknowledged by the Buyer;

"Dispute" has the meaning given in clause 25.2;

"Draft Completion Statement" has the meaning given in paragraph 1 of Part C of Schedule 11;

"ECA/Ex-Im Financings" has the meaning given in paragraph 1.7 of Schedule 7;

"ECA Financings" means:

(a)
the financing arrangements for certain Group Companies entered into in June 2009 in relation to 11 Aircraft, set out in sub-folder 'Phase 3 – Data Room > C. Funding and Liquidity > 1. ECA Facility (2009)' of the Data Room; and

(b)
the financing arrangements for certain Group Companies entered into in February 2011 in relation to 2 Aircraft set out in sub-folder 'Phase 3 – Data Room > C. Funding and Liquidity > 3. ECA Facility (2010)' of the Data Room,

in each case, supported by guarantees from Compagnie Française d'Assurance pour le Commerce Exterieur and The Secretary of State of Her Britannic Majesty's Government acting by the Export Credits Guarantee Department;

"ECA Financings Amount" means all amounts outstanding in connection with the ECA Financings on the Completion Date (including amounts of principal and any accrued and unpaid interest);

"Employee Transfer Legislation" means (a) in relation to the United Kingdom the Transfer Regulations; (b) in relation to any other EU member states any national legislation implementing the Acquired Rights Directive; and (c) in relation to any non-EU member state, any national or local legislation that is broadly similar in effect to the provisions of the Acquired Rights Directive;

"Employing Entity" means the entity which currently employs the relevant Offer Employee;

"Encumbrance" means a Security Interest or right exercisable by a third party having similar effect;

"Engine" means each of the engines installed on an Aircraft at Delivery and any permanent replacement thereof in accordance with the terms of the relevant Lease Documents;

"Environment" means all or any of the following media, namely air (including air inside buildings and other natural and man-made structures above or below ground), water, land (including natural and man-made structures) and all living organisms (including humans);

"Environmental Law" means any European Union, national or local law concerning the pollution or protection of the Environment, except in relation to town and country planning or zoning, in force at the date of this Agreement;

"Estimated Cash" means, the lesser of:

(a)
the aggregate of each Group Company's cash equivalents and cash (whether in hand or credited to any account of any banking, financial, acceptance credit, lending or other similar institution or organisation, including amounts  relating to (i) maintenance contributions received from lessees including, for the avoidance of doubt, *** (ii) security deposits received from lessees (iii) receivables collected by a Group Company the benefit of which had been previously sold to a third party under any Receivables Financing and (iv) security deposits made by any Group Company in connection with the Exim Financing but excluding in each case any RBS Deposits) as at the Completion Time and expressed in US Dollars as estimated in good faith by RBS (but without liability for such estimate); and

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(b)	US$***;

"Estimated Operating Lease Assets" means the amount of Operating Lease Assets as estimated in good faith by RBS (but without liability for such estimate);

"Estimated RBS Debt" means the amount of RBS Debt as estimated in good faith by RBS (but without liability for such estimate);

"Estimated RBS Deposits" means the amount of RBS Deposits as estimated in good faith by RBS (but without liability for such estimate);

"Estimated UK Lessor Tax Adjustment" means the amount of the UK Lessor Tax Adjustment as estimated in good faith by RBS (but without liability for such estimate);

"Estimated Working Capital" means the amount of Working Capital estimated in good faith by RBS (but without liability for such estimate);

"EU" means the European Union;

"EU Merger Regulation" has the meaning given in clause 3.1.1(a);

"Event" means an event, act, transaction or omission;

"Exchange Rate" means for a particular currency for a particular day, the rate for the conversion of that currency into US Dollars which appears on Reuters page “FX Fix Summary” showing as having been fixed at 15:30, London time, for the required currency pair (noting that the displayed rate may require inverting for inclusion in a conversion calculation); or if no such rate exists, the arithmetic average of the rates on this same page having been fixed at 15:00 and 16:00; or if no such rate exists, the rate published on Bloomberg page “BFIX” showing as having been fixed at 15.30, London time for the required currency pair, with respect to a particular currency for a particular day;

"Excluded Transactions" means:

(a)	the Ulster Bank Sub-lease;

(b)	the documents entered into to effect the Pro Forma Transactions;

(c)	the *** entered into in relation to each of ***;

(d)	the MOU Termination Agreement;

(e)	the head lease agreements between Lombard and RBS Aerospace Limited in relation to one or more of the Lombard Aircraft substantially in the form set out in Exhibit 11;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(f)	the reassignment agreement between RBS Aerospace Limited and RBS in relation to the Receivables Purchase Agreement dated 21 June 2006 in the agreed form; and

(g)	arrangements relating to bank accounts held by any RBS Group Undertaking in the name of any Group Company;

"Exhibits" shall mean the Exhibits to this Agreement, and "Exhibit" means any one of them;

"Exim Financing" means the financing arrangements for RBS Aerospace Limited entered into in December 2009 in relation to 15 Aircraft, supported by a guarantee from Export-Import Bank of the United States of America, set out in sub-folder 'Phase 3 – Data Room > C. Funding and Liquidity > 2. Exim Facility (2009)' of the Data Room;

"Exim Financing Amount" means all amounts outstanding in connection with the Exim Financing on the Completion Date (including amounts of principal and any accrued and unpaid interest);

"Extended Completion Date" has the meaning given in clause 4.6.2;

"Extended Longstop Date" has the meaning given in clause 3.10;

"FATA" has the meaning given in clause 3.1.7;

"Filing" has the meaning given in clause 3.2;

"Filing Date" means the date which is 20 Business Days after the date of this Agreement;

"Final Share Price" has the meaning given in clause 2.2;

"Financed Aircraft" means the Aircraft numbered 3, 4, 7, 8, 13, 41, 53, 57, 58, 65, 78, 79, 80, 89, 90, 112, 117, 118, 124-135 (inclusive), 171, 172, 177, 182, 202 and 203 in Part A of Exhibit 1;

"Financial Debt" means borrowings and indebtedness in the nature of borrowing (including by way of acceptance credits, discounting or similar facilities, loan stock, bonds, debentures, notes, overdrafts or any other similar arrangements the purpose of which is to raise money and interest thereon but not the receipt of trade credit in the ordinary course of business);

"Financing Document" means any of the documents in sub-folder 'Phase 3 – Data Room > C. Funding and Liquidity' of the Data Room;

"Firm" has the meaning given in paragraph 6 of Part C of Schedule 11;

"Fundamental Warranties" means those warranties set out in paragraphs 1.1.2 (capacity to sell), 1.2 (binding agreements), 2.1.1 (ownership of Shares), 2.1.2 (Shares comprise entire share capital), 2.1.3 (no Encumbrance over Shares), 2.1.4 (no agreement to allot), 2.2.2, 2.2.5, 2.2.6 and 2.2.7 (ownership of Subsidiary

Undertakings), and 6.2 (ownership of Aircraft and Engines) of Schedule 4 and "Fundamental Warranty" means any one of the Fundamental Warranties;

"Fundamental Warranty Claim" means a claim by the Buyer or any Buyer's Group Undertaking pursuant to clause 5.1 in respect of any Fundamental Warranty;

"Gate Quay Joint Venture" means the 50:50 joint venture entered into between Rolls Royce plc and Royal Bank Leasing Limited which is managed by Rolls Royce plc and conducts a commercial aircraft engine leasing business through Gate Leasing Limited, an English company, registered number 5000724;

"Governmental Agency" has the meaning given to it in clause 3.3.2;

"Group" means the Companies and the Subsidiary Undertakings;

"Group Business Information" means:

(a)
all information owned or held by or relating exclusively to the Business (which for the avoidance of doubt shall exclude any information relating to the arranging or providing of any form of finance in relation to aircraft other than the Financing Documents) (in whatever form held) including all:

(i)	designs, specifications, drawings, know-how, manuals and instructions;

(ii)	customer lists and data, sales, renewals, marketing and promotional information;

(iii)	business plans and forecasts;

(iv)	technical or other expertise; and

(v)	accounting and tax records, correspondence, orders and enquiries; and

(b)	all information relating to the Lombard Aircraft,

but in each such case excluding any information which is RBS Business Information (in whatever form);

"Group Company" means a Company or a Subsidiary Undertaking;

"Group Relief Letters" means the letter agreements relating to surrenders of group relief entered into between (i) RBS and RBS Aerospace Limited and (ii) RBS and RBS Aerospace UK, in each case dated the same date as this Agreement;

"Guarantee Continuation Period" has the meaning given in paragraph 1.3.5 of Schedule 12;

"HSR Act" has the meaning given in clause 3.1.2;

"IASB" means the International Accounting Standards Board;

"IFRS" means the body of pronouncements issued by the IASB, including International Financial Reporting Standards and associated interpretations issued by the IASB and International Accounting Standards and associated interpretations as adopted for use in the European Union;

"Information" has the meaning given in the Confidentiality Agreement;

"Information Technology" means computer hardware, software, systems and networks;

"Initial Consideration" means an amount equal to:

(a)	the Cash Free Debt Free Price; minus

(b)	Third Party Debt; minus

(c)	Estimated RBS Debt; plus

(d)	Estimated Cash; plus

(e)	Estimated Operating Lease Assets; minus

(f)	Target Operating Lease Assets; plus

(g)	Estimated Working Capital; minus

(h)	Target Working Capital; and minus

(i)	Estimated UK Lessor Tax Adjustment;

"Intellectual Property" means patents, registered and unregistered designs, copyright, database rights, trade marks and trading names, internet domain names, and other rights of the same or similar effect as any of the foregoing anywhere in the world, in each case whether registered or not, including pending applications for registration of such rights;

"Intellectual Property Deed" means the intellectual property deed in the agreed form to be entered into between RBS and RBS Aerospace Limited at Completion in relation to the assignment of certain intellectual property rights;

"Interim Balance Sheet" means the combined, unaudited balance sheet for the Group as at 30 September 2011, and prepared as if the Pro Forma Transactions and the transfer to a Group Company of the Lombard Aircraft set out in Part A of Exhibit 1 and the payment of a dividend of US$215,000 by RBS Aerospace Ireland Leasing 2 Limited had each taken place prior to 30 September 2011, in the form set out in Exhibit 4;

"Interim Customer Deposits" means:

(a)
the principal amount of security deposits received by any Group Company from lessees in cash and deposits received by any Group Company in cash under letters of intent relating to aircraft sales in each case as at 30 September 2011 to the extent that such deposits are repayable to any third party, together with, in each case accrued interest thereon at the prevailing rate of interest relating to the relevant deposit or the contractually stipulated rate, to the extent that such interest is repayable to any third party; and

(b)
maintenance contributions received by any Group Company in cash as at 30 September 2011, together with accrued interest thereon at the prevailing rate of interest relating to the relevant deposit or the contractually stipulated rate, to the extent that such interest is repayable to any third party, and stated net of amounts not expected to be either: (i) repaid to the lessee; or (ii) used in the connection with the maintenance of Aircraft or Engines, in each case applying the principles, policies, treatments, practices and categorisations adopted in calculating "Customer Deposits" in the Accounts of RBS Aerospace Limited;

"Interim Operating Lease Assets" means those assets of the Group Companies as at 30 September 2011, determined by applying the principles applied in calculating "Assets for hire under operating leases" in the Accounts of RBS Aerospace Limited, and shall include capitalised interest and other capitalised amounts;

"Interim RBS Debt" means the aggregate amount owed as at 30 September 2011 by each Group Company to any RBS Group Undertaking (other than another Group Company) expressed in US Dollars, whether arising as a result of:

(a)
the repayment of any Financial Debt owed as at that date by each Group Company to any RBS Group Undertaking (other than another Group Company) including amounts of principal, accrued and unpaid interest and costs and expenses, but excluding breakage costs and prepayment fees (if any) relating thereto or to any related hedging arrangements; or

(b)	goods or services provided by a RBS Group Undertaking (other than another Group Company) to a Group Company; or

(c)
any recharge made by a RBS Group Undertaking (other than a Group Company) to a Group Company of the relevant part of any cost or expense incurred by any RBS Group Undertaking (other than a Group Company) in respect of any service provided for the benefit of a Group Company; less

(d)
the aggregate amount of Financial Debt owed as at 30 September 2011 by each RBS Group Undertaking (other than a Group Company) to any Group Company expressed in US Dollars, including cash arising from the receipt of maintenance contributions and security deposits from Lessees or from the proceeds of sale of aircraft in the ordinary course of business by any Group Company which has been deposited by any Group Company with any RBS Group Undertaking (other than another Group Company), whether or not the benefit of such Financial Debt has been charged, or otherwise made subject to a Security Interest, by a Group Company in favour of any Lessee (excluding, for the avoidance of doubt, ***);

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"Interim Third Party Debt" means the aggregate of:

(a)	all amounts outstanding in connection with the ECA Financings as at 30 September 2011 (including amounts of principal and any accrued and unpaid interest);

(b)	all amounts outstanding in connection with the Exim Financing as at 30 September 2011 (including amounts of principal and any accrued and unpaid interest); and

(c)
the aggregate of the outstanding balances of the Receivables Financings as at 30 September 2011, including any amounts due and payable and unpaid on that date pursuant to the terms of the Receivables Financings;

"Investee Entity" has the meaning given in clause 9.2.2;

"Ireland" means the island of Ireland excluding Northern Ireland;

"Irish Schemes" means Lombard Ireland Ltd Non-Contributory Pension & Death Benefits Plan, The Ulster Bank Pension Scheme (Republic of Ireland), The RBS Group Ireland Retirement Savings Plan and the *** Scheme;

"ITAR Helicopters" means:

(a)	the three (3) Sikorsky S92A helicopters with manufacturer's serial numbers 920034, 920051 and 920052; and

(b)	the one (1) AgustaWestland AW-139 helicopter with manufacturer's serial number 31209,

including, in each case, all engines, rotors and other parts installed thereon;

"Japan" means the territory of the state of Japan;

"JFSA" has the meaning given in clause 3.1.9;

"Last Accounting Date" means 31 December 2010;

"Lease Documents" means the lease and any other document entered into between a Lessee and a Lessor in respect of the leasing of an Aircraft in sub-folders 'Phase 3 – Data Room > B. Aircraft Leasing > 2. Asset Level Data', 'Phase 3 – Data Room > B. Aircraft Leasing > 5. Insurance', 'Phase 3 – Data Room > B. Aircraft Leasing > 6. Letters of Credit', 'Project Tess – OEMs > Commitment Letters' and 'Phase 4 – Data Room > Responses to Final Due Diligence > SMBC and Sumitomo Corporation > Miscellaneous Documents' ("Asset Level Data") of the Data Room;

"Lessee" means, in respect of an Aircraft, the party set out in Column 4 of Part A of Exhibit 1;

"Lessor" means, in respect of an Aircraft, the party set out in Column 3 of Part A of Exhibit 1;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"Local Authority" means (in the case of building regulation) the relevant Building Control Authority in accordance with Section 2(1) of the Building Control Act 1990 and (in the case of planning) the relevant Planning Authority as defined in Section 2(1) of the Planning and Development Act 2000;

"Lombard" means Lombard Global Finance Company, a company incorporated in Ireland (registered number 265008), whose registered office is at Third Floor, Ulster Bank Centre, George's Quay, Dublin 2, Ireland;

"Lombard Aircraft" means the 4 Aircraft for which Lombard is the Owner, numbered 122, 123, 156, 157 in Part A of Exhibit 1;

"Lombard Aircraft Transfer Agreements" means the documents to be entered into between Lombard and RBS Aerospace Limited on the date of this Agreement in relation to the transfer of the Lombard Aircraft in the agreed form;

"Longstop Date" means ***, or such later date as RBS and the Buyer may agree;

“Loss” means any loss, liability, cost or expense (including reasonable legal and other professional expenses);

"Major Damage" has, in respect of an Aircraft or Engines, the meaning given to the term "Major Damage", "Damage Notification Threshold" or any analogous term in the relevant Lease Documents, or if no such term is defined in the relevant Lease Documents, means any hard landing, tail strike or other material damage the cost of rectification of which is reasonably expected by the relevant Lessor to exceed US$750,000;

"Material Agreements" has the meaning given in paragraph 11.1 of Schedule 4;

"MFLEC" means the Mexican Federal Law of Economic Competition (and regulations thereto);

"MOFCOM" has the meaning given in clause 3.1.3;

"Month Start Day" means the first Business Day of a calendar month;

"MOU Termination Agreement" means the agreement entitled "Termination of Memorandum of Understanding and Assignment of IFSC House Headlease" relating to the termination of the memorandum of understanding in relation to the Property to be entered into between Ulster Bank Group Treasury Limited, RBS Aerospace Limited, Ulster Bank Ireland Limited and the Royal Bank of Scotland plc set out in sub-folder 'Phase 3 – Data Room > H. Miscellaneous > 2. Property – Lease documentation relating to IFSC House of the Data Room;

"Name Changes" has the meaning given in clause 8.4;

"Netherlands" means the Kingdom of The Netherlands;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"New Parent" has the meaning given in paragraph 2.2 of Schedule 12;

"Notice" has the meaning given in clause 24.1;

"Notice Period" has the meaning given in clause 7.9;

"Objection Notice" has the meaning given in paragraph 3 of Part C of Schedule 11;

"OEM Amendments" means the following amendments to the OEM Contracts:

(a)
an amendment to the OEM Contract with Airbus replacing references in Clause 21.22 thereof and any other references therein to "Royal Bank of Scotland Plc" with the following: "Sumitomo Mitsui Financial Group and/or Sumitomo Corporation"; and

(b)
an amendment to the OEM Contract with Boeing deleting in its entirety from Clause 9.1.5 of the General Terms Agreement the definition of "affiliate" and replacing it with the following: "An "affiliate" of Customer is an entity controlled directly or indirectly by Sumitomo Mitsui Financial Group and/or Sumitomo Corporation";

"OEM Contract" means each of the documents set out in sub-folders 'Project Tess – OEMs > Airbus Purchase Agreements (CFM/IAE docs included)' and 'Project Tess – OEMs > Boeing Purchase Agreements (CFM docs included)' of the Data Room;

"Offer" has the meaning given in clause 13.5;

"Offer Employee" means each individual whose name and employer is listed in Exhibit 6;

"Operating Lease Assets" means the amount to be set out at item 5 of the Completion Statement;

"Ordered Aircraft" means those aircraft set out in Part B of Exhibit 1;

"Overprovision" has the meaning given in paragraph 14.1.1 of Schedule 5;

"Owner" means in respect of any Aircraft the relevant owner or owners, as set out in Column 2 of Part A of Exhibit 1;

"Owner Trust Aircraft" means the Aircraft numbered 9, 11, 27, 30, 36, 45-52 (inclusive), 70, 71, 87, 88, 114, 166-170 (inclusive), 194, 199-201 (inclusive) in Part A of Exhibit 1;

"Part" means, whether or not for the time being installed on the relevant Aircraft:

(a)	any component, furnishing or equipment (other than a complete Engine) furnished with such Aircraft on the Delivery Date under the relevant Lease Documents; and

(b)	any other component, furnishing or equipment (other than a complete Engine) title to which has, or should have, passed to the Owner since Delivery under the relevant Lease Documents,

but excludes any such items title to which has, or should have, passed to the Lessee pursuant to the relevant Lease Documents;

"Payment Default" has the meaning given in paragraph 6.7.1 of Schedule 4;

"Permitted Assignee" has the meaning given in clause 23.2;

"Permitted Security Interest" means:

(a)	any Security Interest in respect of any Taxes which are either not yet assessed or, if assessed, are not yet due and payable; and

(b)
any lien of an airport hangar-keeper, mechanic, material-man, carrier, employee or other similar Security Interest arising in the ordinary course of business by statute or by operation of law and which secures obligations that are either (i) not overdue; or (ii) being contested in good faith; and

(c)	any Security Interest created by, or which is expressly permitted under, the terms of any of the Lease Documents (other than any Security Interests created by or through the relevant Lessor); and

(d)
any Security Interest which arises over an Aircraft, any Engine or any Part in connection with (i) the actions, omissions, debts or liabilities of the relevant Lessee or other operator or possessor (other than a Group Company) of such Aircraft, Engine or Part or (ii) the operation (including storage, maintenance and parking) of the relevant Aircraft, Engine or Part or any other aircraft operated by a Lessee or other operator or possessor (other than a Group Company) of such Aircraft, Engine or Part, and in the case of each of (i) and (ii), which the applicable Lessee (or any prior lessee) is responsible for removing or for which the applicable Lessee (or any prior lessee) is to indemnify the Lessor under the terms of the applicable Lease Documents (or any prior documents governing the leasing of such Aircraft); and

(e)
in relation to the assets, properties or revenues of any Group Company other than Aircraft or Engines (or any lease thereof), any other Security Interest arising in the ordinary course of business or by operation of law (other than pursuant to a Financing Document) over such assets, properties or revenues where such Security Interest is not likely on the balance of probabilities to give rise to the sale, forfeiture or loss of the relevant assets, properties or revenues (or any interest therein) or any material impairment in the value thereof.

For the avoidance of doubt, each category of Permitted Security Interest is in addition to, and independent of, each other category of Permitted Security Interest;

"Plan Rules" means the Rules of the 2010 Long Term Incentive Plan, the 2010 Deferral Plan Rules and the 2009 Deferral Plan Rules as set out in sub-folder 'Phase 3 – Data Room > D. Human Resources > 2. Benefits > 2.5 Share option schemes plans and deferred consideration' of the Data Room as amended from time to time in accordance with their terms;

"Policies" has the meaning given in paragraph 9.1 of Schedule 4;

"Proceedings" has the meaning given in clause 25.4;

"Pro Forma Transactions" means any one or more of the following events, and in each case shall include all actions taken (or omitted to be taken) by RBS or any RBS Group Undertaking (including the Group Companies) at any time prior to Completion (including, for the avoidance of doubt, prior to the date of this Agreement) with respect thereto:

(a)	all transfers, by RBS Aerospace Limited, to any one or more persons, of equity interests in RBS Aerospace Ireland Leasing 2 Limited; and

(b)	all transfers of ITAR Helicopters and/or corporate jets, by any Group Company to any one or more persons, after the Last Accounting Date;

"Prohibitive Order" has the meaning given in clause 7.9.2;

"Property" means the leasehold property, details of which are set out in Schedule 8;

"Property Lease" means a lease or sub-lease in respect of the Property;

"Property Proceeding" means a civil, criminal, arbitration, administrative or other proceeding concerning the Property;

"Protected Asset" has the meaning given in clause 9.2.1;

"***" means the Third Party Assurances between *** and ***, as described in Part B of Exhibit 2;

"RBS Account" means the bank account at JPMorgan Chase Bank, N.A., 4 New York Plaza, Floor 15 New York, United States; account number ***; Swift address *** (and/or such other account as RBS may notify to the Buyer not less than 5 Business Days in advance of any relevant payment into such account);

"RBS Aerospace Limited" means RBS Aerospace Limited, a company incorporated in Ireland (registered number 270775), whose registered office is at IFSC House, IFSC, Dublin 1, Ireland;

"RBS Aerospace UK" means RBS Aerospace (UK) Limited a company incorporated in England and Wales (registered number 04985584), whose registered office is at The Quadrangle, The Promenade, Cheltenham GL50 1PX, United Kingdom;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"RBS Announcement" means the announcement in the agreed form to be made by or on behalf of The Royal Bank of Scotland Group plc as soon as practicable following the signing of this Agreement;

"RBS Australia Leasing" means RBS Australia Leasing Pty Limited, a company incorporated in Australia (ACN 116 456 065) whose registered office is at Level 28 RBS Tower, 88 Phillip Street, Sydney, NSW 2000, Australia;

"RBS Breach" has the meaning given in clause 7.3;

"RBS Business Information" means

(a)	all information relating to a Group Company and Lombard and which does not relate exclusively to the Business (in whatever form held) including all:

(i)	designs, specifications, drawings, know-how, manuals and instructions;

(ii)	customer lists and data, sales, renewals, marketing and promotional information;

(iii)	business plans and forecasts;

(iv)	technical or other expertise;

(v)	accounting and tax records, correspondence, orders and enquiries; and

(vi)	information relating to the arranging or providing of any form of finance in relation to aircraft (other than the Financing Documents);

(b)	all information of a Group Company relating to corporate jets and helicopters; and

(c)
all information of a Group Company in respect of which RBS is under a contractual, legal or regulatory obligation to retain within its ownership, possession or control, including information relating to "know your customer" checks undertaken by any RBS Group Undertaking (including any Group Company) on any lessee;

"RBS Condition" means the condition set out in clause 3.1.10;

"RBS Debt" means:

(a)	the aggregate amount owed as at the Completion Time by each Group Company to any RBS Group Undertaking (other than another Group Company), whether arising as a result of:

(i)
the repayment of any Financial Debt owed as at the Completion Time by each Group Company to any RBS Group Undertaking (other than another Group Company) including amounts of principal, accrued and unpaid interest, costs and expenses and breakage costs and prepayment fees (if any) relating thereto or to any related hedging arrangements; or

(ii)	goods or services provided by a RBS Group Undertaking (other than another Group Company) to a Group Company; or

(iii)
any recharge made by a RBS Group Undertaking (other than a Group Company) to a Group Company of the relevant part of any cost or expense incurred by any RBS Group Undertaking (other than a Group Company) in respect of any service provided for the benefit of a Group Company, in each case to be shown in the Completion Statement and expressed in US Dollars, other than any Additional Debt Amount which is to be discharged pursuant to clause 4.10.4; less

(b)	the aggregate amount of the RBS Deposits;

"RBS Deposits" means the aggregate amount of Financial Debt owed as at the Completion Time by each RBS Group Undertaking (other than a Group Company) to any Group Company and expressed in US Dollars, including cash arising from the receipt of maintenance contributions and security deposits from Lessees or from the proceeds of sale of aircraft in the ordinary course of business by any Group Company which has been deposited by any Group Company with any RBS Group Undertaking (other than another Group Company), whether or not the benefit of such Financial Debt has been charged, or otherwise made subject to a Security Interest, by a Group Company in favour of any Lessee (excluding, for the avoidance of doubt, ***);

***

***

"RBS Group Company (1)" means International Aviation Management (CI) Limited (a company incorporated in the Cayman Islands with company number 59055) whose registered office is at KPMG Peat Marwick, PO Box 493 GT, Genesis Building, 5th Floor, Grand Cayman, Cayman Islands;

"RBS Group Company (2)" means Royal Bank Leasing Limited (a company incorporated in Scotland with company number SC058013) whose registered office is at 24/25 St Andrew Square, Edinburgh EH2 1AF;

"RBS Group Undertaking" means RBS or an undertaking which is, from time to time, a subsidiary undertaking or parent undertaking of RBS or a subsidiary undertaking of any such parent undertaking but excluding:

(a)	any Group Company with effect from Completion;

(b)
the United Kingdom government or any member or instrumentality thereof, including Her Majesty's Treasury and UK Financial Investments Limited (or any directors, officers, employees or entities thereof); and

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(c)
any persons or entities controlled by or under common control with the United Kingdom government or any member or instrumentality thereof (including Her Majesty's Treasury and UK Financial Investments Limited) other than The Royal Bank of Scotland Group plc and each of its subsidiaries or subsidiary undertakings;

"RBS's Solicitors" means Clifford Chance LLP of 10 Upper Bank Street, London E14 5JJ;

"Receivables Financings" means the lease receivables financings entered into by RBS Aerospace Limited in June 2006, April 2007, June 2007 and December 2007, set out in sub-folder 'Phase 3 – Data Room > C. Funding and Liquidity > 4. Receivables Financings' of the Data Room;

"Receivables Financing Amount" means the aggregate of the outstanding balances of the Receivables Financings on the Completion Date (including any amounts due and payable and unpaid pursuant to the terms of the Receivables Financings), plus any breakage, costs, premiums and prepayment fees payable by any Group Company in relation to the release and termination of any hedging and swap arrangements entered into in connection with a Receivables Financing which are unpaid on the Completion Date;

"Records" has the meaning given in clause 20.1;

***

"Registry Updates" has the meaning given in clause 8.4;

"Relevant Accounting Period" has the meaning given in paragraph 1.1 of Schedule 6;

"Relevant Amount" has the meaning given in paragraph 14.2 of Schedule 5;

"Relevant Claim" means a claim by the Buyer or a Buyer's Group Undertaking under or pursuant to the provisions of clause 5.1, clause 6 or any other provision of this Agreement or any other document entered into pursuant to this Agreement;

"Relevant Court" means (a) the High Court of Justice of England and Wales, the Court of Session in Scotland (including for the avoidance of doubt the Commercial Court), the Supreme Court of the United Kingdom or any equivalent court in Northern Ireland; (b) the relevant district court (Rechtbank) in the Netherlands; (c) the United States Federal Courts sitting in the District of Columbia and the United States Federal Courts sitting in, and the state courts of, any of the states of Texas, New York, California and Delaware in the United States; (d) the High Court of Ireland; (e) the Federal Court of Australia or the Supreme Court sitting in any state or territory of Australia; or (f) any of the District Courts, the High Courts and the Supreme Court in Japan;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"Relevant Derivative Contracts" means any derivative contract or arrangement (including interest rate or currency swaps or forward contracts) with any RBS Group Undertaking (other than a Group Company) to which a Group Company is party;

***

"Relevant Insurance Claim" has the meaning given in paragraph 9.2 of Schedule 4;

"Relevant Jurisdiction" means the United Kingdom, Ireland, the United States, Australia, Japan or the Netherlands;

"Relevant Law" means (i) any national or federal law, statute or legislation or rules or regulation having the force of law of any Relevant Jurisdiction (including, for the avoidance of doubt, the EU to extent such EU law, statute or legislation has direct effect in the United Kingdom, Ireland or the Netherlands but excluding, for the avoidance of doubt, in respect of the United States the laws of any other states of the United States) and (ii) the state laws of the states of Texas, New York, California and Delaware in the United States;

"Relevant Tax Percentage" means:

(a)	in relation to Group Companies that are resident for tax purposes in the United Kingdom, 75%;

(b)	in relation to Group Companies that are resident for tax purposes in Australia, 70%; and

(c)	in relation to Group Companies that are resident for tax purposes in Ireland, 87.5%;

"Relief" means any loss, relief, allowance, exemption, set-off, deduction, right to repayment or credit or other relief of a similar nature granted by or available in relation to Tax;

"Repayment" has the meaning given in paragraph 14.1.2 of Schedule 5;

"***" has the meaning given in paragraph 3 of Schedule 12;

"Replacement Guarantor" has the meaning given in paragraph 1.1.1 of Schedule 12;

"Reporting Information" has the meaning given in paragraph 4.1 of Schedule 7;

"Representation" has the meaning given in clause 22;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"Representatives" means:

(a)	in the case of RBS, each RBS Group Undertaking and each RBS Group Undertaking's respective directors, officers, employees, agents, advisers and representatives; and

(b)	in the case of the Buyer, each Buyer's Group Undertaking and each Buyer's Group Undertaking's respective directors, officers, employees, agents, advisers and representatives;

"Resigning Officers" has the meaning given in paragraph 1.1.8 of Schedule 3;

***

"Reverse Transitional Services Agreement" means the agreement in the agreed form under which the Group Companies will provide services to RBS Group Undertakings following Completion;

"Schemes" has the meaning given in paragraph 1.5 of Schedule 9;

"Security Interest" means any mortgage, charge, pledge, lien, encumbrance, assignment, hypothecation or any other agreement or arrangement having the effect of conferring security;

"Sellers" means:

(a)	RBS;

(b)	RBS Group Company (1); and

(c)	RBS Group Company (2),

and a "Seller" means any one of them;

"Senior Manager" shall mean any person whose basic salary is or (if they were to be offered employment by any Group Company) would be in excess of EUR200,000 per annum;

"Sensitive Information" has the meaning given in paragraph 4.1 of Schedule 7;

"Settlement Date" has the meaning given in clause 1.9;

"Shares" means:

(a)	500,002 fully-paid ordinary shares of US$1.00 each of RBS Aerospace Limited;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(b)	100 fully-paid ordinary shares of US$1.00 each and 2 deferred shares of £1.00 each of RBS Aerospace UK; and

(c)	35,395,002 fully-paid ordinary shares of 1.00 Australian Dollars each of RBS Australia Leasing,

plus any additional shares issued in accordance with clause 4.10 and held by a RBS Group Undertaking other than a Group Company;

"Specific Policies" has the meaning given in paragraph 5.1.1 of Part A of Schedule 11;

"Straddle Period" has the meaning given in paragraph 1.6 of Schedule 6;

"Subscription Amount" has the meaning given in clause 4.10.4;

"Subsidiary Undertaking" means a subsidiary undertaking of a Company listed in Part B of Schedule 2 and "Subsidiary Undertakings" means all those subsidiary undertakings;

"Sum Recovered" has the meaning given in paragraph 9.2 of Schedule 5;

"Supplier" means any supplier of goods or (in the case of RBS) services to a Group Company or any other RBS Group Undertaking;

"Surviving Provisions" means clauses 1 (Interpretation), 12 (Confidential Information), 15 (Payments), 16 (Announcements), 18 (Costs), 21.1 (Variation), 21.2 and 21.3 (Waivers, Rights and Remedies), 21.6 (Invalidity), 21.8 (No Third Party Rights), 22 (Entire Agreement), 23 (Assignment), 24 (Notices) and 25 (Governing Law and Jurisdiction);

"TARGET2" means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007;

"TARGET Day" means any day on which TARGET2 is open for the settlement of payments in EUR;

"Target Operating Lease Assets" means US$***;

"Target Working Capital" means US$***;

"Tax" and "Taxation" mean any form of taxation and any levy, duty, charge, contribution, withholding or impost in the nature of taxation (including any related fine, penalty or interest);

"Tax Authority" means any government, state or municipality or any local, state, federal or other authority, body or official anywhere in the world exercising a fiscal,

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

revenue, customs or excise function (including HM Revenue and Customs, The Office of the Irish Revenue Commissioners and the Australian Taxation Office);

"Tax Expert" has the meaning given in paragraph 14.5 of Schedule 5;

"Tax Saving" has the meaning given in paragraph 14.1.3 of Schedule 5;

"Tax Warranty Claim" means a claim by the Buyer or a Buyer's Group Undertaking in respect of either of the Warranties set out in paragraphs 5.1 or 5.9 of Schedule 4;

"TCA 1997" means the Irish Taxes Consolidation Act, 1997;

"Third Party Assurance" means guarantees, letters of credit, indemnities, counter-indemnities, sureties, letters of comfort or other financial support commitments or contingent liabilities of any nature;

"Third Party Debt" means the aggregate amount of:

(a)	the ECA Financings Amount;

(b)	the Exim Financing Amount; and

(c)	the Receivables Financing Amount;

"Third Party Employer" has the meaning given in clause 13.5;

"Total Loss" has in respect of an Aircraft or Engine, the meaning given to the term "Total Loss", "Event of Loss", "Casualty Event" or any analogous term in the relevant Lease Documents, or if an Aircraft or Engine is not at the relevant time subject to Lease Documents, means:

(a)
the actual, constructive, compromised, arranged or agreed total loss of the Aircraft or Engine (including any damage to the Aircraft or requisition for use or hire which results in an insurance settlement on the basis of a total loss); or

(b)	the Aircraft or Engine being destroyed, damaged beyond economic repair or permanently rendered unfit for normal use for any reason whatsoever; or

(c)
the requisition of title, confiscation, forfeiture or other compulsory acquisition of title (or similar event) of the Aircraft for any reason by the government of the Aircraft's state of registration or any other authority (whether de jure or de facto); or

(d)
the hi-jacking, theft, disappearance, seizure or requisition for use or hire of the Aircraft which deprives any person permitted to have possession and/or use of the Aircraft of its possession and/or use for more than sixty (60) consecutive days;

"Transaction" means the transaction contemplated by the Transactional Documents;

***

"Transactional Documents" has the meaning given to it in clause 22;

"Transfer Regulations" means the Transfer of Undertakings (Protection of Employment) Regulations 2006 as amended from time to time;

"Transitional Services Agreement" means the transitional services agreement in the agreed form to be entered into between RBS, RBS Aerospace Limited and the Buyer on the date of this Agreement under which RBS Group Undertakings will provide services to Group Companies;

"Transitional Trademark Licence" means the trademark licence agreement between The Royal Bank of Scotland Group plc and RBS Aerospace Limited in the agreed form;

"Treasurer" has the meaning given in clause 3.1.7;

"Turkish Act" has the meaning given in clause 3.1.6;

"UK Lessor Tax Adjustment" means the UK Lessor Tax Charge minus the UK Lessor Tax Allowance (whether such amount is a positive or negative number);

"UK Lessor Tax Charge" means the undischarged liability in respect of United Kingdom corporation tax as at Completion on the deemed income receipt by RBS Aerospace UK in accordance with section 383 CTA 2010 that arises as a result of a qualifying change of ownership occurring in connection with the sale of the Shares contemplated in this Agreement but disregarding any reduction in such liability arising from the reduction of such deemed income receipt by group relief surrender;

"UK Lessor Tax Allowance" means *** the liability in respect of United Kingdom corporation tax on the deemed income receipt by RBS Aerospace UK in accordance with section 383 CTA 2010 that arises as a result of a qualifying change of ownership occurring in connection with the sale of the Shares contemplated in this Agreement but disregarding any reduction in such liability arising from the payment of such tax or from the reduction of such deemed income receipt by expenses, losses, group relief surrender or any other Relief;

"UK Scheme" means the RBS Group Pension Fund;

"Ulster Bank Sub-lease" means the sub-lease of the Property dated 22 March 2011 and made between Ulster Bank Group Treasury Limited as landlord and RBS Aerospace Limited as tenant;

"Undisclosed Employee" has the meaning given in clause 13.4;

"United Kingdom" means the United Kingdom of Great Britain and Northern Ireland;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

"United States" means the United States of America, its territories and possessions, any state of the United States of America, the District of Columbia and all other areas subject to its jurisdiction;

"Updated Exhibit 1" means a document, in the form of Part A of Exhibit 1, showing only the aircraft owned or leased by a Group Company as at the Completion Date.  For the avoidance of doubt, Updated Exhibit 1 shall not include any Aircraft in respect of which a Total Loss has occurred prior to Completion, or any Aircraft or aircraft or Engine or engine disposed of as required or permitted by the terms of any Transactional Document or Schedule 7 of this Agreement, but shall include any aircraft or engines acquired as required or permitted by the terms of any Transactional Document or Schedule 7 of this Agreement;

"VAT" means value added tax as provided for in Directive 2006/112/EC (including, in relation to the United Kingdom, value added tax charged in accordance with the provisions of the Value Added Tax Act 1994 and, in relation to Ireland, value added tax charged in accordance with the Ireland Value Added Tax Consolidation Act 2010) and any other Tax of a similar nature, whether introduced in a member state of the European Union in substitution for or in addition to such Tax, or elsewhere (including in relation to Australia, goods and services tax (GST) charged in accordance with the A New Tax System (Goods and Services Tax) Act 1999);

***

"Warranty" means a statement contained in Schedule 4 and "Warranties" means all those statements;

"Warranty Claim" means a claim by the Buyer or a Buyer's Group Undertaking under or pursuant to the provisions of clause 5.1; and

"Working Capital" means the amount set out at item 15 in the Completion Statement and determined by adding together items 9 and 10 in the Completion Statement and deducting from the result the aggregate of items 11 to 14 (inclusive) in the Completion Statement.

1.2	In this Agreement, a reference to:

1.2.1
(i) a "subsidiary" or "holding company" is to be construed in accordance with section 1159 (and Schedule 6) of the Act and for the purposes of this definition, a person shall be treated as a member of another person if any of that person's subsidiaries is a member of that other person, or if any shares in that other person are held by a person acting on behalf of it or any of its subsidiaries and (ii) a "subsidiary undertaking" or "parent undertaking" is to be construed in accordance with section 1162 (and Schedule 7) of the Act.  A subsidiary and a subsidiary undertaking shall include any person the shares or ownership interests in which are subject to security and where the legal title

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

to the shares or ownership interests so secured are registered in the name of the secured party or its nominee pursuant to such security;

1.2.2
liability under, pursuant to or arising out of (or any analogous expression) any agreement, contract, deed or other instrument includes a reference to contingent liability under, pursuant to or arising out of (or any analogous expression) that agreement, contract, deed or other instrument;

1.2.3	a party being liable to another party, or to liability, includes, but is not limited to, any liability in equity, contract or tort (including negligence) or under the Misrepresentation Act 1967;

1.2.4	a document in the "agreed form" is a reference to a document in a form approved and for the purposes of identification initialled by or on behalf of either party;

1.2.5
a statutory provision includes a reference to the statutory provision as modified or re-enacted or both from time to time before the date of this Agreement and any subordinate legislation made under the statutory provision (as so modified or re-enacted) before the date of this Agreement;

1.2.6
a "person" includes a reference to any individual, firm, company, corporation or other body corporate, government, state or agency of a state or any joint venture, association or partnership, works council or employee representative body (whether or not having separate legal personality);

1.2.7	a person includes a reference to that person's legal personal representatives, successors and permitted assigns;

1.2.8	a "party" includes a reference to that party's successors and permitted assigns;

1.2.9	a clause, paragraph or Schedule, unless the context otherwise requires, is a reference to a clause or paragraph of, or Schedule to, this Agreement;

1.2.10	the singular shall include the plural and vice versa; and reference to one gender include all genders;

1.2.11
other than for the purposes of Schedule 11, "costs" and/or "expenses" incurred by a person shall not include any amount in respect of VAT comprised in such costs or expenses for which either that person or, if relevant, any other member of the VAT group to which that person belongs is entitled to credit or repayment as input tax;

1.2.12
any English legal term for any action, remedy, method of judicial proceeding, legal document, legal status, court, official or any legal concept or thing shall in respect of any jurisdiction other than England be deemed to include what most nearly approximates in that jurisdiction to the English legal term and to any English statute shall be construed so as to include equivalent or analogous laws of any other jurisdiction; and

1.2.13	times of the day is to London time.

1.3
The ejusdem generis principle of construction shall not apply to this Agreement.  Accordingly, general words shall not be given a restrictive meaning by reason of their being preceded or followed by words indicating a particular class of acts, matters or things or by examples falling within the general words.  Any phrase introduced by the terms "other", "including", "include" and "in particular" or any similar expression shall be construed as illustrative and shall not limit the sense of the words preceding those terms.

1.4	The headings in this Agreement do not affect its interpretation.

1.5	References to US Dollars or US$ are references to the lawful currency from time to time of the United States.

1.6	References to EUR or € are references to the lawful currency from time to time of the European Union.

1.7	References to £ are references to the lawful currency from time to time of the United Kingdom.

1.8
Any monetary sum to be taken into account for the purposes of any Warranty where that sum is expressed in a currency other than US Dollars shall be translated into US Dollars at the Exchange Rate applicable to the balance of all such amounts as are expressed in a currency other than US Dollars on the day immediately preceding the date of this Agreement (or, if such day is not a Business Day, on the Business Day immediately preceding such day).

1.9
Where it is necessary to determine whether a monetary limit or threshold referred to in Schedule 5 has been reached or exceeded and the value of the Relevant Claim is expressed in a currency other than US Dollars, the value of that Relevant Claim shall be translated into US Dollars at the Exchange Rate on the date of receipt by RBS of written notification from the Buyer in accordance with paragraph 2 of Schedule 5 of the existence of such claim (or, if such day is not a Business Day, on the Business Day immediately preceding such day). The amount of any sum actually payable by RBS in discharge or settlement of any such Relevant Claim shall be converted into US Dollars (where such amount is expressed in a currency other than US Dollars) at the Exchange Rate on the date of such amount being agreed or finally determined (the "Settlement Date") provided always that such sum shall continue to be payable even if after conversion into US Dollars the relevant sum at the Settlement Date would be below the relevant monetary limit or threshold referred to in Schedule 5 but if such amount would cause the figure set out in paragraph 1.4 or (as the case may be) paragraph 1.5 of Schedule 5 to be exceeded, such amount shall be reduced pro tanto so as not to cause such figure to be exceeded.

1.10	For the purpose of calculating the Initial Consideration or the Final Share Price:

1.10.1
if any relevant amount recorded in the books of a Group Company is expressed in a currency other than US Dollars, it shall be converted into US Dollars at the Exchange Rate (i) in the case of the Initial Consideration, on the date falling 4 Business Days prior to the Completion Date and (ii) in the case of the Final Share Price, on the Completion Date; and

1.10.2	where there is an obligation to add or deduct a negative amount, this shall produce the same arithmetic result as deducting or adding respectively the difference between such negative amount and zero.

1.11
A reference in Schedule 4 to "so far as RBS is aware" (or other similar references to RBS's awareness) means the actual knowledge as at the date of this Agreement of each of *** and, in respect only of the Warranties contained in paragraph 13 (Employees) and paragraph 14 (Pensions and Other Benefits) of Schedule 4, *** and RBS shall not be required to make any enquiry of any person nor shall RBS be deemed to have knowledge of any matter not within the actual knowledge of such persons.

1.12
Other than in relation to paragraph 4.1.1(c) of Schedule 5, a reference in this Agreement to "so far as the Buyer is aware" (or other similar references to the Buyer's awareness) means the actual knowledge of *** in each case as at the date of this Agreement.

2.	SALE AND PURCHASE

2.1	RBS agrees to sell (or procure that the relevant Seller sells) and the Buyer agrees to buy the Shares and each right attaching to the Shares at or after Completion, free of any Encumbrance.

2.2	The price payable by the Buyer for all of the Shares (the "Final Share Price") shall be set out in the Completion Statement and shall be an amount equal to:

2.2.1	the Cash Free Debt Free Price; minus

2.2.2	Third Party Debt; minus

2.2.3	RBS Debt; plus

2.2.4	Cash; plus

2.2.5	Operating Lease Assets; minus

2.2.6	Target Operating Lease Assets; plus

2.2.7	Working Capital; minus

2.2.8	Target Working Capital; and minus

2.2.9	UK Lessor Tax Adjustment.

2.3
If the Initial Consideration is greater than the Final Share Price, RBS shall pay the difference to the Buyer.  If the Initial Consideration is less than the Final Share Price, the Buyer shall pay the difference to RBS.  In either case the relevant payment shall be made within 5 Business Days of the determination of the Completion Statement

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

together with interest at the Agreed Rate for the period from the Completion Date to the date of actual payment.

2.4	Any payment made pursuant to this Agreement, save for those made pursuant to clauses *** and ***, shall (subject to clause 2.5) be made on the following basis:

2.4.1	if it is specifically referable to any particular Shares it shall so far as possible adjust the price paid for such Shares;

2.4.2
otherwise, it shall adjust the price for such other Shares as RBS and the Buyer agree to be appropriate in the circumstances; or in the absence of such agreement it shall adjust pro rata the price paid for the Shares.

2.5	If any payment made pursuant to this Agreement would reduce the price of the Shares of a particular Company to less than US$1, then such payment or adjustment shall be made on the following basis:

2.5.1	the price of those Shares shall be reduced to US$1; and

2.5.2
the balance shall adjust the price for the other Shares as RBS and the Buyer agree to be appropriate in the circumstances or, if they do not agree, it shall adjust pro rata the price paid for the other Shares, provided that in each case the price for such other Shares at the relevant time is not reduced to less than US$1.

2.6
RBS waives all rights of pre-emption and other restrictions on transfer over the Shares conferred on it and will procure that each of the Sellers waives all rights of pre-emption and other restrictions over the Shares conferred on them and that all such rights (if any) conferred on any other person are waived no later than Completion so as to permit the sale and purchase of the Shares.

2.7
RBS covenants with the Buyer that RBS has the right to procure the sale and transfer, and that the relevant Seller has the right to sell and transfer, to the Buyer the full legal and beneficial interest in the Shares listed in Schedule 1 as being held by such Seller on the terms set out in this Agreement. For the avoidance of doubt, Part I of the Law of Property (Miscellaneous Provisions) Act 1994 shall not apply for the purposes of this clause 2.

2.8	The provisions of Part B of Schedule 10 shall apply in respect of the repayment of RBS Debt and the parties agree to comply with their respective obligations thereunder.

2.9	The provisions of Schedule 11 shall apply in respect of the preparation and determination of the Completion Statement and the parties agree to comply with their respective obligations thereunder.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

3.	CONDITIONS

3.1	Completion is conditional on the following Conditions being satisfied in accordance with this Agreement:

3.1.1	the occurrence of one of the following events:

(a)
the European Commission (the "Commission") issuing a decision under Article 6(1)(a) of Council Regulation (EC) 139/2004 (the "EU Merger Regulation"), declaring that the Transaction falls outside the scope of the EU Merger Regulation;

(b)
the Commission issuing a decision under Article 6(1)(b), Article 8(1) or Article 8(2) of the EU Merger Regulation, or being deemed to have done so under Article 10(6) of the EU Merger Regulation, declaring the Transaction compatible with the internal market, and if any request has been made by an EU Member State under Article 9(2) of the EU Merger Regulation the Commission confirming that it will not refer the Transaction (or any part thereof) or any matter relating thereto, to a competent authority of such Member State under Article 9(1) of the EU Merger Regulation; or

(c)
after the referral or deemed referral by the Commission under Articles 9(1) or 9(5) of the EU Merger Regulation respectively of all or part of the Transaction to the competent authority of one or more EU Member States:

(i)
if all of the Transaction is so referred, the issuing by the said competent authority or authorities of a decision or decisions which satisfy (or together satisfy) clause 3.1.1(a) or clause 3.1.1(b) above (those clauses being interpreted mutatis mutandis); or

(ii)
if part of the Transaction is so referred the making by the said competent authority or authorities of a decision or decisions which in conjunction with a decision of the Commission, together satisfy clause 3.1.1(a) or clause 3.1.1(b) above (those clauses being interpreted mutatis mutandis);

3.1.2
any applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and any regulations made thereunder ("HSR Act") relating to the Transaction has expired or been terminated;

3.1.3
the Chinese Ministry of Commerce ("MOFCOM") issuing a notice approving the Transaction; or the expiry of the statutory waiting period following the filing of the merger notification relating to the Transaction by the Buyer with MOFCOM;

3.1.4	the Competition Commission or the Competition Tribunal of South Africa approving the Transaction (or being deemed to have done so) under the applicable competition legislation;

3.1.5
the acceptance by the Korean Fair Trade Commission of the business combination report filed by the Buyer under the Monopoly Regulation and Fair Trade Act relating to the Transaction within the 30 days waiting period specified by the said Act (or any extension thereof), or the expiry of such period with no decision being issued by the said Commission;

3.1.6
the Turkish Competition Board issuing a decision pursuant to the Act on the Protection of Competition (Law No. 4054 dated 7 December 1994 as amended by Law No. 5388 dated 2 July 2005) (the "Turkish Act") and Communique No. 1997/1 on the Mergers and Acquisitions Calling for the Authorisation of the Competition Board (as amended), stating that the Transaction is not subject to notification or approving the Transaction after a preliminary or final investigation; or the statutory waiting period of 30 days specified in Article 10 of the Turkish Act (or any extension thereof) expiring without the Turkish Competition Board responding or taking any action in relation to the Transaction;

3.1.7
the Treasurer of the Commonwealth of Australia (the "Treasurer") becoming precluded under s.25 of the Foreign Acquisitions and Takeovers Act 1975 ("FATA") from being empowered to make an order under Part II of FATA in relation to the Transaction or any matter arising therefrom, or the issue by or on behalf of the Treasurer of a notice in writing under FATA indicating that the Treasurer has no objection to the Transaction;

3.1.8	the Transaction having been notified to the CFC for clearance under the MFLEC and the occurrence of one of the following events:

(a)	the CFC notifying RBS or the Buyer that it does not have jurisdiction to review the Transaction under the MFLEC;

(b)
the suspensory waiting period of 10 business days which is specified in the MFLEC, or any extension thereof, having expired, without the CFC having issued any resolution that the Transaction shall not complete until the CFC issues its final clearance decision; or

(c)	the CFC having issued its final clearance decision, the CFC having earlier issued a resolution that the Transaction shall not complete until the CFC issues its final clearance decision;

3.1.9	either

(a)	the Financial Services Agency of Japan (the "JFSA") has approved the Transaction as and to the extent required; or

(b)
if such approval is not required, each of the Buyer and Sumitomo Mitsui Financial Group, Inc has submitted notification of the Transaction to the JFSA and the JFSA has confirmed acceptance of the notification, in each case in accordance with the Banking Act of Japan and applicable laws and regulations thereunder; and

3.1.10	title to the ITAR Helicopters being transferred by RBS Aerospace Limited to any other person (other than a Group Company).

3.2
Each of RBS and the Buyer shall use all commercially reasonable efforts to achieve satisfaction of the Buyer's Conditions as soon as possible after the date of this Agreement and in any event not later than 5.00 pm on the Longstop Date (or, in the event of RBS or the Buyer serving notice on the other in accordance with clause 3.10, the Extended Longstop Date). The Buyer shall bear any fees and other costs incurred by it or its Representatives in relation to any merger control or JFSA notification, application and filing (each a "Filing") that is required in connection with the Buyer's Conditions.

3.3	Without prejudice to the foregoing, the Buyer agrees that its obligation pursuant to clause 3.2 above to use all commercially reasonable efforts to satisfy the Buyer's Conditions includes:

3.3.1	promptly complying with all obligations arising under, and acting in good faith in relation, to clauses 3.4 and 3.5;

3.3.2
promptly dealing with all requests and enquiries from any government, governmental, regulatory, supranational or trade agency, court, department or body ("Governmental Agency"), in consultation with RBS, and providing all information required by any Governmental Agency to such Governmental Agency; and

3.3.3	offering to take and taking all commercially reasonable steps, at its sole cost, to obtain any Governmental Agency consent, approval or action required in order to complete the Transaction.

3.4
RBS and the Buyer shall cooperate with each other in the timely preparation, submission and pursuit of all necessary Filings in connection with the satisfaction of the Buyer's Conditions, and in relation to any action taken by the Buyer pursuant to clause 3.3 including (so far as permitted under applicable law or regulations):

3.4.1
ensuring that all information reasonably necessary for making any Filings (including draft versions) made in respect of the Buyer's Conditions (or responding to any request for further information consequent upon such Filings) is supplied promptly to the Buyer who shall be primarily responsible for preparing and dealing with such Filings (other than any filing required to be made by RBS in connection with the HSR Act) and ensuring that they are made accurately and promptly and in any event by the Filing Date (and with regard to the EU, China and JFSA, this obligation shall be deemed to be satisfied if:

(a)	a draft filing is submitted by the Buyer to the relevant authority on or before the Filing Date; and

(b)
the formal filings are submitted to the relevant authority by the Buyer no later than the Business Day following the date on which the relevant authority confirms that the filing is ready for submission);

3.4.2
promptly notifying the other, and providing copies, of any communications from any Governmental Agency which are not immaterial relating to the Buyer's Conditions and each of RBS and the Buyer shall give due consideration to any views expressed by or on behalf of the other in writing in relation to any such communication.

3.5
Without limiting clauses 3.3 or 3.4, throughout the period during which the Transaction is being considered by any Governmental Agency in respect of the Buyer's Conditions, each of RBS and the Buyer must:

3.5.1
(i) consult with the other, in advance, in relation to all material communications (whether written or oral, and whether direct or via agents, consultants and advisers) with any Governmental Agency in relation to the Transaction including providing draft copies of all submissions, Filings and other written communications which are not immaterial to any other Governmental Agency at such time as will allow the other and its advisers the opportunity to provide comments and for the party to take any comments into account before they are submitted or sent to any other Governmental Agency; and (ii) promptly provide the other and its advisers with copies of all submissions, Filings and other written communications which are not immaterial in the form submitted or sent;

3.5.2	as soon as reasonably practicable RBS and the Buyer shall notify the other of any material communication (whether written or oral) received from any Governmental Agency; and

3.5.3
in the event that any Governmental Agency requests a meeting in relation to the Transaction, together with their advisers, if reasonably practicable, consult fully in advance of such meeting, and, to the extent permitted by the relevant Governmental Agency, each of RBS and the Buyer shall allow persons nominated by the other to attend all meetings (including material scheduled telephone calls) with the Governmental Agency and, where appropriate, to make oral submissions at such meetings and, in the event that RBS or the Buyer elects not to attend any such meeting will provide the other with a summary report of such meeting in such form as may be reasonably requested by it, provided however that nothing in clauses 3.4 and 3.5 shall oblige the Buyer or RBS to provide to the other any information which is commercially sensitive to its respective group without first redacting this element and simultaneously procuring that its advisers shall provide unredacted versions of the documentation to the other's solicitors.

3.6
RBS shall use all commercially reasonable efforts to achieve satisfaction of the RBS Condition as soon as possible after the date of this Agreement and in any event not later than 5.00 pm on the Longstop Date (or, in the event of RBS or the Buyer serving notice on the other in accordance with clause 3.10, the Extended Longstop Date). RBS shall bear any fees and other costs incurred by it or its Representatives in relation to the RBS Condition.  Without prejudice to the foregoing, RBS agrees that its obligation to use all commercially reasonable efforts to satisfy the RBS Condition includes (i) promptly dealing with all requests and enquiries from any Governmental

Agency and providing all information required by any Governmental Agency to such Governmental Agency; (ii) offering to take and taking all such commercially reasonable steps, at its sole cost, to obtain any Governmental Agency consent, approval or action required in order to complete the Transaction; (iii) promptly notifying the Buyer of any material developments in respect of the satisfaction of the RBS Condition.

3.7
Without prejudice to the generality of clause 3.2, RBS and the Buyer shall not enter into (and will procure that no RBS Group Undertaking or Buyer's Group Undertaking, respectively, enters into) any other agreement or arrangement which may delay, impede or prejudice the fulfilment of the Conditions.

3.8	If, at any time, either party becomes aware of a fact or circumstance that might prevent any limb of any Condition being satisfied, it shall inform the other party of the matter.

3.9
Subject to clause 3.10, and notwithstanding any notice served in accordance with clause 7, if any of the Conditions have not been satisfied by 5.00 pm on the Longstop Date this Agreement may be terminated by RBS or the Buyer giving notice to the other. In such event, this Agreement shall immediately terminate (other than the Surviving Provisions).

3.10
RBS or the Buyer may, by notice in writing to the other after the last day of the fifth month following the date of this Agreement but prior to 5.00 pm on the Longstop Date, elect that the Longstop Date be postponed to a date being not more than 30 Business Days after the Longstop Date (the longstop date, as so postponed, being the "Extended Longstop Date" and references to the Longstop Date shall be construed accordingly).

4.	COMPLETION

4.1	Subject always to clause 4.2, Completion shall take place at the offices of RBS's Solicitors on the next Month Start Day following the later of:

4.1.1	if no notice has been served pursuant to clauses 7.3, 7.6 or 7.9, the date on which the last of the Conditions is satisfied; or

4.1.2	if a notice has been served by the Buyer in accordance with clause 7.3 that there has been a RBS Breach or by RBS in accordance with clause 7.6 that there has been a Buyer's Breach, the later of:

(a)	the date on which the last of the Conditions is satisfied; and

(b)
the date on which the RBS Breach or (as the case may be) the Buyer's Breach is cured in accordance with, respectively, clause 7.4 or 7.7 and for the avoidance of doubt, neither party shall be required to proceed to Completion if a RBS Breach or a Buyer's Breach has not been cured following the service of any such notice;

4.1.3	if a notice has been served in accordance with clause 7.9 by either the Buyer or RBS, the later of:

(a)	the date on which the last of the Conditions is satisfied; and

(b)
the date on which such notice is withdrawn, whether voluntarily or by order of Court and, for the avoidance of doubt, neither party shall be required to proceed to Completion if any such notice has been served but not withdrawn (other than where there is an agreement or a Court order to do so),

(any of these being the "Completion Date").

4.2	If the Completion Date as determined in accordance with clause 4.1 would fall:

4.2.1
(if paragraph 1.6 of Schedule 12 applies) on a date prior to a date on which *** is permitted in accordance with the terms of *** were to be served on the first Business Day after the day on which it first becomes possible to determine the Completion Date pursuant to clause 4.1; or

4.2.2
(regardless of whether or not clause 4.2.1 applies) 5 Business Days or fewer prior to the Month Start Day of the next calendar month following the month in which the last of the Conditions was satisfied or the relevant notice ceased to be effective or was withdrawn as contemplated in clauses 4.1.1, 4.1.2 or 4.1.3 (as applicable), such period to exclude the actual Month Start Day, then in either such case Completion shall occur on the Month Start Day of the calendar month following the month in which the Completion Date would otherwise have fallen and references to the Completion Date shall be construed accordingly.

4.3	RBS shall notify the Buyer of:

4.3.1	the Initial Consideration;

4.3.2	the ECA Financings Amount;

4.3.3	the Exim Financing Amount;

4.3.4	the Receivables Financing Amount;

4.3.5	the Estimated RBS Debt;

4.3.6	the Estimated Cash;

4.3.7	the Estimated RBS Deposits;

4.3.8	the Estimated Operating Lease Assets;

4.3.9	the Estimated Working Capital; and

4.3.10	the Estimated UK Lessor Tax Adjustment,

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

together with the initial allocation by RBS of the Initial Consideration between the Shares, in each case not less than 3 Business Days prior to the Completion Date.

4.4	At Completion:

4.4.1	the Buyer shall pay or procure the payment of the Initial Consideration to RBS (for itself and as agent for the Sellers) for the Shares on account of the Final Share Price;

4.4.2
if by that time any of the consents described in paragraph 1.1 of Schedule 12 has been obtained, each of RBS and the Buyer shall use all commercially reasonable efforts to procure the irrevocable release and discharge of the Third Party Assurance set out in Part A of Exhibit 2 to which such consent relates;

4.4.3	if by that time any of the consents described in paragraph 1.1 of Schedule 12 has not been obtained, then:

(a)	if RBS has made the election described in paragraph 1.3.6 of Schedule 12, or if paragraph 1.6 of Schedule 12 applies:

(i)
RBS shall (provided that *** have been entered into and any conditions precedent thereunder have been satisfied or waived) procure that the relevant RBS Group Undertaking *** on the Completion Date; and

(ii)
the Buyer shall pay (or procure the payment by the relevant Group Company or Group Companies of) all amounts payable (pursuant to the terms of ***) in connection with the prepayment in full of *** and/or *** in respect of which such consent has not been obtained on the Completion Date (including amounts of principal, accrued and unpaid interest, costs and expenses, breakage costs and prepayment fees (if any) in respect of each such financing and related third party hedging arrangements) to permit all of *** (including the relevant Third Party Assurances set out in Part A of Exhibit 2) to be released and discharged; and

4.4.4	RBS and the Buyer shall do all those things respectively required of them in Schedule 3 and Part A of Schedule 10.

4.5	Neither RBS nor the Buyer is obliged to complete this Agreement unless:

4.5.1	the other complies with all its obligations under this clause 4, Schedule 3 and Part A of Schedule 10; and

4.5.2	the sale and purchase of all the Shares is completed simultaneously.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

4.6
If Completion does not take place on the Completion Date because the Buyer or RBS fails to comply with any of its obligations under this clause 4, Schedule 3 and Part A of Schedule 10 (whether such failure amounts to a repudiatory breach or not), the party not in default may by notice to the party in default:

4.6.1	proceed to Completion to the extent reasonably practicable (without limiting its rights under this Agreement); or

4.6.2	postpone Completion to a date which is not more than 20 Business Days after the Completion Date, any such date being the "Extended Completion Date".

4.7
If the Buyer or RBS postpones Completion to the Extended Completion Date in accordance with clause 4.6.2, the provisions of this Agreement apply to the Extended Completion Date as if it were the Completion Date.

4.8
If Completion does not take place on the Extended Completion Date because the Buyer or RBS fails to comply with any of its obligations under this clause 4, Schedule 3 and Part A of Schedule 10 (whether such failure amounts to a repudiatory breach or not), the party not in default (and being either the Buyer or RBS) may by notice to the party in default:

4.8.1	proceed to Completion to the extent reasonably practicable (without limiting its rights under this Agreement); or

4.8.2	terminate this Agreement.

4.9
If this Agreement terminates pursuant to clause 3.9, 4.8.2, 7.2, 7.3, 7.6 or 7.9 each party's further rights and obligations cease immediately on termination (other than the Surviving Provisions). In such event, neither party (nor any of its respective Affiliates) shall have any claim under this Agreement of any nature whatsoever against the other party (nor any of its Affiliates) except in respect of any rights and liabilities which have accrued before termination or under any of the Surviving Provisions. Notwithstanding the foregoing no claim may be made by either party in respect of any Warranty or Buyer's Warranty in the event of termination of this Agreement in accordance with clauses 3.9, 4.8.2, 7.2, 7.3, 7.6 or 7.9 (whether or not such rights have accrued before termination).

4.10	At or not more than 5 Business Days prior to the Completion Time RBS shall procure that:

4.10.1	each Company that:

(a)	has borrowed *** that is then outstanding;

(b)	is the parent undertaking of a Group Company that has borrowed *** that is then outstanding;

(c)	is at that time a party to a Relevant Derivative Contract; or

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

(d)	is the parent undertaking of a Group Company that is at that time a party to a Relevant Derivative Contract shall draw down an amount of debt at an appropriate floating rate of interest from the RBS Group Undertaking that holds a majority of that Company's share capital (in each case an "Additional Debt Amount") that is equal to the amount that would be required at that time:

(i)	to repay any outstanding *** it has borrowed (including any accrued and unpaid interest, costs and expenses and *** (if any));

(ii)
to repay any outstanding *** that has been borrowed by each Subsidiary Undertaking that is that Company's subsidiary undertaking (including any accrued and unpaid interest, costs and expenses and *** (if any));

(iii)	to pay *** in respect of the Relevant Derivative Contracts to which it is a party; and

(iv)	to pay *** in respect of the Relevant Derivative Contracts to which any of its Subsidiary Undertakings is a party;

4.10.2	simultaneously therewith, each Company shall lend to each of its relevant Subsidiary Undertakings the amount required by each such Subsidiary Undertaking at that time:

(a)	to repay the outstanding *** that such Subsidiary Undertaking has borrowed (including any accrued and unpaid interest, costs and expenses and *** (if any)); and

(b)	to pay *** in respect of the Relevant Derivative Contracts to which such Subsidiary Undertaking is a party;

4.10.3
immediately thereafter, each Company and each relevant Subsidiary Undertaking shall repay in full the *** then owed by it  (including any accrued and unpaid interest, costs and expenses and *** (if any)) and shall terminate all the Relevant Derivative Contracts to which it is a party and pay *** in full;

4.10.4	***

4.11
The parties agree and acknowledge that where this Agreement provides for an obligation to be performed or payment to be made by reference to a date which is expressed to fall a specified number of days prior to Completion, the Completion Time or the Completion Date (as applicable), neither the Buyer nor any Buyer's Group Undertaking shall be entitled to assert a claim against RBS or any RBS Group

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Undertaking for breach of or failure to comply with the terms of this Agreement with respect to such obligation or payment if such obligation is performed or such payment is made by reference to Completion, the Completion Time or the Completion Date as determined in accordance with clause 4.1.1 above and on or following the date of such performance or payment the date which is to be Completion, the Completion Time or the Completion Date falls to be a later date as a result of the operation of clauses 4.1.2, 4.1.3 or 4.6, and such performance or payment in full shall be an effective discharge of the relevant obligation or payment.

5.	THE RBS WARRANTIES AND PRE-COMPLETION CONDUCT

5.1	Subject to clause 5.2, RBS:

5.1.1	warrants to the Buyer in the terms set out in Schedule 4 at the date of this Agreement; and

5.1.2
in relation to the Fundamental Warranties only, warrants to the Buyer in the terms set out in paragraphs 1.1.2 (capacity to sell), 1.2 (binding agreements), 2.1.1 (ownership of Shares), 2.1.2 (Shares comprise entire share capital), 2.1.3 (no Encumbrance over Shares), 2.1.4 (no agreement to allot), 2.2.2, 2.2.5, 2.2.6 and 2.2.7 (ownership of Subsidiary Undertakings) and 6.2 (ownership of Aircraft and Engines) of Schedule 4 by reference to the facts and circumstances as at Completion.  For this purpose only, where there is an express or implied reference in a Fundamental Warranty to the "date of this Agreement", that reference is to be construed as a reference to the Completion Date. The Warranty given at the Completion Date pursuant to this clause 5.1.2 in the terms set out in paragraph 6.2 (ownership of Aircraft) of Schedule 4 shall apply as if such paragraph referred to Updated Exhibit 1 in place of Exhibit 1 (the definitions of "Aircraft" and "Engines" shall be read and construed accordingly). The Warranties given at Completion pursuant to this clause 5.1.2 in the terms set out in paragraphs 2.1.2 and 2.2.2 of Schedule 4 shall be qualified by any shares issued in accordance with clause 4.10.

5.2	The liability of RBS for Relevant Claims shall be limited or excluded, as the case may be, as set out in Schedule 5.

5.3
Save as expressly stated in Schedule 4, the Buyer acknowledges and agrees that RBS gives no warranty, representation or undertaking as to the accuracy or completeness of any information (including any of the forecasts, estimates, projections, statements of intent or statements of opinion) provided to the Buyer or any of its advisers or agents (howsoever provided).

5.4	Between the execution of this Agreement and Completion:

5.4.1
RBS shall exercise all rights available to it to ensure that the Business is carried on in all material respects in the ordinary course and shall comply with the obligations set out in Schedule 7 ***;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

5.4.2	RBS shall comply with its obligations set out in Schedule 12;

5.4.3
RBS shall disclose to the Buyer any fact or circumstance which becomes known to RBS during such period which constitutes or which would, or might reasonably be expected to, constitute a breach of any of the Fundamental Warranties or a breach of clause 5.4.1. For these purposes "known to RBS" shall mean the actual knowledge of ***, and RBS shall not be deemed to have knowledge of any matter not within the actual knowledge of such persons;

5.4.4
RBS shall not be required to disclose to the Buyer any fact or circumstance which arises or becomes known to RBS during such period which constitutes or which would or might constitute a breach of any of the Warranties (other than as contemplated in clause 5.4.3 in respect of the Fundamental Warranties); and

5.4.5	for the purpose only of assisting the Buyer with its integration planning, RBS shall:

(a)
procure that the Buyer, its agents and representatives are given reasonable access to the senior employees, premises and to the books and records of the Group Companies during normal business hours on any Business Day and on reasonable notice to RBS;

(b)	provide such information regarding the business and affairs of the Group Companies (which does not constitute RBS Business Information) as the Buyer may reasonably require; and

(c)
for the period commencing 20 Business Days prior to the Completion Time (or if it is not reasonably practicable to determine the commencement date of such period, the period commencing as close as practical thereto and in any case no fewer than 5 Business Days prior to the Completion Time) until Completion, provide such information with regard to Relevant Derivative Contracts as may be reasonably required by the Buyer in developing a hedging and derivative strategy with respect to the Business, provided always that nothing in this clause 5.4.5 shall limit the Buyer's rights to bring a Relevant Claim or to terminate this Agreement pursuant to clause 7 solely because such information is provided to the Buyer or shall require RBS or any Group Company to (i) do, or omit to do anything, to the extent this would, or would reasonably be likely to, result in a breach of applicable law or regulation, or a rule or order of a Governmental Agency with relevant powers, or loss of legal privilege if the relevant information or documentation were to be provided to the Buyer; (ii) disclose any competitively sensitive information (as determined in the reasonable opinion of RBS or its advisers) other than to the Clean Team on the terms set out in Exhibit 8; or (iii) take any action that would result in undue disruption to the business of any RBS Group

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Undertaking, and in each such case, so far as permitted and practicable, RBS will consult with the Buyer in relation to any such restriction.

5.5
Subject to the limitations in Schedule 5, the damages which the Buyer may claim for breach of the Warranty in paragraph 5.1 of Schedule 4 shall, if Completion occurs, be measured as an amount equal to such proportion of the relevant liability to Tax of the Group Company as has not been:

5.5.1	discharged on or before Completion;

5.5.2	taken into account in computing the amount of an allowance, provision or reserve in the Completion Statement; or

5.5.3	taken into account in the UK Lessor Tax Adjustment.

A Group Company shall be treated as incurring a liability to Tax for the above purposes and for the purposes of paragraph 5.1 of Schedule 4 to the extent it would have suffered that liability to Tax but for the setting off of a Buyer Relief.

5.6	Other than in accordance with:

5.6.1	the terms of the Plan Rules; or

5.6.2	***,

RBS undertakes to the Buyer, acting for itself and as agent and trustee for each person referred to in this clause 5.6, that neither RBS nor any of its Affiliates will, except in the case of fraud or fraudulent misrepresentation or wilful default, make any claim against, any employee, director, agent, officer or adviser of any member of the Group on whom it may have relied in agreeing to any term of, or entering into, this Agreement or any other agreement or document referred to herein in respect of any misrepresentation, inaccuracy or omission in or from information or advice provided by any such person in connection with the transactions contemplated herein or for the purpose of assisting RBS to give a Warranty, prepare the Disclosure Letter or agree to any term of any such agreement or document.

5.7
Subject to the limitations in Schedule 5, the damages which the Buyer may claim for breach of the Warranty in paragraph 5.9 of Schedule 4 shall, if Completion occurs, be measured as an amount equal to *** of the amount by which item 14 (Deferred Tax) in the Completion Statement would have been increased had the Relief from Irish Tax that actually arose from the payment of *** as mentioned in clause 4.10 been reflected therein, rather than the amount in respect of such Relief as was so reflected.

6.	INDEMNITIES

6.1
Without prejudice to the right of the Buyer to claim on any other basis or take advantage of any other remedies available to it (but not so as to enable any Buyer's Group Undertaking to claim twice in respect of the same breach), RBS agrees to

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

indemnify (and keep indemnified) the Buyer on an after Tax basis against any Loss suffered or incurred by the Buyer or any Group Company to the extent arising out of or relating to any Pro Forma Transaction or the operation of any asset subject to a Pro Forma Transaction prior to the effective date of such Pro Forma Transaction.

6.2	Subject to clause 19.11 and Schedule 5, if and to the extent that after Completion a claim is brought:

6.2.1	by any RBS Group Undertaking against any Buyer's Group Undertaking in relation to an Affiliate Transaction; or

6.2.2
by any person (not being a Buyer's Group Undertaking) against any Buyer's Group Undertaking in relation to an Affiliate Transaction that involves a contractual obligation (other than any obligations in respect of any agreements or arrangements relating to services customarily provided between Group Companies and which have not been reflected in writing), asset transfers, financings, swaps or hedging arrangements, or guarantees, indemnities, comfort letters or similar transactions other than in each case as disclosed in the Data Room, then in each such case, RBS agrees to indemnify (and keep indemnified) the Buyer on an after Tax basis against any Loss suffered or incurred by any Buyer's Group Undertaking to the extent arising out of or relating to such claim.

7.	TERMINATION

7.1
Save as expressly provided in this Agreement neither party shall be entitled to rescind or terminate this Agreement in any circumstances whatsoever (whether before or after Completion) and accordingly the Buyer waives all and any rights of rescission it may have (howsoever arising or deemed to arise).  This shall not exclude any liability for (or remedy in respect of) fraudulent misrepresentation.

7.2	This Agreement may be terminated by the written agreement of the Buyer and RBS.

7.3
If between the time of this Agreement and Completion, the Buyer becomes aware of any fact, matter or circumstance that constitutes a breach of any of the Fundamental Warranties (or which would constitute a breach of any of the Fundamental Warranties if it were repeated at Completion in accordance with clause 5.1.2) or that RBS has not in all material respects duly performed and complied with its obligations pursuant to clause 5.4.1 of this Agreement (each a "RBS Breach"), the Buyer shall promptly notify RBS of such breach. Subject to clauses 7.4 and 7.5, the Buyer may by further notice to RBS at any time prior to Completion terminate this Agreement on 20 Business Days notice to RBS.

7.4
The Buyer shall not be entitled to exercise its right to terminate this Agreement pursuant to clause 7.3 if the RBS Breach is capable of remedy and within 20 Business Days of receiving notice of the breach in accordance with clause 7.3, the breach is remedied by RBS so that the Buyer would not be entitled to serve a notice terminating this Agreement pursuant to clause 7.3 in light of the circumstances prevailing after such remedy.

7.5	The Buyer may not terminate this Agreement in accordance with clause 7.3 if at any time:

7.5.1	prior to service of notice to terminate in accordance with clause 7.3; or

7.5.2	between service of such notice and the expiry of 20 Business Days,

the Buyer is in material breach of its obligations under this Agreement and such breach has not been remedied by the Buyer.

7.6
If between the time of this Agreement and Completion, RBS becomes aware of any fact, matter or circumstance that constitutes a breach of any of the Buyer's Warranties (or which would constitute a breach of such Buyer's Warranties when repeated at Completion in accordance with clause 8.1) or any material obligation of the Buyer under this Agreement arising prior to the Completion Date (each a "Buyer's Breach") RBS shall promptly notify the Buyer of such breach. Subject to clauses 7.7 and 7.8, RBS may by further notice to the Buyer at any time prior to Completion terminate this Agreement on 20 Business Days notice.

7.7
RBS shall not be entitled to exercise its right to terminate pursuant to clause 7.6 if the Buyer's Breach is capable of remedy and within 20 Business Days of receiving notice of the breach in accordance with clause 7.6, the breach is remedied by the Buyer.

7.8	RBS may not terminate this Agreement in accordance with clause 7.6 if at any time:

7.8.1	prior to service of notice to terminate in accordance with clause 7.6; or

7.8.2	between service of such notice and the expiry of 20 Business Days,

RBS is in material breach of its obligations under this Agreement and such breach has not been remedied by RBS.

7.9	This Agreement may be terminated by the Buyer or RBS on 20 Business Days written notice (the "Notice Period") to the other if:

7.9.1

(a)
a Relevant Law has been enacted and come into effect after the date of this Agreement which is binding on RBS or the Buyer and which makes Completion unlawful and which Relevant Law remains in effect at the expiry of the Notice Period; and

(b)
the party serving such notice to terminate has received written advice from outside counsel recognised as experienced in such matters that the Relevant Law is binding on RBS or the Buyer, as the case may be, and makes Completion unlawful and provides a copy of such advice to the other at the same time as the termination notice; and

(c)	the Buyer and/or RBS, as the case may be, having used all commercially reasonable efforts is unable to comply with or avoid the application of the requirement of Relevant Law which makes Completion unlawful; or

7.9.2
a judgement, injunction, order or decree of any Relevant Court prohibiting or rendering Completion unlawful (a "Prohibitive Order") having been issued against either or both of RBS or the Buyer following a hearing at which each of them shall have presented in reasonable detail either written or oral argument seeking to avoid the issue of a Prohibitive Order and such Prohibitive Order remains effective and undischarged 10 Business Days after its date of issue but excluding any Prohibitive Order relating to financial services or banking regulatory matters or anti-trust, foreign investment or other similar regimes.

8.	THE BUYER'S WARRANTIES AND UNDERTAKINGS

8.1	The Buyer warrants to RBS as at the date of this Agreement and as at Completion that:

8.1.1	the Buyer is validly incorporated, in existence and duly registered under the laws of its jurisdiction and has full power to conduct its business as conducted on the date of this Agreement;

8.1.2
the Buyer has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights and perform its obligations under this Agreement and each Transactional Document to which it is a party;

8.1.3
the Buyer's obligations under this Agreement and/or any other Transactional Document are, or when the relevant Transactional Document is executed will, constitute binding obligations in accordance with their respective terms;

8.1.4
the Buyer is not insolvent or bankrupt under the laws of its jurisdiction of incorporation, unable to pay its debts as they fall due nor has proposed or is liable to any arrangement (whether by court process or otherwise) under which its creditors (or any group of them) would receive less than the amounts due to them. There are no proceedings in relation to any compromise or arrangement with creditors or any winding up, bankruptcy or insolvency proceedings concerning the Buyer and no events have occurred which would justify such proceedings. No steps have been taken to enforce any security over any assets of the Buyer and no event has occurred to give the right to enforce such security;

8.1.5	the Buyer has available cash resources to pay the Initial Consideration and to meet its obligations under this Agreement;

8.1.6	the execution and delivery of, and the performance by the Buyer of its obligations under, this Agreement and/or any Transactional Document will not:

(a)	result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of the Buyer;

(b)	result in a breach of, or constitute a default under, any instrument to which the Buyer is a party or by which the Buyer is bound and which is material in the context of the transactions contemplated by this Agreement;

(c)	result in a breach of any order, judgment or decree of any court or governmental authority to which the Buyer is a party or by which the Buyer is bound or submits;

(d)
save as referred to in clause 3.1 require the Buyer to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement); or

(e)	require the Buyer to obtain any consent or approval of any of its shareholders or any other person; and

8.1.7
so far as the Buyer is aware, neither the Buyer nor any Affiliate is subject to any order, judgement, direction, investigation or other proceeding by any governmental authority which will, or is reasonably likely to, prevent or delay the fulfilment of any of the Buyer's Conditions.

8.2
The Buyer undertakes to RBS, RBS acting for itself and as agent and trustee for each other RBS Group Undertaking, that, except in the case of fraud or fraudulent misrepresentation or wilful default, neither the Buyer nor any of its Affiliates:

8.2.1	has any rights against; and

8.2.2	may make any claim against,

any employee, director, agent, officer or adviser of a RBS Group Undertaking on whom it may have relied before agreeing to any term of, or entering into, this Agreement or any other agreement or document referred to herein.

8.3	The Buyer shall procure that:

8.3.1
as soon as reasonably practicable after the Completion Date and in any event within 20 Business Days afterwards, the name of any Group Company which consists of or incorporates the word "RBS" or the words "Royal Bank of Scotland" is changed to a name which does not include that word or words or any name which, in the reasonable opinion of RBS, is substantially similar or confusing;

8.3.2
(subject to clause 8.4) as soon as reasonably practicable after the Completion Date and in any event within 20 Business Days afterwards, the Group Companies shall cease to use or display any trade or service name or mark, business name, logo or domain name used or held by any RBS Group Undertaking or any mark, name or logo which, in the reasonable opinion of RBS, is substantially or confusingly similar to any of them;

8.3.3	between the execution of this Agreement and Completion, the Buyer shall comply with its obligations set out in Schedule 12;

8.3.4
the Buyer's Group Undertakings shall comply with the terms of the Transitional Trademark Licence, the Transitional Services Agreement, the Reverse Transitional Services Agreement and with effect from Completion the Lombard Aircraft Transfer Agreements; and

8.3.5
following Completion each Group Company promptly pays any Tax for which it is primarily liable and which is not of a type which has arisen in breach of the Warranty in paragraph 5.1 of Schedule 4 (including, in particular, any Tax liability arising under Division 45 of the Australian Income Tax Assessment Act 1997 in connection with the sale of Shares contemplated in this Agreement), and the Buyer covenants to pay to RBS (for itself or as agent for the relevant RBS Group Undertaking), on demand and on an after Tax basis an amount equal to any Tax assessed on RBS or on a RBS Group Undertaking to the extent that such Tax is primarily a liability of any Buyer's Group Undertaking and is not of a type which has arisen in breach of the Warranty in paragraph 5.1 of Schedule 4 and to the extent that an amount in respect of such Tax has not already been recovered under this clause, any other provision of this Agreement or an applicable statutory provision.

8.4
The Buyer shall use all commercially reasonable efforts to procure that as soon as practicable after the Completion Date (i) the fireproof nameplates attached to each Aircraft and Engine owned or leased by a Group Company (and stating the name of the Owner and any Lessor of the relevant Aircraft or Engine) are replaced with nameplates that reflect the changes to the names of the Group Companies as contemplated by clause 8.3.1 (such changes, the "Name Changes") and (ii) such aircraft registry mortgage, Cape Town or other similar filings are made as are necessary to reflect the Name Changes (the "Registry Updates"), and in each case the provisions of clause 8.3.2 shall not apply in respect of such fireproof nameplates and Registry Updates pending such replacement or updating in accordance with this clause 8.4.

9.	RESTRICTIVE COVENANTS

9.1
Subject to clause 9.2, RBS undertakes to the Buyer that neither it nor any RBS Group Undertaking will for a period of *** years after the date of this Agreement provide commercial passenger jet aircraft operating leases or trade or provide lease management services in respect of commercial passenger jet aircraft as part of a commercial passenger jet aircraft operating lease business in competition with the Business. For the avoidance of doubt, the parties agree and acknowledge that the carrying on of the following activities directly or indirectly by any RBS Group Undertaking shall not constitute a breach of this clause 9.1:

9.1.1	any activity relating to the arranging or providing of any form of finance in relation to aircraft (other than through the provision of operating leases in

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

respect of commercial passenger jet aircraft or the trading or (except as provided in clause 9.1.4) lease management of commercial passenger jet aircraft as part of a commercial passenger jet aircraft operating lease business);

9.1.2
the carrying on by any RBS Group Undertaking in any way and anywhere in the world of any business relating to the leasing or sale and purchase of any asset (including corporate jets, helicopters, any aircraft with a maximum approved seating configuration ***, or other aircraft other than commercial passenger jet aircraft), provided that it does not involve the provision of operating leases in respect of commercial passenger jet aircraft or the trading of commercial passenger jet aircraft as part of a commercial passenger jet aircraft operating lease business;

9.1.3
any activity relating to the arranging or providing of any form of financing, hedging, banking service, financial advisory service or capital markets service to any person including any person involved in the leasing, operation, purchase or sale of aircraft, other than through the provision of operating leases in respect of commercial passenger jet aircraft; or

9.1.4
the exercise of rights and performance of obligations by any RBS Group Undertaking in connection with any of the roles conferred on it in relation to the securitisation to which the Airspeed Servicing Agreement relates.

9.2	Clause 9.1 shall not:

9.2.1
apply to the enforcement of any Security Interest granted to or for the benefit of any RBS Group Undertaking including but not limited to the enforcement of any Security Interest over aircraft or any interest in any business, firm, company, corporation, body corporate, partnership or other entity or undertaking which carries on, directly or indirectly and whether wholly or in part, the business of operating or leasing aircraft (each a "Protected Asset") and/or any activity undertaken in relation to any such Protected Asset in connection with the enforcement of any such Security Interest including but not limited to the ownership, operation or leasing of such aircraft following such enforcement;

9.2.2
apply to the holding of shares in a company, corporation, body corporate or partnership or other entity or undertaking (other than a fund) (an "Investee Entity") by or through any RBS Group Undertaking for investment purposes only where such RBS Group Undertaking does not exercise, directly or indirectly, any management function in the company concerned or any material influence in that company, which shall be taken to be the case if the shares do not confer more than 20 per cent. of the votes which could normally be cast at a general meeting of the Investee Entity;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

9.2.3
restrict any RBS Group Undertaking from holding or being interested in shares in a listed company which do not confer more than 10 per cent. of the votes which could normally be cast at a general meeting of that company;

9.2.4	apply to any business, Investee Entity or group of companies which is acquired by any RBS Group Undertaking and which carries on activities which compete with the Business where:

(a)	such activities are ancillary or incidental to its main business;

(b)	the acquisition is not made with the sole or main purpose of acquiring a business which so competes; and

(c)
following such acquisition no action is taken by a RBS Group Undertaking which results in a material increase in the number of commercial passenger jet aircraft under the ownership or management of the acquired business, entity or group;

9.2.5
apply to the carrying on of any business, Investee Entity or group of companies which competes with the Business after such time as any Buyer's Group Undertaking ceases to own all or a majority of the Business;

9.2.6
restrict any RBS Group Undertaking from being a limited partner or investor in any fund carrying on (or investing in a business or Investee Entity or fund which carries on) a business which competes with the Business or from acting as the general partner or manager of any such fund provided that the aggregate interest of the RBS Group Undertakings in any such fund as a limited partner or investor does not exceed 49 per cent. of the total interests of the limited partners or investors in that fund;

9.2.7
restrict any fund managed or advised by any RBS Group Undertaking from carrying on (or investing in a business or Investee Entity or fund which carries on) a business which competes with the Business provided that the aggregate interest of the RBS Group Undertakings in any such fund as a limited partner or investor does not exceed 49 per cent. of the total interests of limited partners or investors in that fund;

9.2.8
restrict any activity relating to the continued leasing by Lombard of any of the Lombard Aircraft pending transfer of title of the Lombard Aircraft to RBS Aerospace UK and the sale of the Lombard Aircraft by Lombard to RBS Aerospace UK, in each case in accordance with the Lombard Aircraft Transfer Agreements; or

9.2.9	restrict the aircraft engine leasing business carried out by the Gate Quay Joint Venture.

9.3
Subject to clause 9.5, the Buyer agrees with RBS that neither it nor any of its Affiliates will, from the date of this Agreement and for a period of 2 years thereafter, either directly or indirectly solicit for employment or employ any senior or key employee who is employed by any RBS Group Undertaking and with whom the

Buyer or any Representative of the Buyer has had contact in relation to the Transaction.

9.4
Subject to clause 9.5, RBS agrees that neither it nor any of its Affiliates will, from the date of this Agreement and for a period of 2 years thereafter, either directly or indirectly solicit for employment or employ any senior or key employee of a Buyer's Group Undertaking with whom RBS or any Representative of RBS has had contact in relation to the Transaction.

9.5
Clauses 9.3 and 9.4 shall not prevent the employment of any person following an unsolicited approach by that person at his or her own instigation or in response to an advertisement placed in the national, local or trade press or other media but such restrictions shall apply to an approach made by a headhunter whether or not the person to be solicited for employment has first been identified to the headhunter by the party seeking to employ that person or by any of its Representatives.

9.6	RBS agrees that it will inform those senior or key employees who would or may be subject to the restrictions set out in clause 9.3 of the existence of them and provide them with a copy.

9.7	The Buyer agrees that it will inform those senior or key employees who would or may be subject to the restrictions set out in clause 9.4 of the existence of them and provide them with a copy.

10.	TAX PROVISIONS

The Buyer and RBS agree that the provisions set out in Schedule 6 shall come into force and effect on Completion.

11.	INSURANCE

11.1
From the date of this Agreement until (and including) the Completion Date the RBS Group Undertakings and the Group Companies shall continue in force all policies of insurance maintained by them in respect of the Business as at the date of this Agreement or enter into policies giving equivalent cover in all material respects subject to such level of insurance cover being available on ordinary market terms.

11.2
Upon Completion, all insurance cover arranged in relation to the Business by any RBS Group Undertaking (whether under policies maintained with third party insurers or other RBS Group Undertakings) shall cease (other than in relation to insured events taking place before Completion) and no Buyer's Group Undertaking shall make any claim under any such policies in relation to insured events arising after Completion. Any RBS Group Undertaking shall be entitled to make arrangements with its insurers to reflect this clause.

11.3
From the Completion Date, for a period of not less than 2 years, the Buyer shall ensure that each RBS Group Undertaking and their respective directors, officers, employees and contractors are named as additional insured in the contingent aviation legal and third party liability policies (including, if applicable, war risks insurance policies) maintained by the Group Companies in relation to the Aircraft.

11.4
From the Completion Date (or, if earlier, from the date on which the relevant Pro Forma Transaction occurs), for a period of not less than 2 years, RBS shall ensure that RBS Aerospace Limited and its Affiliates and their respective directors, officers, employees and contractors are named as additional insured in either:

11.4.1	the aviation legal and third party liability policies (including, if applicable, war risks insurance policies) maintained by the relevant operator; or

11.4.2	the contingent aviation legal and third party liability policies (including, if applicable, war risks insurance policies) maintained by any RBS Group Undertaking,

in relation to ITAR Helicopters or corporate jets transferred or to be transferred pursuant to the Pro Forma Transactions.

12.	CONFIDENTIAL INFORMATION

12.1
Subject to clause 12.2 and clause 16 (Announcements), each of RBS and the Buyer shall (and shall ensure that each of their respective Representatives shall) treat as confidential all information received or obtained which relates to:

12.1.1	the other party including, where that other party is RBS, each RBS Group Undertaking and where that other party is the Buyer, each Buyer's Group Undertaking;

12.1.2	any Group Company;

12.1.3	the provisions or the subject matter of this Agreement or any document referred to herein and any claim or potential claim thereunder; or

12.1.4	the negotiations relating to this Agreement or any documents referred to herein.

12.2	Clause 12.1 does not apply to disclosure of any such information as is referred to in clause 12.1:

12.2.1
which is required to be disclosed by law, by a rule of a listing authority or stock exchange to which either party or any of its respective Affiliates is subject or submits or by a Governmental Agency, Tax Authority or other authority with relevant powers to which either party or any of its respective Affiliates is subject or submits, whether or not the requirement has the force of law provided that the disclosure shall, so far as is practicable and lawful to do so, be made after consultation with the other party and after taking into account the other party's reasonable requirements as to its timing, content and manner of making or despatch;

12.2.2	prior to Completion, by RBS in the ordinary course of business of any RBS Group Undertaking (but not including such information as relates to the Buyer or any Buyer's Group Undertaking);

12.2.3
to an adviser for the purpose of advising in connection with the transactions contemplated by this Agreement provided that such disclosure is essential for these purposes and is on the basis that the adviser shall treat all such information as confidential in accordance with this clause 12 and will not disclose any such information except in accordance with this clause 12;

12.2.4	to a director, officer or employee of a Buyer's Group Undertaking or of a RBS Group Undertaking whose function requires him to have the relevant confidential information;

12.2.5	to the extent that the information has been made public through no fault of that party or by, or with the consent of, the other party;

12.2.6	in the case of any Buyer's Group Undertaking, following Completion, to the extent such information is Group Business Information;

12.2.7	in the case of any RBS Group Undertaking, following Completion, to the extent such information is RBS Business Information; or

12.2.8
which was in the other party's possession prior to such information being disclosed to it or obtained by it and which, in each case, was not obtained directly or indirectly from any RBS Group Undertaking (in the case of the Buyer) or any Buyer's Group Undertaking (in the case of RBS) nor from another source known to be in breach of a duty of confidentiality regarding that information to any RBS Group Undertaking (in the case of the Buyer) or any Buyer's Group Undertaking (in the case of the RBS) provided, however that this clause 12.2.8 shall not apply in relation to the disclosure of Group Business Information by any RBS Group Undertaking after Completion.

12.3	The restrictions contained in this clause 12 shall continue to apply after the termination of this Agreement without limit in time.

13.	EMPLOYEES AND TRANSACTION COSTS

13.1	***

13.2	***

13.3
RBS shall procure that any fees, expenses, costs or liabilities incurred and not paid by a Group Company prior to Completion in connection with the transactions contemplated by this Agreement or any other Transactional Document including, without limitation, attorney, accounting, investment banking and other professional fees and expenses, are paid prior to or simultaneously with Completion and, if not so paid, RBS shall pay such fees, expenses, costs or liabilities after Completion.

13.4
If any individual who is not a Disclosed Employee reasonably claims or is found by a court or tribunal of competent jurisdiction, (i) to be or have become an employee of any Group Company before or upon Completion by virtue of engagement through an agency or otherwise, or (ii) to be or have become an employee of a Group Company or any Buyer's Group Undertaking or subcontractor of any such company as a

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

consequence of the arrangements or termination of the arrangements contemplated by this Agreement by virtue of the Employee Transfer Legislation (the "Undisclosed Employee"), then the Buyer shall promptly notify RBS, and, if RBS does not wish to employ the Undisclosed Employee or the Undisclosed Employee does not wish to be employed by RBS, the relevant Buyer's Group Undertaking or subcontractor may terminate the employment of such individual within 30 days of the notification to RBS (taking into account any reasonable requests made by RBS in relation to the termination process to be adopted and the timing of such termination) and RBS shall indemnify and keep indemnified the Buyer, on its own behalf or as trustee for the relevant Buyer's Group Undertaking or subcontractor, against the costs of employing and terminating the employment of such individual and all losses, liabilities and reasonable cost arising out of or relating to any such claim or finding, save for any costs, losses or liabilities to the extent arising as a result of any act of unlawful discrimination (which for the avoidance of doubt shall not include solely the decision to terminate the employment of such Undisclosed Employee) by the Buyer, the Buyer's Group Undertaking or subcontractor as appropriate.

13.5
The Buyer shall or shall procure that the relevant Buyer's Group Undertaking shall offer to each Offer Employee as soon as possible after the date of this Agreement and in any event prior to Completion employment on terms and conditions which comply with the laws of the jurisdiction in which the Offer Employee is based and to take effect on the Completion Date which are no less favourable in the aggregate than those which the Offer Employee enjoyed at the time the offer is made (including an agreement by the Buyer to recognise all periods of employment with RBS Group Undertakings for the purposes of calculating length of service). The Buyer shall also state the amount of any severance payment that shall be due from the Buyer to the Offer Employee in the event that their employment is terminated after Completion. Such offer of employment, in each case shall be conditional upon Completion occurring and be made to each of the relevant Offer Employee by a person incorporated in the same country as such Offer Employee's current Employing Entity (the "Offer"). The Buyer shall provide full details of each Offer to RBS in advance of such Offer being made to the relevant Offer Employee at such time as will allow RBS and its advisers the opportunity to provide comments before the Offer is made to the relevant Offer Employee and the Buyer shall take into account any reasonable comments made by RBS. The Buyer and RBS agree that at the request of RBS, prior to the date of Completion, the Buyer and RBS shall facilitate a process whereby at the request of RBS, either: (a) each relevant Offer Employee identified by RBS enters into a termination agreement with his current employer within the RBS Group (the "Current Employer") or if the relevant Offer Employee is employed by a third party, with such third party (the "Third Party Employer") which (amongst other things) shall include a waiver of claims against the Current Employer, RBS Group Undertakings and a Third Party Employer (as relevant); or (b) in relation to each relevant Offer Employee identified by RBS, the Offer contains a waiver of claims by the relevant Offer Employee against the Current Employer or the Third Party Employer (as relevant) and the relevant RBS Group Undertaking and that such entities may be joined to the Offer solely for the purpose of agreeing that the Offer Employee's employment with the Current Employer or Third Party Employer has terminated and obtaining such a waiver of claims.

13.6
RBS shall (or shall procure that any RBS Group Undertaking shall) waive any required notice period or post-termination restrictions applicable to each Offer Employee to the extent that they inhibit acceptance of the Offer.

13.7
Where the laws of the local jurisdiction require the offer of employment to be made by an employer within that jurisdiction, and no such relevant Buyer's Group Undertaking exists as at the date of this Agreement, the Buyer and RBS will co-operate to identify a solution to ensure that the services of the individual Offer Employee can be made available to the Buyer (at the Buyer's cost) until such a Buyer's Group Undertaking can be established (which the Buyer undertakes to do as soon as reasonably practicable following the date of this Agreement).

13.8
If the Offer is not made in accordance with clause 13.5 the Buyer shall indemnify RBS (RBS acting for itself or as agent for each RBS Group Undertaking) on an after Tax basis in respect of any salary or benefit payable to such Offer Employee after Completion and each loss, liability or reasonable cost arising out of the termination of employment of such Offer Employee save for any costs, losses or liabilities that arise as a result of any act of unlawful discrimination (which for the avoidance of doubt shall not include solely the decision to terminate the employment of such Offer Employee) by RBS, any RBS Group Undertaking or subcontractor as appropriate.

14.	PENSIONS

The Buyer and RBS agree that the provisions set out in Schedule 9 shall come into force and effect on Completion, other than paragraphs 1.4 and 1.7 of Schedule 9 which shall come into force and effect on the date of this Agreement.

15.	PAYMENTS

15.1	Any payment to be made pursuant to this Agreement by the Buyer shall be made to the RBS Account.

15.2	Any payment to be made pursuant to this Agreement by RBS shall be made to the Buyer's Account.

15.3
Payment under clauses 15.1 and 15.2 shall be made in immediately available funds in US Dollars by electronic transfer on the due date for payment. Receipt of the amount shall be an effective discharge of the relevant payment obligation.

15.4
All payments made by either party under this Agreement shall be made gross, free of any right of counterclaim or set-off (unless expressly stated otherwise) and without deduction or withholding of any kind other than any deduction or withholding required by law.

15.5
If either party makes a deduction or withholding required by law from a payment made under this Agreement (other than pursuant to clauses *** and ***), the sum due from such party shall be increased to the extent necessary to ensure that, after the

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

making of any deduction or withholding, the recipient receives a sum equal to the sum it would have received had no deduction or withholding been made.

15.6
To the extent that any additional amount paid under clause 15.5 results in the payee obtaining a Relief, the payee shall reimburse to the payer such part of such additional amount as the payee certifies to the payer will leave it (after reimbursement) in no better or worse position that it would have been had the payer not been required to make a deduction or withholding or, as the case may be, had the payee not incurred a liability to Taxation.

15.7
If either party fails to pay a sum due from it under this Agreement on the due date of payment in accordance with the provisions of this Agreement, that party shall pay interest on the overdue sum from the due date of payment until the date on which its obligation to pay the sum is discharged at the Agreed Rate (accrued daily and compounded monthly (whether before or after judgment)).

15.8
The Buyer may only procure payment by any person of the Initial Consideration pursuant to clause 4.4.1 if that other person has first satisfied RBS's customary KYC procedures established in accordance with applicable law.

16.	ANNOUNCEMENTS

16.1
Subject to clause 16.2 no RBS Group Undertaking or Buyer's Group Undertaking may, before, on or after Completion, make or issue a public announcement, communication or circular concerning the transactions referred to in this Agreement unless it has first obtained: (i) in the case of a RBS Group Undertaking, the Buyer's written consent; and (ii) in the case of a Buyer's Group Undertaking, RBS's written consent, which in either case may not be unreasonably withheld or delayed.

16.2	Clause 16.1 does not apply to:

16.2.1	the RBS Announcement;

16.2.2	the Buyer's Announcement;

16.2.3	the giving of any written or verbal notice by a RBS Group Undertaking to a Supplier or a Lessee:

(a)	required for any RBS Group Undertaking to comply with any legal or regulatory obligation (including any contractual obligation);

(b)	in connection with notifying a Supplier or a Lessee that RBS has sold the Shares and no longer carries on the Business; or

(c)
in connection with advising a Supplier of the effect of the Transaction on the future requirement of RBS Group Undertakings and the Group Companies for the goods or services supplied by such Supplier and the making of arrangements in connection with the same (including but not limited to the modification of any contract), provided that such notice may not be provided by a RBS Group Undertaking to a Supplier or a Lessee unless the relevant RBS Group Undertaking has first consulted with the Buyer and taken into account the Buyer's reasonable requirements as to its timing, content and manner of making or despatch and provided further that there shall be no such obligation to consult where the content of any such notice is consistent in all material respects with the information contained in the RBS Announcement or the Buyer's Announcement;

16.2.4	the giving of any written or verbal notice by a Buyer's Group Undertaking to a Supplier or a Lessee:

(a)	required for any Buyer's Group Undertaking to comply with any legal or regulatory obligation (including any contractual obligation);

(b)	in connection with notifying a Supplier or a Lessee that the Buyer has purchased the Shares and now carries on the Business; or

(c)
in connection with advising a Supplier of the effect of the Transaction on the future requirement of the Buyer's Group Undertakings for the goods or services supplied by such Supplier and the making of arrangements in connection with the same (including but not limited to the modification of any contract), provided that such notice may not be provided by a Buyer's Group Undertaking to a Supplier or a Lessee unless the relevant Buyer's Group Undertaking has first consulted with RBS and taken into account RBS's reasonable requirements as to its timing, content and manner of making or despatch and provided further that there shall be no such obligation to consult where the content of any such notice is consistent in all material respects with the information contained in the RBS Announcement or the Buyer's Announcement; and

16.2.5	a public announcement, communication or circular:

(a)
required by law, by a rule of a listing authority or stock exchange to which either party is subject or submits or by a governmental authority (including for the avoidance of doubt any Tax Authority) or other authority with relevant powers to which any party is subject or submits, whether or not the requirement has the force of law provided that the public announcement, communication or circular shall, so far as is practicable, be made after consultation with the other party and after taking into account the reasonable requirements of the other party as to its timing, content and manner of making or despatch; or

(b)	which the other party has given its prior written approval to, such approval not to be unreasonably withheld or delayed.

16.3	The restrictions contained in this clause 16 shall continue to apply after the termination of this Agreement without limit in time.

16.4	The Buyer shall ensure that each Buyer's Group Undertaking complies with this clause 16 and RBS shall ensure that each RBS Group Undertaking complies with this clause 16.

17.	FURTHER ASSURANCES

17.1
Each of RBS and the Buyer shall, for a period of 6 months from the Completion Date, execute (or procure the execution of) such further documents as may be required by law or be necessary to implement and give effect to the Transactional Documents.

17.2	Each of RBS and the Buyer shall procure that its Affiliates comply with all obligations under the Transactional Documents which are expressed to apply to such Affiliates.

18.	COSTS

18.1
Except where this Agreement provides otherwise, each party shall pay its own costs relating to the negotiation, preparation, execution and performance by it of this Agreement and of each document referred to in it.

18.2
The Buyer shall bear and pay the cost of all stamp duty, stamp duty reserve tax and any similar Taxes and all notarial or registration fees which may result in any jurisdiction from the execution and performance of this Agreement and the other Transactional Documents as well as the transactions contemplated thereby.

19.	SEPARATION ISSUES

19.1
The Buyer and RBS shall use all commercially reasonable efforts to procure that at Completion each RBS Group Undertaking is released and discharged in full from all Third Party Assurances listed in Part B of Exhibit 2 and in the event that the RBS Group Undertaking in respect of the *** cannot be released and discharged in full at Completion, the Buyer undertakes to keep RBS (RBS acting for itself and as agent for the relevant RBS Group Undertaking) fully indemnified on an after Tax basis against any liability incurred or arising under each *** solely as a result of any breach by RBS Aerospace Limited of the obligations referred to in paragraphs 2(a), 2(c) or 3 of such ***.

19.2
RBS shall use all commercially reasonable efforts to procure that as soon as reasonably practicable after becoming aware of any Third Party Assurance provided by a Group Company in respect of the obligations of a RBS Group Undertaking, each relevant Group Company is released and discharged in full from each such Third Party Assurance. Pending such release and discharge of each such Group Company, RBS undertakes (i) to keep the Buyer (the Buyer acting for itself and as agent for the relevant Group Company) fully indemnified on an after Tax basis against any liability incurred or arising under such Third Party Assurance; and (ii) not to enter into any agreement or amendment or variation of any agreement which may have the effect of varying any such Third Party Assurance (or any contractual terms underlying any

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

such assurance) without the prior written consent of the Buyer, such consent not be unreasonably withheld or delayed, provided that if such agreement, amendment or variation:

19.2.1	would increase the liability of a Buyer's Group Undertaking beyond the liability imposed on the RBS Group Undertaking under or pursuant to the relevant Third Party Assurance; or

19.2.2	imposes any additional obligation on a Buyer's Group Undertaking beyond the obligation of the relevant Buyer's Group Undertaking,

the withholding of consent on either of such grounds shall not be deemed to be unreasonable.

19.3	To the extent permitted by applicable law and regulation, following Completion:

19.3.1
Subject always to clause 20 (Records and assistance post-Completion) no RBS Group Undertaking shall have any right or interest in the Group Business Information and if any RBS Group Undertaking discovers that it has in its possession or control any Group Business Information it shall notify the Buyer and shall, at the Buyer's request, arrange for the transfer of such Group Business Information including rights of ownership to such person as the Buyer shall direct. Such transfer shall be for nil consideration although the Buyer shall pay to the relevant RBS Group Undertaking its reasonable expenses incurred in effecting the transfer.

19.3.2
Subject always to clause 20 (Records and assistance post-Completion) no Buyer's Group Undertaking shall have any right or interest in the RBS Business Information and if any Buyer's Group Undertaking discovers that it has in its possession or control any RBS Business Information it shall notify RBS and shall, at RBS's request, arrange for the transfer of such RBS Business information including rights of ownership to such person as RBS shall direct. Such transfer shall be for nil consideration although the RBS shall pay to the relevant Buyer's Group Undertaking its reasonable expenses incurred in effecting the transfer.

19.4
In the event that, following Completion, either party discovers that any Group Company owns any assets or Intellectual Property (or any rights therein) which in the year prior to the Completion Date was used exclusively or pre-dominantly in, or which related exclusively or pre-dominantly to, the business of a RBS Group Undertaking (other than a Group Company), the relevant party shall as soon as reasonably practicable inform the other party of that fact and thereafter, at the request of RBS, the Buyer shall execute or procure the execution of such documents as may be reasonably necessary to procure the transfer of any such assets or rights to a RBS Group Undertaking which RBS shall nominate. Such asset or right shall be transferred for nil consideration although the relevant RBS Group Undertaking shall pay to the Buyer its reasonable expenses incurred in effecting the transfer.

19.5
In the event that, following Completion, either party discovers that any RBS Group Undertaking (other than a Group Company) owns any assets or Intellectual Property (or any rights therein) which in the year prior to the Completion Date was used exclusively or pre-dominantly in, or which related exclusively or pre-dominantly to, the Business, the relevant party shall as soon as reasonably practicable inform the other party of that fact and thereafter, at the request of the Buyer, RBS shall execute or procure the execution of such documents as may be reasonably necessary to procure the transfer of any such assets or rights to a Group Company which the Buyer shall nominate.  Such asset or right shall be transferred for nil consideration although the Buyer shall pay to the relevant RBS Group Undertaking its reasonable expenses incurred in effecting the transfer.

19.6
RBS undertakes to the Buyer that after Completion it shall account to the Buyer for any monies or other receivables, or part thereof, received by any RBS Group Undertaking and which relate to the operation of the Business in the period following Completion.

19.7
In the event that, following Completion, either party discovers that a member of the Group is party to any contract which in the year prior to the Completion Date related exclusively to the business of a RBS Group Undertaking, the relevant party shall as soon as reasonably practicable inform the other party of that fact and thereafter, at the request of RBS and subject to clause 19.9 below, the Buyer shall execute or procure the execution of such documents as may be reasonably necessary to enable the benefit of such contract (subject to the burden) to be assigned to such RBS Group Undertaking as RBS shall nominate for nil consideration although the relevant RBS Group Undertaking shall pay to the Buyer its reasonable expenses incurred in effecting the assignment.

19.8
In the event that, following Completion, either party discovers that any RBS Group Undertaking is party to any contract which in the year prior to the Completion Date related exclusively to the Business, the relevant party shall as soon as reasonably practicable inform the other party of that fact and thereafter, at the request of the Buyer and subject to clause 19.9 below, RBS shall execute or procure the execution of such documents as may be reasonably necessary to enable the benefit of such contract (subject to the burden) to be assigned to a member of the Group as the Buyer shall nominate for nil consideration although the relevant Group Company shall pay to the relevant RBS Group Undertaking its reasonable expenses incurred in effecting the assignment.

19.9
Where any consent, approval or authorisation or waiver is required from any third party to the assignment of the benefit of any contract under clauses 19.7 or 19.8, the relevant transferee shall use all commercially reasonable efforts to obtain such consent, approval or authorisation or waiver.  Neither party shall have any further obligation pursuant to clauses 19.7 or 19.8 in respect of such contract unless and until such consent, approval or authorisation or waiver is obtained, provided that if either party is unable to procure such consent, it shall, to the extent permitted by applicable law and regulation, use reasonable efforts to provide for other arrangements so that the Group (or as the case may be, the relevant RBS Group Undertaking) shall have the commercial benefit of any such contract.

19.10
This clause 19 shall not apply to those assets, property, rights or contracts the use or benefit of which is provided by RBS Group Undertakings pursuant to the terms of the Transitional Services Agreement, the Reverse Transitional Services Agreement or the Transitional Trademark Licence.

19.11
Subject always to clauses 19.1 and 19.2, and Schedule 10, RBS and the Buyer each acknowledge and agree that at Completion any and all agreements and arrangements entered into prior to Completion solely between one or more RBS Group Undertakings (other than a Group Company) and one or more Group Companies (other than pursuant to the Group Relief Letters or any Transactional Document or in relation to the Excluded Transactions) (each an "Affiliate Transaction") shall be automatically terminated and shall be of no further effect and neither RBS (nor any other RBS Group Undertaking) nor the Buyer (nor any other Buyer's Group Undertaking) shall have any claim of any nature whatsoever (including in respect of any rights and liabilities which have accrued prior to such termination) thereunder against:

19.11.1	in the case of a RBS Group Undertaking, any Buyer's Group Undertaking; and

19.11.2	in the case of a Buyer's Group Undertaking, any RBS Group Undertaking.

19.12	RBS agrees to procure that each RBS Group Undertaking shall observe and comply with the provisions of clause 19.11.

19.13	The Buyer agrees to procure that each Buyer's Group Undertaking (including each Group Company) shall observe and comply with the provisions of clause 19.11.

19.14
RBS shall procure that each RBS Group Undertaking shall comply with the terms of the Transitional Trademark Licence, the Transitional Services Agreement, the Reverse Transitional Services Agreement and the Lombard Aircraft Transfer Agreements.

20.	RECORDS AND ASSISTANCE POST-COMPLETION

20.1
To the extent permitted by applicable law and regulation, for 7 years following the Completion Date, each Buyer's Group Undertaking shall on request and after reasonable notice provide RBS (at RBS's cost) with reasonable access during normal business hours (to the extent such access does not unreasonably interfere with the business or operation of any Buyer's Group Undertaking) to (and the right to take copies of) the books, accounts, customer lists and all other records (together, the "Records") (or, if practicable, the relevant part of those Records) held by it after Completion to the extent that they relate to the Business or any Group Company in the period prior to Completion and to which RBS requires access in connection with a reasonable business purpose (including in relation to any legal or regulatory obligation, any investigation or proceeding, the preparation of annual returns and accounts, tax returns or in relation to a request or notice from any governmental authority, in each case whether relating to a Group Company or a RBS Group Undertaking). The Buyer shall procure that each Buyer's Group Undertaking shall provide reasonable access to their employees and advisers during normal business hours and upon being given reasonable prior notice to discuss and answer questions of RBS, any RBS Group Undertaking and any of their respective advisers concerning such Records. The rights and obligations under this clause 20.1 are subject to clause 12 (Confidential Information) provided always that notwithstanding anything in this Agreement to the contrary each RBS Group Undertaking shall be permitted to use or disclose any Records or other information obtained pursuant to this clause 20 in connection with any legal, Tax, governmental or regulatory report, return,  audit, investigation or proceeding.

20.2
To the extent permitted by applicable law and regulation, for 7 years following the Completion Date, each RBS Group Undertaking shall on request and after reasonable notice provide the Buyer (at the Buyer's cost) with reasonable access during normal business hours (to the extent such access does not unreasonably interfere with the business or operation of any RBS Group Undertaking) to (and the right to take copies of) the Records held by it after Completion to the extent that they relate to the Business or any Group Company in the period prior to Completion and to which the Buyer requires access in connection with a reasonable business purpose relating to a Group Company (including in relation to any legal or regulatory obligation, any investigation or proceeding, the preparation of annual returns and accounts, tax returns or in relation to a request or notice from any governmental authority, in each case relating to any Buyer's Group Undertaking). RBS shall procure that each RBS Group Undertaking shall provide reasonable access to their employed tax personnel during normal business hours and upon being given reasonable prior notice to discuss and answer questions of the Buyer pertaining to material tax issues to the extent that they relate to any Group Company in the period prior to Completion. The rights and obligations under this clause 20.2 are subject to clause 12 (Confidential Information) provided always that notwithstanding anything in this Agreement to the contrary each Buyer's Group Undertaking shall be permitted to use or disclose any Records or other information obtained pursuant to this clause 20 in connection with any legal, Tax, governmental or regulatory report, return, audit, investigation or proceeding.

20.3
For 7 years following the Completion Date (or for such longer period as may be required by applicable law), neither party shall dispose of or destroy any of the Records without first giving the other party at least 2 months' notice of its intention to do so (unless law or regulation requires disposal or destruction within a shorter time period, in which event the relevant party shall give the other party as much notice as is practicable in the circumstances) and, to the extent permitted by law or regulation, a reasonable opportunity to remove or retain any of them (at the expense of the party wishing to remove or retain such Records).

21.	GENERAL

21.1	A variation of this Agreement is valid only if it is in writing and signed by or on behalf of each party.

21.2
The failure to exercise or delay in exercising a right or remedy provided by this Agreement or by law does not impair or constitute a waiver of the right or remedy or an impairment of or a waiver of other rights or remedies.  No single or partial exercise of a right or remedy provided by this Agreement or by law prevents further exercise of the right or remedy or, save as referred to in clause 22, the exercise of another right or remedy.

21.3	The rights and remedies of RBS contained in this Agreement are cumulative and not exclusive of rights or remedies provided by law.

21.4	Except to the extent that they have been performed and except where this Agreement provides otherwise, the obligations contained in this Agreement remain in force after Completion.

21.5
Save as otherwise provided herein, any payment to be made by either party under this Agreement shall be made in full without any set-off, restriction, condition or deduction for or on account of any counterclaim.

21.6	If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable under the laws of any jurisdiction, that shall not affect:

21.6.1	the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

21.6.2	the legality, validity or enforceability under the laws of any other jurisdiction of that or another provision of this Agreement.

21.7	If there is any conflict between the terms of this Agreement and any other agreement, this Agreement shall prevail unless:

21.7.1	such other agreement expressly states that it overrides this Agreement in the relevant respect; and

21.7.2	the Buyer and RBS are either also parties to that other agreement or otherwise expressly agree in writing that such other agreement shall override this Agreement in that respect.

21.8
Except as provided in clauses 5.6, 8.2, 22.5 and 22.6, a person who is not a party to this Agreement has no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

22.	ENTIRE AGREEMENT

In this clause 22, the following definitions apply:

"Representation" means an assurance, commitment, condition, covenant, guarantee, indemnity, representation, statement, undertaking or warranty of any sort whatsoever (whether contractual or otherwise, oral or in writing, or made negligently or otherwise); and

"Transactional Documents" means this Agreement, the Transitional Services Agreement, the Reverse Transitional Services Agreement, the Transitional Trademark Licence, the Lombard Aircraft Transfer Agreements, the Intellectual Property Deed and the Confidentiality Agreement.

22.1
Subject to the provisions of clauses 22.2 and 22.3, and save as otherwise expressly agreed in writing between RBS and the Buyer in any other document, the Transactional Documents constitute the entire agreement between the parties, supersede any previous agreements relating to the subject matter of the Transactional Documents, and set out the complete legal relationship of the parties arising from or connected with that subject matter.

22.2	Accordingly, the Buyer:

22.2.1	represents and agrees that

(a)	no RBS Group Undertaking or adviser to RBS has made any Representation that the Buyer considers material which is not set out in the Transactional Documents, and

(b)	it has not entered into the Transactional Documents in reliance on any Representation except those set out in the Transactional Documents, and will not contend to the contrary; and

22.2.2	for the avoidance of doubt agrees that

(a)	no RBS Group Undertaking (except RBS) or adviser to RBS has any liability to the Buyer for any Representation,

(b)	RBS has no liability of any kind to the Buyer for any Representation except in respect of those set out in the Transactional Documents, and

(c)	its only rights and remedies in respect of any Representations are those rights and remedies set out in the Transactional Documents.

22.3	Save as otherwise expressly agreed in writing between RBS and the Buyer in any other document, RBS:

22.3.1	represents and agrees that

(a)	no Buyer's Group Undertaking or adviser to any Buyer's Group Undertaking has made any Representation that RBS considers material which is not set out in the Transactional Documents, and

(b)	it has not entered into the Transactional Documents in reliance on any Representation except those set out in the Transactional Documents, and will not contend to the contrary; and

22.3.2	for the avoidance of doubt agrees that

(a)	no Buyer's Group Undertaking (except the Buyer) or adviser to the Buyer has any liability to RBS for any Representation,

(b)	the Buyer has no liability of any kind to RBS for any Representation except in respect of those set out in the Transactional Documents, and

(c)	its only rights and remedies in respect of any Representations are those rights and remedies set out in the Transactional Documents.

22.4	Upon Completion, this Agreement shall supersede the Confidentiality Agreement.

22.5	RBS Group Undertakings (except RBS) and advisers to RBS may enforce the terms of this clause 22 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

22.6
Buyer's Group Undertakings (except the Buyer) and advisers to the Buyer may enforce the terms of this clause 22 subject to and in accordance with the provisions of the Contracts (Rights of Third Parties) Act 1999.

22.7	Nothing in this clause 22 shall have the effect of limiting any liability arising from fraud.

23.	ASSIGNMENT

23.1
Except as provided in this clause 23 or unless RBS and the Buyer specifically agree in writing, no person shall assign, transfer, charge or otherwise deal with all or any of its rights and/or benefits as under this Agreement nor grant, declare, create or dispose of any right or interest in it. Any purported assignment in contravention of this clause 23 shall be void.

23.2
RBS or the Buyer (the "Assignor") may, without the consent of the other party, assign all or any of its rights and/or benefits (including any causes of action in connection with any of them) under this Agreement to a Permitted Assignee, who may enforce the same, as if it were the Assignor under this Agreement, provided that, if the assignee ceases to be a Permitted Assignee, the Assignor must procure that the rights and/or benefits so assigned to the assignee are assigned to a Permitted Assignee.  Any Permitted Assignee to whom an assignment is made in accordance with the provisions of this clause 23.2 may itself make an assignment as if it were the Assignor under the provisions of this clause 23.2.  For the purposes of this clause 23.2, a "Permitted Assignee" means in the case of RBS, an RBS Group Undertaking and in the case of the Buyer, a Buyer's Group Undertaking. Notwithstanding any such assignment by the Buyer to a Permitted Assignee, the Buyer shall remain responsible for its obligations under this Agreement and shall procure that any such Permitted Assignee complies with the terms of this Agreement with regard to all or any of its rights and/or benefits and/or obligations (if any) under this Agreement as applicable.

23.3
Immediately after any assignment in accordance with this clause 23, the Buyer or, as the case may be, RBS shall give written notice of the assignment to the other party containing details of the assignment including the name of the Assignor and Permitted Assignee.

23.4
If an assignment is made in accordance with this clause 23, the liabilities owed to or by any RBS Group Undertaking or any Buyer's Group Undertaking under the terms of any Transactional Document shall not be increased thereby and shall be no greater than such liabilities would have been if the assignment had not occurred and loss had therefore been incurred by the Buyer.  RBS agrees that it shall not be entitled to contend in any proceedings under this Agreement that, subject to the foregoing, its liability to a Permitted Assignee of the Buyer is reduced or affected in any way by virtue of the fact that the Buyer has suffered no actual loss or a different loss to that of the Permitted Assignee in respect of any breach by the Seller under this Agreement.

24.	NOTICES

24.1	A notice or other communication under or in connection with this Agreement (a "Notice") shall be:

24.1.1	in writing;

24.1.2	in the English language; and

24.1.3
delivered personally or sent by first class post pre-paid recorded delivery (and air mail if overseas) or by telex or by fax to the party due to receive the Notice to the address set out in clause 24.3 or to an alternative address, person, telex or fax number specified by that party by not less than 5 Business Days' written notice to the other party received before the Notice was despatched.

Any Notice sent to RBS shall be copied to *** at RBS Group, 135 Bishopsgate, London EC2M 3UR.

24.2	Unless there is evidence that it was received earlier, a Notice is deemed given if:

24.2.1	delivered personally, when left at the address referred to in clause 24.3;

24.2.2	sent by mail, except air mail, 2 Business Days after posting it;

24.2.3	sent by air mail, 6 Business Days after posting it; and

24.2.4	sent by fax, when confirmation of its transmission has been recorded by the sender's fax machine.

24.3	The address referred to in clause 24.1.3 is:

Name of party	Address	Fax No.	Marked for the attention of
RBS	RBS Group Legal The Royal Bank of Scotland plc Gogarburn Business House G PO Box 1000 Edinburgh EH12 1HQ	+44 131 626 2997	Group General Counsel
The Buyer	1-2, Marunouchi 1-chome, Chiyoda-ku Tokyo 100-0005	+81 3 4333 9868	General Manager, Planning Department, International Banking Unit

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

25.	GOVERNING LAW AND JURISDICTION

25.1	This Agreement and any non-contractual obligations arising out of or in connection with this Agreement shall be governed by, and construed in accordance with, English law.

25.2	The courts of England have exclusive jurisdiction to settle any dispute arising from or connected with this Agreement (a "Dispute") including:

25.2.1	a dispute regarding the existence, validity or termination of this Agreement or the consequences of its nullity; and

25.2.2
any non-contractual obligations arising out of or in connection with this Agreement. For such purposes each party irrevocably submits to the jurisdiction of the English courts, waives any objections to the jurisdiction of those courts and irrevocably agrees that a judgement or order of the English courts in connection with this Agreement is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.

25.3	The parties agree that the courts of England are the most appropriate and convenient courts to settle any Dispute and, accordingly, that they will not argue to the contrary.

25.4
The parties agree that the documents which start any proceedings relating to a Dispute ("Proceedings") and any other documents required to be served in relation to those Proceedings may be served on the Buyer in accordance with clause 25.5. These documents may, however, be served in any other manner allowed by law.

25.5
The Buyer shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Legal & Compliance Group, Planning Department, Sumitomo Mitsui Banking Corporation Europe Limited of 99 Queen Victoria Street, London EC4V 4EH and any claim form, judgement or other notice of legal process shall be sufficiently served on the Buyer if delivered to such agent at its address for the time being. The Buyer irrevocably undertakes not to revoke the authority of this agent without appointing a similarly situated agent for service of process in England and if, for any reason, RBS requests the Buyer to do so it shall promptly appoint another such agent with an address in England and advise RBS of such appointment. If, following such a request, the Buyer fails to appoint another agent, RBS shall be entitled to appoint one on behalf of the Buyer at the Buyer's expense.

26.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Agreement by e-mail attachment or telecopy shall be an effective mode of delivery.

SCHEDULE 1
SHARES AND PRICE

(1) Shares/Group Companies (other than the Subsidiary Undertakings)	(2) Seller	(3) Cash Free Debt Free Price (US$)
RBS Aerospace Limited	RBS Group Company (1)	***
RBS Aerospace UK	RBS Group Company (2)	***
RBS Australia Leasing	RBS	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.
*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 2
INFORMATION ABOUT THE COMPANIES
AND THE SUBSIDIARY UNDERTAKINGS

PART A
THE COMPANIES

1.	Name: RBS Aerospace Limited
	Registered number:	270775
	Place of incorporation:	Ireland
	Address of registered office:	IFSC House, IFSC, Dublin 1, Ireland
	Type of company:	Private limited company
	Issued share capital:	500,002 ordinary shares of US$1.00 each
	Directors:	Peter Barrett
Peter Commons
Rory Cullinan
Catharine Ennis
Barry Flannery
Brian Harvey
Gavin Petken
David Swan
	Secretary:	Catharine Ennis
	Accounting reference date:	31 December
	Auditors:	Deloitte LLP

2.	Name: RBS Aerospace UK
Registered number:	04985584
Place of incorporation:	England and Wales
Address of registered office:	The Quadrangle, The Promenade, Cheltenham, GL50 1PX, United Kingdom
Type of company:	Private limited company
Issued share capital:	100 ordinary shares of US$1.00 each 2 deferred shares of £1.00 each
Directors:	Peter Barrett
Jonathan (Jef) Oliver

Sharon Caterer
Graham Rolfe
Gavin Petken
Secretary:	Carolyn Whittaker
Accounting reference date:	31 December
Auditors:	Deloitte LLP

3.	Name: RBS Australia Leasing
	Registered number:	Australian Company Number: 116 456 065
	Place of incorporation:	Victoria, Australia
	Address of registered office:	Level 28 RBS Tower, 88 Phillip Street, Sydney NSW 2000, Australia
	Type of company:	Proprietary Company Limited by Shares
	Issued share capital:	35,395,002 ordinary shares of 1.00 Australian Dollars each
	Directors:	Peter Barrett
Barry Flannery
Stephen Williams
Andrew Chick
	Secretary:	Martin Conley
	Accounting reference date:	31 December
	Auditors:	Deloitte Touche Tohmatsu

PART B
THE SUBSIDIARY UNDERTAKINGS

1.	Name: GAL Holdings Limited
	Registered number:	38623
	Place of incorporation:	Bermuda
	Address of registered office:	Canon's Court, 22 Victoria St, Hamilton HM 12, Bermuda
	Type of company:	Exempted
	Issued share capital:	12,000 common shares of US$1.00 each
	Directors:	Peter Barrett
Catharine Ennis
David Swan
	Secretary:	Appleby Services (Bermuda) Limited
	Accounting reference date:	31 December
	Auditors:	None
2.	Name: RBS Aerospace Ireland Leasing 1 Limited
	Registered number:	439885
	Place of incorporation:	Ireland
	Address of registered office:	IFSC House, IFSC, Dublin 1
	Type of company:	Limited company
	Issued share capital:	1 ordinary share of €1.00
	Directors:	Peter Barrett
Barry Flannery
David Swan
Catharine Ennis
	Secretary:	Catharine Ennis
	Accounting reference date:	31 December
	Auditors:	Deloitte

3.	Name: RBS Aerospace Ireland Leasing 3 Limited
	Registered number:	490274
	Place of incorporation:	Ireland
	Address of registered office:	IFSC House, IFSC, Dublin 1
	Type of company:	Limited company
	Issued share capital:	2 ordinary shares of €1.00 each
	Directors:	Peter Barrett
Barry Flannery
David Swan
Catharine Ennis
	Secretary:	Catharine Ennis
	Accounting reference date:	31 December
	Auditors:	Deloitte
4.	Name: RBS Paris Leasing 1 Sarl
	Registered number:	Numero d’identification: 522 659 200 R.C.S Paris
Numero de gestion: 2010 B 11128
	Place of incorporation:	France
	Address of registered office:	90 avenue des Champs-Elysées, 75008, Paris
	Type of company:	Société à responsabilité Limitée
	Issued share capital:	EUR 1
	Directors:	Managers:
Peter Barrett
Catharine Ennis
Conor Burns
Shareholder Representative:
David Swan
	Secretary:	None
	Accounting reference date:	31 December
	Auditors:	None

5.	Name: RBS Labuan Leasing 1 Limited
	Registered number:	LL 06907
	Place of incorporation:	Labuan, Malaysia
	Address of registered office:	Unit Level 13 (A), Main Office Tower, Financial Park Labuan, Jalan Merdeka, 87000, Federal Territory of Labuan, Malaysia
	Type of company:	Company limited by shares
	Issued share capital:	100 ordinary shares of US$1.00 each
	Directors:	Peter Barrett
Catharine Ennis
David Swan
	Secretary:	Messers. Zaid Ibrahim Secretarial Services SDN. BHD (as Resident secretary)
	Accounting reference date:	31 December
	Auditors:	Deloitte

SCHEDULE 3
COMPLETION REQUIREMENTS

1.	Obligations of RBS

1.1	At Completion RBS shall deliver to the Buyer:

1.1.1	evidence in a form reasonably satisfactory to the Buyer (by way of certificate of RBS or otherwise) of satisfaction of the RBS Condition;

1.1.2
transfers in respect of the Shares to the Buyer or its nominee(s) (subject to written notification to RBS not less than 5 Business Days before Completion), duly executed by the relevant Sellers, and the share certificates for the Shares (or an indemnity in lieu thereof);

1.1.3
(if the Buyer so requires) other than in respect of RBS Australia Leasing, irrevocable powers of attorney in the agreed form duly executed by the relevant Sellers in favour of the Buyer or its nominee(s) (subject to written notification to RBS not less than 5 Business Days before Completion) in respect of the Shares which enables the Buyer or its nominee(s) (pending registration of the relevant transfers) to attend and vote at general meetings of the Companies and exercise all other rights attaching to the Shares and to appoint proxies for this purpose;

1.1.4
(if the Buyer so requires) an irrevocable power of attorney in the agreed form for RBS Australia Leasing duly executed by RBS in favour of the Buyer (or its nominee) (subject to written notification to RBS not less than 5 Business Days before Completion) in respect of the Shares in RBS Australia Leasing which enables the Buyer (or its nominee) to appoint any person as sole proxy of RBS to attend members meetings and exercise the votes attached to such Shares transferred to the Buyer (or its nominee) pending registration of such transfer;

1.1.5
the common seal (if any), statutory books, certificates of incorporation and certificate(s) of incorporation on change of name for each Group Company (and for the purpose of this paragraph 1.1.5 delivery shall be deemed if such items are located at the registered office of any Group Company on the Completion Date);

1.1.6	share certificates for all issued shares in the capital of each Subsidiary Undertaking held by a Group Company;

1.1.7	to the extent applicable copies of a letter to each Group Company from its auditors resigning their offices with effect from Completion and in the case of Group Companies incorporated in:

(a)	England and Wales, containing the statement referred to in section 519 of the Act;

(b)
Ireland, incorporating a statement complying with section 185(2) of the Companies Act of Ireland 1990 that there are no circumstances connected with the resignation that the auditors consider should be brought to the notice of the members or creditors of the relevant Group Companies, the originals of such letters having been deposited at the registered office of the relevant company;

1.1.8
resignations in the agreed form from each of Sharon Caterer, Peter Commons, Martin Conley, Rory Cullinan, Andrew Chick, Gavin Petken, Graham Rolfe, Carolyn Whittaker and Stephen Williams to the extent still in office at Completion (the "Resigning Officers") in respect of each of their positions as directors and/or secretary of Group Companies, expressed to take effect from the end of the meetings held pursuant to paragraphs 1.2 to 1.4 of this Schedule 3;

1.1.9	the Reverse Transitional Services Agreement, duly executed by RBS;

1.1.10	the Transitional Trademark Licence, duly executed by The Royal Bank of Scotland Group plc;

1.1.11	as evidence of the authority of each person executing a document referred to in this Schedule 3 on behalf of RBS, a certified copy of the power of attorney conferring such authority; and

1.1.12	Updated Exhibit 1.

1.2	RBS shall ensure that at Completion a meeting of the board of directors of RBS Aerospace Limited is held at which the directors:

1.2.1
vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the shares of RBS Aerospace Limited (subject to the production of properly stamped transfers);

1.2.2	appoint persons nominated by the Buyer as directors, secretary and auditors of RBS Aerospace Limited with effect from the end of the meeting; and

1.2.3	accept the resignations of the Resigning Officers of RBS Aerospace Limited so as to take effect from the end of the meeting.

1.3	RBS shall ensure that at Completion a meeting of the board of directors of RBS Aerospace UK is held at which the directors:

1.3.1	vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the shares of RBS Aerospace UK (subject to the production of properly stamped transfers);

1.3.2	appoint persons nominated by the Buyer as directors, secretary and auditors of RBS Aerospace UK with effect from the end of the meeting; and

1.3.3	accept the resignations of the Resigning Officers of RBS Aerospace UK so as to take effect from the end of the meeting.

1.4	RBS shall ensure that at Completion a meeting of the board of directors of RBS Australia Leasing is held at which the directors:

1.4.1
vote in favour of the registration of the Buyer or its nominee(s) as member(s) of the Company in respect of the shares of RBS Australia Leasing (subject to the production of properly stamped transfers, to the extent required to be stamped under Australian law);

1.4.2
appoint persons nominated by the Buyer as directors, secretary and auditors of RBS Australia Leasing with effect from the end of the meeting (subject to each of such persons having given such Company a signed consent to act before such meeting); and

1.4.3	accept the resignations of the Resigning Officers of RBS Australia Leasing so as to take effect from the end of the meeting.

2.	Buyer's obligations

At Completion the Buyer shall deliver to RBS:

2.1	evidence in a form reasonably satisfactory to RBS (by way of certificate of the Buyer or otherwise) of satisfaction of the Buyer's Conditions;

2.2	the Reverse Transitional Services Agreement, duly executed by the Buyer;

2.3	the Transitional Trademark Licence, duly executed by the Buyer;

2.4	***, duly executed by the Buyer;

2.5
if obtained at or prior to Completion, evidence of the irrevocable release and discharge of all Third Party Assurances listed in Exhibit 2 and as contemplated in clause 4.4.2 or clause 4.4.3 (as applicable);

2.6	if obtained at or prior to Completion, evidence of the consents and waivers described in paragraph 2.3 of Schedule 12;

2.7	as evidence of the authority of each person executing a document referred to in this Schedule 3 on the Buyer's behalf:

2.7.1
a copy of the minutes of a duly held meeting of the directors of the Buyer (or a duly constituted committee thereof) authorising the execution by the Buyer of the document and, where such execution is authorised by a committee of the board of directors of the Buyer, a copy of the minutes of a duly held meeting of the directors constituting such committee or the relevant extract thereof; or

2.7.2	a copy of the power of attorney conferring the authority,

in each case certified to be a true copy by a director or the secretary of the Buyer.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 4
RBS WARRANTIES

Table of Contents

No.	Subject Matter
1.	Capacity and Authority
2.	Shares and Subsidiary Undertakings
3.	Accounts
4.	Financial Matters
5.	Tax
6.	Aircraft and Lease Documents
7.	Intellectual Property
8.	Information Technology
9.	Insurance
10.	Real Property
11.	Agreements
12.	Affiliate Transactions
13.	Employees
14.	Pensions and Other Benefits
15.	Guarantees and Indemnities
16.	Financial Indebtedness
17.	Insolvency, Winding up etc.
18.	Competition
19.	Regulatory Matters
20.	Litigation and Compliance with Law
21.	Powers of Attorney and Authorities
22.	Brokerage or Commissions
23.	Environmental

1.	CAPACITY AND AUTHORITY

1.1	Right, power, authority and action

1.1.1
RBS and each Group Company is validly incorporated, in existence and duly registered and in good standing under the laws of its jurisdiction (where such concept is understood) and has full power to conduct its business as conducted on the date of this Agreement.

1.1.2
RBS has the right, power and authority, and has taken all action necessary, to execute, deliver and exercise its rights, and perform its obligations, under this Agreement and each Transactional Document to be executed by RBS at or before Completion.

1.1.3	Each Group Company has the right, power and authority to conduct its business as conducted at the date of this Agreement.

1.2	Binding agreements

The obligations of RBS or any other relevant RBS Group Undertaking under the Transactional Documents are, or when the relevant document is executed will constitute, binding obligations of such company in accordance with their respective terms.

1.3	No conflicts or default

The execution and delivery of, and the performance by RBS and each Group Company of their respective obligations under, this Agreement and/or any Transactional Document, and the consummation by RBS and the Group Companies of each of the Pro Forma Transactions, will not:

1.3.1	result in a breach of any provision of the memorandum or articles of association or by-laws or equivalent constitutional documents of RBS or any Group Company;

1.3.2	result in a breach of any order, judgment or decree of any court or governmental authority to which RBS or any Group Company is a party or by which RBS or any Group Company is bound or submits;

1.3.3
other than pursuant to the Financing Documents or the Airspeed Servicing Agreement, result in a breach of, or constitute a default under, any agreement or instrument to which RBS or any Group Company is a party or by which any Group Company is bound and which is material in the context of the transactions contemplated by this Agreement;

1.3.4	result in the creation or imposition of any Encumbrance on any of the Shares or any of the property or assets of any Company;

1.3.5
save as referred to in clause 3 of this Agreement, require RBS or any Group Company prior to Completion to obtain any consent or approval of, or give any notice to or make any registration with, any governmental or other authority which has not been obtained or made at the date hereof both on an unconditional basis and on a basis which cannot be revoked (save pursuant to any legal or regulatory entitlement to revoke the same other than by reason of any misrepresentation or misstatement) and which in the case of any Group Company is material in the context of the transactions contemplated by this Agreement; or

1.3.6	require RBS or any Group Company to obtain any consent or approval of any of its shareholders.

2.	SHARES AND SUBSIDIARY UNDERTAKINGS

2.1	The Shares

2.1.1	RBS, or wholly-owned subsidiaries of RBS, are the sole legal and beneficial owners of the Shares.

2.1.2	The Shares comprise the whole of the allotted and issued share capital of the Companies and are fully paid or credited as fully paid.

2.1.3	There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to any of the Shares or unissued shares in the capital of any Company.

2.1.4
Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of any Company (including an option or right of pre-emption or conversion).

2.2	Group Companies

2.2.1	The Companies do not have any subsidiary undertakings other than the Subsidiary Undertakings.

2.2.2	The particulars of the Group Companies set out in Schedule 2 are true and accurate in all material respects.

2.2.3
The Constitutional Documents relating to each Group Company are complete and accurate in all material respects. No Group Company is in violation of any provision of its Constitutional Documents which is material in the context of the transactions contemplated by this Agreement.

2.2.4	No Group Company has an interest in, nor has agreed to acquire an interest in or merge or consolidate with, a corporate body or any other person other than the Subsidiary Undertakings.

2.2.5	Each allotted and issued share in the capital of each Subsidiary Undertaking is legally and beneficially owned by a Group Company alone and is fully paid or credited as fully paid.

2.2.6	There is no Encumbrance, and there is no agreement, arrangement or obligation to create or give an Encumbrance, in relation to a share or unissued share in the capital of a Subsidiary Undertaking.

2.2.7
Other than this Agreement, there is no agreement, arrangement or obligation requiring the creation, allotment, issue, transfer, redemption or repayment of, or the grant to a person of the right (conditional or not) to require the allotment, issue, transfer, redemption or repayment of, a share in the capital of any Subsidiary Undertaking (including an option or right of pre-emption or conversion).

3.	ACCOUNTS

3.1
The Accounts of RBS Aerospace Limited give a true and fair view, in accordance with IFRS, of the state of affairs of the Company as at the Last Accounting Date and of the profit for the year then ended and have been properly prepared in accordance with the Irish Companies Acts 1963 to 2009.

3.2
The Accounts of RBS Aerospace UK give a true and fair view of the state of the Company's affairs as at the Last Accounting Date and of its profit for the year then ended and have been properly prepared in accordance with IFRS as adopted by the European Union and have been prepared in accordance with the requirements of the Companies Act 2006.

3.3
The Accounts of RBS Australia Leasing are in accordance with the Australian Corporations Act 2001 and give a true and fair view of the Company's financial position as at the Last Accounting Date and of its performance for the year ended on that date and comply with Australian Accounting Standards and the Corporations Regulations 2001.

3.4
No change in accounting policies has been made in preparing the accounts of any Company for each of the 3 financial years of the relevant Company ended on the Last Accounting Date, except as stated in the audited balance sheets, profit and loss accounts and cash flow statements or the notes thereto for those years.

3.5
The line items headed "Operating Lease Assets", "Customer Deposits", "RBS Debt" and "Third Party Debt" in the Interim Balance Sheet, each of which is circled and initialled on behalf of the parties by way of identification, was prepared consistently in all material respects with the accounting policies applied in the preparation of the balance sheet comprised in the Accounts of RBS Aerospace Limited.

3.6
The line item headed "Operating Lease Assets" in the Interim Balance Sheet provides a reasonable representation of the Interim Operating Lease Assets, the line item headed "Customer Deposits" in the Interim Balance Sheet provides a reasonable representation of the Interim Customer Deposits, the line item headed "RBS Debt" in the Interim Balance Sheet provides a reasonable representation of the Interim RBS Debt and the line item headed "Third Party Debt" in the Interim Balance Sheet provides a reasonable representation of the Interim Third Party Debt, in each case taking into account that the Interim Balance Sheet:

3.6.1	was neither audited nor prepared for the purposes of being audited; and

3.6.2	reflects the Pro Forma Transactions and the transfer to a Group Company of the Lombard Aircraft as if each had taken place prior to 30 September 2011.

3.7
The figures in the column headed "30 September TB for Tess entities before adjustments" used in preparation of the Interim Balance Sheet and circled and initialled on behalf of the parties by way of identification, were extracted solely from and reflect all of the items contained in the financial records relating to the Group Companies, and also used for the purposes of preparing the consolidated accounts of The Royal Bank of Scotland Group plc as at and for the period ended 30 September 2011.

4.	FINANCIAL MATTERS

4.1	Since the Last Accounting Date:

4.1.1	the business of each Group Company has been carried on in the ordinary and usual course and so as to maintain it as a going concern;

4.1.2
no Group Company has acquired or disposed of any material asset including aircraft and engines, or assumed any material liability other than on arm's length terms and in the ordinary course of business;

4.1.3	there has been no Business Deterioration;

4.1.4	no Group Company has declared, paid or made a dividend or distribution (including a distribution within the meaning of the CTA 2010 or the TCA 1997) except as provided in the Accounts;

4.1.5	no Group Company has created, allotted, issued, acquired, repaid or redeemed share or loan capital or made an agreement or arrangement or undertaken an obligation to do any of those things; and

4.1.6	no Group Company has factored or sold any debts.

4.2
For the purposes of paragraph 4.1.3 above, "Business Deterioration" means a material deterioration in the turnover, trading performance or financial position of the Group taken as a whole; provided, however, that "Business Deterioration" shall not include the impact on the Group to the extent arising out of or attributable to:

(a)	changes that generally affect the industries in which the Group operates (including legal or regulatory changes);

(b)	changes in general economic or political conditions;

(c)	changes affecting capital market conditions,

including in each of sub-paragraphs (a), (b) and (c) of this definition any changes resulting from an outbreak or escalation of hostilities, war, acts of terrorism, political instability or other national or international calamity, crisis, emergency, epidemic or natural disaster, or any governmental or other response to any of the foregoing;

(d)	changes in laws or accounting standards (including IFRS);

(e)
the announcement of the execution of any Transactional Document, the transactions contemplated by any Transactional Document and the implementation of any transaction contemplated by any such agreement; or

(f)	matters arising from normal business fluctuations,

except to the extent that the matters in subparagraph (a) to (d) of this definition have an impact on the Group that is disproportionate to the effect on other companies operating in the industries in which the Group operates.

4.3
The statutory books and accounting records of each Group Company required to be kept in accordance with applicable laws in its jurisdiction of incorporation have been maintained in all material respects in accordance with such laws so far as RBS is aware and are in the possession or control of the relevant Group Company.

5.	TAX

5.1
Each liability to Tax of a Group Company (other than any liability to Tax arising from the application of Division 45 of the Australian Income Tax Assessment Act 1997 in connection with the sale of the Shares of RBS Australia Leasing pursuant to this Agreement), whether accountable on a primary or secondary basis, which arises:

5.1.1	in consequence of an Event occurring on or before Completion or in consequence of the event of Completion; or

5.1.2
in respect of or by reference to any income, profits or gains which were earned, accrued or received by a Group Company on or before the Completion Time or in respect of a period ending on or before the Completion Time, will have been either:

5.1.3	discharged on or before Completion;

5.1.4
taken into account in computing the amount of an allowance, provision or reserve in the Completion Statement (including deferred tax and thereby reducing the Final Share Price from what it would otherwise have been); or

5.1.5	taken into account in the UK Lessor Tax Adjustment.

5.2
Each Group Company is and has at all times been resident only in its jurisdiction of incorporation for Tax purposes and does not carry on a business in any other jurisdiction through a permanent establishment.

5.3
Each Group Company has paid all Tax which has fallen due and payable and is not, and has not in the 6 years ending on the date of this Agreement been, liable to pay any material penalty, surcharge, fine or interest in connection with Tax.

5.4
Each Group Company has deducted or withheld all Tax which it has been obliged by law to deduct or withhold from amounts paid by it and has properly accounted to the relevant Tax Authority for all amounts of Tax so deducted or withheld, other than where the failure to deduct or withhold such Taxes would not result in a material liability.

5.5
So far as RBS is aware, each Group Company has within applicable time limits made all returns, provided all information and maintained all records in relation to Tax as it is required to make, provide or maintain and has fully complied on a timely basis with all notices served on it and any other requirements lawfully made of it by any Tax Authority.

5.6	No Group Company is involved in any material dispute in relation to Tax with any Tax Authority.

5.7
So far as RBS is aware, each Group Company has sufficient records relating to past events, including any elections made, to calculate the Tax liability or relief that would arise on any disposal or on the realisation of any asset owned by any Group Company at Completion.

5.8
Except as provided for in the Completion Statement, no Group Company is, or will be, obliged to make or be entitled to receive any payment for the intra-group transfer of Reliefs in respect of any period ending on or before Completion.

5.9
To the extent any Relief from Irish Tax arising from the payment by a Group Company subject to Irish Tax of *** as mentioned in clause 4.10 has been reflected in item 14 (Deferred Tax) in the Completion Statement, such Relief will be available as at the Completion Time.

6.	AIRCRAFT AND LEASE DOCUMENTS

If Lombard owns the Lombard Aircraft as at any date on which the Warranties set out in this paragraph 6 are made or repeated, Lombard will be treated as a "Group Company" for the purposes of such Warranties, to the extent that such Warranties relate to the Lombard Aircraft and any related Lease Documents.

6.1	So far as RBS is aware, no Total Loss with respect to an Aircraft or Engine has occurred and no Group Company has been notified in accordance with the terms of the relevant Lease Documents that:

6.1.1	any event has occurred which, with the passing of time or giving of notice, would constitute a Total Loss of an Aircraft or Engine;

6.1.2	an Aircraft has been involved in any incident which has caused Major Damage to an Aircraft or Engine; or

6.1.3	an Aircraft is the subject of any requisition for use.

6.2
All Aircraft owned or leased by a Group Company are set forth in Part A of Exhibit 1.  The relevant Owner (including, for each Owner Trust Aircraft, the owner of the legal title and the owner of the beneficial title listed in Column 2 of Part A of Exhibit 1,

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

collectively) has full legal and beneficial title in and to the Aircraft listed opposite its name in Column 5 of Part A of Exhibit 1 and such Owner owns such Aircraft free and clear of all Security Interests other than Permitted Security Interests (and, in relation to the Financed Aircraft, other than any Security Interest created pursuant to a Financing Document).  The relevant Owner (including, for each Owner Trust Aircraft, the owner of the legal title and the owner of the beneficial title, collectively) has full legal and beneficial title in and to each Engine (other than to the extent that (in a limited number of jurisdictions) title to such Engine has been automatically transferred by virtue of applicable law upon the removal of such Engine from the relevant Aircraft, in which case the Owner shall have title to the engine installed on the Aircraft, or the right to a replacement engine in accordance with the applicable terms of the relevant Lease Documents) and such Owner owns such Engine free and clear of all Security Interests other than Permitted Security Interests (and, in relation to the Financed Aircraft, other than any Security Interest created pursuant to a Financing Document). At Delivery, each Aircraft had installed Engines the number and model of which are generally accepted by the manufacturer of the Aircraft.

6.3	Lease Documents

6.3.1
The Lease Documents in respect of an Aircraft or Engine constitute the entire agreement (insofar as is material) between the relevant Lessor and the relevant Lessee with respect to the leasing of that Aircraft.

6.3.2	The Data Room contains true and accurate copies of all of the Lease Documents (insofar as is material) in relation to each Aircraft and Engine.

6.3.3
Other than the Lease Documents and the Financing Documents, there are no written or oral agreements or arrangements to which a Group Company is a party that are material to the leasing of any Aircraft or Engine.

6.4
The Financing Documents (together with any documents or agreements in respect of the RBS Debt) constitute all of the agreements (insofar as is material) relating to Financial Debt that remains outstanding in respect of any Aircraft or Engine.

6.5
The relevant Lessor has not assigned or transferred any of its rights or obligations under any Lease Document other than pursuant to the Financing Documents and has not consented to the relevant Lessee assigning any of its rights under the Lease Documents.

6.6
No written notice of the termination of the leasing of any Aircraft or Engine pursuant to any Lease Documents has been given by the relevant Lessee or received by the relevant Lessor from the relevant Lessee and has not been withdrawn.

6.7	Default

6.7.1
No Lessee is in default (after the expiry of any applicable grace period) as to its obligation to make scheduled payments under any relevant Lease Documents in respect of an Aircraft or Engine ("Payment Default").

6.7.2
Other than a Payment Default, no Lessor has been notified in accordance with the terms of the relevant Lease Documents of the occurrence of any Event of Default (as defined in the relevant Lease Documents) that is continuing.

6.7.3
Other than a Payment Default, no Lessor has served a written notice to any Lessee stating that an Event of Default (as defined in the relevant Lease Documents) has occurred, where such Event of Default is continuing.

6.8
Except pursuant to the Lease Documents, the Financing Documents, in relation to the Ordered Aircraft, or as set forth in sub-folder Phase 4 – Data Room > Responses to Final Due Diligence > SMBC and Sumitomo Corporation > Third Party Sale Agreements' of the Data Room or Part C of Exhibit 1, no Group Company is party to any written contractual commitments (including the grant of any options) to sell or lease any aircraft or Aircraft or engine or Engine.

6.9
No Lessee has exercised a right under any written contractual commitments (including any option) to purchase, or extend the term of the leasing of, any Aircraft or Engine where such right has not taken effect at the date of this Agreement.

6.10
Except for the OEM Contracts or in relation to the Ordered Aircraft, no Group Company has any outstanding purchase orders or other written contractual commitments to or with manufacturers or any other person to purchase aircraft or engines. The Data Room contains complete and correct copies of all of the agreements (insofar as is material) between a Group Company and a manufacturer or any other person in respect of such purchase orders or other written contractual commitments.

6.11
There are no material outstanding claims that a Lessor is in breach of its obligations under the relevant Lease Documents asserted in writing by any Lessee (including such claims in relation to a contribution by the relevant Lessor, in accordance with the terms of the Lease Documents, towards the cost of compliance with any airworthiness directive with respect to any Aircraft).

6.12	The Group Companies are in compliance with all material obligations under the Lease Documents.

6.13
The document in sub-folder 'Phase 3 – Data Room > F. Financial Information > 1. Financials' of the Data Room entitled 'Aged Debtors Report at 300911' contains true and accurate information regarding overdue payments under any Lease Documents as at 30 September 2011.

7.	INTELLECTUAL PROPERTY

7.1	No Group Company infringes any third party rights in Intellectual Property.

7.2	So far as RBS is aware, there is no unauthorised use or infringement by any third party of any Intellectual Property owned by any Group Company.

8.	INFORMATION TECHNOLOGY

8.1	The Data Room contains complete and accurate copies of all current material Information Technology agreements and licences to which any Group Company is a party under the terms of which expenditure of EUR100,000 or more has been incurred either:

8.1.1	during the 12 month period ended on the Last Accounting Date; or

8.1.2	between 1 January 2011 and 30 September 2011 (inclusive).

8.2
So far as RBS is aware, none of the Information Technology agreements contained in the Data Room has been the subject of any breach or default, or is liable to be terminated or otherwise adversely affected by Completion.

9.	INSURANCE

9.1	Policies

The Disclosure Letter contains a list of each current insurance and indemnity policy (other than any policies maintained by Lessees in respect of Aircraft or Engines) in respect of which any Group Company has an interest (together the "Policies").  Sub-folder 'Phase 3 – Data Room > H. Miscellaneous > 1. Fleet Insurance Contingency Policy' of the Data Room contains true and complete copies of the Contingent Liability Policy.

9.2	Claims

No claim relating to the Business is outstanding under any of the Policies where the amount claimed is in excess of US$1,000,000 (a "Relevant Insurance Claim") and RBS is not aware of any circumstances which are likely, on the balance of probabilities, to give rise to any such claim and which has not been reported to the insurers.  None of RBS, the Group Companies nor the person to whom such Policy has been issued has received notice in writing that any insurer under any Policy is denying liability, or defending itself under a reservation of rights clause, with respect to any Relevant Insurance Claim.  Neither RBS nor any Group Company has received notice in writing that any insurer under any insurance policy maintained by a Lessee in respect of any Aircraft or Engine is denying liability, or defending itself under a reservation of rights clause, with respect to any claim under such policy.

9.3	Premiums

All premiums which are due under the Policies have been paid.

10.	REAL PROPERTY

10.1	Extent of property

10.1.1	Copies of all relevant leases, tenancies, licences or rights of occupation granted to or by any Group Company in respect of the Property are contained in the Data Room.

10.1.2	The Property comprises all of the land and premises vested in, occupied or used by, or in the possession of, the Group Companies.

10.1.3	No part of the Property is sub-let.

10.2	Property Proceedings

So far as RBS is aware:

10.2.1	there are no Property Proceedings and none are pending or threatened;

10.2.2	there is no outstanding notice, judgment, order, decree, arbitral award or decision of a court, tribunal, arbitrator or governmental authority affecting the Property.

10.3	Outstanding property liabilities

10.3.1
Except in relation to the Property, no Group Company has any liability arising out of a conveyance, transfer, lease, tenancy, licence, agreement or other document relating to land, premises or an interest in land or premises.

10.3.2	There is no subsisting material breach of a material term of any Property Lease.

11.	AGREEMENTS

11.1
The Data Room contains true and complete copies (or with respect to any such agreement that is not in writing, a summary of the material terms thereof) of each of the following types of agreements, together with all amendments and supplements thereto, to which any of the Group Companies is a party (collectively, the "Material Agreements"):

11.1.1	other than the Financing Documents and in relation to the RBS Debt, any agreement relating to Financial Debt in excess of US$750,000 owed by any of the Group Companies;

11.1.2	all agreements relating to any merger or other business combination;

11.1.3	any joint venture, consortium, partnership or association of which a Group Company is a member or a party (other than a bona fide trade association);

11.1.4	all agreements other than relating to aircraft and/or engines and/or component parts pursuant to which a Group Company has an obligation to expend in excess of US$750,000 per annum;

11.1.5	any distributorship, agency, franchise or management agreement or arrangement; or

11.1.6	other than relating to aircraft and/or engines and/or component parts, or employment contracts, any agreement to which any Group Company is a party:

(a)	under the terms of which any Group Company has paid or received aggregate consideration in excess of US$750,000 in the 12 months prior to the date of this Agreement; or

(b)	under the terms of which any Group Company is under an obligation to pay or has a contractual right to receive aggregate consideration in excess of US$750,000 in the 12 months from the date of this Agreement; or

(c)	which cannot be terminated in accordance with its terms at no cost to a Group Company within 12 months of a Group Company serving notice to do so.

11.1.7
so far as RBS is aware any agreement (other than a Lease Document) containing a restrictive covenant which materially restricts the ability of any Group Company to carry on the Business in any jurisdiction.

11.2	So far as RBS is aware, no Group Company is a party to:

11.2.1	an agreement entered into other than in the usual course of its business;

11.2.2	an agreement, arrangement or obligation entered into other than by way of a bargain at arm's length (excluding any contracts with any RBS Group Undertaking).

11.3
Each Material Agreement constitutes a legal and binding agreement on the part of the relevant Group Company. Each Group Company has in all material respects performed all of the terms and conditions of those Material Agreements to which it is a party. None of the Group Companies has, so far as RBS is aware, served written notice on any counterparty to a Material Agreement that such counterparty is in material breach of such Material Agreement.

12.	AFFILIATE TRANSACTIONS

There are no agreements or arrangements between any of the Group Companies, on the one hand, and any RBS Group Undertaking (other than a Group Company) or any officer or director thereof, on the other and which are material to Group Companies or the operation of the Business other than in relation to RBS Debt or as to be provided under the Transitional Services Agreement.

13.	EMPLOYEES

13.1	General

Each employment contract between any Group Company and any of its employees can be terminated by the Group Company by giving 12 months' notice or less, without giving rise to a claim for damages or compensation for having failed to give sufficient notice (other than a statutory redundancy payment or statutory compensation for unfair dismissal).

13.2	Trade unions

13.2.1	No Group Company has an agreement or arrangement with, nor does it recognise a trade union, works council, staff association or other body representing any of its employees.

13.2.2
No Group Company is involved in, and no fact or circumstance exists which might give rise to, a dispute with a trade union, works council, staff association or other body representing any of its employees.

13.3	Other matters

13.3.1	***, details are contained in the Data Room of:

(a)	the terms of all current contracts of employment of each Company Key Employee together with material details of all contractual benefits to which they are entitled;

(b)
all standard terms of employment for each category or grade of employee of each Group Company together with all written policies relating to the provision of material benefits applicable to each grade or category of employee;

(c)	employees of each Group Company showing their employing entity, date of commencement of employment, job title and basic salary per annum; and

(d)	any share option or share schemes in which any director, officer or employee of a Group Company participates.

13.3.2
No Group Company is obliged to increase or vary, nor has it made provision to increase or vary, the total annual remuneration payable to or benefits receivable by its directors, other officers and employees by more than 10 per cent. or to increase the rate of remuneration of a director, other officer or employee entitled to a basic salary of more than *** per annum.

13.3.3
There is no agreement or arrangement between any Group Company and an employee or former employee with respect to his employment, his ceasing to be employed or his retirement which is not included in the written terms of his employment or previous employment, or the governing documents of the Disclosed Schemes. No Group Company has provided, or agreed to provide, a gratuitous payment or gratuitous benefit to a director, officer or employee or to any of their dependants.

13.4	Compliance with law

So far as RBS is aware, each Group Company has complied in all material respects with each obligation imposed on it by, and each order and award made under, statute (including immigration laws), regulation and collective agreement relevant to the relations between it and its employees or a trade union or the terms of employment of its employees.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

13.5	Employment disputes

No Group Company is involved in any active or, so far as RBS is aware, pending or threatened court, tribunal or arbitration proceedings in respect of any employee or former employee of a Group Company.

14.	PENSIONS AND OTHER BENEFITS

14.1	Schemes in operation

Save for the Disclosed Schemes there is not in operation, and there is no proposal to enter into or establish, any agreement or arrangement for the payment by any Group Company of, or payment by any Group Company of a contribution towards, a pension, allowance or lump sum on retirement, death or disability for the benefit of an employee or former employee of any Group Company or any dependants of an employee or former employee of any Group Company.

14.2	Information

The Data Room contains a copy of the explanatory documentation (including where relevant the current trust deeds, rules and members' booklets) for each of the Disclosed Schemes, any subsequent announcements altering such documentation and a schedule indicating which of the employees of the Group Companies are members of which Disclosed Schemes. So far as RBS is aware, such documentation is accurate in all material respects.

14.3	Contributions to the Disclosed Schemes

All contributions and expenses due to the Disclosed Schemes up to the date of this Agreement have been duly and punctually paid by each Group Company and its employees.

14.4	Compliance

14.4.1
So far as RBS is aware, each of the Disclosed Schemes has in all material respects been administered in accordance with all applicable legal and regulatory requirements. So far as RBS is aware, each Group Company has complied with its obligations under the Disclosed Schemes in all material respects. No employee of any Group Company has a contractual entitlement to defined benefits, benefits at a particular level or to participate in a defined benefit pension scheme.

14.4.2
So far as RBS is aware, no actions, suits or claims (other than routine claims for benefits) have been made or threatened against the trustees or administrators of the Disclosed Schemes by or in respect of any employee or former employee of a Group Company and so far as RBS is aware there are no circumstances which might give rise to any such action, suit or claim. So far as RBS is aware, there is no claim in payment under any Disability Scheme in respect of any employee of a Group Company.

15.	GUARANTEES AND INDEMNITIES

Other than those entered into in the ordinary course of its business or as set out in Exhibit 2 (Third Party Assurances), no Group Company is a party to nor is liable under a guarantee, indemnity or other agreement to secure or incur a financial or other obligation with respect to another person's obligation (other than any other Group Company).

16.	FINANCIAL INDEBTEDNESS

No Group Company owes any Financial Debt to any person other than a RBS Group Undertaking other than the Financial Debt owing pursuant to the Financing Documents.

17.	INSOLVENCY, WINDING UP ETC.

17.1	Winding up

No order has been made and, so far as RBS is aware, no petition has been presented or resolution passed for the winding up of any Group Company or for the appointment of a liquidator or provisional liquidator to any Group Company.

17.2	Administration or Examinership

No administrator, examiner or interim examiner has been appointed in relation to any Group Company.  No notice has been given or filed with the court of an intention to appoint an administrator, an examiner or an interim examiner.  No petition or application has been presented or order made for the appointment of an administrator, examiner or interim examiner in respect of any Group Company.

17.3	Receivership

No receiver or administrative receiver has been appointed, nor any notice given of the appointment of any such person, over the whole or part of any Group Company's business or assets.

17.4	Moratorium

No moratorium has been sought or has been granted or imposed under section 1A of the Insolvency Act 1986 in respect of RBS Aerospace UK, any equivalent or analogous legislation in Ireland in respect of any Group Company incorporated in Ireland and any equivalent or analogous legislation in Australia in respect of RBS Australia Leasing.

17.5	Voluntary arrangements

No voluntary arrangement has been proposed under section 1 of the Insolvency Act 1986 in respect of any Group Company.

17.6	Scheme of arrangement

No compromise or arrangement has been proposed, agreed to or sanctioned under:

(a)	Part 26 (Arrangements and Reconstructions) of the Act in respect of RBS Aerospace UK;

(b)	section 201 of the Companies Act of Ireland 1963 in respect of any Group Company incorporated in Ireland; and

(c)	Part 5.1 (Arrangement and Reconstructions) of the Corporations Act 2001 in respect of RBS Australia Leasing,

nor has any application been made to, or filed with, the court for permission to convene a meeting to vote on a proposal for any such compromise or arrangement.

17.7	Inability to pay debts

17.7.1	No Group Company incorporated in:

(a)	England and Wales, is unable to pay its debts within the meaning of section 123 of the Insolvency Act 1986; or

(b)
Ireland, is unable or deemed to be unable to pay its debts within the meaning of section 214 of the Companies Act 1963 and/or Section 2(3) of the Companies (Amendment) Act 1990 in each case as amended; or

(c)	Australia, is unable to pay its debts as and when they become due and payable within the meaning of section 95A of the Corporations Act 2001.

17.8	Striking off

17.8.1	So far as RBS is aware, no action is being taken by, in the case of Group Companies incorporated in:

(a)	England and Wales, the Registrar of Companies to strike any such Group Company off the register under section 1000 of the Act;

(b)	Ireland, the Registrar of Companies to strike any such Group Company off the register under section 12 of the Companies (Amendment) Act of Ireland 1982;

(c)	Australia, the Australian Securities and Investments Commission to deregister any such Group Company under section 601AB of the Corporations Act 2001.

18.	COMPETITION

18.1
For the purposes of this paragraph 18 "Competition Law" means legislation (and the applicable rules and regulations thereunder) of any jurisdiction in which any Group Company carries on business governing the conduct of businesses or individuals in relation to anticompetitive agreements or concerted practices, dominant or monopoly market positions and the control of mergers, acquisitions and joint ventures, and "Competition Authority" means any relevant government, governmental, national, supranational, competition or antitrust body or other authority which is responsible for applying Competition Law in such jurisdictions.

18.2
During the 12 months prior to the date of this Agreement none of the Sellers nor any Group Company has received written notification from any Competition Authority that any Group Company has any liability under, or is engaged in, any agreement, arrangement, concerted practice or conduct that infringes any Competition Law.

19.	REGULATORY MATTERS

19.1	All authorisations, licences, consents and approvals required by any Group Company for or in connection with carrying on the Business are in full force and effect, other than:

19.1.1	those the absence of which would not have a material adverse effect on the Group; and

19.1.2
those which the applicable Lessee (or any prior lessee of an Aircraft) is responsible for obtaining or procuring, or for which the applicable Lessee (or any prior lessee of an Aircraft) is required to indemnify the Lessor for failure to obtain or maintain, under the terms of the applicable Lease Documents (or any prior documents governing the leasing of an Aircraft).

19.2
No Group Company has received any written notice from a Governmental Agency in the 12 months prior to the date of this Agreement alleging that any Group Company has not obtained a material licence, permission, authorisation (public or private) or consent required for carrying on the Business effectively in the places and in the manner in which it is carried on at the date of this Agreement in accordance with applicable laws and regulations or that any such licence, permission, authorisation or consent will be revoked or terminated as a result of the execution or performance of this Agreement.

20.	LITIGATION AND COMPLIANCE WITH LAW

20.1
No Group Company is involved in a material civil, criminal, arbitration, administrative or other proceeding (other than in relation to the collection of debts arising in the ordinary course of business of any Group Company).  So far as RBS is aware, no material civil, criminal, arbitration, administrative or other proceeding which is likely on the balance of probabilities to have a material adverse effect on the business of any Group Company is pending or threatened by or against any Group Company. For this purpose:

(a)	material means proceeding which, if successful, are likely to result in a cost, benefit or value to the Business of US$1,000,000 or more; and

(b)
any proceedings for collection by a Group Company of debts arising in the ordinary course of business and any proceedings in respect of claims identified in the Disclosure Letter and/or the Data Room as insured claims are excluded.

20.2	There is no outstanding court or arbitral judgement or order against any Group Company.

20.3	No Group Company has received written notice in the 12 months prior to the date of this Agreement of any current or pending investigation by a Governmental Agency concerning any Group Company.

20.4	So far as RBS is aware, each Group Company has conducted its business in all material respects in accordance with all applicable legal requirements.

20.5
So far as RBS is aware no Group Company nor any director, officer or employee of any Group Company has at any time taken any action, directly or indirectly, in violation of Anti-Bribery Laws then applicable to it.

20.6	Each Group Company conducts and has at all times conducted its business in compliance with Anti-Bribery Laws, then applicable to it.

21.	POWERS OF ATTORNEY AND AUTHORITIES

No Group Company has given a power of attorney or other authority by which a person may enter into an agreement, arrangement or obligation on behalf of any Group Company (other than an authority for a director, other officer or employee to enter into an agreement in the usual course of that person's duties).

22.	BROKERAGE OR COMMISSIONS

No person is entitled to receive a finder's fee, brokerage or commission from any Group Company in connection with this Agreement.

23.	ENVIRONMENTAL

During the 12 months prior to this Agreement no Group Company has received any written notification from, or so far as RBS is aware, has been under investigation by, any Governmental Agency in relation to any alleged breach of Environmental Law.

SCHEDULE 5
LIMITATIONS ON THE LIABILITY OF RBS

1.	LIMITATION ON QUANTUM

1.1	RBS is not liable in respect of a Warranty Claim (other than a Fundamental Warranty Claim or a Tax Warranty Claim):

1.1.1
unless the amount that would otherwise be recoverable from RBS (but for this paragraph 1.1.1) in respect of that Warranty Claim exceeds (either on its own or when aggregated with one or more other Warranty Claims arising from the same subject matter and in relation to the same Warranty breach) ***; and

1.1.2
unless and until the amount that would otherwise be recoverable from RBS (but for this paragraph 1.1.2) in respect of that Warranty Claim, when aggregated with any other amount or amounts recoverable in respect of other Warranty Claims (other than Warranty Claims in respect of Fundamental Warranties or Tax Warranty Claims) (excluding any amounts in respect of a Warranty Claim for which RBS has no liability because of paragraph 1.1.1), exceeds *** and in the event that the aggregated amounts exceed *** RBS shall only be liable for the excess.

1.2
RBS is not liable in respect of a Tax Warranty Claim unless the amount that would otherwise be recoverable from RBS (but for this paragraph 1.2) in respect of that Tax Warranty Claim exceeds (either on its own or when aggregated with one or more other Tax Warranty Claims arising from the same subject matter and in relation to the same Warranty breach) ***.

1.3
RBS is not liable in respect of an Affiliate Transaction Indemnity Claim unless the amount that would otherwise be recoverable from RBS (but for this paragraph 1.3) in respect of such claim exceeds US$***.

1.4	The total aggregate liability of RBS in respect of all Warranty Claims (other than Fundamental Warranty Claims) and Affiliate Transaction Indemnity Claims is limited to ***.

1.5	The total aggregate liability of RBS in respect of all Relevant Claims is limited to an amount equal to the Cash Free Debt Free Price.

1.6
The Buyer shall not be entitled to claim for any punitive, indirect or consequential loss (including loss of profit) in respect of any Relevant Claim which it would not be entitled to recover at law (unless required to be paid to a third party); provided that this paragraph 1.6 shall not apply to fines, interest or penalties in respect of Tax Warranty Claims.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

2.	TIME LIMITS FOR BRINGING CLAIMS

RBS is not liable for a Relevant Claim in respect of:

2.1
a Warranty contained in paragraph 5 (Tax) of Schedule 4 unless the Buyer has notified RBS of the Relevant Claim stating in reasonable detail the nature of the Relevant Claim and to the extent practicable the amount claimed no later than 23.59 on the date falling 3 months after the expiry of the period specified by statute during which an assessment of the relevant liability to Tax may be issued by the relevant Tax Authority or, if there is no such period (other than where fraud or, in relation to a Relevant Claim in respect of RBS Aerospace Limited arising in respect of a Warranty contained in paragraph 5 (Tax) of Schedule 4, negligence (as that expression is used in section 956(1)(c) TCA 1997) has been reasonably alleged or proven, provided that the Buyer has obtained an opinion of Tax counsel of at least 5 years' standing that any such allegation is reasonable) or if such period ends more than 6 years from Completion, the date which is 6 years from Completion; and

2.2
any other Warranty unless the Buyer has notified RBS of the Relevant Claim stating in reasonable detail the nature of the Relevant Claim and the amount claimed (and to the extent practicable detailing the Buyer's calculation of the loss thereby alleged to have been suffered) on or before the date falling 12 months after the Completion Date.

2.3
any Affiliate Transaction Indemnity Claim unless the Buyer has notified RBS of the Affiliate Transaction Indemnity Claim stating in reasonable detail the nature of the Affiliate Transaction Indemnity Claim and the amount claimed (and to the extent practicable detailing the Buyer's calculation of the loss thereby alleged to have been suffered) on or before the date falling 24 months after the Completion Date.

3.	NOTICE OF CLAIMS

A Relevant Claim notified in accordance with paragraph 2 of this Schedule 5 is unenforceable against RBS on the expiry of the period of 9 months starting on the day of notification of the Relevant Claim, unless proceedings in respect of the Relevant Claim have been issued and validly served on RBS, save in the case of a claim based upon a liability which is contingent or otherwise not capable of being quantified, in which case the 9 month period shall commence on the date that the contingent liability becomes an actual liability or the liability is capable of being quantified. For the avoidance of doubt, a Relevant Claim may be commenced during the pendency of the Buyer's actions in respect of mitigation or seeking recovery from a third party in accordance with this Schedule 5. No new Relevant Claim may be made in respect of the same loss or losses giving rise to any such withdrawn Relevant Claim.

4.	SPECIFIC LIMITATIONS

RBS is not liable in respect of a Relevant Claim:

4.1	to the extent that the Relevant Claim arises from or the liability thereunder occurs or is increased directly or indirectly as a result of:

4.1.1	an Event after Completion (including, for the avoidance of doubt, any restructuring, reorganisation or Tax planning unless any of these shall be pursuant to an agreement in writing between the Buyer and RBS) by or involving a Buyer's Group Undertaking or a director, employee or agent of a Buyer's Group Undertaking other than if the Event:

(a)	is required by applicable law in force as at the date of this Agreement;

(b)	is pursuant to a legally binding commitment that a Group Company incurred on or before Completion or that the Buyer incurred under this Agreement; or

(c)
arises in the ordinary course of the Group Company's business unless the Buyer or relevant Buyer's Group Undertaking was aware or ought (having taken all reasonable legal and/or tax advice) reasonably to have been aware that such Event could give rise to a liability to Tax;

4.1.2
any Event after Completion on the part of the Buyer or a Buyer's Group Undertaking which impacts the basis on which capital allowances under Part 9 TCA 1997 may be claimed in Ireland by RBS Aerospace Limited, whether or not in accordance with an agreement with the Irish Revenue Commissioners, and including an adjustment to a current market value basis for these purposes other than if the Event satisfies any of the conditions in (a) to (c) in paragraph 4.1.1 of this Schedule 5;

4.1.3
the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the date of this Agreement or an increase in the Tax rates or an imposition of Tax, in each case not actually or prospectively in force at the date of this Agreement; or

4.1.4
a change in any accounting policy or practice of any Group Company (including a change in the accounting reference date) after Completion other than a change which is necessary in order to comply with the law applicable to any Group Company as at the date of this Agreement;

4.2
(save to the extent that it is *** in accordance with clause 4.10) to the extent that the matter giving rise to the Relevant Claim arises wholly or partially from an Event before or after Completion at the written request of, or with the written consent by or on behalf of, a Buyer's Group Undertaking (which for these purposes includes a Group Company only after Completion);

4.3
to the extent that the matter giving rise to the Relevant Claim is an amount for which a Group Company actually recovers, or receives indemnity from, a person other than a RBS Group Undertaking, whether under a provision of applicable law, insurance policy or otherwise howsoever (or would have recovered or received had the relevant Group Company made commercially reasonable efforts to obtain such recovery or indemnity);

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

4.4
if a Buyer's Group Undertaking fails to act in accordance with the provisions of  this Schedule 5 or Schedule 6 in connection with the matter giving rise to the Relevant Claim unless and to the extent that in the absence of the failure the Buyer would still have had Losses under the Relevant Claim;

4.5
(other than in respect of a Tax Warranty Claim) to the extent that the matter giving rise to the Relevant Claim was taken into account in computing the amount of an allowance, provision or reserve or other amount on the face of the Completion Statement, or specifically noted in the Accounts or the Completion Statement or was specifically referred to in the Accounts or the Completion Statement (or, in each case, the notes thereto) or in accordance with generally accepted accounting principles has not been so taken account of or referred to;

4.6	(other than in respect of a Tax Warranty Claim) to the extent of the amount by which a liability (including a provision against liabilities) included in the Completion Statement is overstated;

4.7
to the extent that the matter giving rise to the Relevant Claim is a Tax liability of a Group Company arising because a Group Company's assets are more than, or its liabilities are less than, were taken into account in computing the provision for Tax in the Completion Statement;

4.8	to the extent that the matter giving rise to the Relevant Claim is a Tax liability which would not have arisen but for:

4.8.1
a claim, election, surrender or disclaimer made, or notice or consent given, or another thing done, after Completion (other than one the making, giving or doing of which was taken into account in computing a provision for Tax in the Accounts or the Completion Statement under, or in connection with, a provision of an enactment or regulation relating to Tax by a Buyer's Group Undertaking or one the making, giving or doing of which is required by applicable law in force as at the date of this Agreement or pursuant to a legally binding commitment that a Group Company incurred on or before Completion or that the Buyer incurred under this Agreement); or

4.8.2
a Group Company's failure or omission to make a claim, election, surrender or disclaimer, or give a notice, or consent or do another thing, under, or in connection with, a provision of an enactment or regulation relating to Tax after Completion, the anticipated making, giving or doing of which was taken into account in computing the provision for Tax in the Accounts or the Completion Statement and notified to the Buyer at least 5 Business Days before expiry of any time limit that is applicable thereto, except, in each case, where the relevant act or omission results from RBS's conduct of the Group Companies' tax affairs for the Relevant Accounting Period under Schedule 6;

4.9
to the extent that the matter giving rise to the Relevant Claim is a Tax liability which would have been set off by a Relief (other than a Buyer Relief) made available to a Group Company for no consideration but for a Group Company's failure after

Completion to make any claims and to take any action required of it by the Seller in accordance with Schedule 6;

4.10
to the extent that the matter giving rise to the Relevant Claim is a Tax liability against which a Relief other than a Buyer Relief is available for set off where such Relief is available without payment to any RBS Group Undertaking;

4.11
to the extent that the matter giving rise to the Relevant Claim is a fine, penalty or interest which would not have arisen but for the unreasonable delay or default of the Buyer or a Group Company after Completion;

4.12	to the extent that the matter giving rise to the Relevant Claim is a liability which has been paid or discharged on or before Completion;

4.13
(save where the stamp duty or related interest or penalty is a compulsory tax under the relevant law and is thus a legal liability of the relevant Group Company) to the extent that the matter giving rise to the Relevant Claim is stamp duty or any interest or penalty relating thereto paid or payable by a Group Company in respect of an instrument executed before Completion unless it is necessary for the Group Company to pay the stamp duty, interest or penalty in order to effect registration in respect of the holding of an asset, to demonstrate title to an asset in connection with the disposal of that asset or to produce the relevant instrument as evidence in civil proceedings or in a hearing before an arbitrator or referee;

4.14
(other than in respect of a Tax Warranty Claim) if the Buyer was aware at the date of this Agreement of a fact, matter or circumstance resulting or which might reasonably be expected to result in a breach of Warranty, but only to the extent the Losses arising from or in connection with such breach arise from or in connection with such known fact, matter or circumstance;

4.15
subject always to paragraph 9 and 10 below, where RBS has made or is liable to make a payment to the Buyer in relation to any Relevant Claim and the Buyer or any Buyer's Group Undertaking is entitled to recover (whether by insurance, payment, discount, credit, relief or otherwise) from a third party a sum which indemnifies or compensates the Buyer or any Buyer's Group Undertaking (in whole or in part) in respect of the liability or loss which is subject to a Relevant Claim, the Buyer or relevant Buyer's Group Undertaking shall:

4.15.1	promptly notify RBS of the fact and provide such information as RBS may reasonably require;

4.15.2
take all such commercially reasonable steps or proceedings as RBS may require to enforce such right prior to taking action against RBS (other than to notify RBS of the potential Relevant Claim or commence proceedings within the period set forth in paragraph 3 above); and

4.15.3
in the event that the Buyer or a Buyer's Group Undertaking recovers from any such third party sums which are referable to the relevant matter giving rise to the Relevant Claim, apply such amount (net of Taxation and any reasonable costs of recovery) in reducing or extinguishing pro tanto the amount of any such Relevant Claim and (other than in respect of a Tax Warranty Claim) shall rebate the net amount to RBS accordingly.

5.	RECOVERY ONLY ONCE

The Buyer and anyone deriving title from the Buyer on or after Completion is not entitled to recover to the extent there has previously been a recovery in respect of a particular Relevant Claim and, for the avoidance of doubt, no liability shall attach to RBS for any Relevant Claim to the extent the same loss occasioned to the Buyer or any Buyer's Group Undertaking or any other person deriving title from the Buyer or any such Buyer's Group Undertaking has been recovered pursuant to clause 2.3 and/or Schedule 11.

6.	CLAIMS

6.1
The Buyer waives and relinquishes any right of set-off or counterclaim, deduction or retention which the Buyer might otherwise have in respect of any Relevant Claim against or out of any payments which the Buyer may be obliged to make (or procure to be made) to RBS pursuant to this Agreement or otherwise.

6.2
If a breach of the Warranties is capable of remedy, the Buyer shall only be entitled to compensation if it gives RBS written notice of the breach and the breach is not remedied to the Buyer's reasonable satisfaction within 25 Business Days after the date on which such notice is served on RBS. Without prejudice to its duty to mitigate any loss, the Buyer shall (or shall procure that any relevant Buyer's Group Undertaking shall) provide commercially reasonable assistance to RBS (at RBS's cost) to remedy any such breach.

7.	CONTINGENT LIABILITIES

To the extent that a Relevant Claim is based upon a liability of a Group Company which is a contingent liability, RBS shall not be liable to make a payment to the Buyer in respect thereof unless and until such time as the contingent liability becomes an actual liability of a Group Company to make a payment. This paragraph 7 is without prejudice to the obligation of the Buyer to notify RBS of the Relevant Claim and to issue and serve proceedings in respect thereof in accordance with paragraphs 2 and 3 of this Schedule 5.

8.	CONDUCT OF RELEVANT CLAIMS

8.1
If the Buyer or any Buyer's Group Undertaking becomes aware of a matter which constitutes or which would or is reasonably likely to give rise to a Relevant Claim (that involves liability to a third party):

8.1.1
the Buyer shall with reasonable promptness give notice to RBS of the matter and shall consult with RBS with respect to the matter, provided that any delay will not limit the Buyer's right of recovery for a Relevant Claim to the extent RBS is not prejudiced by the delay;

8.1.2
the Buyer shall, and shall ensure that each Buyer's Group Undertaking will, provide to RBS and its advisers reasonable access to premises and personnel and to relevant assets, documents and records within the power or control of each Buyer's Group Undertaking for the purposes of investigating the matter and enabling RBS to take the action referred to in paragraph 8.1.4(a) of this Schedule 5;

8.1.3	RBS (at its cost) may take copies of the documents or records, and photograph the premises or assets, referred to in paragraph 8.1.2 of this Schedule 5;

8.1.4	the Buyer shall, and shall ensure that each Buyer's Group Undertaking will:

(a)	take any action and institute any proceedings, and give any information and assistance, as RBS may reasonably request to:

(i)	avoid, dispute, resist, appeal, compromise, defend, remedy or mitigate the matter; or

(ii)	enforce against a person (other than a RBS Group Undertaking) the rights of a Buyer's Group Undertaking in relation to the matter; and

(b)
in connection with proceedings related to the matter (other than against a RBS Group Undertaking) use advisers nominated by RBS (and reasonably acceptable to the Buyer) and, if RBS requests, allow RBS the exclusive conduct of the proceedings, and in each case on the basis that RBS shall indemnify the Buyer on demand against all reasonable costs and liabilities incurred as a result of a request or nomination by RBS;

8.1.5
allow RBS (if it elects to do so) to take over the conduct of all proceedings and/or negotiations arising in connection with a Relevant Claim (other than any proceeding or negotiation resulting from a claim by the Buyer against RBS);

8.1.6
the Buyer shall not, and shall ensure that no Buyer's Group Undertaking will, admit liability in respect of, or compromise or settle, the matter without the prior written consent of RBS, such consent not to be unreasonably withheld or delayed; and

8.1.7	if RBS determines to conduct any proceedings with respect to a Relevant Claim involving liability to a third party, RBS shall not be permitted to settle such proceedings unless it:

(a)	admits liability in full in respect of the Relevant Claim; or

(b)	obtains a full release in favour of the Buyer in respect of any liability relating to such Relevant Claim which the Buyer or a Buyer's Group Undertaking may have to such third party; or

(c)	obtains the written consent of the Buyer (such consent not to be unreasonably withheld or delayed).

8.2
If RBS determines to conduct any proceedings or negotiations with respect to a Relevant Claim, RBS shall not be permitted to dispute its liability to the Buyer in respect of such Relevant Claim, subject always to the other terms of this Schedule 5 and to the terms of Schedule 4.

8.3	Nothing in this paragraph 8 shall require any Buyer's Group Undertaking to take action which is materially prejudicial to the business of the Group provided that:

8.3.1	this paragraph 8.3 shall not derogate from the Buyer's general duty to mitigate; and

8.3.2
for these purposes any impact upon any relationships with any Tax Authority or (subject to RBS indemnifying the Buyer therefor in accordance with paragraph 8.1.4 of this Schedule 5) an increase in the quantum of Tax payable by any Group Company after Completion or by any other Buyer's Group Undertaking at any time shall not be considered materially prejudicial to the business of the Group.

8.4
Nothing in this paragraph 8 shall require the Buyer to, or to procure that a Buyer's Group Undertaking shall, take any action that involves an appeal against a determination by the Tax Chamber of the First-tier Tribunal or a comparable first instance court or tribunal in another relevant jurisdiction, unless RBS has obtained an opinion of Tax counsel of at least 5 years' standing that there is a reasonable prospect that the appeal will succeed.

9.	RECOVERY FROM ANOTHER PERSON

9.1
If RBS pays to a Buyer's Group Undertaking an amount in respect of a Relevant Claim and a Buyer's Group Undertaking subsequently recovers from another person an amount which is referable to the matter giving rise to the Relevant Claim:

9.1.1	if the amount paid by RBS in respect of the Relevant Claim is more than the Sum Recovered, the Buyer shall immediately pay to RBS the Sum Recovered; and

9.1.2	if the amount paid by RBS in respect of the Relevant Claim is less than or equal to the Sum Recovered, the Buyer shall immediately pay to RBS an amount equal to the amount paid by RBS.

9.2
For the purposes of paragraph 9.1 of this Schedule 5, "Sum Recovered" means an amount equal to the total of the amount recovered from the other person plus any interest in respect of the amount recovered from the person less any Tax computed by reference to the amount recovered from the person payable by a Buyer's Group Undertaking and less all reasonable costs incurred by a Buyer's Group Undertaking in recovering the amount from the person.

10.	MITIGATION

Nothing in this Schedule 5 restricts or limits the Buyer's general obligation at law to mitigate any loss or damage which it may incur in consequence of a matter giving rise to a Relevant Claim.

11.	PROVISION OF INFORMATION

If, at any time after the date of this Agreement, RBS wants to insure against its liabilities in respect of Relevant Claims, the Buyer shall provide (at RBS' sole cost) such information as a prospective insurer may reasonably require before effecting the insurance.

12.	PRESERVATION OF INFORMATION

Upon becoming aware of a matter which may give rise to a Relevant Claim, the Buyer shall, and shall ensure that each Group Company will, preserve all documents, records, correspondence, accounts and other information whatsoever relevant to such matter which may give rise to a Relevant Claim.

13.	DISCLOSURE

The Warranties, other than the Warranties contained in paragraphs 2.1.3, 5.1, 5.9 and 6.2 of Schedule 4, are qualified by:

13.1	the facts and circumstances fairly disclosed in the Disclosure Letter or in any of the documents annexed to the Disclosure Letter;

13.2	all matters registered in respect of each Group Company:

13.2.1	incorporated other than in Ireland with any relevant company registry in such Group Company's jurisdiction of incorporation as of 13 January 2012;

13.2.2	incorporated in Ireland with any relevant company registry as of 9 January 2012;

13.3
all matters registered in respect of any Aircraft or Engine in the registry established pursuant to the Convention on International Interests in Mobile Equipment and its Protocol on Matters Specific to Aircraft Equipment, concluded in Cape Town on 16 November 2001 pursuant to searches conducted between 20 December 2011 and 23 December 2011;

13.4	all matters registered in respect of any Aircraft or Engine in:

13.4.1	the Aircraft Register of the Irish Aviation Authority as of 16 January 2012;

13.4.2	the UK Register of Aircraft Mortgages maintained by the Civil Aviation Authority of the United Kingdom as of 3 January 2012; or

13.4.3
the registers maintained by the Aircraft Registration Branch of the Federal Aviation Authority of the United States of America pursuant to searches conducted between 23 December 2011 and 28 December 2011;

13.5	all matters which have or would have been fairly disclosed to the Buyer or any Buyer's Group Undertaking or any of their agents or advisers as a result of conducting:

13.5.1	on 13 January 2012, a winding-up search at the Central Index of Winding Up Petitions at the High Court of England and Wales in respect of each Group Company incorporated in the United Kingdom;

13.5.2	on 9 January 2012, a search in respect of each Group Company incorporated in Ireland in the High Court Central Office or Judgments Office in Ireland; and

13.5.3	searches or enquiries analogous to those listed at 13.5.1 and 13.5.2 above in respect of each Group Company in such Group Company's jurisdiction of incorporation;

13.6	all matters which have or would have been fairly disclosed to the Buyer or any Buyer's Group Undertaking or its agents or advisers as a result of conducting a search, on 9 January 2012, of:

13.6.1
the register of registered land maintained by the Property Registration Authority in Ireland against the folio number DN76902L and the register of unregistered land maintained by the Property Registration Authority in Ireland against the address of the Property and RBS Aerospace Limited covering the period from 22 March 2011 until the date hereof;

13.6.2
the public files in relation to planning and building regulation maintained by the Local Authority pursuant to the Planning and Development Acts 2000 to 2011 and the Building Control Acts 1990 and 2007 against the address of the Property;

13.6.3	the register of fieri facias orders maintained by the relevant Sheriff in Ireland against RBS Aerospace Limited;

13.7
all matters which have or would have been fairly disclosed to the Buyer or any Buyer's Group Undertaking or its agents or advisers as a result of undertaking searches on 13 January 2012 against the names of each of the Group Companies in the form of a proprietorship search undertaken against any of the separate Registers of Patents, Trade Marks and Designs maintained from time to time by the Irish Patents Office, the UK Intellectual Property Office, the Office of Harmonization for the Internal Market and the European Patent Office;

13.8
to the extent fairly disclosed in sub-folders 'Phase 1 Data Room > C. Corporate Documentation', 'Phase 3 – Data Room > A. Corporate Documentation' and 'Phase 4 – Data Room > Corporate Documentation' of the Data Room, all matters which have or ought reasonably to have been fairly disclosed by inspection of each register and minute book required to be kept (and which are so kept) by each Group Company under applicable law (as in force on the date of this Agreement);

13.9	all matters fairly disclosed, provided for or noted:

13.9.1	in the case of RBS Aerospace UK, in the Company's individual accounts (as that term is used in sections 394 and 395 of the Act);

13.9.2	in the case of RBS Aerospace Limited, in the Company's individual accounts (as that term is used in section 148 of the Companies Act of Ireland 1963);

13.9.3	in the case of RBS Australia Leasing, in the Company's financial reports (as that term is used in Part 2M.3 of the Corporations Act 2001); and

13.9.4
for each of the accounts and financial statements referenced in paragraphs 13.9.1 to 13.9.3, in the auditors' report on those accounts, the directors' reports for those years and the notes to those accounts, in each case for the 4 financial years ended on the Last Accounting Date and in each case as fairly disclosed in the Data Room;

13.10	all facts, matters and circumstances fairly disclosed, set out or referred to in the Transactional Documents (including the schedules and exhibits to each of those agreement);

13.11
all matters fairly disclosed in the documents made available in the Data Room together with those documents listed in the Data Room Index.  If any inconsistency exists between this Agreement and the Disclosure Letter, the Disclosure Letter prevails and is deemed to contain the relevant disclosure. If any inconsistency exists between the documents in the Data Room and the Disclosure Letter, the Disclosure Letter prevails and is deemed to contain the relevant disclosure.  RBS is not liable to the Buyer or any Buyer's Group Undertaking for any inconsistency between the two; and

13.12
all matters reasonably apparent from any document which is fairly disclosed (specifically or generally) in the Data Room and although reference may be made to a particular part of a document when disclosing a matter the disclosure shall be deemed to be of all of the document to the extent that all the document has been disclosed.

14.	OVERPROVISIONS, REPAYMENTS AND CORRESPONDING SAVINGS OF TAX

14.1	If the Buyer or a Buyer's Group Undertaking becomes aware (within 6 years of Completion) that:

14.1.1
any provision for Tax in the Completion Statement is likely to be an overprovision otherwise than as a result of a Buyer Relief or as a result of the passing of, or a change in, a law, rule, regulation, interpretation of the law or administrative practice of a government, governmental department, agency or regulatory body after the Completion Date or a change in the Tax rates or an imposition or repeal of Tax, in each case not actually or prospectively in force at the Completion Date (an "Overprovision"); or

14.1.2
a Group Company is entitled to any repayment of Tax overpaid by such Group Company (other than a repayment which has been shown as an asset in the Completion Statement or which otherwise qualifies as a Buyer Relief) and/or any interest attributable to such repayment in respect of any period before Completion (a "Repayment") and the Group Company receives that Repayment (or would have received that Repayment had the relevant Group Company made reasonable efforts to obtain such Repayment); or

14.1.3
any liability to Taxation of a Group Company has arisen that has resulted in a payment being made by RBS under this Agreement to the Buyer and that liability has given rise to a tax saving for a Group Company on or after Completion (which tax saving has not been taken into account in determining any liability of RBS under this Agreement) (a "Tax Saving"), the Buyer shall as soon as reasonably practicable (but in any event no later than 10 Business Days from so becoming aware) give written details thereof to RBS and RBS may upon receiving such notice, or in the absence of such notice, at any time request the auditors for the time being of such Group Company to certify (at the expense of RBS) the amount of such Overprovision, Repayment or Tax Saving, and the amount so certified shall be dealt with in accordance with paragraph 14.2.

14.2	Where it is provided under paragraph 14.1 that any amount (the "Relevant Amount") is to be dealt with in accordance with this paragraph 14.2:

14.2.1	the Relevant Amount shall first be set off against any payment then due from RBS in respect of a Relevant Claim in respect of a Warranty contained in paragraph 5 (Tax) of Schedule 4;

14.2.2
to the extent that there is an excess, a refund shall be made to RBS of any previous payment or payments made in respect of a Relevant Claim in respect of a Warranty contained in paragraph 5 (Tax) of Schedule 4 and not previously refunded under this paragraph 14.2.2 up to the amount of such excess;

14.2.3
to the extent that the excess referred to in paragraph 14.2.2 is not exhausted under that paragraph, the remainder of that excess shall be carried forward and set off against any future payment or payments which become due from RBS in respect of a Relevant Claim in respect of a Warranty contained in paragraph 5 (Tax) of Schedule 4.

14.3
Where any such certification as is mentioned in paragraph 14.1 above has been made, RBS or the Buyer or a Group Company may request the auditors of the Group Company for the time being at the expense of the party so making the request to review such certification in the light of all relevant circumstances, including any facts which have become known only since such certification and to certify whether such certification remains correct or whether in the light of those circumstances the amount that was the subject of such certification should be amended.

14.4
If the auditors certify under paragraph 14.3 above that an amount previously certified should be amended, that amended amount shall be substituted for the purposes of paragraph 14.2 as the Relevant Amount in respect of the certification in question in place of the amount originally certified and such adjusting payment (if any) as may be required by virtue of the aforementioned substitution shall be made as soon as practicable by RBS or (as the case may be) to RBS.

14.5
If any dispute arises under this paragraph 14 as to whether there is or has been any Overprovision or Repayment, such dispute shall be referred for determination to a firm of chartered accountants agreed between RBS and the Buyer and failing such agreement a firm of independent accountants shall be nominated by the President for the time being of the Institute of Chartered Accountants of England and Wales, or the Institute of Chartered Accountants in Ireland as appropriate, who in making such determination shall act as expert (the "Tax Expert") and not arbitrator and whose decision shall be final and binding on the parties thereto.  The Tax Expert may make such enquiries as he shall think fit in order to make such determination and shall also determine how the costs of obtaining his opinion should be paid and borne by the parties, taking into account the reasonableness of their respective arguments.

14.6
The Buyer undertakes to supply and undertakes to procure that a Group Company shall supply to RBS and subsequently to any firm of accountants nominated to deal with any such dispute in accordance with paragraph 14.5 (with copies to RBS) all documents, accounts, notices, papers and other necessary information as may be reasonably required for the purposes of making any such determination as to whether there is or has been any Overprovision or Repayment for the purposes of this paragraph 14.

15.	GENERAL LIMITATIONS

15.1	The only Warranties given:

15.1.1	in respect of Tax are those contained in paragraph 5 of Schedule 4 and none of the other Warranties shall be deemed to be given whether directly or indirectly in relation to Tax; and

15.1.2
in respect of Aircraft and Lease Documents are those contained in paragraphs 4, 6, 19 and 20 of Schedule 4 and none of the other Warranties shall be deemed to be given whether directly or indirectly in relation to Aircraft and Lease Documents.

16.	GENERAL

Nothing in this Schedule 5 shall have the effect of limiting or restricting any liability of RBS in respect of a Relevant Claim arising as a result of any fraud.

SCHEDULE 6
TAX PROVISIONS

1.	TAX COMPUTATIONS

1.1
RBS shall (at the cost of the Group Companies) have the conduct of preparing, submitting to, and agreeing with the relevant Tax Authorities, all Tax computations of the Group Companies for each Tax accounting period ending on or before Completion (the "Relevant Accounting Periods") and control of the way and order in which available Reliefs (whenever and howsoever arising) are used by the Group Companies in each Relevant Accounting Period.

1.2
RBS shall deliver to the Buyer all the Tax computations and all related documents and correspondence relating to the Relevant Accounting Periods which it intends to submit to the relevant Tax Authority before submission to the relevant Tax Authority.

1.3	If the Buyer does not comment on the Tax computations, documents or correspondence within 20 Business Days starting on the date of their receipt, it is deemed to have approved them.

1.4	RBS shall take account of all the Buyer's reasonable comments concerning the Tax computations, documents or correspondence relating to the Relevant Accounting Periods.

1.5
RBS shall deliver to the Buyer copies of all correspondence sent to, or received from, the relevant Tax Authority relating to the Tax computations for the Relevant Accounting Periods, delivery to be effected promptly on despatch or, as the case may be, receipt.

1.6
The Buyer shall have the conduct of preparing, submitting to, and agreeing with the relevant Tax Authorities, all Tax computations of the Group Companies for each Tax accounting period beginning on or before, but ending after, Completion (each such accounting period a "Straddle Period"), provided that where there is to be any correspondence, meeting or telephone call with any Tax Authority in relation to such Tax computations and that correspondence, meeting or call relates or is likely to relate, wholly or partly, to a matter which the Buyer knows or ought reasonably to have known may affect the liability or potential liability to Tax of RBS or any RBS Group Undertaking, or the liability or potential liability of RBS under a Relevant Claim:

1.6.1	the Buyer shall promptly send copies of all such correspondence received and copies of draft replies to RBS and shall take account of all reasonable comments of RBS thereon; and

1.6.2	the Buyer shall give reasonable advance notice of any such meeting or call to RBS and RBS shall be entitled to nominate an individual to attend and participate in such meeting or call.

1.7
The Buyer shall deliver to RBS all the Tax computations and all related documents and correspondence relating to the Straddle Periods which it intends to submit to the relevant Tax Authority before submission to the relevant Tax Authority.

1.8	If RBS does not comment on the Tax computations, documents or correspondence within 20 Business Days starting on the date of their receipt, it is deemed to have approved them.

1.9	The Buyer shall take account of all reasonable comments of RBS concerning the Tax computations, documents or correspondence relating to the Straddle Periods.

1.10
The Buyer shall deliver to RBS copies of all correspondence sent to, or received from, the relevant Tax Authority relating to the Tax computations for the Straddle Periods, delivery to be effected promptly on despatch or, as the case may be, receipt.

1.11
The Buyer shall procure that each Group Company shall make such claims, surrenders, disclaimers and elections and give such notice or consent and do such other things as (a) were taken into account in computing a provision for Tax in the Accounts or the Completion Statement in each case as previously notified to the Buyer or (b) are reasonably directed by RBS. It shall not be reasonable as regards (b), and without limitation, for RBS to direct something that would result in a Tax liability for a Group Company for which RBS is not required to compensate the Buyer under this Agreement.

1.12
RBS and the Buyer shall provide or ensure the provision to each other of information and assistance which may reasonably be required to prepare, submit and agree all Tax computations, documents or correspondence.

1.13
The Buyer shall procure that each Group Company subject to Irish Tax that has paid *** as mentioned in clause 4.10 in respect of which a Relief from Irish Tax has been reflected in item 14 (Deferred Tax) in the Completion Statement shall take every action (including, without prejudice to the generality of the foregoing, preparing and filing computations, returns and accounts, including the notes thereto) as may reasonably be necessary to ensure that the amount of such Relief so reflected is available and shall not take any action as might jeopardise the amount of such Relief so reflected being so available.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 7
ACTION PENDING COMPLETION

1.
Subject to paragraph 2 below, from the date of this Agreement until Completion RBS shall (unless approved in writing by the Buyer, such approval not to be unreasonably withheld or delayed) ensure that:

1.1
no Group Company declares or pays any dividend or other distribution (whether in cash, stock or in kind) other than to another Group Company or reduces its paid-up share capital or agrees to do any of the foregoing;

1.2	no Group Company shall create, allot, issue, acquire, repay or redeem any share capital (except to another Group Company) or agree to do any of the foregoing;

1.3	subject to clause 4.10, and without limiting the provisions of paragraphs 1.5.4 and 1.11 below:

1.3.1
all arrangements relating to RBS Debt and RBS Deposits (including related interest rate and currency swaps and hedging arrangements) between any Group Company and any RBS Group Undertaking shall be maintained until Completion in a manner consistent in all material respects with Business Practices, provided that in relation to any aircraft acquired pursuant to paragraph 1.11 below prior to Completion, a RBS Group Undertaking may provide match funding to a Group Company that is repayable at Completion; and

1.3.2
no Group Company shall enter into or amend in any material respect any agreement, arrangement or other transaction between any of the Group Companies, on the one hand, and any RBS Group Undertaking (other than a Group Company) or any officer or director thereof, on the other that would be material to the Group Companies or the operation of the Business other than in relation to RBS Debt or as to be provided under the Transitional Services Agreement;

1.4	no Group Company:

1.4.1	other than any Offer Employee, employs or agrees to employ any new persons on a full or part time basis as a Senior Manager in the Business, or agrees to do any of these things; or

1.4.2
makes any material changes (other than those required by law) in terms of employment (including pension fund commitments and other benefits) of the staff of the Business: (i) as respects any of the eleven Company Key Employees; and (ii) in relation to non-Company Key Employee staff of the Group Companies, other than: (A) the employment on a full time basis of any existing contractor on the date of this Agreement on market terms and conditions, (B) raises related to changes in the responsibilities of employees in the ordinary course of business; and (iii) other than *** directed by the Buyer

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

on Completion in accordance with clause ***, or agrees to do any of the foregoing;

1.5	no Group Company:

1.5.1
enters into, amends or terminates any agreement (other than in relation to the Aircraft Leasing consistent with Business Practices for which provision is made in paragraphs 1.5.3, 1.5.4, 1.6 and 1.11 below) which would be a Material Agreement, or agrees to do any of these things;

1.5.2
enters into, or agrees to enter into, any agreement (other than in relation to employment matters for which provision is made in paragraph 1.4 above, or in relation to Aircraft Leasing consistent in all material respects with Business Practices for which provision is made in paragraphs 1.5.3, 1.5.4, 1.6 and 1.11 below) which cannot be performed within its terms within 1 year after the date on which it is entered into;

1.5.3
enters into any ***, enters into any supplement to or replacement of any ***, or consents to any amendment or other modification of *** having the effect of (a) ***, (b) ***, (c) altering in any material respect *** other than in connection with the leasing of such aircraft in accordance with the provisions of an executed letter of intent, *** consistent with Business Practices or (d) ***; or

1.5.4
enters into, or consents to, any amendment, modification or waiver of the provisions of any lease other than consistent in all material respects with Business Practices (including to permit any subordinated sublease) and in no event having the effect of (a) *** (other than in connection with a restructuring thereof following an event of default thereunder) ***, (b) granting any new, additional or modified purchase option under any lease, (c) ***, (d) altering in any material respect the net-lease or currency provisions of any lease or (e) *** (other than in connection with the restructuring of such lease following the occurrence of an event of default thereunder).  Any consent requested under this paragraph 1.5.4 shall be deemed given if not responded to within 10 days after receipt of a written request therefor.

1.6
except ***, no Group Company enters into any agreement or agrees to enter into any agreement to make any capital expenditure for the purpose of effecting any optional improvement or modification of any aircraft or engine except for any capital expenditure improvement or modification (a) made in relation to Aircraft Leasing in connection with any re-lease of an Aircraft, (b) made in accordance with the provisions of any lease or (c) costing less than $*** per expenditure or $*** in aggregate;

1.7	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.8
except as otherwise provided in paragraphs 1.3 and 1.6 above, no Group Company incurs any indebtedness (including trade credits) or provides any form of debt finance to any party which is not a Group Company, other than consistent in all material respects with Business Practices and the aggregate outstanding balance of which does not exceed US$*** at any time, or agrees to do any of the foregoing;

1.9
no Group Company gives, or agrees to give, a guarantee, related indemnity or other agreement to secure, or incur financial or other obligations with respect to, another person's obligation other than in respect of another Group Company;

1.10
no Group Company creates, or agrees to create, any Encumbrance over the Shares or assets of any Group Company other than, in the case of any assets other than the Shares or any aircraft, engine, component part or any lease or interest in any thereof, consistent in all material respects with Business Practices and in the case of any aircraft, engine, component part, lease or interest therein, other than any Permitted Security Interest or otherwise in accordance with the terms of any ECA/Ex-Im Financing related thereto as in effect on the date of this Agreement;

1.11	*** Any consent requested under this paragraph 1.11 shall be deemed given if not responded to within 10 days after receipt of a written request therefor.

1.12
each Group Company performs in all material respects its obligations under its ECA/Ex-Im Financings as well as its leases and enforces its rights and remedies thereunder consistent in all material respects with Business Practices;

1.13
except as otherwise provided in paragraphs 1.11 and 1.5.4 above, no Group Company acquires or disposes of any asset (other than aircraft or engines or component parts) or any interest in any asset (other than aircraft or engines or component parts) for consideration in excess of US$***,or agrees to do any of the foregoing, other than (a) acquisitions or dispositions between Group Companies or (b) in the ordinary course of business consistent in all material respects with Business Practices;

1.14	no Group Company merges or consolidates with any other person or acquires a material amount of assets from any other person (other than as provided in paragraph 1.11 or 1.13 above);

1.15	no Group Company enters into or agrees to enter into any agreement, the entering into or performance of which would breach any term of any Transactional Document;

1.16
no Group Company institutes or settles, or agrees to settle, any litigation where that action is likely to result in a payment to or by a Group Company US$*** or more (except for (a) institution of proceedings in connection with enforcement by a Group Company of its rights under Lease Documents or any other Aircraft Leasing, (b) collection in the ordinary course of trading debts (other than in relation to Aircraft Leasing) none of which exceeds US$*** or (c) settlement of claims arising out of Aircraft Leasing none of which exceeds US$***);

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.17	no Group Company takes or agrees to take any action which is likely to void or invalidate the Contingent Liability Policy or any other Policy;

1.18	no Group Company changes its accounting policies, except:

1.18.1
to reflect any change after the date of this Agreement in the generally accepted accounting practice or law in the relevant jurisdiction or in the application or implementation thereof (provided that this Agreement shall continue to be interpreted on the basis of relevant accounting policies and practices in effect and as applied on and immediately prior to the date of this Agreement, except to the extent otherwise agreed by the parties); and

1.18.2
the adoption, by RBS Australia Leasing, with effect from 1 January 2011, of accounting policies relating to depreciation and maintenance consistent with those used by RBS Aerospace Limited and RBS Aerospace UK in their statutory accounts for the year ended 31 December 2010; and

1.19
no Group Company enters into or agrees to enter into any contract to provide to or receive from any other person services, Information Technology or Intellectual Property which are the subject of the Transitional Services Agreement or Reverse Transitional Services Agreement, including entering into or agreeing to enter into any services agreement, Intellectual Property license or equipment lease.

2.	No act, omission, matter or thing shall constitute a breach of clause 5.4.1 or this Schedule 7 to the extent that:

2.1	it is required by the terms of any Transactional Document;

2.2	it is undertaken at the written request or with the written consent of the Buyer;

2.3
it is necessary in order to comply with (i) any commitment or arrangement to the extent fairly disclosed in the Data Room; (ii) any commitment or arrangement existing as at or before the date of this Agreement (which has been fairly disclosed in the Disclosure Letter); or (iii) any law or regulation or a rule or order of any Governmental Agency with relevant powers in force from time to time (and in respect of which the Buyer shall be consulted as far in advance as is practicable in the circumstances); or

2.4	it is a surrender or claim for group relief or payment or receipt of payment therefor in accordance with the Group Relief Letters.

3.
Nothing in this Schedule 7 shall prohibit or restrict RBS from procuring that any amount of the Group Company's cash or cash equivalents is applied to reduce Third Party Debt or RBS Debt or to increase Working Capital.

4.

4.1
From the date of this Agreement until Completion, RBS shall (or cause the Group Companies to) (a) (i) provide to the Buyer a monthly report presenting in summary form the information set forth on Exhibit 9; (ii) on a weekly basis on a Business Day each week to be agreed, make available the Chief Executive Officer of RBS Aerospace Limited (or one of his direct reports) for an update teleconference with  the

Buyer, all such calls to be attended by a  representative of RBS (the documents and their contents supplied under (i) and the information conveyed under (ii) together being the "Reporting Information"); and (b) at the request of the Buyer, provide information in addition to the Reporting Information as may be reasonably necessary for the purpose of ensuring compliance with, or the granting or withholding of consent in accordance with, this Schedule 7 (the "Sensitive Information") to a named clean team who can receive the Sensitive Information in accordance with the Clean Team Rules (the "Clean Team") on the terms set out in sub-paragraph 4.2 below, provided always that nothing in this paragraph 4 shall require RBS or any Group Company to do, or omit to do anything, to the extent this would, or would reasonably be likely to, result in a breach of applicable law or regulation, or a rule or order of any Governmental Agency with relevant powers, or result in the loss of legal privilege if the relevant information or documentation were to be provided to the Buyer. So far as permitted and practicable, RBS will consult with the Buyer in relation to any such restriction.

4.2	The Sensitive Information will be made available for review by the Clean Team only, on the following terms:

4.2.1
access to the Sensitive Information will be restricted to named members of the Clean Team and will be conditional upon compliance with the terms contained in this paragraph 4 and the signing by each member of the Clean Team of a document in the form set out in Exhibit 8.  Under no circumstances will any member of the Clean Team make any copy of the Sensitive Information (including word by word written copy) or provide the Sensitive Information to any person outside of the Clean Team; and

4.2.2
the Clean Team will analyse the Sensitive Information solely for the purposes of ensuring compliance with, or the granting or withholding of consent in accordance with, this Schedule 7 and convey their conclusions to the Buyer without disclosing the specific details of the Sensitive Information to the Buyer. Should the Clean Team find any incident of non-compliance with this Schedule 7, it may, after prior consultation with RBS (it being agreed that RBS consent shall not be required), disclose to named individuals at the Buyer such information, including Sensitive Information, that is reasonably necessary for the sole purpose of assessing the nature and severity of each incident of non-compliance with this Schedule 7, in particular the nature of the business conduct in question, the profit/loss resulting from it and any risk related to it.  For the avoidance of doubt, the information and conclusions may not be used for any other purpose or shared with any other person without RBS’s prior written consent and remains subject to the terms of clause 12.

5.
For all purposes of this Schedule 7, the Lombard Aircraft and Lease Documents in relation thereto and the Aircraft owned by New Skye Leasing Limited, Whyte Skye Leasing Limited, AFEX Leasing Limited or any Owner Trust, and the Lease Documents in relation thereto shall be treated as if they were owned and leased by a Group Company.

6.	Any request for a consent from the Buyer under this Schedule 7 shall be made to each of the following designated personnel of the Buyer:

***
Global Business Strategy Department
1-2, Marunouchi 1-chome
Chiyoda-ku
Tokyo 100-0005
Fax No: +813 4333 9867;

or to such other designated personnel as the Buyer may have previously notified RBS in writing for purposes of receiving requests for consents under this Schedule 7 with a copy to RBS marked for the attention of ***.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 8
PROPERTY

Description (including title number and class of title)	Details of lease (date and parties)	Duration	Current annual rent	Existing use	Legal owner/Registered proprietor	Beneficial owner
1st Floor, South Block, IFSC House, Custom House Quay, Dublin Leasehold title Title number not applicable	Sub-Lease dated 22 March 2011 between Ulster Bank Group Treasury Limited as Landlord and RBS Aerospace Limited as Tenant	*** commencing on 1 January 2007 until ***	Current annual rent: EUR***	Office with car parking and ancillary storage	RBS Aerospace Limited	RBS Aerospace Limited

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 9
PENSION ARRANGEMENTS

1.	PENSIONS

1.1	RBS shall indemnify the Buyer (for itself or as agent for the relevant Group Company) on an after Tax basis in respect of any loss to the Buyer or any Group Company which arises out of:

1.1.1
any liability to make any payment to the UK Scheme, the Ulster Bank Pension Scheme (Republic of Ireland) or the Lombard Ireland Ltd Non-Contributory Pension and Death Benefits Plan on or after Completion; and/or

1.1.2	the provision of or failure to provide pension, death or disability benefits to current or former employees of a Group Company referable to service prior to Completion,

which was not provided for in or taken into account in the preparation of the Completion Statement.

1.2
The Buyer and any Group Company shall hold any payment received by it under paragraph 1.1 of this Schedule 9 which arises out of any liability to make any payment to the UK Scheme, the Ulster Bank Pension Scheme (Republic of Ireland), or the Lombard Ireland Ltd Non-Contributory Pension and Death Benefits Plan on trust to pay to the trustees of the relevant pension scheme to the extent that the Buyer and the Group Companies have not already paid on or after Completion an amount equal to the amount being indemnified to those trustees.

1.3
If a Buyer's Group Undertaking either receives or is entitled to recover after Completion any amount from a Tax Authority or becomes entitled to any relief, in either such case arising in respect of, by reference to or in consequence of a payment or a liability to make a payment by a Buyer's Group Undertaking to the UK Scheme, the Ulster Bank Pension Scheme (Republic of Ireland) or the Lombard Ireland Ltd Non-Contributory Pension and Death Benefits Plan for which it has received payment from RBS under this Schedule 9, then:

1.3.1
the Buyer shall notify RBS of that fact as soon as possible and shall or shall procure that the relevant Buyer's Group Undertaking shall enforce such recovery, obtain such payment or utilise to the maximum extent such relief (in priority to any other reliefs), keeping RBS fully informed of the progress of any action taken and providing it with copies of all relevant correspondence and documentation; and

1.3.2
if a Buyer's Group Undertaking has received or obtained such a payment or its Tax payable (or paid) has been reduced (or repaid) in consequence of a relief, then the Buyer shall, by way of refund of amounts paid under paragraph 1.1 of this Schedule 9, pay to RBS the amount received or the amount by which its Tax payable has been reduced under paragraph 1.3. Any payment required to be made by the Buyer under this paragraph 1.3.2 shall be made:

(a)	in a case where a Buyer's Group Undertaking receives a payment, within 5 Business Days of the receipt of that payment, and

(b)	in a case where a Buyer's Group Undertaking's Tax payable has been reduced, on or before the date on which Tax would otherwise have been payable to the appropriate Tax Authority.

1.3.3
For the purposes of this paragraph 1.3, "relief" includes, unless the context otherwise requires, any allowance, credit, deduction, exemption or set off in respect of any tax or relevant to the computation of any income, profits or gains for the purposes of any tax, or any right to repayment of or saving of tax.

1.4
In respect of its employees at the date of this Agreement until Completion, each Group Company shall continue to participate in the Irish Schemes as an associated employer (as defined in the Irish Schemes' governing documentation). Each Group Company shall pay contributions during such period of participation between the signing of this Agreement and Completion in relation to its employees at the date of this Agreement at the prevailing rate of contribution applicable to all employers under the relevant Irish Scheme as properly determined in accordance with the relevant Irish Scheme's provisions and actuarial advice from time to time.

1.5
RBS shall procure that each Group Company shall cease to participate in the Irish Schemes other than the *** Scheme (the "Schemes") with effect on and from Completion and shall have given the requisite notice to effect this in accordance with the trust deed and rules of the relevant Scheme. RBS shall use its commercially reasonable efforts to procure that the cessation of participation in the Schemes by, and the release and discharge from any liabilities relating to the Schemes of, each Group Company on and with effect from Completion shall be confirmed in deeds of cessation executed by each Group Company (in respect of the appropriate Schemes) and by the trustees and the principal employer of each of the relevant Schemes.

1.6
RBS shall use its commercially reasonable efforts to procure that each employee of any Group Company at Completion who is not entitled to automatic vesting of employer contributions to any pension in which any Group Company participates (or the benefits attributable to such employer contributions under such pension scheme) of which he is a member shall be entitled to benefits under such pension scheme (except where such employee elects to receive a refund of member contributions) as if they had satisfied the vesting requirements of the relevant scheme and shall use its commercially reasonable efforts to procure that each employee of any Group Company who is a member of one of the Schemes (as defined in paragraph 1.5 above) shall be treated as if they were deferred members under the leaving service rules of such Schemes.

1.7
All contributions and expenses due to the Disclosed Schemes between the date of this Agreement and Completion will be paid by each Group Company prior to Completion or will be accrued and provided for in the Completion Statement.

1.8	It is agreed that with effect on and from Completion each Group Company will cease to participate in the Disability Schemes.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

SCHEDULE 10
REPAYMENT OF RBS DEBT

PART A
REPAYMENT OF ESTIMATED RBS DEBT AT COMPLETION

1.
Subject to paragraph 3, the Buyer shall (as agent for the relevant Group Company) at Completion pay to RBS (for itself or as agent for the relevant RBS Group Undertaking to which such Estimated RBS Debt is owed) the amount of each Estimated RBS Debt (other than any RBS Deposit), regardless of whether it is then due and payable.

2.
Subject to paragraph 3, RBS shall (for itself or as agent for the relevant RBS Group Undertaking) at Completion repay to the Buyer (as agent for the Group Company to which such Estimated RBS Deposit is owed) the amount of each Estimated RBS Deposit, regardless of whether it is then repayable.

3.
The payments contemplated by paragraphs 1 and 2 shall be netted off against each other and, at Completion, the Buyer shall pay to RBS the net balance or RBS  shall pay to the Buyer the net balance (as the case may be).

PART B
ADJUSTMENTS TO ESTIMATED RBS DEBT AFTER COMPLETION

1.	If a RBS Debt (other than any RBS Deposit):

1.1
is greater than the corresponding Estimated RBS Debt, the Buyer shall (as agent for the relevant Group Company) repay to RBS (for itself or as agent for the RBS Group Undertaking to which the relevant amount is owed) an amount equal to the difference, together with an amount equivalent to interest thereon at the Agreed Rate (accrued daily) for the period from (and including) the Completion Date to (but excluding) the date of payment; or

1.2
is less than the corresponding Estimated RBS Debt, RBS shall (for itself or as agent for the relevant RBS Group Undertaking which owes the relevant amount) pay to the Buyer (as agent for the relevant Group Company) an amount equal to the difference, together with an amount equivalent to interest thereon at the Agreed Rate (accrued daily) for the period from (and including) the Completion Date to (but excluding) the date of payment.

2.	If a RBS Deposit:

2.1
is greater than the corresponding Estimated RBS Deposit, RBS shall (for itself or as agent for the relevant RBS Group Undertaking which owes the relevant amount) pay to the Buyer (as agent for the relevant Group Company) an amount equal to the difference, together with an amount equivalent to interest thereon at the Agreed Rate (accrued daily) for the period from (and including) the Completion Date to (but excluding) the date of payment; or

2.2
is less than the corresponding Estimated RBS Deposit, the Buyer shall (as agent for the relevant Group Company) pay to RBS (for itself or as agent for the RBS Group Undertaking to which the relevant amount is owed) an amount equal to the difference, together with an amount equivalent to interest thereon at the Agreed Rate (accrued daily) for the period from (and including) the Completion Date to (but excluding) the date of payment.

3.	Any amounts payable pursuant to paragraphs 1 or 2 shall be:

3.1
paid at the same time and date as the payment due pursuant to clause 2.3 and to the fullest extent possible shall be netted off against one another and against any payment due pursuant to clause 2.3, with the intention that one payment be made at that time from RBS to the Buyer or from the Buyer to RBS pursuant to these paragraphs and pursuant to that clause; and

3.2
in full and final discharge of the RBS Debt or RBS Deposit, as the case may be, and the Buyer shall indemnify and hold harmless RBS (for itself or as agent for any RBS Group Undertaking) against any claim by a Group Company to the contrary and RBS shall indemnify and hold harmless the Buyer (for itself or as agent for any Group Company) against any claim by a RBS Group Undertaking to the contrary.

4.
If, in relation to any particular Estimated RBS Debt or Estimated RBS Deposit there is no corresponding RBS Debt or RBS Deposit (as the case may be), there shall be deemed to be a corresponding RBS Debt or RBS Deposit (as the case may be) of zero and if, in relation to any particular RBS Debt or RBS Deposit, there is no corresponding Estimated RBS Debt or Estimated RBS Deposit (as the case may be), there shall be deemed to be a corresponding Estimated RBS Debt or Estimated RBS  Deposit (as the case may be) of zero.

SCHEDULE 11
COMPLETION STATEMENT

PART A
PRELIMINARY

1.
The Completion Statement shall be prepared in accordance with this Schedule 11 and in the format set out in Part D of this Schedule 11. In addition, Exhibit 10 sets out a pro forma Completion Statement as if Completion had occurred on 30 September 2011 save as set out in Exhibit 10.

2.
The Completion Statement will comprise a single combined statement for all of the Group Companies that reflects the position of the Group Companies as at the Completion Time and will not take into account:

2.1	the effect of any post-Completion reorganisations or, in any way, the post-Completion intentions or obligations of the Buyer; or

2.2
the Lombard Aircraft or the Corporate Jet or any asset or liability relating to either of them that would otherwise be taken into account in determining the Completion Statement pursuant to this Schedule 11.

3.
Subject to paragraphs 9(c) and 10 of Part B of this Schedule 11, the Completion Statement will also reflect Tax of a Group Company which arises in consequence of the event of Completion other than to the extent such Tax is or would otherwise have been reflected in the Completion Statement as deferred Tax.

4.	In preparing the Completion Statement:

4.1
all items and amounts shall be recorded in US Dollars and, where required, items and amounts recorded in a currency other than US Dollars shall be converted into US Dollars in accordance with clause 1.10.1; and

4.2	there shall be no minimum level of materiality.

5.	The Completion Statement shall be prepared in accordance with:

5.1.1	the specific policies set out in Part B of this Schedule 11 below (the "Specific Policies");

5.1.2	subject to paragraph 5.1.1, the accounting principles, policies, treatments, practices and categorisations adopted in the preparation of the Accounts of RBS Aerospace Limited;

5.1.3
subject to paragraphs 5.1.1 and 5.1.2, the accounting principles, policies, treatments, practices and categorisations adopted in the preparation of the audited accounts of The Royal Bank of Scotland Group plc for the period ended on the Last Accounting Date; and

5.1.4	subject to paragraphs 5.1.1, 5.1.2 and 5.1.3, IFRS in force and applicable at the Last Accounting Date.

5.2
For the avoidance of doubt, paragraph 5.1.1 above shall take precedence over paragraph 5.1.2 above, paragraph 5.1.2 shall take precedence over paragraph 5.1.3 above and paragraph 5.1.3 shall take precedence over paragraph 5.1.4 above.

6.
No amounts in respect of liabilities (contingent or otherwise) for which RBS is obliged to indemnify the Buyer and/or any Buyer's Group Company under the terms of any Transactional Document shall be taken into account in determining any item included in the Completion Statement or in the determination of the Final Share Price.

7.
Information available up until the earlier of the date of delivery of an Objection Notice from the Buyer under paragraph 3 of Part C of this Schedule 11 and the date of agreement or determination of the Completion Statement shall be taken into account insofar as it provides evidence of the state of affairs of a Group Company at the Completion Time.

8.
The provisions of this Schedule 11 and the items comprising the Completion Statement shall be interpreted so as to avoid double counting, whether as an asset or as a liability, any particular matter.

9.
The Completion Statement shall be prepared on the basis that it relates to the Group Companies as going concerns and the Completion Statement shall not re-appraise the value of any of the assets of the Group Companies as a result of the change in their ownership (or any changes in the business of the Group Companies since the Completion Time following such change in ownership) except only as specifically set out in this Schedule 11.

PART B
SPECIFIC POLICIES

1.	The following Specific Policies shall apply in the preparation of the Completion Statement.

2.
Items 1, 2, 3, 4, 6, 7, 15 and 16 in the Completion Statement shall be determined by applying the relevant definition in clause 1 (subject, where applicable, to the provisions of Part A and the other provisions of this Part B of this Schedule 11).

3.
Item 5 in the Completion Statement (Operating Lease Assets) shall be determined by applying the principles applied in calculating "Assets for hire under operating leases" in the Accounts of RBS Aerospace Limited, and shall include capitalised interest and other capitalised amounts, office equipment and fixtures and fittings.

4.
Item 8 in the Completion Statement shall be calculated by adding together the amount of items 1, 4 and 5 in the Completion Statement and deducting from the result the aggregate amount of items 2, 3, 6 and 7 in the Completion Statement.

5.	Item 9 in the Completion Statement (Trade Debtors) shall include:

(a)	receivables due to any Group Company from lessees in respect of amounts due under or in respect of operating leases, including rent and maintenance contributions; and

(b)	bad debt provisions in respect of lessees.

6.	Item 10 in the Completion Statement (Other Debtors) shall include:

(a)	any sums paid by a Group Company prior to the Completion Time, to the extent that these relate to goods or services to be provided to a Group Company after the Completion Time;

(b)
any sums payable to a Group Company after the Completion Time, to the extent that these are operating lease rentals that relate to a period prior to the Completion Time, or they relate to goods or services provided by a Group Company prior to the Completion Time;

(c)	amounts expected to be received by any Group Company from a lessee during or at expiry of any lease as a cash contribution relating to the physical condition of the aircraft on redelivery;

(d)	servicing fees receivable by any Group Company; and

(e)	any recoverable VAT and any refund or repayment in respect of Tax.

7.	Item 11 in the Completion Statement (Customer Deposits) shall include:

(a)
the principal amount of security deposits received by any Group Company from lessees in cash and deposits received by any Group Company in cash under letters of intent relating to aircraft sales to the extent that such deposits are repayable to any third party, together with, in each case accrued interest thereon at the prevailing rate of interest relating to the relevant deposit or the contractually stipulated rate, to the extent that such interest is repayable to any third party; and

(b)
maintenance contributions received by any Group Company in cash (including for the avoidance of doubt ***) together with, in each case, accrued interest thereon at the prevailing rate of interest relating to the relevant deposit or the contractually stipulated rate, to the extent that such interest is repayable to any third party, and stated net of amounts not expected to be either (i) repaid to the lessee; or (ii)  used in connection with maintenance of Aircraft or Engines, applying the principles, policies, treatments, practices and categorisations adopted in calculating "Customer Deposits" in the Accounts of RBS Aerospace Limited.

8.
Item 12 in the Completion Statement (Accruals and Deferred Income) shall include  any sums paid to a Group Company prior to the Completion Time to the extent that these are operating lease rentals that relate to a period after the Completion Time, or to goods or services to be provided to a Group Company, after the Completion Time.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

9.	Item 13 in the Completion Statement (Other Creditors) shall include:

(a)	invoices received for goods or services provided to any Group Company but not paid as at the Completion Time;

(b)
without duplication of paragraph 9(a) above, any costs to be incurred by a Group Company after the Completion Time to the extent that these relate to goods or services provided to a Group Company prior to the Completion Time;

(c)
provisions in respect of VAT and in respect of any other Tax other than Tax arising as a result of (i) any income of RBS Aerospace UK deemed to arise under Chapter 3 Part 9 CTA 2010 or (ii) any amounts included in assessable income of RBS Australia Leasing as a result of the application of Division 45 of the Australian Income Tax Assessment Act 1997 in respect of Completion; and

(d)
an accrual for any other liability of a Group Company at the Completion Time which is of a type capable of being properly taken into account within the "Other Creditors" heading in Note 19 to the Accounts of RBS Aerospace Limited if it were a liability of RBS Aerospace Limited, other than any liability in respect of ***.

10.
Item 14 in the Completion Statement (Deferred Tax) shall be accounted for in accordance with the accounting principles, policies, treatments, practices and categorisations adopted in the preparation of the Accounts of the relevant Group Companies but disregarding any expense of RBS Aerospace UK deemed to arise under Chapter 3 Part 9 CTA 2010 in respect of Completion and disregarding the effect of Division 45 of the Australian Income Tax Assessment Act 1997 in respect of Completion and, for the avoidance of doubt, shall not include such amount of any Relief afforded to RBS Aerospace UK arising from the payment of *** as mentioned in clause 4.10 as is taken into account in calculating the UK Lessor Tax Adjustment.

11.
Item 17 in the Completion Statement (Final Share Price) shall be calculated by adding together the amounts of items 8 and 15 in the Completion Statement and deducting from the sum the amount of item 16 in the Completion Statement.

PART C
DRAFT COMPLETION STATEMENT

1.
RBS shall, or shall procure that the RBS's accountants shall, after Completion prepare in good faith a draft statement (the "Draft Completion Statement") in the format set out in Part D and showing the line items indicated there. RBS shall deliver the Draft Completion Statement to the Buyer within 45 Business Days after the Completion Date.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

2.
Unless the parties agree otherwise, no adjustment shall be made to the Draft Completion Statement as a result of the objection process described in this Part C, unless and until the aggregate amount of all individual adjustments exceeds US$***, in which case an adjustment shall be made for the full amount of such adjustments as agreed or determined in accordance with this Part C.

3.
The Buyer shall notify RBS in writing (an "Objection Notice") within 15 Business Days after receipt whether or not it accepts the Draft Completion Statement for the purposes of this Agreement.  An Objection Notice shall set out in detail the items of the Draft Completion Statement which are in dispute, the Buyer's reasons for such non-acceptance and specify the adjustments which, in the Buyer's opinion, should be made to the Draft Completion Statement in order for it to comply with the requirements of this Agreement.  Except for the matters specifically set out in the Objection Notice, the Buyer shall be deemed to have agreed the Draft Completion Statement in full and no adjustment may be made by the parties or the Firm to any item or items which are not the subject of the Objection Notice.

4.
If the Buyer serves an Objection Notice in accordance with paragraph 3 of this Part C, RBS and the Buyer shall use all reasonable efforts to meet and discuss the objections of the Buyer and to agree the adjustments (if any) required to be made to the Draft Completion Statement, in each case within 10 Business Days after receipt by RBS of the Objection Notice.

5.
If the Buyer is satisfied with the Draft Completion Statement (either as originally submitted or after adjustments agreed between RBS and the Buyer pursuant to paragraph 4 of this Part C) or if the Buyer fails to give a valid Objection Notice within the 15 Business Day period referred to in paragraph 3 of this Part C, then the Draft Completion Statement (incorporating any agreed adjustments) shall constitute the Completion Statement for the purposes of this Agreement.

6.
If RBS and the Buyer do not reach agreement within 10 Business Days of receipt by RBS of the Objection Notice, then the matter in dispute may be referred (on the application of either RBS or the Buyer) for determination by Ernst & Young or, if that firm is unable or unwilling to act, by such other independent firm of chartered accountants of international standing as RBS and the Buyer shall agree or, failing agreement, appointed by the President for the time being of the Institute of Chartered Accountants in England and Wales (the "Firm").  The Firm shall be requested to make its decision within 25 Business Days (or such later date as RBS, the Buyer and the Firm agree in writing) of confirmation and acknowledgement by the Firm of its appointment.  The following provisions shall apply once the Firm has been appointed:

6.1
RBS and Buyer shall each prepare a written statement within 10 Business Days of the Firm's appointment on the matters in dispute which (together with the relevant supporting documents) shall be submitted to the Firm for determination and copied at the same time to the other;

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

6.2
following delivery of their respective submissions, the Buyer and RBS shall each have the opportunity to comment once only on the other's submission by written comment delivered to the Firm not later than 5 Business Days after receipt of the other's submission and, thereafter, neither RBS nor the Buyer shall be entitled to make further statements or submissions except insofar as the Firm so requests (in which case it shall, on each occasion, give the other party, unless otherwise directed, 5 Business Days to respond to any statements or submission so made);

6.3
in giving its determination, the Firm shall state what adjustments (if any) are necessary, solely for the purposes of this Agreement, to the Draft Completion Statement in respect of the matters in dispute in order to comply with the requirements of this Agreement and to determine finally the Completion Statement;

6.4
the Firm shall act as an expert (and not as an arbitrator) in making its determination which shall, in the absence of manifest error, be final and binding on the parties and, without prejudice to any other rights which they may respectively have under this Agreement, the parties expressly waive, to the extent permitted by law, any rights of recourse they may otherwise have to challenge it.

7.
RBS and the Buyer shall each be responsible for their own costs in connection with the preparation, review and agreement or determination of the Completion Statement.  The fees and expenses of the Firm shall be borne equally between RBS  and the Buyer or in such other proportions as the Firm shall determine.

8.
To enable RBS to meet its obligations under this Schedule 11, the Buyer shall provide to RBS and RBS's accountants reasonable access to the books and records, employees and premises of the Group Companies and, where relevant, of the Buyer for the period from the Completion Date to the date that the Completion Statement is agreed or determined. In order to review the Draft Completion Statement, RBS shall provide to the Buyer and Buyer's accountants reasonable access to RBS's and RBS's accountants' working papers relating to the Draft Completion Statement.  If the Buyer serves an Objection Notice, it shall ensure that RBS and RBS's accountants shall be given reasonable access to the Buyer's and the Buyer's accountants' working papers relating to the adjustments proposed in the Objection Notice and any other submissions by or on behalf of the Buyer in relation to the Completion Statement. Each of RBS and the Buyer shall co-operate fully with the other and shall permit the other's accountants to take copies (including electronic copies) of the relevant books and records and shall provide all assistance reasonably requested by the other to facilitate the preparation of the Completion Statement.

9.
In the event of the appointment of the Firm, each of RBS and the Buyer shall respectively provide or procure the provision to the Firm of all such information as the Firm may reasonably request including:

9.1	by their respective advisers;

9.2	in the case of the Buyer, the books and records and personnel of the Group Companies; and

9.3	in the case of RBS, the books and records and personnel of the RBS Group Undertakings.

10.
When the Completion Statement has been agreed or determined in accordance with the preceding paragraphs, then the amount shown in the Completion Statement in respect of each line item shall be final and binding for the purposes of this Agreement.

PART D
FORM OF COMPLETION STATEMENT

	$m	$m
1.Cash Free Debt Free Price		[•]
Minus: Third Party Debt, broken down as between: (a) ECA Financings Amount; (b) Exim Financing Amount; and (c) Receivables Financing Amount	[(•)] [(•)] [(•)]
2.Third Party Debt		[(•)]
3.Minus: RBS Debt		[(•)]
4.Plus: Cash		[•]
5.Plus: Operating Lease Assets		[•]
6.Minus: Target Operating Lease Assets		[(•)]
7.Minus: UK Lessor Tax Adjustment		[(•)]
8.Sub Total (=1-2-3+4+5-6-7)		[•]
9.Trade Debtors	[•]
10.Other Debtors	[•]
11.Customer Deposits	[(•)]
12.Accruals and Deferred Income	[(•)]
13.Other Creditors	[(•)]
14.Deferred Tax	[(•)]
15.Working Capital (=9+10-11-12-13-14)		[(•)]
16.Minus: Target Working Capital		[(•)]
17.Final Share Price (=8+15-16)		[•]

SCHEDULE 12
PRE-COMPLETION OBLIGATIONS

1.	EXIM FINANCING AND ECA FINANCINGS

1.1
Each of RBS and the Buyer shall use all commercially reasonable efforts to procure, as soon as practicable following the date of this Agreement and in any case prior to Completion, that Export-Import Bank of the United States of America (in the case of the Exim Financing) and Compagnie Française d'Assurance pour le Commerce Exterieur and The Secretary of State of Her Britannic Majesty's Government acting by the Export Credits Guarantee Department (in the case of the ECA Financings):

1.1.1
consent to the irrevocable release and discharge of the Third Party Assurances set out in Part A of Exhibit 2, and the provision of replacement guarantees of the Exim Financing and the ECA Financings (respectively) by the Buyer (the "Replacement Guarantor") on terms substantially the same as such Third Party Assurances; and

1.1.2	take such other actions (including giving such instructions to the agents and lenders thereunder) as shall be necessary to effect such release and replacement in respect of such guarantees,

in each case with effect on and from Completion.

1.2	Without limitation, the obligations of the Buyer and RBS under paragraph 1.1 above shall include:

1.2.1
an obligation to *** any of the parties described in paragraph 1.1 above ***, to the extent consistent with the parties' obligations to use all commercially reasonable efforts (provided that the decision as to whether *** shall be determined at the Buyer's business discretion);

1.2.2
if, ***, the parties described in paragraph 1.1 above request ***, an obligation that each party shall *** (provided always that the decision as to whether to comply with any request for *** shall be determined at each party's business discretion);

1.2.3
an obligation to provide to the parties described in paragraph 1.1 such information in relation to the ownership and capital structure of the Replacement Guarantor, and such other information, as such parties may reasonably request or require.

1.3	***

1.3.1	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.3.2	***

1.3.3	***

1.3.4	***

1.3.5	***

1.3.6	***

1.4	***

1.5	***

1.5.1	***

1.5.2	***

1.5.3	***

1.5.4	***

1.5.5	***

1.5.6	***

1.6	***

1.6.1	***

1.6.2	***

1.6.3	***

1.6.4	***

1.7	***

1.7.1	***

1.7.2	***

1.7.3	***

1.7.4	***

1.7.5	***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.7.6	***

1.8	***

1.8.1	***

1.8.2	***

1.8.3	***

1.8.4	***

1.8.5	***

1.9	***

1.10	***

2.	AIRSPEED SERVICING

2.1	Terms defined in the Airspeed Servicing Agreement shall have the same meanings when used in this paragraph 2, unless otherwise defined in this Agreement.

2.2
The Buyer shall, as soon as practicable following the date of this Agreement, notify RBS of the name and details (including credit rating) of a Buyer's Group Undertaking that will own, directly or indirectly, at least 50.01% of the economic interest in and voting equity of RBS Aerospace Limited (provided that such entity shall on the date of the consents and waivers below have a long term debt rating of no lower than A- (S&P) and A3 (Moody's)) ("New Parent").

2.3
Each of RBS and the Buyer shall use all commercially reasonable efforts to procure, as soon as practicable following the date of this Agreement, that each of Airspeed Limited and the Policy Providers consents to the ownership by the New Parent of the majority economic interest in and voting equity of RBS Aerospace Limited, and waives in writing its rights to terminate the appointment of the Servicer under the Servicing Agreement due to such ownership.  RBS and the Buyer agree that the intention of the parties is to obtain such consents and waivers prior to Completion, but that their respective obligations under this paragraph 2.3 shall continue for a period of 6 months following Completion to the extent that such consents and waivers have not been obtained prior to the expiry of such period.  Such reasonable efforts shall include:

2.3.1	the Buyer and RBS using all commercially reasonable efforts to procure a Rating Agency Confirmation in relation to such change in ownership; and

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

2.3.2
the Buyer and RBS using all commercially reasonable efforts to procure an opinion (from Buyer's counsel), reasonably satisfactory to each Policy Provider, stating that such change in ownership will not give rise to adverse tax consequences to the Airspeed Group.

3.	***

The Buyer shall promptly prepare letters from *** on terms substantially the same as the ***. The Buyer (with the reasonable commercial assistance of RBS) shall promptly provide any information reasonably requested by *** in connection with the release and termination of the *** and the execution by the Buyer and *** at or prior to Completion.

4.	RECEIVABLES FINANCINGS

RBS shall prepay in full (together with any breakage, costs, premiums and prepayment fees payable by any Group Company in relation to the release and termination of any hedging and swap arrangements entered into in connection with a Receivables Financing) and terminate each Receivables Financing  and shall procure that all "receivables" and related rights are reassigned to RBS Aerospace Limited.  RBS shall make available to the Buyer reasonable evidence of such terminations and reassignments prior to Completion.

5.	CORPORATE JET SALE

RBS shall use all commercially reasonable efforts to procure that, as soon as practicable following the date of this Agreement, RBS Aerospace Limited shall (pursuant to a sale agreement entered into in January 2012) transfer to RB Leasing Limited all legal and beneficial title to one Bombardier Challenger corporate jet with MSN 5611 (the "Corporate Jet"), together with the associated lease to Arkas Shipping and Transport SA (the "Corporate Jet Sale").  On completion of the Corporate Jet Sale, RBS shall make available to the Buyer a copy of the bill of sale for the Corporate Jet as evidence of such completion.  If the Corporate Jet Sale has not occurred at or prior to Completion, the Buyer shall use all commercially reasonable efforts following Completion to assist in the completion of the Corporate Jet Sale, at no cost to any Buyer's Group Undertaking.  Notwithstanding any provision to the contrary in this Agreement, none of the other provisions of this Agreement (including, for the avoidance of doubt, the definition of "Aircraft" or "Operating Lease Assets" or the Warranties in Schedule 4) shall apply to, or be interpreted as referring to, the Corporate Jet, save to the extent they expressly refer thereto.

6.	OEM AMENDMENTS

Each of RBS and the Buyer shall use all commercially reasonable efforts to procure, as soon as practicable following the date of this Agreement, that the OEM

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

Amendments are made to each of the relevant OEM Contracts (with such amendments to take effect from Completion).

7.	COSTS OF PRE-COMPLETION OBLIGATIONS

Save to the extent provided otherwise in this Schedule 12, RBS shall pay (or procure the payment of) any out-of-pocket expenses or fees (including legal fees) of any counterparty (other than any Buyer's Group Undertaking) whose consent, agreement or other co-operation is reasonably required pursuant to the obligations of the parties described in paragraphs 1 to 6 (inclusive) above, such payment to be made prior to or simultaneously with Completion or, if not so paid, after Completion, provided that:

(a)
subject always to the proviso in paragraph 1.2.1 of this Schedule 12, RBS shall be required to pay such expenses or fees only to the extent of any agreement between a RBS Group Undertaking (including a Group Company) and such third party as in force at the date of this Agreement or to the extent that payment of such fees and expenses is required by such third party as a condition to their consent and agreement to the matters contemplated above; and

(b)	the Buyer shall indemnify RBS for any such expenses or fees to the extent arising due to a breach by the Buyer of its obligations under this Schedule 12.

EXECUTED by the parties:

Signed by Rory Cullinan as attorney for The Royal Bank of Scotland plc:	) ) ) )

Signed by Hiroshi Minoura for and on behalf of Sumitomo Mitsui Banking Corporation:	) ) ) )

EXHIBIT 1

PART A - AIRCRAFT

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
1.	RBS Aerospace Limited		***	2157	A320-200
2.	RBS Aerospace Limited		***	3169	A319-100
3.	New Skye Leasing Limited	RBS Aerospace (UK) Limited	***	3785	A320-200
4.	New Skye Leasing Limited	RBS Aerospace (UK) Limited	***	3850	A320-200
5.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	3423	A320-200
6.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	3439	A320-200
7.	New Skye Leasing Limited	RBS Aerospace Limited	***	3755	A320-200
8.	New Skye Leasing Limited	RBS Aerospace Limited	***	3781	A320-200
9.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	145406	ERJ-145MP
10.	RBS Aerospace Limited	RBS Aerospace Limited	***	33790	B737-700
11.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	1634	A319-100

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
12.	RBS Aerospace Limited	RBS Aerospace Limited	***	2870	A319-100
13.	New Skye Leasing Limited	RBS Aerospace Limited	***	3840	A320-200
14.	RBS Aerospace Limited	RBS Aerospace Limited	***	3626	A320-200
15.	RBS Aerospace Limited	RBS Aerospace Limited	***	3833	A320-200
16.	RBS Aerospace Limited	RBS Aerospace Limited	***	3242	A320-200
17.	RBS Aerospace Limited	RBS Aerospace Limited	***	3289	A320-200
18.	RBS Aerospace Limited	RBS Aerospace Limited	***	36116	B737-700
19.	RBS Aerospace Limited	RBS Aerospace Limited	***	36117	B737-700
20.	RBS Aerospace Limited	RBS Aerospace Limited	***	37740	B737-800
21.	RBS Aerospace Limited	RBS Aerospace Limited	***	37741	B737-800
22.	RBS Aerospace Limited	RBS Aerospace Limited	***	37742	B737-800
23.	RBS Aerospace Limited	RBS Aerospace Limited	***	29888	B737-800
24.	RBS Aerospace Limited	RBS Aerospace Limited	***	2148	A320-200
25.	RBS Aerospace Limited	RBS Aerospace Limited	***	37754	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
26.	RBS Aerospace Ireland Leasing 1 Limited	RBS Aerospace Ireland Leasing 1 Limited	***	10029	CRJ-700
27.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	35107	B737-800
28.	All Nippon Airways Trading Caribian Leasing Ltd.	RBS Aerospace (UK) Limited	***	2998	A320-200
29.	All Nippon Airways Trading Caribian Leasing Ltd.	RBS Aerospace (UK) Limited	***	3099	A320-200
30.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	30099	B737-800
31.	RBS Aerospace Limited	RBS Aerospace Limited	***	2041	A321-200
32.	RBS Aerospace Limited	RBS Aerospace Limited	***	2397	A320-200
33.	RBS Aerospace Limited	RBS Aerospace Limited	***	3437	A320-200
34.	RBS Aerospace Limited	RBS Aerospace Limited	***	3483	A320-200
35.	RBS Aerospace Limited	RBS Aerospace Limited	***	3496	A320-200
36.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	1725	A320-200
37.	RBS Aerospace Limited	RBS Aerospace Limited	***	2653	A321-200
38.	RBS Aerospace Limited	RBS Aerospace Limited	***	29672	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
39.	RBS Aerospace Limited	RBS Aerospace Limited	***	1541	A319-100
40.	RBS Aerospace Limited	RBS Aerospace Limited	***	1551	A319-100
41.	RBS Aerospace Limited	RBS Aerospace Limited	***	1603	A319-100
42.	RBS Aerospace Limited	RBS Aerospace Limited	***	3645	A321-200
43.	RBS Aerospace Limited	RBS Aerospace Limited	***	3045	A319-100
44.	RBS Aerospace Limited	RBS Aerospace Limited	***	3069	A319-100
45.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	3253	A319-100
46.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	3279	A319-100
47.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	3450	A319-100
48.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	3672	A320-200
49.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	33451	B737-800
50.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	33455	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
51.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	34002	B737-800
52.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	34005	B737-800
53.	RBS Aerospace Limited	RBS Aerospace Limited	***	2378	A319-100
54.	RBS Aerospace Limited	RBS Aerospace Limited	***	2380	A319-100
55.	RBS Aerospace Limited	RBS Aerospace Limited	***	2402	A319-100
56.	RBS Aerospace Limited	RBS Aerospace Limited	***	2436	A319-100
57.	RBS Aerospace Limited	RBS Aerospace Limited	***	2442	A319-100
58.	RBS Aerospace Limited	RBS Aerospace Limited	***	2446	A319-100
59.	RBS Aerospace Limited	RBS Aerospace Limited	***	2471	A319-100
60.	RBS Aerospace Limited	RBS Aerospace Limited	***	2709	A319-100
61.	RBS Aerospace Limited	RBS Aerospace Limited	***	2729	A319-100
62.	RBS Aerospace Limited	RBS Aerospace Limited	***	4196	A320-200
63.	RBS Aerospace Limited	RBS Aerospace Limited	***	4233	A320-200

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
64.	RBS Aerospace Limited	RBS Aerospace Limited	***	4250	A320-200
65.	New Skye Leasing Limited	RBS Aerospace Limited	***	3902	A320-200
66.	RBS Aerospace Limited	RBS Aerospace Limited	***	17000093	ERJ-170LR
67.	RBS Aerospace Limited	RBS Aerospace Limited	***	17000106	ERJ-170LR
68.	RBS Aerospace Limited	RBS Aerospace Limited	***	17000107	ERJ-170LR
69.	RBS Aerospace Limited	RBS Aerospace Limited	***	17000112	ERJ-170LR
70.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	1943	A319-100
71.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	2806	A319-100
72.	RBS Aerospace Limited	RBS Aerospace Limited	***	3306	A320-200
73.	RBS Aerospace Limited	RBS Aerospace Limited	***	19000201	ERJ-190LR
74.	RBS Aerospace Limited	RBS Aerospace Limited	***	19000230	ERJ-190LR
75.	RBS Aerospace Limited	RBS Aerospace Limited	***	19000263	ERJ-190LR
76.	RBS Aerospace Limited	RBS Aerospace Limited	***	19000264	ERJ-190LR

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
77.	RBS Aerospace Limited	RBS Aerospace Limited	***	2736	A321-200
78.	RBS Aerospace Limited	RBS Aerospace Limited	***	2756	A321-200
79.	RBS Aerospace Limited	RBS Aerospace Limited	***	2889	A319-100
80.	RBS Aerospace Limited	RBS Aerospace Limited	***	2996	A321-200
81.	RBS Aerospace Limited	RBS Aerospace Limited	***	3054	A319-100
82.	RBS Aerospace Limited	RBS Aerospace Limited	***	3102	A319-100
83.	RBS Aerospace Limited	RBS Aerospace Limited	***	3209	A319-100
84.	RBS Aerospace Limited	RBS Aerospace Limited	***	3377	A319-100
85.	RBS Aerospace Limited	RBS Aerospace Limited	***	3380	A319-100
86.	RBS Aerospace Limited	RBS Aerospace Limited	***	3443	A319-100
87.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	37743	B737-800
88.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	37745	B737-800
89.	White Skye Leasing Limited	RBS Aerospace Limited	***	4481	A320-200

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
90.	White Skye Leasing Limited	RBS Aerospace Limited	***	4535	A320-200
91.	RBS Aerospace Ireland Leasing 3 Limited	RBS Aerospace Ireland Leasing 3 Limited	***	4954	A320-200
92.	RBS Aerospace Limited	RBS Aerospace Limited	***	35099	B737-800
93.	RBS Aerospace Limited	RBS Aerospace Limited	***	33555	B737-800
94.	RBS Aerospace Limited	RBS Aerospace Limited	***	33556	B737-800
95.	RBS Aerospace Limited	RBS Aerospace Limited	***	2875	A320-200
96.	RBS Aerospace Limited	RBS Aerospace Limited	***	2920	A320-200
97.	RBS Aerospace Limited	RBS Aerospace Limited	***	2947	A320-200
98.	RBS Aerospace Limited	RBS Aerospace Limited	***	3063	A320-200
99.	RBS Aerospace Limited	RBS Aerospace Limited	***	3157	A320-200
100.	RBS Aerospace Limited	RBS Aerospace Limited	***	3410	A320-200
101.	RBS Aerospace Limited	RBS Aerospace Limited	***	3627	A320-200
102.	RBS Aerospace Limited	RBS Aerospace Limited	***	30361	B737-800
103.	RBS Aerospace Limited	RBS Aerospace Limited	***	30368	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
104.	RBS Aerospace Limited	RBS Aerospace Limited	***	37593	B737-800
105.	RBS Aerospace Limited	RBS Aerospace Limited	***	37594	B737-800
106.	RBS Aerospace Limited	RBS Labuan Leasing 1 Limited	***	35105	B737-800
107.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	33813	B737-800
108.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	33814	B737-800
109.	RBS Aerospace Limited	RBS Aerospace Limited	***	33812	B737-800
110.	RBS Aerospace Limited	RBS Aerospace Limited	***	37747	B737-800
111.	RBS Aerospace Limited	RBS Aerospace Limited	***	33557	B737-800
112.	New Skye Leasing Limited	RBS Aerospace (UK) Limited	***	3905	A319-100
113.	RBS Aerospace Limited	RBS Aerospace Limited	***	35094	B737-800
114.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	37746	B737-800
115.	RBS Aerospace Limited	RBS Paris Leasing 1 SARL	***	39920	B737-800
116.	RBS Aerospace Limited	RBS Paris Leasing 1 SARL	***	40807	B737-800
117.	New Skye (UK) Limited	RBS Aerospace (UK) Limited	***	3917	A320-200

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
118.	RBS Australia Leasing PTY Limited	RBS Australia Leasing PTY Limited	***	2600	A320-200
119.	RBS Australia Leasing PTY Limited	RBS Australia Leasing PTY Limited	***	33993	B737-800
120.	RBS Australia Leasing PTY Limited	RBS Australia Leasing PTY Limited	***	33994	B737-800
121.	RBS Australia Leasing PTY Limited	RBS Australia Leasing PTY Limited	***	33995	B737-800
122.	Lombard Global Finance Company	Lombard Global Finance Company	***	145398	ERJ-145MP
123.	Lombard Global Finance Company	Lombard Global Finance Company	***	145419	ERJ-145MP
124.	AFEX Leasing LLC	RBS Aerospace Limited	***	35000	B737-800
125.	AFEX Leasing LLC	RBS Aerospace Limited	***	35005	B737-800
126.	AFEX Leasing LLC	RBS Aerospace Limited	***	35017	B737-800
127.	AFEX Leasing LLC	RBS Aerospace Limited	***	35018	B737-800
128.	AFEX Leasing LLC	RBS Aerospace Limited	***	37519	B737-800
129.	AFEX Leasing LLC	RBS Aerospace Limited	***	37532	B737-800
130.	AFEX Leasing LLC	RBS Aerospace Limited	***	37534	B737-800
131.	AFEX Leasing LLC	RBS Aerospace Limited	***	37535	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
132.	AFEX Leasing LLC	RBS Aerospace Limited	***	37540	B737-800
133.	AFEX Leasing LLC	RBS Aerospace Limited	***	37541	B737-800
134.	AFEX Leasing LLC	RBS Aerospace Limited	***	37542	B737-800
135.	AFEX Leasing LLC	RBS Aerospace Limited	***	37543	B737-800
136.	RBS Aerospace Limited	RBS Aerospace Limited	***	33597	B737-800
137.	RBS Aerospace Limited	RBS Aerospace Limited	***	33621	B737-800
138.	RBS Aerospace Limited	RBS Aerospace Limited	***	33622	B737-800
139.	RBS Aerospace Limited	RBS Aerospace Limited	***	33634	B737-800
140.	RBS Aerospace Limited	RBS Aerospace Limited	***	35022	B737-800
141.	RBS Aerospace Limited	RBS Aerospace Limited	***	36570	B737-800
142.	RBS Aerospace Limited	RBS Aerospace Limited	***	36571	B737-800
143.	RBS Aerospace Limited	RBS Aerospace Limited	***	36572	B737-800
144.	RBS Aerospace Limited	RBS Aerospace Limited	***	36573	B737-800
145.	RBS Aerospace Limited	RBS Aerospace Limited	***	37514	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
146.	RBS Aerospace Limited	RBS Aerospace Limited	***	38494	B737-800
147.	RBS Aerospace Limited	RBS Aerospace Limited	***	35095	B737-800
148.	RBS Aerospace Limited	RBS Aerospace Limited	***	35096	B737-800
149.	RBS Aerospace Limited	RBS Aerospace Limited	***	35097	B737-800
150.	RBS Aerospace Limited	RBS Aerospace Limited	***	35098	B737-800
151.	RBS Aerospace Limited	RBS Aerospace Limited	***	40882	B737-800
152.	RBS Aerospace Limited	RBS Aerospace Limited	***	40883	B737-800
153.	RBS Aerospace Limited	RBS Aerospace Limited	***	3132	A320-200
154.	RBS Aerospace Limited	RBS Aerospace Limited	***	3206	A320-200
155.	RBS Aerospace Limited	RBS Aerospace Limited	***	3383	A320-200
156.	Lombard Global Finance Company	Lombard Global Finance Company	***	2140	A320-200
157.	Lombard Global Finance Company	Lombard Global Finance Company	***	500	A330-200
158.	RBS Aerospace Limited	RBS Aerospace Limited	***	2268	A319-100
159.	RBS Aerospace Limited	RBS Aerospace Limited	***	2281	A319-100

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
160.	RBS Aerospace Limited	RBS Aerospace Limited	***	2308	A319-100
161.	RBS Aerospace Limited	RBS Aerospace Limited	***	2379	A319-100
162.	RBS Aerospace Limited	RBS Aerospace Limited	***	2418	A319-100
163.	RBS Aerospace Limited	RBS Aerospace Limited	***	33558	B737-800
164.	RBS Aerospace Limited	RBS Aerospace Limited	***	33562	B737-800
165.	RBS Aerospace Limited	RBS Aerospace Limited	***	33563	B737-800
166.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	1952	A319-100
167.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	2553	A321-200
168.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	2610	A321-200
169.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	2687	A321-200
170.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	2862	A321-200
171.	New Skye Leasing Limited	RBS Aerospace Limited	***	3750	A320-200

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
172.	New Skye Leasing Limited	RBS Aerospace Limited	***	3972	A320-200
173.	RBS Aerospace Limited	RBS Aerospace Limited	***	2924	A320-200
174.	RBS Aerospace Limited	RBS Aerospace Limited	***	3058	A320-200
175.	RBS Aerospace Limited	RBS Aerospace Limited	***	3278	A320-200
176.	RBS Aerospace Limited	RBS Aerospace Limited	***	4320	A320-200
177.	New Skye (UK) Limited	RBS Aerospace (UK) Limited	***	3734	A320-200
178.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	3674	A320-200
179.	RBS Australia Leasing PTY Limited	RBS Australia Leasing PTY Limited	***	3275	A320-200
180.	RBS Australia Leasing PTY Limited	RBS Australia Leasing PTY Limited	***	3332	A320-200
181.	RBS Aerospace Limited	RBS Aerospace Limited	***	35137	B737-800
182.	AFEX Leasing LLC	RBS Aerospace Limited	***	35149	B737-800
183.	RBS Aerospace Limited	RBS Aerospace Limited	***	35100	B737-800
184.	RBS Aerospace Limited	RBS Aerospace Limited	***	35138	B737-800
185.	RBS Aerospace Limited	RBS Aerospace Limited	***	35145	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
186.	RBS Aerospace Limited	RBS Aerospace Limited	***	37258	B737-800
187.	RBS Aerospace Limited	RBS Aerospace Limited	***	37259	B737-800
188.	RBS Aerospace Limited	RBS Aerospace Limited	***	37260	B737-800
189.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	2928	A320-200
190.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	2934	A320-200
191.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	2941	A320-200
192.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	2984	A320-200
193.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	3010	A320-200
194.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	2302	A319-100
195.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	39921	B737-800
196.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	40995	B737-800
197.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	40997	B737-800
198.	RBS Aerospace (UK) Limited	RBS Aerospace (UK) Limited	***	40998	B737-800
199.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	4805	A320-200

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.	6.
No.	Owner	Lessor	Lessee	MSN	Aircraft Type
200.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	4851	A320-200
201.	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	Wells Fargo Bank Northwest, National Association as Owner Trustee for RBS Aerospace Limited	***	4948	A320-200
202.	AFEX Leasing LLC	RBS Aerospace Limited	***	35829	B737-800
203.	AFEX Leasing LLC	RBS Aerospace Limited	***	36149	B737-800
204.	RBS Aerospace Limited	RBS Aerospace Limited	***	35102	B737-800
205.	RBS Aerospace Limited	RBS Aerospace Limited	***	35104	B737-800

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

PART B – ORDERED AIRCRAFT

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

PART C – AIRCRAFT SCHEDULED FOR ACQUISITION, DISPOSAL OR SALE AND LEASEBACK

***18

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

EXHIBIT 2

PART A

1.	Guarantee dated 25 November 2009 given by The Royal Bank of Scotland PLC in favour of Export-Import Bank of the United States

2.	Guarantee dated 2 July 2009 given by The Royal Bank of Scotland PLC in favour of Calyon as security trustee

3.	Guarantee dated 8 February 2011 given by The Royal Bank of Scotland PLC in favour of Sumitomo Mitsui Banking Corporation Europe Limited, London Branch as security trustee

PART B

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

EXHIBIT 3

Company Registration No: 270775

RBS AEROSPACE LIMITED DIRECTORS' REPORT AND FINANCIAL STATEMENTS 31 December 2010

Group Legal and Secretariat Ulster Bank Group Centre Georges Quay, Dublin 2, Ireland

RBS AEROSPACE LIMITED

Contents	Page

Officers and Professional Advisers	1

Directors' Report	2-5

Statement of Directors' Responsibilities	6

Independent Auditors' Report	7-8

Statement of Comprehensive Income	9

Balance Sheet	10-11

Statement of Changes in Equity	12

Cash Flow Statement	13

Notes to the Financial Statements	14-40

RBS AEROSPACE LIMITED

OFFICERS AND PROFESSIONAL ADVISERS

DIRECTORS:
	P Barrett	(Irish)
	C Ennis	(Irish)
	B Flannery	(Irish)
	D Swan	(Irish)
	B Harvey	(American)
	R Cullinan	(British)
	P Commons	(British)
	G Petken	(British)

SECRETARY:
C Ennis

REGISTERED OFFICE:
IFSC House
IFSC
Dublin 1

AUDITORS:
Deloitte & Touche
Chartered Accountants
Deloitte & Touche House
Earlsfort Terrace
Dublin 2

Registered in Ireland.

RBS AEROSPACE LIMITED

DIRECTORS' REPORT

The Directors of RBS Aerospace Limited ("the Company") have pleasure in presenting their report, together with audited financial statements for the year ended 31 December 2010.  The financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRSs").

ACTIVITIES AND BUSINESS REVIEW

Activities

The principal business activities of the Company include, acting in the capacity of principal, agent or broker, the financing of aircraft, plant, equipment, machinery, engines, vehicles or other modes of transport and their components and parts, by way of loan, hire purchase, lease rental, credit sale or other appropriate methods of finance, and the sale or purchase, ownership, leasing or management or in any other way dealing with aircraft, plant, equipment, machinery, engines, vehicles or other modes of transport and their components/parts.  The Company also provides financial advice and brokerage services to the airline and airline related industry in connection with financing and refinancing.

The Company is a wholly owned subsidiary of International Aviation Management (CI) Limited, a company registered in the Cayman Islands.

The Company is a member of The Royal Bank of Scotland Group (the "Group" or the "RBS Group") which provides the Company access to all central resources it needs and provides guidance and frameworks for areas such as finance, risk, human resources or environment.  The annual reports of The Royal Bank of Scotland Group plc review these matters on a group basis.  Copies can be obtained from the Company Secretary, Gogarburn, Edinburgh, EH 12 1HQ, the Registrar of Companies or through the Group's web site at www.rbs.com.

Principal risks and uncertainties

The airline industry is cyclical and highly competitive.  Most of the Company's aircraft are under operating leases where the cost of the aircraft is not fully recovered over the term of the lease.  The oversupply of a specific type of aircraft in the market could depress aircraft lease rates and values, which would affect re-lease rates.  The supply and demand of aircraft is affected by various cyclical factors including:

•	passenger air travel and air cargo demand

•	fuel prices

•	maintenance costs

•	technological innovation and the introduction of new generation of aircraft types

•	government and environmental regulations

Review of the year and future developments

The directors are satisfied with the Company's performance in the year.  The Company will be guided by its parent company in seeking further opportunities for growth.

RBS AEROSPACE LIMITED
Review of the year and future developments (continued)

At the end of the year, the financial position showed total assets of $6,789.5 million (2009 restated: $7,083.0 million).  The net book value of property, plant and equipment was $6,224.7 million compared with $6,204.5 million at the end of the previous year.

The Company has changed the way it accounts for maintenance and depreciation.  The purpose of the change is to:

•	more accurately reflect the economic outcomes of operating leases through the statement of comprehensive income

•	more closely align accounting treatment with industry practices

•	enhance the comparability of its financial statements to other lessors

This has resulted in a change in accounting policy with respect to the treatment of maintenance contributions from lessees, and a change in accounting estimate with respect to the treatment of depreciation of assets held for operating lease.  The overall effects of the new accounting treatments are to increase retained profit by $73,598,000 in 2010 (2009: $21,244,000).  Opening reserves as at 1 January 2009 were restated and increased by $29,900,000.  More information is shown in note 1.

The Company's functional currency is the US dollar, as its trading and funding is predominately in this currency, and therefore its financial statements are presented in this currency.

The Company is funded primarily by facilities from the RBS Group, although additional finance has been raised from other sources in the form of finance lease funding for a number of its aircraft.  It seeks to minimise its exposure to external financial risks other than credit risk, further information is disclosed in Note 2.

To the date of signing of the financial statements the directors have not recommended the payment of a dividend (2009:$nil).

Going Concern

The Company's business activities, together with the factors likely to affect its future development, performance and position are set out above, along with the financial position of the Company.  In addition, also as noted above, note 2 to the financial statements includes: the Group's objectives, policies and processes for managing its capital; its financial risk management objectives; details of its financial instruments and hedging activities; and its exposures to credit risk and liquidity risk.  Risks are managed in line with guidance given by the Company's parent company.  Exposure to both interest rate risk and currency risk is minimised by the use of derivatives and fixed rate loans.

The current economic conditions create higher levels of the risks and uncertainties associated with the airline industry outlined above.  However, the Company has considerable long-term contracts with a number of customers and suppliers across different geographic areas and sectors within the industry.  Past experience indicates that airline risk can be managed carefully and successfully.  The Company has considerable borrowings from the Group.  Although the Company has been designated as non-core to the Royal Bank of Scotland Group, the Directors have no reason to believe that the availability of these borrowings will

RBS AEROSPACE LIMITED
Going concern (continued)

cease in the foreseeable future.  As a consequence, the Directors believe that the Company is well placed to manage its business risks successfully despite the current uncertain economic outlook.

The directors, having made such enquiries as they considered appropriate, including regarding the continuing availability of sufficient resources from the Group, have prepared the financial statements on a going concern basis.  They considered the financial statements of The Royal Bank of Scotland Group plc for the year ended 31 December 2010, approved on 23 February 2011, which were prepared on a going concern basis.

DIRECTORS AND SECRETARY

The present directors and secretary, who have served throughout the year (except where noted below), are listed on page 1.  From 1 January 2010 to date the following changes have taken place:

Directors	Resigned	Appointed
J Higgins	15 January 2010	-
B Harvey	-	5 May 2011
G Petken	-	22 July 2011
Assistant Secretary
J O'Driscoll	20 September 2010	-

DIRECTORS' AND SECRETARIES' INTERESTS

The directors and secretary of the Company at 31 December 2010 had no beneficial interests in the shares of Group companies other than the following beneficial holdings in the ultimate holding company:

The Royal Bank of Scotland Group plc Ordinary Shares of Stg 25p each

	As at 1 January 2010 (or date of appointment if later)			As at 31 December 2010
	Ordinary Shares	Options*	Restricted Stock Awards**	Ordinary Shares	Options*	Restricted Stock Awards**
P Barrett	16,333	220,825	-	16,333	171,577	273,016
P Commons	32,582	306,480	21,806	37,501	237,857	13,456
R Cullinan	-	4,787,235	5,503,048	-	4,787,235	5,654,960
C Ennis (Company Secretary)	4,198	14,369	-	4,198	14,369	-
B Flannery	10,651	118,353	12,265	14,222	118,353	55,915
D A Swan	16,116	63,250	15,080	20,647	17,794	64,263

*	Options granted under the Executive Option Scheme are exercisable subject to the achievement of performance conditions.
**	vesting for these awards are subject to the achievement of performance conditions

No director had an interest in any of the preference shares of the RBS Group during the year to 31 December 2010.

RBS AEROSPACE LIMITED

RISK MANAGEMENT POLICY

The Company seeks to minimise its exposure to external financial risks other than credit risk, further information is disclosed in Note 2.

BOOKS OF ACCOUNT

To ensure that proper books and accounting records are kept in accordance with Section 202 of the Companies Act, 1990, the directors have employed appropriately qualified accounting personnel and have maintained appropriate computerised accounting systems.  The books of account are located at the offices of the RBS Group, Global Banking & Markets - Finance in Cheltenham, United Kingdom.

ELECTIVE RESOLUTIONS

The Company has passed elective resolutions electing to dispense with the requirements to hold annual general meetings, lay accounts before a general meeting and re-appoint auditors annually pursuant to Regulation 8 of the European Communities (Single Member Private Limited Companies) Regulations, 1994.

AUDITORS

Deloitte & Touche, Chartered Accountants, have signified their willingness to continue in office as auditors in accordance with Section 160(2) of the Companies Act 1963.

Approved by the Board of Directors
and signed on behalf of the Board

P Barrett	B Harvey
Director	Director
Date: 22 July 2011	Date: 22 July 2011

RBS AEROSPACE LIMITED

STATEMENT OF DIRECTORS' RESPONSIBILITIES

Irish company law requires the directors to prepare financial statements for each financial year which give a true and fair view of the state of affairs of the Company and of the profit or loss of the Company for that period.  In preparing those financial statements, the directors are required to:

•	select suitable accounting policies for the Company Financial Statements and then apply them consistently;

•	make judgements and estimates that are reasonable and prudent; and

•	prepare the financial statements on the going concern basis unless it is inappropriate to presume that the Company will continue in business.

The directors are responsible for keeping proper books of account which disclose with reasonable accuracy at any time the financial position of the Company and to enable them to ensure that the financial statements are prepared in accordance with International Financial Reporting Standards as adopted by the European Union and comply with Irish statute comprising the Companies Acts, 1963 to 2009.  They are also responsible for safeguarding the assets of the Company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

Signed on behalf of the Board:

P Barrett	B Harvey
Director	Director
Date: 22 July 2011	Date: 22 July 2011

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF RBS AEROSPACE LIMITED

We have audited the financial statements of RBS Aerospace Limited (the company) for the year ended 31 December 2010 which comprise the Statement of Comprehensive Income, the Balance Sheet, the Statement of Changes in Equity, the Cash Flow Statement, and the related notes 1 to 28.  These financial statements have been prepared under the accounting policies set out therein.

This report is made solely to the company's members, as a body, in accordance with Section 193 of the Companies Act 1990.  Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditors' report and for no other purpose.  To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditors

The directors are responsible for preparing the financial statements, as set out in the Statement of Directors' Responsibilities, in accordance with applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union.

Our responsibility, as independent auditor, is to audit the financial statements in accordance with relevant legal and regulatory requirements and International Standards on Auditing (UK and Ireland).

We report to you our opinion as to whether the financial statements give a true and fair view, in accordance with IFRSs as adopted by the European Union, and are properly prepared in accordance with Irish statute comprising the Companies Acts, 1963 to 2009.  We also report to you whether in our opinion: proper books of account have been kept by the company; whether, at the balance sheet date, there exists a financial situation requiring the convening of an extraordinary general meeting of the company; and whether the information given in the Directors' Report is consistent with the financial statements.  In addition, we state whether we have obtained all information and explanations necessary for the purpose of our audit and whether the company's balance sheet and income statement are in agreement with the books of account.

We also report to you if, in our opinion, any information specified by law regarding directors' remuneration and directors' transactions is not disclosed and, where practicable, include such information in our report.

We read the Directors' Report and consider the implications for our report if we become aware of any apparent misstatement within it.  Our responsibilities do not extend to other information.

Basis of audit opinion

We conducted our audit in accordance with International Standards on Auditing (UK and Ireland) issued by the Auditing Practices Board.  An audit includes examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements.  It also includes an assessment of the significant estimates and judgements made by the directors in

INDEPENDENT AUDITORS' REPORT TO THE MEMBERS OF RBS AEROSPACE LIMITED (continued)

 the preparation of the financial statements and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error.  In forming our opinion we evaluated the overall adequacy of the presentation of information in the financial statements.

Opinion

In our opinion the financial statements:

•	give a true and fair view, in accordance with IFRSs as adopted by the European Union, of the state of the affairs of the company as at 31 December 2010 and of the profit for the year then ended; and

•	have been properly prepared in accordance with the Companies Acts 1963 to 2009.

We have obtained all the information and explanations we considered necessary for the purpose of our audit.  In our opinion proper books of account have been kept by the company.  The company's balance sheet and its income statement are in agreement with the books of account.

In our opinion the information given in the Directors' Report is consistent with the financial statements.

The net assets of the company, as stated in the balance sheet are more than half the amount of its called-up share capital and, in our opinion, on that basis there did not exist at 31 December 2010 a financial situation which, under Section 40(1) of the Companies (Amendment) Act, 1983, would require the convening of an extraordinary general meeting of the company.

Deloitte & Touche
Chartered Accountants and Registered Auditors
Dublin

Date: 5th August 2011

RBS AEROSPACE LIMITED	Registration number: 0270775

STATEMENT OF COMPREHENSIVE INCOME
for the year ended 31 December 2010

			Restated
	Note	2010	2009
		$'000	$'000
CONTINUING OPERATIONS
Revenue	3	654,824	592,395
Cost of sales	4,10	(200,040)	(218,522)
GROSS PROFIT		454,784	373,873
Other operating income	5	53,642	20,429
Administrative expenses		(42,171)	(38,492)
OPERATING PROFIT	6	466,255	355,810
Finance costs
Interest payable	8	(299,894)	(269,706)
Movement in fair value of derivatives		37,974	86,112
		(261,920)	(183,594)
PROFIT BEFORE TAXATION		204,335	172,216
Tax charge	9	(25,906)	(21,360)
PROFIT FOR THE FINANCIAL YEAR		178,429	150,856
OTHER COMPREHENSIVE INCOME
Other comprehensive income after tax		-	-
TOTAL COMPREHENSIVE INCOME FOR THE YEAR		178,429	150,856

These financial statements were approved by the Board of Directors on 22 July 2011 and signed on its behalf by;

P Barrett	B Harvey
Director	Director

RBS AEROSPACE LIMITED	Registration number: 0270775

BALANCE SHEET
as at 31 December 2010

			Restated	Restated
	Note	2010	2009	2008
		$'000	$'000	$'000
NON-CURRENT ASSETS
Property, plant and equipment	10	6,224,714	6,204,470	5,190,838
Finance lease receivables	13	378,027	415,765	351,514
Investments in subsidiaries	11	12	12	12
Derivative financial instruments	14	56,041	53,539	172,566
		6,658,794	6,673,786	5,714,930
CURRENT ASSETS
Finance lease receivables	13	39,851	18,430	38,174
Loan receivable	15	37,493	-	35,953
Trade and other receivables	16	16,881	48,805	25,602
Cash and cash equivalents	17	33,189	340,586	418,115
Derivative financial instruments	14	3,297	1,422	-
Assets held for sale	18	-	-	38,145
		130,711	409,243	555,989
TOTAL ASSETS		6,789,505	7,083,029	6,270,919
CURRENT LIABILITIES
Trade and other payables	19	(210,307)	(178,179)	(165,426)
Obligations under finance leases	20	(62,268)	(45,198)	-
Borrowings	21	(435,270)	(429,402)	(412,151)
Derivative financial instruments	14	(6,942)	(4,089)	(10,014)
		(714,787)	(656,868)	(587,591)
NON CURRENT LIABILITIES
Trade and other payables	19	(209,938)	(216,602)	(229,112)
Obligations under finance leases	20	(552,440)	(616,749)	-
Borrowings	21	(4,479,383)	(4,928,883)	(4,760,748)
Deferred tax liabilities	22	(146,837)	(120,949)	(99,588)
Derivative financial instruments	14	(61,356)	(96,643)	(298,401)
		(5,449,954)	(5,979,826)	(5,387,849)
TOTAL LIABILITIES		(6,164,741)	(6,636,694)	(5,975,440)
NET ASSETS		624,764	446,335	295,479
EQUITY
Share capital	23	500	500	500
Other reserves	24	65,000	65,000	65,000
Retained earnings		559,264	380,835	229,979
TOTAL EQUITY		624,764	446,335	295,479

RBS AEROSPACE LIMITED	Registration number: 0270775
BALANCE SHEET
as at 31 December 2010

These financial statements were approved by the Board of Directors on 22 July 2011 and signed on its behalf by:

P Barrett	B Harvey
Director	Director

RBS AEROSPACE LIMITED	Registration number: 0270775

STATEMENT OF CHANGES IN EQUITY
as at 31 December 2010

	Share Capital	Other Reserves	Retained Earnings	Total Equity
	$'000	$'000	$'000	$'000
BALANCE AT 31 DECEMBER 2008	500	65,000	200,079	265,579
Change in accounting policy for maintenance contributions	-	-	29,900	29,900
BALANCE AT 31 DECEMBER 2008 as restated	500	65,000	229,979	295,479
Profit for the year	-	-	150,856	150,856
BALANCE AT 31 DECEMBER 2009	500	65,000	380,835	446,335
Profit for the year	-	-	178,429	178,429
BALANCE AT 31 DECEMBER 2010	500	65,000	559,264	624,764

RBS AEROSPACE LIMITED	Registration number: 0270775

CASH FLOW STATEMENT
for the year ended 31 December 2010

			Restated
	Note	2010	2009
		$'000	$'000
OPERATING ACTIVITIES
Profit before tax		204,335	172,216
Adjustments for:
Depreciation on assets for hire under operating leases		200,957	219,503
Interest expense		261,919	269,706
Movement in fair value of derivatives and fair value hedges		(37,974)	(86,112)
Profit on disposal of assets held under operating leases		(46,465)	(3,325)
Operating cash flows before movements in working capital		582,772	571,988
Decrease/(increase) in receivables		11,803	(45,359)
Increase in payables		27,976	12,346
Cash generated by operations		622,551	538,975
Income taxes received		391	9,831
Interest paid		(264,732)	(282,078)
NET CASH FROM OPERATING ACTIVITIES		358,210	266,728
INVESTING ACTIVITIES
Proceeds on disposal of property, plant and equipment		505,364	260,736
Purchases of property, plant and equipment		(680,100)	(1,452,327)
NET CASH USED IN INVESTING ACTIVITIES:		(174,736)	(1,191,591)
FINANCING ACTIVITIES
Amounts raised from finance lease funding		-	664,625
Repayment of obligations under finance leases		(47,240)	(2,678)
New bank loans raised		-	191,400
Repayments of bank loans		(443,631)	-
NET CASH (USED IN)/FROM FINANCING ACTIVITIES		(490,871)	853,347
NET DECREASE IN CASH AND CASH EQUIVALENTS		(307,397)	(71,516)
CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR		340,586	412,102
CASH AND CASH EQUIVALENTS AT END OF YEAR	17	33,189	340,586
NOTES TO THE FINANCIAL STATEMENTS

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

1	SIGNIFICANT ACCOUNTING POLICIES

a	BASIS OF ACCOUNTING

The financial statements have been prepared in accordance with International Financial Reporting Standards (IFRS) as adopted for use in the EU.  The Company in addition to complying with its legal obligation to comply with IFRS as adopted for use in the European Union, also complies with IFRS as issued by the International Accounting Standards Board.

The financial statements have been prepared on the historical cost basis.  The principal accounting policies are set out below.

The Company's functional currency is the US Dollar, being the currency of the primary economic environment in which the Company operates.

The directors do not believe the adoption of any Standards or Interpretations that have been issued but are not yet effective will have any material impact on the financial statements of the Company.

The Company has applied the exemption of IAS 27 'Consolidated and Separate Financial Statements' not to present consolidated financial statements and therefore these statements are the separate financial statements of the Company.

The judgements and assumptions involved in the Company's accounting policies which have the most significant effect on the amounts recognised in the financial statements are those that relate to the criteria for assessing whether substantially all the significant risks and rewards of ownership of leased assets are transferred to other entities, the setting of residual values and useful economic lives for aircraft assets and assessing the stage of completion of the service provided in recognising fee income.

The accounts, which should be read in conjunction with the Directors' Report, are prepared on a going concern basis and in accordance with IFRS.

b	CHANGE IN ACCOUNTING POLICY

In conjunction with a re-assessment of useful economic lives of aircraft under operating lease (as set out below), the Company has changed its accounting policy with respect to the treatment of maintenance contributions received from lessees.  The Company previously deferred these in the balance sheet until the earlier of utilisation for maintenance events or disposal of the aircraft.  The new policy includes an assessment of whether the company takes any risk in respect of the maintenance of each leased asset.  For those "on-risk" assets, maintenance payments received are recorded in income and the major maintenance components of each aircraft are identified and depreciated separately over the period to the next maintenance, or the end of the useful economic life, within property, plant and equipment.  For "off-risk" leases, such payments are deferred on the balance sheet until they are utilised to cover maintenance spending and the Company recognises as revenue all maintenance receipts not expected to be repaid to the lessee.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
1	SIGNIFICANT ACCOUNTING POLICIES – continued
b             CHANGE IN ACCOUNTING POLICY - continued

The directors believe that the revised policy provides more relevant information as it better reflects the Company's economic position with regards to these amounts.  The effect of the new policy is:

	Effect on 2010	Effect on 2009
	$'000	$'000
Increase in revenue	44,111	24,352
Decrease in other operating income	(11,231)	(73)
Increase in tax charge	(4,110)	(3,035)
Increase in profit	28,770	21,244

Balance sheet amounts and opening reserves have been revised accordingly.

c	CHANGE IN ACCOUNTING ESTIMATE

On 1 January 2010, the Company has changed its accounting estimate with respect to the treatment of depreciation on property, plant and equipment.  The Company has reviewed the estimate used to calculate the useful economic life of the assets held for operating lease to better reflect the expected use of the assets by the business.  Useful economic lives of the operating lease assets are now shorter and as such the residual values have also been reassessed.

Changes in estimates of residual values and useful economic lives are accounted for prospectively under IAS 16.  The effect of these changes in estimate in 2010 is to decrease cost of sales by $51,232,000 and increase the tax charge by $6,404,000, increasing profit by $44,828,000 in 2010 from what it would have been using the old estimates.  There are no changes to 2008 and 2009.

d	INCOME UNDER FINANCE AND OPERATING LEASES

Leases are classified as finance leases whenever the terms of the lease transfer substantially all the risks and rewards of ownership to the lessee.  All other leases are classified as operating leases.

Finance lease income, which includes the amortisation of the investment in the lease, is allocated to accounting periods so as to reflect a constant periodic rate of return on the net investment outstanding in respect of the leases.

Rental income from operating leases is recognised on a straight-line basis over the term of the relevant lease.

The terms of aircraft operating leases are assessed at the outset of each lease to determine whether the Company has the majority of the risk in connection with the maintenance of the asset ("on-risk"), or whether the economic risk is passed to the lessee ("off-risk").  Any maintenance payments which are received from lessees

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
1.            SIGNIFICANT ACCOUNTING POLICIES – continued
d             INCOME UNDER FINANCE AND OPERATING LEASES – continued

through the life of the lease are recorded immediately as income for "on-risk" leases.  For "off-risk" leases, such payments are deferred on the balance sheet until they are utilised to cover maintenance spending and the Company recognises as revenue all maintenance receipts not expected to be repaid to the lessee.

e	FEE INCOME

Fee income is recognised by reference to the stage of completion of the service provided.

f	PROGRESS PAYMENTS INCOME RECOGNITION

Where assets are subject to progress payments being made prior to the commencement of the primary lease period, interest on the total of such payments at an appropriate rate is added to the cost of the asset and credited to the statement of comprehensive income.

g	BORROWING COSTS

All borrowing costs are recognised as an expense in the period in which they are incurred.

h	TAXATION

Provision is made for taxation at current enacted rates on taxable profits.

Deferred taxation is accounted for in full for all temporary differences between the carrying amount of an asset or liability for accounting purposes and its carrying amount for tax purposes.  Deferred tax assets are only recognised to the extent that it is probable that they will be recovered.

i	FOREIGN CURRENCY

Transactions in foreign currencies are recorded at the rates of exchange prevailing on the dates of the transactions.  At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the balance sheet date.  Non-monetary assets and liabilities denominated in foreign currencies are translated at the rates prevailing at the date of the transaction.  Gains and losses arising on retranslation are included in profit or loss for the period.

j	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment are stated at cost less accumulated depreciation and any recognised impairment loss.  Depreciation on assets for hire under operating leases is charged over the lease term, using the straight-line method. Assets are depreciated over their useful economic life, as follows.

Aircraft for hire under operating leases	5 to 15 years from date of manufacture

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
1.            SIGNIFICANT ACCOUNTING POLICIES – continued
j               PROPERTY, PLANT AND EQUIPMENT - continued

Office equipment and fixtures & fittings	3 to 10 years from date when brought into use

Aircraft held for hire under operating leases are assessed to determine whether they are "on-risk" or "off risk" for maintenance, as set out in the policy for lease income.  For those leases which are "off-risk", the aircraft is recorded as one asset and depreciated to its residual value as set out below.  The cost of assets owned for operating leases where the company is "on-risk" for maintenance are separated into components representing the prepaid maintenance of the engines, airframe overhaul and underlying airframe.  Maintenance components are amortised over the period from purchase to the next expected maintenance event for that component.  Subsequent expenditure on maintenance is capitalised and depreciated over the period to the next maintenance or the end of the useful economic life.

Estimated residual values are reviewed annually at each period end, with reference to current market conditions and the expected maintenance condition of the asset at the end of the useful economic life.  Where estimated residual values are found to have changed significantly, this is recorded prospectively as a change in estimate and depreciation charges over the remaining useful life are adjusted to take account of the revised estimate.

k	ASSETS IN THE COURSE OF CONSTRUCTION

Assets in the course of construction are stated at cost and are not depreciated.

l	INVESTMENTS IN SUBSIDIARIES

Investments in subsidiary undertakings are stated at cost, less any provision for impairment.

m	FINANCIAL INSTRUMENTS

The Company's financial asset categories are loans and receivables and financial assets at fair value through profit and loss.  Loans and receivables comprise finance lease receivables, 'trade and other receivables' and 'cash and cash equivalents' in the balance sheet.

The Company's financial liabilities are all categorised as financial liabilities measured at amortised cost and financial liabilities at fair value through profit or loss.  Financial liabilities measured at amortised cost comprises 'bank borrowings', 'obligations under finance leases' and 'trade and other payables' in the balance sheet.

All financial assets and liabilities at fair value through profit or loss are those classed as 'held for trading' under IAS 39 and are derivative financial instruments.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
1.            SIGNIFICANT ACCOUNTING POLICIES – continued

n	DERIVATIVES AND HEDGING

The Company has entered into various financial instruments (derivatives) as principal to manage balance sheet foreign exchange and interest rate risk.  Derivatives include swaps, forwards and options.

The swaps held are currency swaps and interest rate swaps.  A swap is an agreement to exchange cash flows in the future in accordance with a pre-arranged formula.  In currency swap transactions, interest payment obligations are exchanged on assets and liabilities denominated in different currencies; the exchange of principal may be notional or actual.  Interest rate swap contracts generally involve exchange of fixed and floating interest payment obligations without the exchange of underlying principal.

Forwards held are forward foreign exchange contracts.  A forward contract is a contract to buy (or sell) a specified amount of a physical or financial commodity, at an agreed price, on an agreed future date.  Forward foreign exchange contracts are contracts for the delayed delivery of currency on a specified future date.

Derivative financial instruments are recognised initially, and subsequently measured, at fair value.  Derivative fair values are determined from quoted prices in active markets where available.  Where there is no active market for an instrument, fair value is derived from prices for the derivative's components using appropriate pricing or valuation models.  The Company's pricing and valuation methods are managed by the ultimate holding company, The Royal Bank of Scotland Group plc (the Group).  Most of the Group's pricing models do not entail material subjectivity because the methodologies utilised do not incorporate significant judgement and the parameters included in the models can be calibrated to actively quoted market prices.  Values established from pricing models are adjusted for credit risk, liquidity risk and future operational costs.

Derivatives are classified as fair value through profit and loss.  Gains and losses arising from changes in fair value of a derivative are recognised as they arise in profit or loss.

The Company enters into fair value hedge relationships which hedge the changes in fair value of a recognised asset or liability.  Principally, such hedges involve interest rate swaps hedging the interest rate risk in fixed-rate finance leases.  Hedge relationships are formally documented at inception, which includes the identification of the hedged item and hedged instrument, the risk that is being hedged, and the process for monitoring hedge effectiveness.  The gain or loss on the hedging instrument or derivative is recognised in profit or loss.  The gain or loss on the hedged item attributable to the hedged risk is recognised in profit or loss and adjusts the carrying value of the hedged item.  Hedge accounting is discontinued if the hedge no longer meets the criteria for hedge accounting or if the hedge designation is revoked, and any cumulative adjustment is amortised to profit or loss over the remaining life of the hedged item.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
1.            SIGNIFICANT ACCOUNTING POLICIES – continued

o	AMOUNTS RECEIVABLE UNDER FINANCE LEASES

A lease is recognised when there is a contractual right to the asset's cash flows and derecognised when all contractual rights and obligations expire.  Amounts due from lessees under finance leases are recorded as receivables at the amount of the net investment in the leases.  The difference between the gross receivable and the present value of the receivable is recognised as unearned finance income.

Progress payments made prior to the commencement of the primary lease are included at cost together with the amount of any interest charged on such payments.

p	TRADE AND OTHER RECEIVABLES

Trade and other receivables are measured on initial recognition at fair value, and subsequently measured at amortised cost using the effective interest rate method.  Trade and other receivables do not carry any interest and are stated at their nominal value.

q	LOANS RECEIVABLE

Loans receivable are measured on initial recognition at fair value, and subsequently measured at amortised cost using the effective interest rate method.  Appropriate allowances for estimated irrecoverable amounts are recognised in profit or loss when there is objective evidence that the asset is impaired.  The allowance recognised is measured as the difference between the asset's carrying amount and the present value of estimated future cash flows discounted at the effective interest rate computed at initial recognition.

r	CASH AND CASH EQUIVALENTS

Cash and cash equivalents comprise cash on hand and demand deposits, and other short-term highly liquid investments that are readily convertible to a known amount of cash and are subject to an insignificant risk of changes in value.

s	BORROWINGS

Interest-bearing borrowings are initially recorded at fair value and are subsequently measured at amortised cost using the effective interest rate method.

t	TRADE AND OTHER PAYABLES

Trade and other payables are initially measured at fair value, and are subsequently measured at amortised cost using the effective interest rate method.  Trade and other payables are not interest bearing and are stated at their nominal value.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
1.            SIGNIFICANT ACCOUNTING POLICIES – continued

u	OBLIGATIONS UNDER FINANCE LEASES

Assets held under finance leases are recognised as assets of the Company at their fair value or, if lower, at the present value of the minimum lease payments, each determined at the inception of the lease.  The corresponding liability to the lessor is included in the balance sheet as a finance lease payable obligation.  Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.

v	PENSIONS

The Company provides post-retirement benefits in the form of pensions.

The Company has two pension schemes.  The pension entitlement of certain employees arises under a defined contribution pension scheme and is secured by contributions by the company to a separately administered pension scheme.  Contributions to the defined contribution scheme are recognised in the statement of comprehensive income when payable.

For other employees the Company participates in the Lombard Ireland Limited Non Contributory Pension and Death Benefits Plan, which is a funded defined benefit scheme whose assets are independent of the Group's finances.  Scheme valuations were carried out by independent professionally qualified actuaries to determine pension costs, any imbalance between assets and liabilities was adjusted over the average future service life of members of the scheme.

The latest full valuation of the Plan was carried out as at 1 April 2010.  This valuation identified scheme liabilities on an ongoing funding basis of €91,925,000 and scheme assets were valued at €78,028,000.  The valuation recommended a contribution rate of 26.1% of Pensionable Salaries together with additional annual lump sum contributions of €2m.  The next valuation is due on 1 April 2013.

The pension costs of the Plan are assessed across its membership as a whole, and it is not possible to determine the share of the scheme's assets and liabilities that relates to RBS Aerospace Limited.  Accordingly, the requirements of IAS 19 'Pension Costs' relating to multi-employer schemes apply.  Therefore the scheme is being accounted for as a defined contribution scheme.

w	OPERATING PROFIT

Operating profit is stated before charging or crediting investment income and finance costs.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

2	FINANCIAL RISK MANAGEMENT

a	INTEREST RATE RISK

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.  The Company's policy is to minimise cash flow interest rate risk when entering into leasing transactions by the use of appropriate matched funding, including the use of derivative financial instruments.  Accounting volatility arises from fair value through profit or loss movements where these derivatives, entered into as an economic hedge, do not qualify for hedge accounting under IAS 39.

b	CURRENCY RISK

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.  The Company minimises cash flow currency risk by ensuring its leases and associated financing are in the same currency or, entering into currency swaps or forwards over the life of the lease.  Accounting volatility arises from fair value through profit or loss movements where these derivatives, entered into as an economic hedge, do not qualify for hedge accounting under IAS 39.

c	CREDIT RISK

Credit risk is the risk arising from the possibility that the Company will incur losses from the failure of counterparties to meet their obligations.  Credit risk is managed through The Royal Bank of Scotland plc Group Credit Risk Management Framework to enable the Group to achieve appropriate risk versus reward performance whilst maintaining credit risk exposure in line with approved risk appetite on a Group basis.  The key principles of credit risk management set out in the Framework include:

-	Approval of credit exposure must be granted prior to any advance or extension of credit.

-
An appropriate credit risk assessment of the customer and related credit facilities must be undertaken prior to approval of credit exposure.  This must include an assessment of, amongst others, the purpose of the credit and sources of repayment, compliance with affordability tests, repayment history, capacity to repay, sensitivity to economic and market developments and risk-adjusted return.

-
Credit risk authority must be specifically granted in writing to all individuals involved in the granting of credit approval, whether this is exercised personally or collectively as part of a credit committee.  These individuals must act independently and with balanced commercial judgement in exercising credit authority.

-	Where credit authority is exercised personally, the individual must not have any responsibility or accountability for business revenue origination.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
2.            FINANCIAL RISK MANAGEMENT – continued

-
All credit exposures, once approved, must be effectively monitored and managed and reviewed periodically against approved limits.  Review occurs at least annually, with lower quality exposures being subject to a greater frequency of analysis and assessment.

-
Customers with emerging credit problems must be identified early and classified accordingly.  Remedial actions must be implemented promptly to minimise the potential loss to the Company and consideration should be given whether to transfer customers with credit problems to a specialised problem management or recovery unit.

-	Portfolio analysis and reporting must be used to identify and manage credit risk concentrations and credit risk quality migration.

The Company's principal financial assets are finance lease receivables and derivative financial instruments.  Other financial assets are bank deposits, loans receivable, and trade and other receivables.  The amounts presented in the balance sheet are net of allowances for doubtful receivables.  An allowance for impairment is made where there is an identified loss event which, based on previous experience, is evidence of a reduction in the recoverability of the cash flows.  The credit risk on liquid funds is limited because the counterparties are banks with high credit-ratings assigned by international credit-rating agencies.

d	LIQUIDITY RISK

Liquidity risk is the risk that the Company will not be able to meet its financial obligations as they fall due.

Any maturity mis-match within the overall long-term structure of the Company's assets and liabilities is managed to ensure that term asset commitments may be funded on an economic basis over their life.  The short-term maturity structure of the Company's liabilities and assets is managed on a daily basis to ensure that all cash flow obligations can be met as they arise.

e	CAPITAL MANAGEMENT

The Company is a member of a group with regulatory disciplines over the use of its capital.  Although the Company itself is not regulated it aims to maintain capital resources commensurate with the nature, scale and risk profile of its business.  It regards its capital as the total equity as shown on the balance sheet.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

3	REVENUE

		Restated
	2010	2009
	$'000	$'000
Finance leases:
Rentals receivable	47,020	40,493
Amortisation	(32,798)	(21,113)
	14,222	19,380
Operating leases:
Rentals receivable	639,283	570,943
Fee income	1,319	2,072
	654,824	592,395
Included in the above are the following amounts:
Contingent rentals	(75,691)	(47,081)
Capital cost of asset additions financed:
Finance leases	2,112	48,402
Operating leases	680,098	1,452,031
	682,210	1,500,433

4	COST OF SALES

	2010	2009
	$'000	$'000
Depreciation on assets held for hire under operating leases	200,040	218,522

5	OTHER OPERATING INCOME

	2010	2009
	$'000	$'000
Profit on disposal of property, plant and equipment	46,465	3,325
Other operating income	7,177	17,104
	53,642	20,429

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

6	OPERATING PROFIT

	2010	2009
	$'000	$'000
Operating profit has been arrived at after charging:
Depreciation on assets held for hire under operating leases	200,040	218,522
Depreciation - office equipment and fixtures & fittings	917	981
Bad debt charge	1,423	-
Fees & commissions	8,997	3,454
Management charge	3,667	3,538
Purchases	7,775	7,787
Rent on property	1,907	2,106
Staff costs	26,864	23,339
Foreign exchange gain	(10,039)	(2,941)
Auditors' remuneration	-	-

Costs incurred in respect of audit services to the Company are borne by the parent company and are not recharged.

7	STAFF COSTS

	2010	2009
	$'000	$'000
Directors' salary costs	1,843	2,451
Directors' pension costs	321	508
Directors' bonus	3,478	3,990
Directors' emoluments	5,642	6,949
Staff costs (administration)	15,973	11,191
Social security costs	2,316	1,966
Other pension costs	2,933	3,233
	26,864	23,339

The average number of employees was 58 (2009: 66).

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

8	FINANCE COSTS

		Restated
	2010	2009
	$'000	$'000
Interest payable to group undertakings	220,971	236,901
Interest payable to unconnected third parties	2,839	4,501
Break gains	(733)	(9,292)
Break losses	45,563	30,548
Finance lease charges	-	(84)
Finance lease costs	31,254	7,132
	299,894	269,706
Gain from movement in financial assets held at fair value through profit and loss	(37,974)	(86,112)
	261,920	183,594
Included within the above movement in financial assets held at fair value through profit or loss are the following:

Loss in movement in fair value hedge	2,939	-
Gain in movement in hedged item	(1,163)	-
	1,776	-

Included in finance lease costs are contingent rents payable based on changes in interest rates of $12,228,000 (2009: $654,000).

9	TAXATION

		Restated
	2010	2009
	$'000	$'000
a ANALYSIS OF TAX CHARGE FOR THE YEAR
Current tax charge/(credit):
-Corporation tax - adjustment in respect of prior periods	18	(1)
	18	(1)
Deferred tax - origination and reversal of temporary differences:
-Current year	25,660	21,685
-Adjustment in respect of prior periods	228	(324)
Tax charge	25,906	21,360

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
9.            TAXATION – continued

b FACTORS AFFECTING THE TAX CHARGE FOR THE YEAR
Profit before tax	204,335	172,216
Tax on profit at the rate of 12.5% (2009: 12.5%)	25,542	21,527
Permanent difference - assets not qualifying for capital allowances	39	39
Permanent difference - foreign exchange loss	-	57
Permanent difference - disallowed expenses	79	62
Adjustment to tax charge in respect of prior periods	246	(325)
Tax charge	25,906	21,360

10	PROPERTY, PLANT AND EQUIPMENT

	Assets for hire under operating leases	Office equipment and fixtures & fittings	Assets for hire under operating leases
	$'000	$'000	$'000
COST OR VALUATION
At 1 January 2008	4,589,958	8,525	4,598,483
Additions	1,484,085	636	1,484,721
Transfers	54	-	54
Reclassified as held for sale	(39,532)	-	(39,532)
Transfers from assets held for sale	200,964	-	200,964
Disposals	(563,322)	(2)	(563,324)
At 1 January 2009	5,672,207	9,159	5,681,366
Additions	1,452,031	296	1,452,327
Transfers	39,532	-	39,532
Disposals	(287,549)	(4)	(287,553)
At 1 January 2010	6,876,221	9,451	6,885,672
Additions	680,098	2	680,100
Disposals	(511,565)	-	(511,565)
At 31 December 2010	7,044,754	9,453	7,054,207
ACCUMULATED DEPRECIATION AND IMPAIRMENT
At 1 January 2008	325,929	797	326,726
Charge for the year	180,729	1,055	181,784
Transfers	54	-	54
Reclassified as held for sale	(1,387)	-	(1,387)
Transfers from assets held for sale	18,901	-	18,901
Disposals	(35,550)	-	(35,550)
At 1 January 2009	488,676	1,852	490,528
Charge for the year	218,522	981	219,503
Transfers	1,387	-	1,387

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
10.          PROPERTY, PLANT AND EQUIPMENT – continued

Disposals	(30,212)	(4)	(30,216)
At 1 January 2010	678,373	2,829	681,202
Charge for the year	200,040	917	200,957
Disposals	(52,666)	-	(52,666)
At 31 December 2010	825,747	3,746	829,493
CARRYING AMOUNT
At 31 December 2010	6,219,007	5,707	6,224,714
At 31 December 2009	6,197,848	6,622	6,204,470
At 31 December 2008	5,183,531	7,307	5,190,838

The amount of borrowing costs that were capitalised in the year was $2,631,900 (2009: $5,814,000).  The average effective capitalisation rate is 4.2% (2009: 5.1%).

The cost of sales in the statement of comprehensive income is the depreciation charge for assets for hire under operating leases.

Within 'assets for hire under operating leases' are assets in the course of construction of $255,555,000 (2009: $183,966,000).

The carrying amount of assets included above subject to obligations under finance leases is $923,349,000 (2009: $941,524,000).

11	INVESTMENT IN SUBSIDIARIES

	2010	2009	2008
	$'000	$'000	$'000
At cost	12	12	12

The principal trading subsidiary undertakings, the capital of which consists of ordinary shares and preference shares, are shown below.  All share capital is wholly owned.

Owned by the Company:	Nature of business:	Country of incorporation:
RBS Aerospace Ireland Leasing 1 Limited	Leasing	Ireland
RBS Aerospace Ireland Leasing 2 Limited	Leasing	Ireland
RBS Aerospace Ireland Leasing 3 Limited	Leasing	Ireland
GAL Holdings Limited	Intermediate leasing company	Bermuda

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

12	FINANCIAL INSTRUMENTS

a	CARRYING VALUE AND FAIR VALUE OF FINANCIAL INSTRUMENT BY CATEGORY:

Carrying value

		Restated	Restated
	2010	2009	2008
	$'000	$'000	$'000
Financial assets at fair value through profit and loss
Derivative financial instruments	59,338	54,961	172,566
Loans and receivables:
Finance lease receivables	417,878	434,195	389,688
Loans receivable	37,493	-	35,953
Trade and other receivables	16,881	48,805	25,602
Cash and cash equivalents	33,189	340,586	418,115
Financial assets	564,779	878,547	1,041,924
Financial liabilities at fair value through profit and loss
Derivative financial instruments	68,298	100,732	308,415
Financial liabilities measured at amortised cost:
Obligations under finance leases	614,708	661,947	-
Trade and other payables	420,245	394,781	394,538
Borrowings	4,914,653	5,358,285	5,172,899
Financial liabilities	6,017,904	6,515,745	5,875,852

Fair value

The following table shows the fair value of those financial instruments carried on the balance sheet where its carrying value shown above is different from its fair value.

	2010	2009	2008
	$'000	$'000	$'000
Financial liabilities measured at amortised cost:
Obligations under finance leases	624,915	693,014	-
Borrowings	4,886,942	5,477,910	4,961,116

IFRS 7 requires financial instruments that are recorded at fair value through profit and loss to be classified by a fair value hierarchy that reflects the source of the inputs used in measuring their fair value:

Level 1	Unadjusted quoted prices in active markets for identical instruments
Level 2	Market inputs, other than Level 1 inputs, that are observable either directly or indirectly
Level 3	Inputs not based on observable market data

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
12.          FINANCIAL INSTRUMENTS – continued

The financial instruments at fair value through profit and loss, being the derivative assets and liabilities shown above, all fall within level 2.  Fair values are estimated based on a discounted cash flow analysis using observable market inputs.

b	FINANCIAL INSTRUMENT - CARRYING AMOUNT BY MARKET RISK EXPOSURE:

		Restated	Restated
	2010	2009	2008
	$'000	$'000	$'000
Interest rate risk:
Financial assets
- variable rate	453,767	738,705	748,202
- fixed rate	34,793	36,076	95,554
- non-interest bearing	76,219	103,766	198,168
	564,779	878,547	1,041,924
Financial liabilities
- variable rate	2,241,397	3,310,401	2,463,068
- fixed rate	3,287,964	2,709,831	2,709,831
- non-interest bearing	488,543	495,513	702,953
	6,017,904	6,515,745	5,875,852

If market interest rates had been 2% (2009: 2%) higher or lower the profit or loss and equity of the Company would not have been materially affected (2009: no material effect).

Currency risk:

All financial instruments are in US dollars with the exception of certain derivatives denominated in Euros and Australian dollars and obligations under finance leases in Euros as well as certain receivables and payables in Euros and Sterling.  Information on the currency derivatives is provided in note 14.  The carrying amounts of other currency denominated monetary assets and liabilities are as follows:

	2010	2009	2008
	$'000	$'000	$'000
Euro (liabilities)/assets	(116,800)	(140,140)	9,940
Sterling liabilities	(1,051)	(5,149)	-

If the functional currency had strengthened or weakened by 10% against Euro then post-tax profit for the year would have been $30,432,000 (2009 restated: $39,657,000) higher or lower.  This is mainly attributable to the change in fair value of currency swaps and forward contracts along with exposure on Euro denominated obligations under finance leases both of which act as an economic hedge of future Euro rentals.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
12.          FINANCIAL INSTRUMENTS – continued

If the functional currency had strengthened or weakened by 10% against Sterling then post-tax profit for the year would have been $92,000 (2009: $451,000) higher or lower.

If the functional currency had strengthened or weakened by 10% against the Australian dollar then post-tax profit for the year would have been $12,964,000 (2009: $11,259,000) higher or lower arising from the change in fair value of forward contracts.

c	FINANCIAL ASSET - CREDIT QUALITY AND CONCENTRATION OF CREDIT RISK:

		Restated	Restated
	2010	2009	2008
	$'000	$'000	$'000
Amounts neither past due nor impaired:
One lessee - a company providing helicopter services	417,878	434,195	425,641
Finance lease receivables and loans receivables	417,878	434,195	425,641
Derivative financial instruments	59,338	54,961	172,566
Group undertakings	64,365	335,817	428,055
Other	15,876	41,929	9,674
	557,457	866,902	1,035,936
Amounts where terms have been renegotiated that otherwise would be past due:	-	7,385	-
Amounts past due by:
Less than one month	6,978	1,811	1,966
One to two months	253	83	4,022
More than two months	91	2,366	-
	7,322	4,260	5,988
Maximum credit exposure	564,779	878,547	1,041,924

Based on counterparty payment history the Company considers all the above financial assets to be of good credit quality, except $84,000 (2009: $nil, 2008:$nil) which is in respect of an airline that has filed for bankruptcy and is likely to be impaired.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
12.          FINANCIAL INSTRUMENTS – continued

d	LIQUIDITY RISK

Contractual cash flows payable to maturity on financial liabilities on an undiscounted basis:

	Less than 1 year	In the 2nd year	3 to 5 years	Over 5 years
	$'000	$'000	$'000	$'000
2010
Trade payables	210,307	73,603	93,084	43,251
Derivative financial instruments	88,607	72,568	137,621	10,185
Obligations under finance leases	63,899	68,627	208,552	457,382
Bank borrowings	541,175	615,515	2,830,460	1,904,463
Capital commitments	407,642	35,081	3,570,492	-
	1,311,630	865,394	6,840,209	2,415,281
2009
Trade payables	178,179	58,919	112,471	45,212
Derivative financial instruments	88,355	57,774	130,606	27,819
Obligations under finance leases	65,807	69,563	211,066	535,860
Bank borrowings	583,900	696,865	2,431,814	3,312,100
Capital commitments	600,211	34,434	35,212	3,735,122
	1,516,452	917,555	2,921,169	7,656,113
2008
Trade payables	165,426	84,430	105,572	39,110
Derivative financial instruments	81,266	77,763	176,425	60,867
Bank borrowings	717,722	570,674	2,662,411	3,855,446
Capital commitments	423,807	112,319	1,256,317	3,801,180
	1,388,221	845,186	4,200,725	7,756,603

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

13	FINANCE LEASE RECEIVABLES

	2010	2009	2008
Amounts receivable under finance leases	$'000	$'000	$'000
Gross investment in lease:
Within one year:	40,847	40,551	39,744
In the second to fifth years inclusive	277,028	254,258	293,343
After five years	190,969	254,586	251,936
	508,844	549,395	585,023
Less: unearned finance income	(90,966)	(115,200)	(195,335)
Present value of minimum lease payments receivable	417,878	434,195	389,688
Present value of minimum lease payments:
Within one year:	39,851	18,430	38,174
In the second to fifth years inclusive	235,819	177,860	212,167
After five years	142,208	237,905	139,347
	417,878	434,195	389,688
Analysed as:
Non-current finance lease receivables
- (recoverable after 12 months)	378,027	415,765	351,514
Current finance lease receivables
- (recoverable within 12 months)	39,851	18,430	38,174
	417,878	434,195	389,688
The Company has entered into finance leasing arrangements for aircraft.  The average term of the finance leases entered into is 8 years.

Unguaranteed residual values of assets leased under finance leases at the balance sheet date are estimated at $nil (2009: $nil).

The interest rate inherent in the leases is determined at the contract date for all the lease term.  The average effective interest rate contracted approximates 5.5% (2009:  5.5%) p.a.

14	DERIVATIVES AT FAIR VALUE

All derivatives held at the balance sheet date are with The Royal Bank of Scotland plc, and are in both US Dollars and Euros.  The derivatives held are governed by the International Swap Dealers Association.  All derivatives held are carried at fair value.  The value of derivatives designated as a fair value hedge is $1,163,000 (2009: $nil; 2008: $2,847,000) .  No derivatives are in a cash flow hedge relationship (2009: nil; 2008: nil) .  Interest rate derivatives have an interest rate range from 2.4% to 5.5% (2009: 1.1% to 5.6%; 2008: 1.1% to 5.6%).  The total amount of the change in fair value estimated using a valuation technique recognised in profit or loss during the year was $36,811,000 gain (2009:  $86,112,000 gain) .  The amount of change in the fair value that is not attributable to changes in a benchmark interest rate is nil.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
14.          DERIVATIVES AT FAIR VALUE – continued

Derivative Assets

	Within one year	In the second to fifth years inclusive	After five years	Total Assets
	$'000	$'000	$'000	$'000
2010
Currency swaps	-	5,690	5,311	11,001
Forward contracts	562	34,582	111	35,255
Interest rate swaps	2,735	10,347	-	13,082
	3,297	50,619	5,422	59,338
2009
Currency swaps	-	2,397	2,464	4,861
Forward contracts	186	21,508	11	21,705
Interest rate swaps	1,236	21,177	5,982	28,395
	1,422	45,082	8,457	54,961
2008
Currency swaps	-	45,092	99,518	144,610
Forward contracts	-	2,564	-	2,564
Interest rate swaps	-	20,020	5,372	25,392
	-	67,676	104,890	172,566

Derivative Liabilities

	Within one year	In the second to fifth years inclusive	After five years	Total Liabilities
	$'000	$'000	$'000	$'000
2010
Currency swaps	(553)	(2,858)	-	(3,411)
Forward contracts	-	-	(48)	(48)
Interest rate swaps	(6,389)	(28,828)	(29,622)	(64,839)
	(6,942)	(31,686)	(29,670)	(68,298)
2009
Currency swaps	-	(1,577)	(16,222)	(17,799)
Forward contracts	(9)	(11,797)	(15)	(11,821)
Interest rate swaps	(4,080)	(36,460)	(30,572)	(71,112)
	(4,089)	(49,834)	(46,809)	(100,732)
2008
Currency swaps	-	(103,005)	(49,462)	(152,467)
Forward contracts	-	(12,269)	-	(12,269)
Interest rate swaps	(744)	(1,154)	(949)	(2,847)
Interest rate swaps in fair value hedge	(9,270)	(90,529)	(41,033)	(140,832)
	(10,014)	(206,957)	(91,444)	(308,415)

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

Notional Aggregate Principals

	2010	2009	2008
	$'000	$'000	$'000
Assets
Currency swaps	243,770	266,338	321,781
Forward contracts	194,111	322,426	199,065
Interest rate swaps	460,056	413,785	535,525
Total aggregate principal	897,937	1,002,549	1,056,371
Liabilities
Currency swaps	(234,874)	(296,330)	(326,663)
Forward contracts	(139,088)	(249,312)	(125,490)
Interest rate swaps	(1,236,718)	(343,606)	(1,255,029)
Total aggregate principal	(1,610,680)	(889,248)	(1,707,182)

The above table shows the total notional aggregate principal of the derivatives at fair value.

15	LOANS RECEIVABLE

	2010	2009	2008
	$'000	$'000	$'000
Amounts due from group undertakings	37,493	-	-
Other loans	-	-	35,953
	37,493	-	35,953

16	TRADE AND OTHER RECEIVABLES

		Restated	Restated
	2010	2009	2008
	$'000	$'000	$'000
Trade debtors	7,322	11,645	7,395

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
16.          TRADE AND OTHER RECEIVABLES – continued

Amounts due from group undertakings	173	206	9,940
Other debtors	9,386	36,954	8,267
	16,881	48,805	25,602

17	CASH AND CASH EQUIVALENTS

	2010	2009	2008
	$'000	$'000	$'000
Bank account	6,490	4,975	-
Bank account with group undertakings	11,810	8,657	-
Short term deposits with group undertakings	14,889	326,954	418,115
	33,189	340,586	418,115

18	ASSETS HELD FOR SALE

	2010	2009	2008
	$'000	$'000	$'000
Property, plant and equipment	-	-	38,145

19	TRADE AND OTHER PAYABLES

		Restated	Restated
	2010	2009	2008
	$'000	$'000	$'000
Customer deposits	229,614	204,721	180,285
Payments received on account	5,403	4,926	4,567
Trade creditors	11	49	-
Amounts due to group undertakings	60,202	24,223	34,075
Other creditors	125,015	160,862	175,611
	420,245	394,781	394,538
Analysed as:
Non-current trade and other –
payables (payable after 12 months)	209,938	216,602	229,112
Current trade and other –
payables (payable within 12 months)	210,307	178,179	165,426
	420,245	394,781	394,538

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

20	OBLIGATIONS UNDER FINANCE LEASES

	2010	2009	2008
Amounts payable under finance leases	$'000	$'000	$'000
Minimum lease payments:
Within one year	63,899	65,807	-
In the second to fifth years inclusive	277,179	280,629	-
After five years	457,382	535,860	-
	798,460	882,296	-
Less: future finance charges	(183,752)	(220,349)	-
Present value of lease obligations	614,708	661,947	-
Present value of minimum lease payments:
Within one year	62,268	45,198	-
In the second to fifth years inclusive	239,109	196,317	-
After five years	313,331	420,432	-
	614,708	661,947	-
Analysed as:
Amounts due within 12 months	62,268	45,198	-
Amounts due after 12 months	552,440	616,749	-
	614,708	661,947	-

During the year the company leased a number of its aircraft under finance leases.  The average lease term is 11 years.  The average effective borrowing rate is 5.1% (2009:  5.1%)

21	BORROWINGS

	2010	2009	2008
	$'000	$'000	$'000
Bank overdraft due to group undertakings	-	-	6,014
Loan amount due to third party	5,813	5,549	5,305
Loan amount due to group undertakings	4,908,840	5,352,736	5,161,580
	4,914,653	5,358,285	5,172,899
The borrowings are repayable as follows:
On demand or within one year	435,270	429,402	412,151
In the second year	495,967	476,613	403,330
In the third to fifth year inclusive	2,486,114	1,931,379	1,883,095
After five years	1,497,302	2,520,891	2,474,323
	4,914,653	5,358,285	5,172,899
Less: Amounts due for settlement within 12 months	(435,270)	(429,402)	(412,151)
Amounts due for settlement after 12 months	4,479,383	4,928,883	4,760,748

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
21.          BORROWINGS – continued

A right of set-off exists over the Company's bank account with The Royal Bank of Scotland plc against advances made to the Company's immediate holding company and its subsidiaries.

The effective interest rate on the loan is 4.2% (2009: 3.1%) p.a.

22	DEFERRED TAX

Deferred taxation
$'000
Movements during the year:
At 1 January 2009 - restated	99,588
Charge to statement of comprehensive income	21,361
At 1 January 2010 - restated	120,949
Charge to statement of comprehensive income	25,888
At 31 December 2010	146,837

Full provision has been made for the potential amount of deferred taxation shown below:

	2010	Restated 2009	Restated 2008
	$'000	$'000	$'000
Accelerated capital allowances on assets financed less carried forward tax losses	149,407	114,010	96,036
Other temporary differences	(2,570)	6,939	3,552
	146,837	120,949	99,588

23	SHARE CAPITAL

	2010		2009		2008
	$		$		$
Ordinary shares of $1
Authorised:		10,000,000		10,000,000		10,000,000
Issued, called up and fully paid:		500,002		500,002		500,002

	2010	2009	2008
Number of shares
Authorised:	10,000,000	10,000,000	10,000,000
Issued, called up and fully paid:	500,002	500,002	500,002

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
23.          SHARE CAPITAL – continued

The Company has one class of ordinary voting shares which carry no right to fixed income.

24	OTHER RESERVES

	2010		2009		2008
	$		$		$
Capital contribution		65,000		65,000		65,000

In 2002 the Company's immediate parent company International Aviation Management (CI) Limited made a non-repayable capital contribution of $65,000,000 to the Company.  The contribution was made absolutely and International Aviation Management (CI) Limited retain no rights, titles or interest whatsoever in the contribution other than the rights it holds as the sole shareholder.

25	OPERATING LEASE ARRANGEMENTS

The future minimum lease payments receivable under non-cancellable operating leases are as follows:

	2010	2009
	$'000	$'000
Within one year	586,961	635,347
In the second to fifth years inclusive	1,867,783	2,021,715
After five years	419,774	711,320
	2,874,518	3,368,382

26	RELATED PARTIES

The Company's immediate parent company is International Aviation Management (CI) Limited, a company registered in the Cayman Islands.

The Company's ultimate holding company is The Royal Bank of Scotland Group plc, a company incorporated in Great Britain and registered in Scotland.

On 1 December 2008, the UK Government through HM Treasury became the ultimate controlling party of The Royal Bank of Scotland Group plc.  The UK Government's shareholding is managed by UK Financial Investments Limited, a company wholly owned by the UK Government.

As at 31 December 2010, The Royal Bank of Scotland Group plc heads the largest group in which the Company is consolidated and The Royal Bank of Scotland plc heads the smallest group in which the Company is consolidated.  Copies of the consolidated accounts of both companies may be obtained from The Secretary, The Royal Bank of Scotland Group plc, Gogarburn, PO Box 1000, Edinburgh EH12.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS
26.          RELATED PARTIES – continued

RELATED PARTY TRANSACTIONS

	2010	2009
	$'000	$'000
The Royal Bank of Scotland plc
Transactions during the period:
Fees payable to related party	8,882	2,852
Management charge payable to related party	3,667	3,538
Interest on loan payable to related party	220,971	236,901
Additional borrowing from related party	-	(191,400)
Loan repaid to related party	443,631	-
Balances at year end:
Bank account	11,810	8,657
Outstanding balance owed to related party	(4,953,980)	(5,049,793)
RBS Aerospace Ireland Leasing 2 Limited
Transactions during the period:
Interest on loan paid by related party	35	-
Purchase of aircraft from related party	37,639	-
Balances at year end
Loan amount owing by related party	37,493	-
Outstanding balance owed to related party	(37,793)	-
Lombard Ireland Limited
Transactions during the period:
Group relief received	-	9,831

The amounts outstanding are unsecured and will be settled in cash.  No guarantees have been given or received.  No provisions have been made for doubtful debts in respect of the amounts owed by related parties.

RBS Aerospace Ireland Leasing 2 Limited is a subsidiary of the Company.  The Royal Bank of Scotland plc and Lombard Ireland Limited are fellow subsidiaries of the ultimate holding company The Royal Bank of Scotland Group plc.

In addition to the UK Government's shareholding in the Group, the UK Government and UK Government controlled bodies may hold debt securities, subordinated liabilities and other liabilities or shares issued by the Group in the normal course of business.  It is not practicable to ascertain and disclose these amounts.  Certain of the liability balances are secured.  No impairment losses were recognised by the Company in the year in respect of balances with UK Government and affiliated bodies.

Key management personnel of the Company comprise the directors of the Company and details of their remuneration are set out in note 7.

RBS AEROSPACE LIMITED	Registration number: 0270775

NOTES TO THE FINANCIAL STATEMENTS

27	CAPITAL COMMITMENTS

At 31 December 2010 the company was authorised and committed to pay $4,013 million (2009: $4,405 million) for aircraft.

28	POST BALANCE SHEET EVENT

On 10 March 2011 finance lease receivables with a book value of $375 million were transferred to another Group company for a consideration of $375 million.

Company Registered No: 04985584 RBS AEROSPACE (UK) LIMITED DIRECTORS' REPORT AND FINANCIAL STATEMENTS For the year ended 31 December 2010

Group Secretariat
The Royal Bank of Scotland Group plc
PO Box 1000
Gogarburn
Edinburgh
EH12 1HQ

RBS AEROSPACE (UK) LIMITED	04985584

RBS AEROSPACE (UK) LIMITED	04985584

OFFICERS AND PROFESSIONAL ADVISERS

DIRECTORS:	P Barrett
S J Caterer
D A Duke (Alternate)
J E Oliver (Alternate)
G C Petken

SECRETARY:	C J Whittaker

REGISTERED OFFICE:	The Quadrangle
The Promenade
Cheltenham, Gloucestershire
GL50 1PX

AUDITOR:	Deloitte LLP
3 Rivergate
Temple Quay
Bristol
BS1 6GD

Registered in England and Wales

RBS AEROSPACE (UK) LIMITED	04985584

DIRECTORS' REPORT

The directors present their report and the audited financial statements for the year ended 31 December 2010.

ACTIVITIES AND BUSINESS REVIEW

Activity

The principal activity of the company continues to be the provision of fixed asset finance usually involving individually structured facilities.

The Company's activities are undertaken predominantly in US Dollars and this is the functional currency.  The financial statements are therefore presented in US Dollars.

The company is a subsidiary of The Royal Bank of Scotland Group plc which provides the company with direction and access to all central resources it needs and determines policies in all key areas such as finance, risk, human resources or environment.  For this reason, the directors believe that performance indicators specific to the company are not necessary or appropriate for an understanding of the development, performance or position of the business.  The annual reports of The Royal Bank of Scotland Group plc review these matters on a group basis.  Copies can be obtained from Group Secretariat, RBS Gogarburn, Edinburgh, EH12 1HQ, the Registrar of Companies or through the group's website at rbs.com.

Review of the year

Business review

The directors are satisfied with the company's performance in the year.  The company will be guided by its shareholders in seeking further opportunities for growth.  Post balance sheet events are described in note 26 to the financial statements.

During the year, the company terminated a finance lease (note 11).  The company also changed the way it accounts for depreciation and maintenance.  The purpose of the change is to:

•	more accurately reflect the economic outcomes of operating leases through the statement of comprehensive income

•	more closely align accounting treatment with industry practices

•	enhance the comparability of its financial statements to other lessors

The overall effects of the new accounting treatments are to increase retained profit by $5,968,000 in 2010 (2009:  $135,000 and 2008:  $2,000).  More information is shown in note 1.

RBS AEROSPACE (UK) LIMITED	04985584

DIRECTORS' REPORT (continued)

Financial performance

The company's financial performance is presented in the statement of comprehensive income.

Income fell by $2,134,000 (2009:  grew by $9,900,000) and the profit for the year was $13,848,000 (2009:  $4,575,000), an increase of 203% over 2009.  No dividend in respect of 2010 is proposed (2009:  $nil).

At the end of the year, the balance sheet showed total assets of $463,521,000 (2009:  $477,783,000), including income-generating assets comprising finance lease receivables of $nil (2009:  $17,521,000) and property, plant and equipment with net book value of $416,780,000 compared with $424,382,000 at the end of 2009.  Together, this represents a decrease of 6%.  Total equity was $22,447,000 (2009:  $8,599,000).

Principal risks and uncertainties

The company is funded by facilities from The Royal Bank of Scotland plc.

The company's financial risk management objectives and policies regarding the use of financial instruments are set out in note 22 to these financial statements.

The company seeks to minimise its exposure to external financial risks other than equity and credit risk, further information on financial risk management policies and exposures is disclosed in notes 2 and 22.  It also has exposure to asset risk on the residual value of property, plant and equipment.  For more details see note 1(h).

The airline industry is cyclical and highly competitive.  Most of the Company's aircraft are under operating leases where the cost of the aircraft is not fully recovered over the term of the lease.  The oversupply of a specific type of aircraft in the market could depress aircraft lease rates and values, which would affect re-lease rates.  The supply and demand of aircraft is affected by various cyclical factors including:

•	Passenger air travel and air cargo demand

•	Fuel prices

•	Maintenance costs

•	Technological innovation and the introduction of new generation aircraft types

•	Government and environmental regulations

Going concern

The directors, having a reasonable expectation that the company has adequate resources to continue in operational existence for the foreseeable future, have prepared the financial statements on a going concern basis.

RBS AEROSPACE (UK) LIMITED	04985584

DIRECTORS' REPORT (continued)

DIRECTORS AND SECRETARY

The present directors and secretary, who have served throughout the year except where noted below, are listed on page 2.

From 1 January 2010 to date the following changes have taken place:

	Appointed	Resigned
Directors
DA Duke	16 November 2010
I M Merriman		16 November 2010
J E Blakemore		23 March 2011
G C Petken	23 March 2011
J E Oliver	7 April 2011

DIRECTORS' RESPONSIBILITIES STATEMENT

The directors are responsible for preparing the annual report and the financial statements in accordance with applicable law and regulations.

Company law requires the directors to prepare a directors' report and financial statements for each financial year and the directors have elected to prepare them in accordance with International Financial Reporting Standards ("IFRSs") as adopted by the European Union.  Under company law the directors must not approve the financial statements unless they are satisfied that they give a true and fair view of the state of affairs at the end of the year and the profit or loss for the financial year of the company.  In preparing these financial statements, under International Accounting Standard 1, the directors are required to:

•	select suitable accounting policies and then apply them consistently;

•	present information, including accounting policies, in a manner that provides relevant, reliable, comparable and understandable information;

•
provide additional disclosures when compliance with the specific requirements in IFRSs are insufficient to enable users to understand the impact of particular transactions, other events and conditions of the entity's financial position and performance; and

•	make an assessment of the company's ability to continue as a going concern.

The directors are responsible for keeping adequate accounting records that are sufficient to show and explain the company's transactions and disclose with reasonable accuracy at any time the financial position of the company and to enable them to ensure that the directors' report and financial statements comply with the requirements of the Companies Act 2006.  They are also responsible for safeguarding the assets of the company and hence for taking reasonable steps for the prevention and detection of fraud and other irregularities.

RBS AEROSPACE (UK) LIMITED	04985584

DIRECTORS' REPORT (continued)

DISCLOSURE OF INFORMATION TO AUDITOR

Each of the directors at the date of approval of this report confirms that:

•	so far as they are aware, there is no relevant audit information of which the company's auditor is unaware; and

•	the director has taken all the steps that they ought to have taken to make themselves aware of any relevant audit information, and to establish that the company's auditor is aware of that information.

This confirmation is given and shall be interpreted in accordance with the provisions of section 418 of the Companies Act 2006.

AUDITOR

Deloitte LLP have expressed their willingness to continue in office as auditor.

Approved by the Board of Directors and signed on behalf of the Board

______________________________________
G C Petken
Director
Date:  08 July 2011

RBS AEROSPACE (UK) LIMITED	04985584

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF RBS AEROSPACE (UK) LIMITED

We have audited the financial statements of RBS Aerospace (UK) Limited ("the company") for the year ended 31 December 2010 which comprise the statement of comprehensive income, the balance sheet, the statement of changes in equity, the cash flow statement and the related notes 1 to 26.  The financial reporting framework that has been applied in their preparation is applicable law and International Financial Reporting Standards (IFRSs) as adopted by the European Union.

This report is made solely to the company's members, as a body, in accordance with Chapter 3 of Part 16 of the Companies Act 2006.  Our audit work has been undertaken so that we might state to the company's members those matters we are required to state to them in an auditor's report and for no other purpose.  To the fullest extent permitted by law, we do not accept or assume responsibility to anyone other than the company and the company's members as a body, for our audit work, for this report, or for the opinions we have formed.

Respective responsibilities of directors and auditor

As explained more fully in the Directors' Responsibilities Statement, the directors are responsible for the preparation of the financial statements and for being satisfied that they give a true and fair view.  Our responsibility is to audit and express an opinion on the financial statements in accordance with applicable law and International Standards on Auditing (UK and Ireland).  Those standards require us to comply with the Auditing Practices Board's (APB's) Ethical Standards for Auditors.

Scope of the audit of the financial statements

An audit involves obtaining evidence about the amounts and disclosures in the financial statements sufficient to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or error.  This includes an assessment of:  whether the accounting policies are appropriate to the company's circumstances and have been consistently applied and adequately disclosed; the reasonableness of significant accounting estimates made by the directors; and the overall presentation of the financial statements.  In addition, we read all of the financial and non-financial information in the annual report to identify material inconsistencies with the audited financial statements.  If we become aware of any apparent material misstatements or inconsistencies we consider the implications for our report.

Opinion on financial statements

In our opinion the financial statements:

•	give a true and fair view of the state of the company's affairs as at 31 December 2010 and of its profit for the year then ended;

•	have been properly prepared in accordance with IFRSs as adopted by the European Union; and

•	have been prepared in accordance with the requirements of the Companies Act 2006.

RBS AEROSPACE (UK) LIMITED	04985584

INDEPENDENT AUDITOR'S REPORT TO THE MEMBERS OF RBS AEROSPACE (UK) LIMITED (continued)

Opinion on other matter prescribed by the Companies Act 2006

In our opinion the information given in the Directors' Report for the financial year for which the financial statements are prepared is consistent with the financial statements.

Matters on which we are required to report by exception

We have nothing to report in respect of the following matters where the Companies Act 2006 requires us to report to you if, in our opinion:

•	adequate accounting records have not been kept, or returns adequate for our audit have not been received from branches not visited by us; or

•	the financial statements are not in agreement with the accounting records and returns; or

•	certain disclosures of directors' remuneration specified by law are not made; or

•	we have not received all the information and explanations we require for our audit.

Simon Cleveland (Senior Statutory Auditor)
for and on behalf of Deloitte LLP
Chartered Accountants and Statutory Auditor,
Bristol, United Kingdom
Date:

RBS AEROSPACE (UK) LIMITED	04985584

STATEMENT OF COMPREHENSIVE INCOME
for the year ended 31 December 2010

Continuing operations	Notes	2010	(restated) (note 1) 2009
		$'000	$'000
Revenue	3	37,636	39,770
Cost of sales		(7,689)	(16,087)
Operating income	4	4	6
Operating expenses	5	(543)	(2,268)
Operating profit		29,408	21,421
Finance costs	6	(12,285)	(15,066)
Profit before tax	7	17,123	6,355
Tax charge	8	(3,275)	(1,780)
Profit and total comprehensive income for the year		13,848	4,575

The accompanying notes form an integral part of these financial statements.

RBS AEROSPACE (UK) LIMITED	04985584

BALANCE SHEET
as at 31 December 2010

	Notes	2010	(restated) (note 1) 2009	(restated) (note 1) 2008
		$'000	$'000	$'000
Assets
Non-current assets
Property, plant and equipment	9	416,780	424,382	325,763
Investments in subsidiaries	10	-	-	-
Finance lease receivables	11	-	15,828	15,835
		416,780	440,210	341,598
Current assets
Finance lease receivables	11	-	1,693	1,277
Loans and receivables	13	45,660	30,700	21,000
Trade and other receivables	14	167	4	26
Prepayments, accrued income and other assets	15	914	3,940	753
Cash	16	-	1,236	6,207
Total assets		463,521	477,783	370,861
Liabilities
Current liabilities
Borrowings from group undertakings	17	16,376	8,980	9,501
Trade and other payables	18	3,086	2,991	2,903
Obligations under finance leases	19	4,464	4,247	-
Accruals, deferred income and other liabilities	20	870	424	1,058
		24,796	16,642	13,462
Non-current liabilities
Borrowings from group undertakings	17	318,126	360,672	323,293
Trade and other payables	18	3,924	1,883	7,495
Obligations under finance leases	19	53,235	57,406	-
Deferred tax liability	21	40,993	32,581	22,587
Total liabilities		441,074	469,184	366,837
Equity
Share capital	23	-	-	-
Retained earnings		22,447	8,599	4,024
Total equity		22,447	8,599	4,024
Total liabilities and equity		463,521	477,783	370,861

The accompanying notes form an integral part of these financial statements.

RBS AEROSPACE (UK) LIMITED	04985584

BALANCE SHEET - continued
as at 31 December 2010

The financial statements of were approved by the Board of directors on 08 July 2011 and signed on its behalf by:

________________________________
G C Petken
Director

RBS AEROSPACE (UK) LIMITED	04985584

STATEMENT OF CHANGES IN EQUITY
for the year ended 31 December 2010

	Share capital	Retained earnings	Total
	$'000	$'000	$'000
Balance at 31 December 2008 as previously reported	-	4,022	4,022
Change in accounting policy for maintenance contributions	-	2	2
At 31 December 2008 as restated	-	4,024	4,024
Profit for the year	-	4,575	4,575
At 31 December 2009 as restated	-	8,599	8,599
Profit for the year	-	13,848	13,848
At 31 December 2010	-	22,447	22,447

Total comprehensive income for the year of $13,848,000 (2009:  $4,575,000) was wholly attributable to the owners of the company.

The accompanying notes form an integral part of these financial statements.

RBS AEROSPACE (UK) LIMITED	04985584

CASH FLOW STATEMENT
for the year ended 31 December 2010

	Notes	2010	2009
		$'000	$'000
Operating activities
Profit for the year before tax		17,123	6,355
Adjustments for:
Depreciation		7,689	16,087
Finance costs		12,285	15,066
Operating cash flows before movements in working capital		37,097	37,508
Decrease/(increase) in finance lease receivables		17,521	(409)
Increase in trade and other receivables		(162)	(4)
Decrease/(increase) in prepayments, accrued income and other assets		53	(321)
Increase/(decrease) in trade and other payables		2,136	(5,522)
Net cash from operating activities before tax		56,645	31,252
Tax received from group undertaking – fellow subsidiary company		8,110	5,373
Net cash flows from operating activities		64,755	36,625
Cash flows from investing activities
Proceeds from disposal of property, plant and equipment		-	79,172
Purchases of property, plant and equipment		(87)	(193,878)
Net cash flows used by investing activities		(87)	(114,706)
Cash flows from financing activities
Proceeds from new borrowings from group undertaking – immediate parent company		-	36,858
Repayment of borrowings to group undertaking – immediate parent company		(35,216)	-
(Repayment of)/proceeds from finance lease funding		(3,954)	61,653
Interest paid to group undertaking – immediate parent company		(11,840)	(15,701)
Net cash flows (used by)/from financing activities		(51,010)	82,810
Net increase in cash and cash equivalents		13,658	4,729
Cash and cash equivalents at beginning of year		31,936	27,207
Cash and cash equivalents at end of year	16	45,594	31,936

The accompanying notes form an integral part of these financial statements.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS

1.	Accounting policies

a)	Presentation of accounts

The accounts are prepared on a going concern basis and in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board (IASB) and interpretations issued by the International Financial Reporting Interpretations Committee of the IASB as adopted by the European Union (EU) (together IFRS).

The company is incorporated in the UK and registered in England and Wales.

The accounts are prepared on the historical cost.

The company's accounts are presented in accordance with the Companies Act 2006.

Adoption of new and revised standards

There are a number of changes to IFRS that were effective from 1 January 2010.  They have had no material effect on the company's financial statements for the year ended 31 December 2010.

b)	Change in accounting policy

In conjunction with a re-assessment of useful economic lives of aircraft under operating lease (as set out below), the company has changed its accounting policy with respect to the treatment of maintenance contributions received from lessees.  The company previously deferred such contributions in the balance sheet until the earlier of utilisation for maintenance events or disposal of the aircraft.  The new policy includes an assessment of whether the company takes any risk in respect of the maintenance of each leased asset.  For those "on-risk" assets, maintenance payments received are recorded in income and the major maintenance components of each aircraft are identified separately within property, plant and equipment.

The directors believe that the revised policy provides more relevant information as it better reflects the company's economic position with regards to these amounts.

The effect of the new policy is to increase revenue by $175,000 in 2010 (2009:  $188,000 and 2008:  $3,000) and increase tax by $49,000 (2009:  $53,000 and 2008:  $1,000).  The overall effect of the new policy is to increase retained profit by $126,000 in 2010 (2009:  $135,000 and 2008:  $2,000).  Balance sheet amounts and opening reserves have been revised accordingly.

c)	Change in accounting estimate

On 1 January 2010, the company has changed its accounting estimate with respect to the treatment of depreciation on property, plant and equipment.  The company has reviewed the estimate used to calculate the useful economic life of the assets held for operating lease to better reflect the expected use of the assets.  Useful economic lives

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
c)	Change in accounting estimate - continued

of the operating lease assets are now shorter and as such the residual values have also been reassessed.

Changes in 2010 estimates of residual values and useful economic lives are accounted for prospectively under IAS 16.  The effect of these changes in estimate for the year ending 2010 is to decrease cost of sales by $8,003,000 and increase the tax charge by $2,161,000, increasing profit by $5,842,000 from what it would have been using the old estimates.

d)	Consolidated financial statements

The financial statements contain information about RBS Aerospace (UK) Limited as an individual company and do not contain consolidated financial information as the parent of a group.  The company is exempt under IAS 27 Consolidated and Separate Financial Statements and section 400 of the Companies Act 2006 from the requirement to prepare consolidated financial statements as the company and its subsidiaries are included by full consolidation in the IFRS consolidated financial statements of its parent, The Royal Bank of Scotland Group plc, a public company registered in Scotland.

e)	Foreign currencies

The company's financial statements are presented in US dollars which is the functional currency of the company.

f)	Revenue recognition

Revenue from finance leases, operating leases and loans and receivables is recognised in accordance with the company's policies on leases and loans and receivables (see below).  Revenue arises in the United Kingdom from continuing activities.

Finance lease income is allocated to accounting periods so as to give a constant periodic rate of return before tax on the net investment.  Unguaranteed residual values are subject to regular review to identify potential impairment.  If there has been a reduction in the estimated unguaranteed residual value, the income allocation is revised and any reduction in respect of amounts accrued is recognised immediately.

Rental income from operating leases is credited to the income statement on a receivable basis over the term of the lease.

The terms of aircraft operating leases are assessed at the outset of each lease to determine whether the Company has the majority of the risk in connection with the maintenance of the asset ("on-risk"), or whether the economic risk is passed to the Lessee ("off-risk").  Any maintenance payments which are received from Lessees through the life of the lease are recorded immediately as income for "on-risk" leases.  For "off-risk" leases, such payments are deferred on the balance sheet until they utilised to cover maintenance spending and the Company recognises as revenue all maintenance receipts not expected to be repaid to the Lessee.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
f)	Revenue recognition - continued

Fee income and interest on hire purchase agreements are credited to profit or loss in proportion to the balances outstanding.

Interest income on financial assets that are classified as loans and receivables is determined using the effective interest method.  The effective interest method is a method of calculating the amortised cost of a financial asset or financial liability (or group of financial assets or liabilities) and of allocating the interest income or interest expense over the expected life of the asset or liability.

g)	Taxation

Provision is made for taxation at current enacted rates on taxable profits, arising in income or in equity, taking into account relief for overseas taxation where appropriate.  Deferred taxation is accounted for in full for all temporary differences between the carrying amount of an asset or liability for accounting purposes and its carrying amount for tax purposes, except in relation to overseas earnings where remittance is controlled by the company.

Deferred tax assets are only recognised to the extent that it is probable that they will be recovered.

h)	Property, plant and equipment

Items of property, plant and equipment are stated at cost less accumulated depreciation and impairment losses.  Where an item of property, plant and equipment comprises major components having different useful lives, they are accounted for separately.

Depreciation is charged to profit or loss on a straight-line basis so as to write-off the depreciable amount of property, plant and equipment (including assets owned and let on operating leases) over their estimated useful lives.

The depreciable amount is the cost of an asset less its residual value.  Estimated useful lives are as follows:

Aircraft for hire under operating lease	– 5 to 15 years from date of manufacture
Office equipment and fixture & fittings	– 3 to 10 years from date when brought into use

Aircraft held for hire under operating leases are assessed to determine whether they are "on-risk" or "off-risk" for maintenance, as set out in the policy for lease income.  For those leases which are "off-risk", the aircraft is recorded as one asset and depreciated to its residual value as set out below.  The cost of assets owned for operating leases where the company is "on-risk" for maintenance are separated into components representing the prepaid maintenance of the engines, airframe overhaul and underlying airframe.  Maintenance components are amortised over the period from purchase to the next expected maintenance event for that component.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
h)	Property, plant and equipment - continued

Subsequent expenditure on maintenance is capitalised and depreciated over the period to the next maintenance or the end of the useful economic life.

Estimated residual values are reviewed annually at each period end, with reference to current market conditions and the expected maintenance condition of the asset at the end of the useful economic life.  Where estimated residual values are found to have changed significantly, this is recorded prospectively as a change in estimate and depreciation charges over the remaining useful life are adjusted to take account of the revised estimate.

i)	Impairment of property, plant and equipment

At each reporting date, the company assesses whether there is any indication that its property, plant and equipment are impaired.  If any such indication exists, the company estimates the recoverable amount of the asset and the impairment loss if any.

j)	Shares in group undertakings

Investments in group undertakings are stated at cost less any impairment.

k)	Leases

Contracts to lease assets are classified as finance leases if they transfer substantially all the risks and rewards of ownership of the asset to the customer.  Other contracts to lease assets are classified as operating leases.

Finance lease receivables are stated in the balance sheet at the amount of the net investment in the lease being the minimum lease payments and any unguaranteed residual value discounted at the interest rate implicit in the lease.

Operating lease assets are included within Property, plant and equipment and depreciated over their useful lives (see note 9).

l)	Financial assets

On initial recognition, financial assets are classified into held-to-maturity investments; loans and receivables; held-for-trading; designated as at fair value through profit or loss; or available-for-sale financial assets.

Loans and receivables

Non-derivative financial assets with fixed or determinable repayments that are not quoted in an active market are classified as loans and receivables, except those that are classified as available-for-sale or as held-for-trading, or designated as at fair value through profit or loss.  Loans and receivables are initially recognised at fair value plus directly related transaction costs.  They are subsequently measured at amortised cost using the effective interest method less any impairment losses.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)

m)	Financial liabilities

On initial recognition financial liabilities are classified into held-for-trading; designated as at fair value through profit or loss; or amortised cost.

Amortised cost

Other than derivatives, which are recognised and measured at fair value, all other financial liabilities are measured at amortised cost using the effective interest method.

n)	Obligations under finance leases

Assets held under finance leases are recognised as assets at the present value of the minimum lease payments determined at the inception of the lease.  The corresponding liability to the lessor is included in the balance sheet as a finance lease obligation.  Lease payments are apportioned between finance charges and reduction of the lease obligation so as to achieve a constant rate of interest on the remaining balance of the liability.  Finance charges are charged directly to profit or loss.

o)	Cash and cash equivalents

Cash and cash equivalents comprises cash and demand deposits with banks together with short-term highly liquid investments that are readily convertible to known amounts of cash and subject to insignificant risk of change in value.

p)	Accounting developments

The International Accounting Standards Board (IASB) issued 'Improvements to IFRS' in May 2010 implementing minor changes to IFRS, making non-urgent but necessary amendments to standards, primarily to remove inconsistency and to clarify wording.  The revisions are effective for annual periods beginning on or after 1 July 2010 and are not expected to have a material effect on the company.

The IASB issued IFRS 9 'Financial Instruments' in October 2010 simplifying the classification and measurement requirements in IAS 39 'Financial Instruments:  Recognition and Measurement' in respect of financial assets and liabilities.  The standard reduces the measurement categories for financial assets to two:  fair value and amortised cost while keeping categories for liabilities broadly the same.  Only financial assets with contractual terms that give rise to cash flows on specified dates that are solely payments of principal and interest on the principal amount outstanding and which are held within a business model whose objective is to hold assets in order to collect contractual cash flows are classified as amortised cost.  All other financial assets are measured at fair value with changes in value generally taken to profit or loss.  The IASB will add impairment and hedging requirements to the standard before it becomes effective for annual periods beginning on or after 1 January 2013; early application is permitted.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
p)	Accounting developments - continued

This standard makes major changes to the framework for the classification and measurement of financial assets and will have a significant effect on the company's Financial Statements.  The company is assessing the effect which also depends on the outcome of the other phases of IASB's IAS 39 replacement project.

The IASB issued 'Disclosures – Transfers of Financial Assets' (Amendments to IFRS 7) in October 2010 to extend the standard's disclosure requirements about derecognition to align with US GAAP.  The revisions are effective for annual periods beginning on or after 1 July 2011 and will not affect the financial position or reported performance of the company.

The International Financial Reporting Interpretations Committee issued interpretation IFRIC 19 'Extinguishing Financial Liabilities with Equity Instruments' in December 2009.  The interpretation clarifies that the profit or loss on extinguishing liabilities by issuing equity instruments should be measured by reference to fair value, preferably of the equity instruments.  The interpretation, effective for the company for annual periods beginning on or after 1 January 2011, is not expected to have a material effect on the company.

The IASB issued IFRS 10 'Consolidated Financial Statements' in May 2011, it establishes principles for the presentation and preparation of consolidated financial statements when an entity controls one or more other entities.  IFRS 10 will supersede the current IAS 27 'Consolidated and Separate Financial Statements' and SIC 12 'Consolidation – Special Purpose Entities'.  A new IAS 27 'Separate Financial Statements' has been published.  The new IAS 27 now only contains the accounting and disclosure requirements for investments in subsidiaries, joint ventures and associates in the parent company's separate financial statements.

The IASB issued IFRS 11 'Joint Arrangements' in May 2011, it establishes the distinction between joint operations and joint ventures and the principles for financial reporting of them.  IFRS 11 supersedes IAS 31 'Interests in Joint Ventures'.  There are some consequential changes to IAS 28 'Investments in Associates', which is renamed IAS 28 Investments in Associates and Joint Ventures'.

The IASB issued IFRS 12 'Disclosure of Interests in Other Entities' in May 2011.  IFRS 12 brings the disclosure requirements in consolidated financial statements for interests in subsidiaries, joint arrangements, associates and unconsolidated structures under one standard.  Disclosures required in separate financial statements are dealt with in IAS 27 Separate Financial Statements.

IFRS 10, IFRS 11, & IFRS 12 as well revised IAS 27 and IAS 28 are effective for annual periods beginning on or after 1 January 2013.  Earlier application is permitted.  If adopted early all standards must be adopted together (IFRS 12 may be adopted early without having to adopt the other standards).

The IASB issued IFRS 13 'Fair Value Measurement' in May 2011, setting out a single IFRS framework for defining and measuring fair value and requiring disclosures

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
p)	Accounting developments - continued

about fair value measurements.  IFRS 13 is effective for annual periods beginning on or after 1 January 2013.  Earlier application is permitted.

2.	Critical accounting policies and key sources of estimation uncertainty

The reported results of the company are sensitive to the accounting policies, assumptions and estimates that underlie the preparation of its financial statements.  UK company law and IFRS require the directors, in preparing the company's financial statements, to select suitable accounting policies, apply them consistently and make judgements and estimates that are reasonable and prudent.  In the absence of an applicable standard or interpretation, IAS 8 'Accounting Policies, Changes in Accounting Estimates and Errors', requires management to develop and apply an accounting policy that results in relevant and reliable information in the light of the requirements and guidance in IFRS dealing with similar and related issues and the lASB's Framework for the Preparation and Presentation of Financial Statements.  The judgements and assumptions involved in the company's accounting policies that are considered by the directors to be the most important to the portrayal of its financial condition are discussed below.  The use of estimates, assumptions or models that differ from those adopted by the company would affect its reported results.

Leased assets

The judgements and assumptions involved in the Company's accounting policies which have the most significant effect on the amounts recognised in the financial statements are those that relate to the criteria for assessing whether substantially all the significant risks and rewards of ownership of leased assets are transferred to other entities, the setting of residual values and useful economic lives for aircraft assets and assessing the stage of completion of the service provided in recognising fee income.

3.	Revenue

	2010	(restated) (note 1) 2009
	$'000	$'000
Finance lease income:
Rents receivable	537	1,730
Amortisation	(432)	(1,373)
	105	357
Other operating lease income	44,043	45,073
Operating lease contingent rental income	(6,512)	(5,660)
	37,636	39,770
Capital costs of asset additions financed:
Finance leases and hire purchase contracts	-	1,500

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
3.	Revenue - continued

Operating leases	87	193,878
	87	195,378

4.	Operating income

	2010	2009
	$'000	$'000
Fee income	4	6

5.	Operating expenses

	2010	2009
	$'000	$'000
Fees and commissions	342	2,264
Exchange losses	84	-
Management fees paid to group undertaking – immediate parent company	113	-
Other charges	4	4
	543	2,268

Staff costs, number of employees and directors' emoluments

All staff and directors were employed by RBS, the accounts for which contain full disclosure of employee benefit expenses incurred in the period including share based payments and pensions.  The company has no employees and pays a management charge for services provided by other group companies.  The directors of the company do not receive remuneration for specific services provided to the company.

Management recharge

Management charges relate to the company's share of group resources such as the use of IT platforms, staff and a share of central resources.  These are re-charged on an annual basis by Royal Bank Leasing Limited.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)

6.	Finance costs

	2010	2009
	$'000	$'000
Interest on loans from group undertakings – immediate parent company	8,945	11,590
Finance charges in respect of finance leases payable	3,340	956
Other	-	2,520
	12,285	15,066

7.	Operating profit before tax

	2010	2009
	$'000	$'000
Auditor's remuneration – audit services included in the management fee in note 5	3	3

8.	Tax

	2010	(restated) (note 1) 2009
	$'000	$'000
Current taxation:
UK corporation tax credit for the year	(5,130)	(8,214)
Over provision in respect of prior periods	(7)	-
	(5,137)	(8,214)
Deferred taxation:
Charge for the year	9,568	9,994
Under provision in respect of prior periods	6	-
Impact of rate change from 28% to 27%	(1,162)	-
	8,412	9,994
Tax charge for the year	3,275	1,780

The actual tax charge differs from the expected tax charge computed by applying the standard rate of UK corporation tax of 28% (2009:  standard tax rate 28%) as follows:

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
8.	Tax - continued

	2010	(restated) (note 1) 2009
	$'000	$'000
Expected tax charge	4,795	1,780
Reduction in deferred tax following change in rate of UK corporation tax	(1,519)	-
Adjustments in respect of prior periods	(1)	-
Actual tax charge for the year	3,275	1,780

In the Budget on 22 June 2010, the UK Government proposed, amongst other things, to reduce Corporation Tax rates in four annual decrements of 1% with effect from 1 April 2011.  The first decrement was enacted in the Finance (No 2) Act 2010 on 27 July 2010.  In conjunction, reductions to the rate of capital allowances have also been proposed, to take effect from 1 April 2012.  Together as a result of these changes, existing temporary differences may unwind in periods subject to the reduced tax rate giving rise to a reduction of the deferred tax liability.  Accordingly, the closing deferred tax liability has been calculated at the rate of 27%.  An additional 1% decrement, also effective from 1 April 2011, was announced by the UK Government in the Budget on 23 March 2011.  The impact of this further change is estimated as giving rise to a tax credit of £1,518,000, which will be recognised in the accounts for 2011.

9.	Property, plant and equipment

Assets held for use in operating leases
$'000
Cost
1 January 2010	459,691
Additions	87
31 December 2010	459,778
Accumulated depreciation and impairment
1 January 2010	35,309
Depreciation charge for the year	7,689
31 December 2010	42,998
Cost
1 January 2009	346,172
Additions	193,878
Disposals	(80,359)
31 December 2009	459,691

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
9.	Property, plant and equipment - continued

Accumulated depreciation and impairment
1 January 2009	20,409
Depreciation charge for the year	16,087
Disposals	(1,187)
31 December 2009	35,309
Cost
1 January 2008	268,041
Additions	78,131
31 December 2008	346,172
Accumulated depreciation and impairment
1 January 2009	9,145
Depreciation charge for the year	11,264
31 December 2008	20,409
Net book value
31 December 2010	416,780
31 December 2009	424,382
31 December 2008	325,763

Leased plant and machinery

At 31 December 2010 the net carrying amount of plant and machinery leased from third parties was $72,456,000 (2009:  $75,047,000 and 2008:  $nil).  The leased equipment secures lease obligations (see note 19).

10.	Investments in subsidiaries

Investments in group undertakings are carried at cost less impairment.  Movements during the year were as follows:

	2010	2009	2008
	$	$	$

At 1 January	100	-	-
Additions	-	100	-
At 31 December	100	100	-

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
10.	Investments in subsidiaries - continued

The subsidiary undertakings of the company are shown below.

Name of subsidiary	Country of incorporation	Proportion of ownership interest %	Proportion of voting power held %	Principal activity
RBS Labuan Leasing 1 Limited	Malaysia	100	100	Intermediate party of the holding company in the lease of an aircraft

11.	Finance lease receivables

	Within 1 year	Between 1 and 5 years	Total
	$'000	$'000	$'000
2010
Future minimum lease payments	-	-	-
Unearned finance income	-	-	-
Carrying value	-	-	-

2009
Future minimum lease payments	1,726	18,056	19,782
Unearned finance income	(33)	(2,228)	(2,261)
Carrying value	1,693	15,828	17,521

2008
Future minimum lease payments	1,321	19,782	21,103
Unearned finance income	(44)	(3,947)	(3,991)
Carrying value	1,277	15,835	17,112

	2010	2009	2008
	$'000	$'000	$'000
Current	-	1,693	1,277
Non-current	-	15,828	15,835
	-	17,521	17,112

The Company had acquired 2 aircraft under finance leases.  The average term of the finance leases entered into was 5 years.

Unguaranteed residual values of assets leased under finance leases at the balance sheet date are estimated at nil (2009:  $nil and 2008:  $nil).

The average effective interest rate in relation to finance lease agreements approximates nil (2009:  3.8% and 2008:  3.8%).

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
11.	Finance lease receivables - continued

During the year, a lease was sold to a third party resulting in no profit or loss on disposal.

12.	Operating lease arrangements

At the balance sheet date, the company had contracted with customers for the following future minimum lease rentals receivable under non-cancellable operating leases:

	Within 1 year	Between 1 and 5 years	After 5 years	Total
	$'000	$'000	$'000	$'000
2010	43,773	125,926	80,420	250,119
2009	43,777	143,981	106,086	293,844
2008	33,488	117,325	87,402	238,215

Nature of operating lease assets in the balance sheet:	2010	2009	2008
	$'000	$'000	$'000

Aviation	250,119	293,844	238,215

13.	Loans and receivables

	2010	2009	2008
	$'000	$'000	$'000
Current
Amounts owed by group undertakings – immediate parent company	45,660	30,700	21,000

The average effective interest rate over amounts owed by group undertakings approximates 0.3% (2009:  0.3%, 2008:  2.0%)

The fair value of loans and receivables is considered not to be materially different to the carrying amounts in the balance sheet.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)

14.	Trade and other receivables

	2010	2009	2008
	$'000	$'000	$'000

Trade receivables	167	3	-
Other receivables	-	1	26
	167	4	26

15.	Prepayments, accrued income and other assets

	2010	2009	2008
	$'000	$'000	$'000

Prepayments	685	738	384
Group relief receivable from group undertaking – immediate parent company	229	3,202	369
	914	3,940	753

16.	Cash

	2010	2009	2008
	$'000	$'000	$'000

Cash held with group undertaking – ultimate parent company	-	1,236	6,207
Deposits with group banks place at within 3 months original maturity – immediate parent company	45,660	30,700	21,000
Overdrafts:
Amounts owed to group banks – ultimate parent company	(66)	-	-
Cash and cash equivalents per cash flow statement	45,594	31,936	27,207

17.	Borrowings

	2010	2009	2008
	$'000	$'000	$'000

Overdrafts from group banks – ultimate parent company	66	-	-
Loans from group banks – immediate parent company	334,436	369,652	332,794
	334,502	369,652	332,794
Current	16,376	8,980	9,501

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
17.	Borrowings - continued

Non-current	318,126	360,672	323,293
	334,502	369,652	332,794

18.	Trade and other payables

	2010	(restated) (note 1) 2009	(restated) (note 1) 2008
	$'000	$'000	$'000
Trade creditors	6,823	4,874	10,398
Other payables	187	-	-
	7,010	4,874	10,398
Current	3,086	2,991	2,903
Non-current	3,924	1,883	7,495
	7,010	4,874	10,398

Included in other payables is $20,000 (2009 and 2008 $nil) due to group undertakings – immediate parent company

19.	Obligations under finance leases

	Year in which payment is expected
	Within 1 year	Between 1 and 5 years	After 5 years	Total
	$'000	$'000	$'000	$'000
2010
Future minimum lease payments	6,900	28,976	37,923	73,799
Unrecognised finance cost	(2,436)	(8,717)	(4,947)	(16,100)
Net carrying value	4,464	20,259	32,976	57,699

2009
Future minimum lease payments	6,872	28,904	44,900	80,676
Unrecognised finance cost	(2,625)	(9,634)	(6,764)	(19,023)
Net carrying value	4,247	19,270	38,136	61,653

2008
Future minimum lease payments	-	-	-	-

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
19.	Obligations under finance leases - continued

Unrecognised finance cost	-	-	-	-
Net carrying value	-	-	-	-

	2010	2009	2008
	$'000	$'000	$'000

Current	4,464	4,247	-
Non-current	53,235	57,406	-
	57,699	61,653	-

The Company has acquired 2 aircraft under finance lease.  The average term of the finance lease is 20 years (2009:  20 years).

The interest rate inherent in the leases is determined at the contract date for all the lease term.  The average effective interest rate contracted approximates 4.7% p.a. (2009:  4.7%).  The interest rate on the finance lease is fixed at the contract date and no arrangements have been entered into for contingent rental payments.

20.	Accruals, deferred income and other liabilities

	2010	2009	2008
	$'000	$'000	$'000
Accruals	870	424	1,058

21.	Deferred tax

The following are the major tax assets recognised by the company, and the movements thereon.

Restated – note 1	Capital allowances
$'000

At 31 December 2008	22,586
Restatement	1
At 31 December 2008 as restated	22,587
Charge to income	9,994
At 31 December 2009 as restated	32,581
Charge to income	8,412
At 31 December 2010	40,993

The Finance Act 2010 has reduced the corporation tax rate from 28% to 27% with effect from 1 April 2011.  As a consequence the closing deferred tax liabilities have been recognised at an effective rate of 27.0%.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)

22.	Financial instruments and risk management

(i)	Categories of Financial instruments

The following table shows the carrying value and the fair value of financial instruments carried on the balance sheet where financial instruments are not carried at fair value on the balance sheet.  Where the financial instruments are of short maturity, the carrying value is equal to the fair value.

The fair value of loans and receivables and amortised cost liabilities are estimated by discounting expected future cash flows using current interest rates and making adjustments for credit.  As such, all measurements qualify as level 2 fair value measurements, derived from inputs that are observable for the asset or liability.

All financial assets are classed as loans and receivables.  All financial liabilities are classed as amortised cost.

	2010 Carrying value	2010 Fair value	2009 Carrying value	2009 Fair value	2008 Carrying value	2008 Fair value
	$'000	$'000	$'000	$'000	$'000	$'000
Financial liabilities
Borrowings	334,502	341,384	369,652	378,187	332,794	344,237
Obligations under finance lease	57,699	73,798	61,653	66,917	-	-

(ii)	Financial risk management

The principal risks associated with the company's businesses are as follows:

Interest rate risk

Structural interest rate risk arises where assets and liabilities have different re-pricing maturities.

The company manages interest rate risk by monitoring the consistency in the interest rate profile of its assets and liabilities, and limiting any re-pricing mismatches.

The following tables indicate financial assets and liabilities that are exposed to interest rate risk together with the corresponding range of applicable interest rates:

Finance lease receivables may be based on fixed and/or floating rates.  These are funded primarily through balances owed to group undertakings which are due primarily on demand and a variable rate basis.  The repricing maturity profile of the financial assets of the company may be different to that of the associated borrowings and hence give potential exposure to interest rate risk.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
22.	Financial instruments and risk management - continued

The interest profile of the company's assets and liabilities is as follows:

2010	Fixed rate	Variable rate	Non-interest earning	Total
	$'000	$'000	$'000	$'000
Financial assets
Loans and receivables	-	45,660	-	45,660
Trade and other receivables	-	-	167	167
	-	45,660	167	45,827
Financial liabilities
Borrowings	188,572	145,930	-	334,502
Trade and other payables	-	-	7,010	7,010
Obligations under finance lease	57,699	-	-	57,699
	246,271	145,930	7,010	399,211
Net financial liabilities	(246,271)	(100,270)	(6,843)	(353,384)

2009	Fixed rate	Variable rate	Non-interest earning	Total
	$'000	$'000	$'000	$'000
Financial assets
Finance lease receivables	-	17,521	-	17,521
Loans and receivables	-	30,700	-	30,700
Trade and other receivables	-	-	4	4
Cash	-	1,236	-	1,236
	-	49,457	4	49,461
Financial liabilities
Borrowings	193,051	176,601	-	369,652
Trade and other payables	-	-	4,874	4,874
Obligations under finance lease	61,653	-	-	61,653
	254,704	176,601	4,874	436,179
Net financial liabilities	(254,704)	(127,144)	(4,870)	(386,718)

2008	Fixed rate	Variable rate	Non-interest earning	Total
	$'000	$'000	$'000	$'000
Financial assets
Finance lease receivables	-	17,112	-	17,112
Loans and receivables	-	21,000	-	21,000
Trade and other receivables	-	-	26	26
Cash	-	6,207	-	6,207
	-	44,319	26	44,345
Financial liabilities
Borrowings	147,915	184,879	-	332,794

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
22.	Financial instruments and risk management - continued

2008	Fixed rate	Variable rate	Non-interest earning	Total
	$'000	$'000	$'000	$'000
Trade and other payables	-	-	10,398	10,398
	147,915	184,879	10,398	343,192
Net financial liabilities	(147,915)	(140,560)	(10,372)	(298,847)

The sensitivity analysis below has been determined based on the exposure to interest rates at the balance sheet date.  The analysis is prepared on the assumption that the balances receivable and/or payable at the balance sheet date were receivable and/or payable for the whole year.

If interest rates had been 0.5% higher and all other variables were held constant, the company's profit before tax for the year would have increased by $130,000 (2009:  profit after tax for the year would have decreased by $446,000 and 2008:  profit after tax for the year would have decreased by $369,000).  This is mainly due to the company's exposure to interest rates on its variable rate borrowings and variable rate customer balances.  There would be no other material impact on equity.

Currency risk

The company does not maintain material non-trading open currency positions.

The company undertakes certain transactions denominated in foreign currencies, hence exchange rate fluctuations arise.  The company's policy is normally to match foreign currency receivables with borrowings in the same currency.

The company is mainly exposed to US dollar currencies.

Credit risk

The objective of credit risk management is to enable the company to achieve appropriate risk versus reward performance whilst maintaining credit risk exposure in line with approved appetite for the risk that customers will be unable to meet their obligations to the company.

The key principles of the group's Credit Risk Management Framework are set out below:

•	Approval of all credit exposure is granted prior to any advance or extension of credit.

•
An appropriate credit risk assessment of the customer and credit facilities is undertaken prior to approval of credit exposure.  This includes a review of, amongst other things, the purpose of credit and sources of repayment, compliance with affordability tests, repayment history, capacity to repay, sensitivity to economic and market developments and risk-adjusted return.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
22.	Financial instruments and risk management - continued

•
Credit risk authority is dictated by the Board and specifically granted in writing to all individuals involved in the granting of credit approval.  In exercising credit authority, the individuals act independently of any related business revenue origination.

•
All credit exposures, once approved, are effectively monitored and managed and reviewed periodically against approved limits.  Lower quality exposures are subject to a greater frequency of analysis and assessment.

Maximum credit exposure and neither past due nor impaired:

Sector	No. of counterparties	2010 $'000	2009 $'000	2008 $'000

Aviation	1	-	17,521	17,112

Finance lease receivables		-	17,521	17,112
Group undertakings		45,660	31,936	27,207
Trade and other receivables		167	4	26
Maximum credit exposure		45,827	49,461	44,345

Based on counterparty payment history the company considers all the above financial assets to be of good credit quality.

Liquidity risk

Liquidity risk arises where assets and liabilities have different contractual maturities.

Management focuses on both overall balance sheet structure and the control, within prudent limits, of risk arising from the mismatch of maturities across the balance sheet and from undrawn commitments and other contingent obligations.  It is undertaken within limits and other policy parameters set by Group Asset and Liability Management Committee (GALCO).

Financial Liabilities

The following table shows by contractual maturity the undiscounted cash flows payable from the balance sheet date including future interest payments

2010	0 – 3 months	4 – 12 months	1 – 3 years	4 – 5 years	6 – 10 years	11 – 20 years
	$'000	$'000	$'000	$'000	$'000	$'000
Borrowings	7,153	17,123	94,144	109,717	134,925	-
Obligations under finance lease	-	6,900	14,452	14,524	37,923	-
Accruals, deferred income and other liabilities	870	-	-	-	-	-
Trade and other payables	3,086	-	-	1,346	2,578	-
	11,109	24,023	108,596	125,587	175,426	-

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
22.	Financial instruments and risk management - continued

2009	0 – 3 months	4 – 12 months	1 – 3 years	4 – 5 years	6 – 10 years	11 – 20 years
	$'000	$'000	$'000	$'000	$'000	$'000
Borrowings	5,021	12,320	105,031	110,706	181,292	48,716
Obligations under finance lease	-	6,872	14,413	14,491	36,546	8,354
Accruals, deferred income and other liabilities	424	-	-	-	-	-
Trade and other payables	2,991	-	-	739	1,144	-
	8,436	19,192	119,444	125,936	218,982	57,070

2008	0 – 3 months	4 – 12 months	1 – 3 years	4 – 5 years	6 – 10 years	11 – 20 years
	$'000	$'000	$'000	$'000	$'000	$'000
Borrowings	3,465	14,947	39,121	110,400	213,217	-
Accruals, deferred income and other liabilities	1,058	-	-	-	-	-
Trade and other payables	2,903	-	-	739	6,756	-
	7,426	14,947	39,121	111,139	219,973	-

Operational risk

Operational risk is the risk of unexpected losses attributable to human error, systems failures, fraud or inadequate internal financial controls and procedures.  The Company manages this risk, in line with the RBS group framework, through systems and procedures to monitor transactions and positions, the documentation of transactions and periodic review by internal audit.  The Company also maintains contingency facilities to support operations in the event of disasters.

23.	Share capital

		2010	2009	2008
		$	$	$
Authorised:
100	Deferred shares of £1 each	193	193	193
1,000	Ordinary shares of $1 each	1,000	1,000	1,000
		1,193	1,193	1,193
Allotted, called up and fully paid:

Equity shares

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)
23.	Share capital - continued

2	shares of £1	4	4	4
100	Ordinary shares of $1	100	100	100
		104	104	104

The deferred shares carry no dividend or voting rights and have no preferential rights to return of capital on winding up.  The Company may repurchase the shares at any time for an aggregate consideration of $1.  The value attributed to sterling share capital is based on the exchange rate prevailing at the date of issue.

24.	Capital resources

The company's capital consists of equity comprising issued share capital, retained earnings, loans from group undertakings and subordinated loans.  The company is a member of The Royal Bank of Scotland group of companies which has regulatory disciplines over the use of capital.  In the management of capital resources, the company is governed by the group's policy which is to maintain a strong capital base:  it is not separately regulated.  The group has complied with the FSA's capital requirements throughout the year.

25.	Related parties

On 1 December 2008, the UK Government through HM Treasury became the ultimate controlling party of The Royal Bank of Scotland Group plc.  The UK Government's shareholding is managed by UK Financial investments Limited, a company wholly-owned by the UK Government.  As a result, the UK Government and UK Government controlled bodies became related parties of the company.

The company's ultimate holding company is The Royal Bank of Scotland Group plc, and its immediate parent company is Royal Bank Leasing Limited.  Both companies are incorporated in Great Britain and registered in Scotland.

As at 31 December 2010, The Royal Bank of Scotland Group plc heads the largest group in which the company is consolidated and The Royal Bank of Scotland plc heads the smallest group in which the company is consolidated.  Copies of the consolidated accounts of both companies may be obtained from The Secretary, The Royal Bank of Scotland Group plc, Gogarburn, Edinburgh, EH12 1HQ.

Amounts due to or from related parties are unsecured and will be settled in cash.  No guarantees have been given or received.  No provisions have been made for doubtful debts in respect of amounts owed by related parties.

RBS AEROSPACE (UK) LIMITED	04985584

NOTES TO THE FINANCIAL STATEMENTS (continued)

26.	Post balance sheet event

On 29 June 2011, the company, together with other members of the RBSG group, became party to a capital support deed (CSD).  Under the terms of the CSD, the company may be required, if compatible with its legal obligations, to make distributions on, or repurchase or redeem, its ordinary shares.  The amount of this obligation is limited to the company's immediately accessible funds or assets, rights, facilities or other resources that, using best efforts, are reasonably capable of being converted to cleared, immediately available funds (the company's available resources).  The CSD also provides that, in certain circumstances, funding received by the company from other parties to the CSD becomes immediately repayable, such repayment being limited to the company's available resources.

RBS AUSTRALIA LEASING PTY LIMITED ACN 116 456 065 FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2010 ANNUAL FINANCIAL REPORT

RBS AUSTRALIA LEASING PTY LIMITED

DIRECTORS' REPORT

The Directors of RBS Australia Leasing Pty Limited submit herewith the annual financial report of the company for the financial year to 31 December 2010.  In order to comply with the provisions of the Corporations Act 2001, the directors report as follows:

The names of the directors of the company during or since the end of the financial year are:

Director	Appointed	Resigned
Simon James Hanson	29 September 2005	28 April 2010
John Higgins	29 September 2005	14 January 2010
Stephen Conrad Mark Williams	29 September 2005
Gordon David Jagger	29 September 2005
Barry James Flannery	5 May 2010
Peter John Barrett	5 May 2010

At the date of this Report, none of the Directors had any beneficial interest in any of the shares of the company.

Principal Activities

The company is a wholly owned subsidiary of The Royal Bank of Scotland plc, its principal activity is the provision of fixed asset finance involving individually structured facilities.

Review of Operations

The operating profit after tax of the company for the period ended 31 December 2010 was $12,013,000 (2009 profit:  $24,582,000).

Total revenue for the financial period ended 31 December 2010 was $36,043,000 (2009:  $35,449,000).

Future Developments

The directors do not anticipate any material change in either the type or level of activities of the company.

Changes in the State of Affairs

During the financial period there was no significant change in the state of affairs of the company other than that referred to in the financial statements or notes thereto.

Subsequent Events

There has not been any matter or circumstance that has arisen since the end of the year that has significantly affected, or may significantly affect, the operations of the company, the results of those operations, or the state of affairs of the company in future financial years.

RBS AUSTRALIA LEASING PTY LIMITED
DIRECTORS' REPORT - continued

Going Concern

The directors, having a reasonable expectation that the company has adequate resources to continue in operational existence for the foreseeable future, have prepared the financial statements on a going concern basis.

Proceedings on Behalf of the Company

The directors are not aware of any persons applying to bring proceedings on behalf of the company.

Indemnification of Officers and Auditors

During or since the financial period the company has not indemnified or made a relevant agreement to indemnify an officer or auditor of the company or of any related body corporate against a liability incurred by such an officer or auditor.  In addition, the company has not paid, or agreed to pay, a premium in respect of a contract insuring against a liability incurred by an officer or auditor.

Auditor's Independence Declaration

The auditor's independence declaration is included on page 3 of the financial report.

Dividends

No dividends have been paid or declared since the start of the financial period (2009:  nil).  The Directors have not declared the payment of a dividend in respect of the financial period (2009:  nil).

This Report has been signed in accordance with a resolution of Directors made pursuant to S298(2) of the Corporations Act 2001.

On behalf of the Directors,

_________________________________
Gordon Jagger
Director

Sydney
30 June, 2011

Deloitte Touche Tohmatsu
A.B.N. 74 490 121 060

Grosvenor Place
225 George Street
Sydney NSW 2000
PO Box N250 Grosvenor Place
Sydney NSW 1220 Australia

DX 10307SSE
Tel:  +61 (0) 2 9322 7000
Fax:  +61 (0) 2 9322 7001
www.deloitte.com.au

The Board of Directors
RBS Australia Leasing Pty Limited
88 Phillip St
SYDNEY NSW 2000

30 June 2011

Dear Board Members

RBS Australia Leasing Pty Limited

In accordance with section 307C of the Corporations Act 2001, I am pleased to provide the following declaration of independence to the directors of RBS Australia Leasing Pty Limited.

As lead audit partner for the audit of the financial statements of RBS Australia Leasing Pty Limited for the financial year ended 31 December 2010, I declare that to the best of my knowledge and belief, there have been no contraventions of:

(i)	the auditor independence requirements of the Corporations Act 2001 in relation to the audit; and

(ii)	any applicable code of professional conduct in relation to the audit.

Yours sincerely

DELOITTE TOUCHE TOHMATSU

Philip Hardy
Partner
Chartered Accountants

UK-3017914-v2	- 3 -	70-40501123
Liability limited by a scheme approved under Professional Standards Legislation Member of Deloitte Touche Tohmatsu Limited

Deloitte Touche Tohmatsu
ABN 74 490 121 060

Grosvenor Place
225 George Street
Sydney NSW 2000
PO Box N250 Grosvenor Place
Sydney NSW 1220 Australia

DX 10307SSE
Tel:  +61 (0) 2 9322 7000
Fax:  +61 (0) 2 9322 7001
www.deloitte.com.au

Independent Auditor's Report
to the Members of RBS Australia Leasing Pty Limited

We have audited the accompanying financial report of RBS Australia Leasing Pty Limited, which comprises the statement of financial position as at 31 December 2010, the statement of comprehensive income, the statement of cash flows and the statement of changes in equity for the year ended on that date, notes comprising a summary of significant accounting policies and other explanatory information, and the directors' declaration as set out on pages 6 to 34.

Directors' Responsibility for the Financial Report

The directors of the company are responsible for the preparation of the financial report that gives a true and fair view in accordance with Australian Accounting Standards and the Corporations Act 2001 and for such internal control as the directors determine is necessary to enable the preparation of the financial report that is free from material misstatement, whether due to fraud or error.  In Note 1, the directors also state, in accordance with Accounting Standard AASB 101 Presentation of Financial Statements, that the financial statements comply with International Financial Reporting Standards.

Auditor's Responsibility

Our responsibility is to express an opinion on the financial report based on our audit.  We conducted our audit in accordance with Australian Auditing Standards.  Those standards require that we comply with relevant ethical requirements relating to audit engagements and plan and perform the audit to obtain reasonable assurance whether the financial report is free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial report.  The procedures selected depend on the auditor's judgement, including the assessment of the risks of material misstatement of the financial report, whether due to fraud or error.  In making those risk assessments, the auditor considers internal control, relevant to the entity's preparation of the financial report that gives a true and fair view, in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control.  An audit also includes evaluating the appropriateness of accounting policies used

UK-3017914-v2	- 4 -	70-40501123
Liability limited by a scheme approved under Professional Standards Legislation Member of Deloitte Touche Tohmatsu Limited

and the reasonableness of accounting estimates made by the directors, as well as evaluating the overall presentation of the financial report.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Auditor's Independence Declaration

In conducting our audit, we have complied with the independence requirements of the Corporations Act 2001.  We confirm that the independence declaration required by the Corporations Act 2001, which has been given to the directors of RBS Australia Leasing Pty Limited, would be in the same terms if given to the directors as at the time of this auditor's report.

Opinion

In our opinion:

(a)	the financial report of RBS Australia Leasing Pty Limited is in accordance with the Corporations Act 2001, including:

(i)	giving a true and fair view of the Company's financial position as at 31 December 2010 and of its performance for the year ended on that date; and

(ii)	complying with Australian Accounting Standards and the Corporations Regulations 2001; and

(b)	the financial statements also comply with International Financial Reporting Standards as disclosed in Note 1.

DELOITTE TOUCHE TOHMATSU

Philip Hardy
Partner
Chartered Accountants
Sydney, 30 June 2011

UK-3017914-v2	- 5 -	70-40501123
Liability limited by a scheme approved under Professional Standards Legislation Member of Deloitte Touche Tohmatsu Limited

RBS AUSTRALIA LEASING PTY LIMITED

DIRECTORS' DECLARATION

The directors declare that:

(a)	in the directors' opinion, there are reasonable grounds to believe that the company will be able to pay its debts as and when they become due and payable;

(b)
in the directors' opinion, the attached financial statements and notes thereto are in accordance with the Corporations Act 2001, including compliance with accounting standards and giving a true and fair view of the financial position and performance of the company and the consolidated entity;

(c)	in the directors' opinion, the financial statements and notes thereto are in accordance with International Financial Reporting Standards issued by the International Accounting Standards Board; and

(d)	the directors have been given the declarations required by s.295A of the Corporations Act 2001

Dated at Sydney this 30th day of June 2011.

Signed in accordance with a resolution of the directors made pursuant to s.295(5) of the Corporations Act 2001.

______________________________
Gordon Jagger
Director

Sydney
30 June, 2011

RBS AUSTRALIA LEASING PTY LIMITED

STATEMENT OF COMPREHENSIVE INCOME
FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2010

CONTINUING OPERATIONS	Note	2010	2009
		$'000	$'000
Revenue	3	36,043	35,449
Operating Expenses	3	(15,728)	(15,534)
OPERATING PROFIT		20,315	19,915
Interest income		2,201	1,135
Finance costs		(14,375)	(13,424)
Gain from movement in fair value of derivatives		9,149	27,634
Other expenses	3	(128)	(142)
PROFIT BEFORE TAX		17,162	35,118
Income tax expense	5	(5,149)	(10,536)
PROFIT FOR THE FINANCIAL YEAR		12,013	24,582
Other comprehensive income after tax		-	-
TOTAL COMPREHENSIVE INCOME FOR THE YEAR		12,013	24,582

Notes to the financial statements are included on pages 11 to 34.

RBS AUSTRALIA LEASING PTY LIMITED

STATEMENT OF FINANCIAL POSITION
AS AT 31 DECEMBER 2010

	Note	2010	2009
		$'000	$'000
Current assets
Cash and cash equivalents	19	53,140	42,550
Trade and other receivables	7	529	304
Total current assets		53,669	42,854
Non-current assets
Derivatives at fair value	10	5,749	-
Property, plant & equipment	11	260,892	270,944
Total non-current assets		266,641	270,944
Total assets		320,310	313,798
Current liabilities
Trade and other payables	12	(8,187)	(6,258)
Deferred income	13	(4,773)	(4,453)
Borrowings	14	(5,187)	(2,869)
Total current liabilities		(18,147)	(13,580)
Non-current liabilities
Deferred income	13	(9,606)	(14,379)
Derivatives at fair value	10	(2,824)	(6,222)
Borrowings	14	(243,739)	(250,785)
Deferred tax liabilities	15	(13,799)	(8,650)
Total non-current liabilities		(269,968)	(280,036)
Total liabilities		(288,115)	(293,616)
Net assets		32,195	20,182
Equity
Issued capital	16	-	-
Retained earnings		32,195	20,182
Total Equity		32,195	20,182

Notes to the financial statements are included on pages 11 to 34.

RBS AUSTRALIA LEASING PTY LIMITED

STATEMENT OF CHANGES IN EQUITY
FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2010

	Fully Paid Ordinary Shares	Retained Earnings/ (Accumulated Losses)
	$	$'000's
Balance as at 1 January 2009	2	(4,400)
Profit for the year	-	24,582
Balance as at 31 December 2009	2	20,182
Profit for the year	-	12,013
Balance as at 31 December 2010	2	32,195

Notes to the financial statements are included on pages 11 to 34.

RBS AUSTRALIA LEASING PTY LIMITED

STATEMENT OF CASH FLOWS
FOR THE FINANCIAL YEAR ENDED 31 DECEMBER 2010

	Note	2010	2009
		$'000	$'000
Cash flow from operating activities	19(b)	15,318	15,014
Cash flows from financing activities
Repayment of borrowings		(4,728)	(6,507)
Net cash used by financing activities		(4,728)	(6,507)
Net increase in cash and cash equivalents		10,590	8,507
Cash and cash equivalents at the beginning of the financial period		42,550	34,043
Cash and cash equivalents at the end of the financial period	19(a)	53,140	42,550

Notes to the financial statements are included on pages 11 to 34.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1	Summary of Accounting Policies

General Information

The company is registered and domiciled in Australia.  The company's registered office is Level 22, 88 Phillip Street, Sydney, NSW 2000.

Statement of Compliance

The financial report is a general-purpose financial report, which has been prepared in accordance with the Corporations Act 2001, applicable Accounting Standards and interpretations, and complies with other requirements of the law.  Accounting Standards include Australian equivalents to International Financial Reporting Standards ('A-IFRS').  Compliance with the A-IFRS ensures that the company financial statements and notes of the company comply with International Financial Reporting Standards ('IFRS').

The financial statements were authorised for issue by the directors on 30 June, 2011.

Basis of preparation

The financial report has been prepared on the basis of historical cost except for the revaluation of certain non-current assets and financial instruments.  Cost is based on the fair values of the consideration given in exchange for assets.  All amounts are presented in Australian dollars, unless otherwise noted.

The accounts are prepared in accordance with A-IFRS.

In the application of A-IFRS management is required to make judgements, estimates and assumptions about the carrying value of assets and liabilities that are not readily apparent from other sources.  The estimates and associated assumptions are based on historical experience and various factors that are believed to be reasonable under the circumstance, the results of which form the basis of making the judgements.  Actual results may differ from these estimates.  The estimates and underlying assumptions are reviewed on an ongoing basis.  Revisions to accounting estimates are recognised in the period in which the estimate is revised if the revision affects only that period or in the period of the revision and future periods if the revision affects both current and future periods.

Judgements made by management in the application of A-IFRS that have significant effects on the financial statements and estimates with a significant risk of material adjustments in the next year are disclosed, where applicable, in the relevant notes to the financial statements.

The company is a company of the kind referred to in ASIC Class Order 98/0100, dated 10 July 1998, and in accordance with that Class Order amounts in the financial report are rounded off to the nearest thousand dollars, unless otherwise indicated.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies - continued

Newly adopted standards and interpretations

The following new and revised standards and interpretations have been adopted in these 31 December 2010 financial statements:

•
Amendments to AASB 107 Statement of Cash Flows was issued in May 2009 (part of AASB 2009-5 Further Amendments to Australian Accounting Standard arising from the Annual Improvements Project).  The amendments specify that only expenditures that result in a recognised asset in the statements of financial position can be classified as investing activities in the statement of cash flows.  Prior year amounts, where applicable, have been restated for consistent presentation.

•
AASB 3 Business Combinations (2008) has been adopted in the current year.  In accordance with the relevant transitional provisions, AASB 3 has been applied prospectively and therefore there is no impact on prior periods in the company's 2010 financial statements.  The impact of the adoption of AASB 3 Business Combinations (2008) are as follows:

•
Any non-controlling interests (previously referred to as 'minority' interests) are now measured either at fair value or at the non-controlling interests' share of the fair value of the identifiable assets and liabilities of the acquiree, on a transaction-by-transaction basis;

•
Contingent consideration is measured at fair value at the acquisition date, subsequent changes to the consideration are recognised against goodwill only to the extent that they arise from better information about the fair value at the acquisition date, and they occur within the 'measurement period' (a maximum of 12 months from the acquisition date).  All other subsequent changes therein are recognised in the statement of comprehensive income;

•	Any pre-existing interest in the acquiree is measured at fair value with the gain or loss recognised in the statement of comprehensive income;

•	Transaction costs, other than share and debt issue costs, are recognised as incurred.

•
Amendments to AASB 127 Consolidated and Separate Financial Statements (2008) requires a Group to account for changes in ownership interests by that Group in a subsidiary, while maintaining control, to derecognise all assets, liabilities and non-controlling interests at their carrying amount.  Any retained interest in the former subsidiary is recognised at its fair value at the date control is lost, with the gain or loss arising recognised in the statement of comprehensive income.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

Newly adopted standards and interpretations - continued

•	AASB 2008-3 Amendments to Australian Accounting Standards arising from AASB 3 and AASB 127 introducing consequential amendments to other standards.

•
Amendments to AASB 128 Investments in Associates, issued in July 2009, is a consequential amendment as a result of AASB 127 (above), whereby when significant influence is lost, a Group measures any investment retained in the former associate at fair value, with any consequential gain or loss recognised in the statement of comprehensive income.

•
AASB 2008-6 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project makes amendments to AASB 5 Non-current Assets Held for Sale and Discontinued Operations to include requirements relating to a sale which involves the loss of control of a subsidiary.  The amendments require all net assets of such a subsidiary to be classified as held for sale and clarify the disclosures required when the subsidiary is part of a disposal group that meets the definition of a discontinued operation.

•
AASB 2008-8 Amendments to Australian Accounting Standards - Eligible Hedged Items clarifies the effect of using options as hedging instruments and the circumstances in which inflation risk can be hedged.

•
AASB 2009-4 Amendments to Australian Accounting Standards arising from the Annual Improvements Project was issued in May 2009.  It relates to the Annual Improvements Project and made consequential amendments to AASB 2, AASB 138 and AASB Interpretation 9 arising from revised AASB 3.  It also amends the restriction on the entity that can hold hedging instruments in AASB Interpretation 16.

•
AASB 2009-5 Further Amendments to Australian accounting Standards arising from the Annual Improvement Project was issued in May 2009 made a number of changes in the detail of the company's accounting policies some of which are terminology only, and some of which are substantive but are not expected to have a material impact on amounts reported.

•
AASB 2009-7 Amendments to Australian Accounting Standards was issued in June 2009 and makes amendments to AASB 5, AASB 7, AASB 139 and Interpretation 17 to correct errors that occurred in AASB 2008-12, AASB 2008-13 and Interpretation 17 itself.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

Newly adopted standards and interpretations - continued

•
AASB 2009-8 Amendments to Australian Accounting Standards - Group Cash-Settled Share-based Payment Transactions was issued in July 2009.  It requires that an entity that receives goods or services in a share-based payment arrangement accounts for those goods or services no matter which entity in the Group settles the transaction, and no matter whether the transaction is settled in shares or cash.

•	Interpretation 17 Distributions of Non-cash Assets to Owners provides guidance on the measurement of distributions of assets, other than cash, when paid to owners acting in their capacity as owners.

•
Interpretation 18 Transfers of Assets from Customers addresses the accounting for property, plant or equipment received from 'customers' in exchange for supplies of goods or services.  The asset is to be recognised at its fair value on the date of the transfer.  Revenue arising from the recognition of the asset is recognised in accordance with the requirements of AASB 118 Revenue.

New standards and interpretations not yet adopted

The following standards, amendments to standards and interpretations are available for early adoption at 31 December 2010, but have not been applied in preparing these financial statements:

•
AASB 124 Related Party Disclosures (2009) and AASB 2009-12 Amendments to Australian Accounting Standards (revised December 2009) clarifies the definition of a related party and includes a requirement to disclose commitments involving related parties.  The amendments to AASB 124, which become mandatory for the company's 31 December 2011 statements, are not expected to have a material impact on the company.

•
AASB 9 Financial instruments, AASB 2009-11 Amendments to Australian Accounting Standards arising from AASB 9, AASB 2010-7 Amendments to Australian Accounting Standards arising from AASB 9.  AASB 9 introduces the following new requirements for classifying and measuring financial assets:

•	Debt instruments meeting both a 'business model' test and a 'cash flow characteristics' test are measured at amortised cost (the use of fair value is optional in some limited circumstances);

•	Investments in equity instruments can be designated as 'fair value through other comprehensive income' with only dividends being recognised in the statement of comprehensive income;

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

New standards and interpretations not yet adopted - continued

•	All other instruments (including all derivatives) are measured at fair value with changes recognised in the statement of comprehensive income; and

•
The concept of 'embedded derivative' does not apply to financial assets within the scope of the standard and the entire instrument must be classified and measured in accordance with the above guidelines.

•
AASB 9 was further amended in 2010 to require fair value changes attributable to changes in own credit risk for financial liabilities designated at fair value through the statement of comprehensive income to be presented in other comprehensive income unless the treatment would create or enlarge an accounting mismatch in the statement of comprehensive income.  The amendments to AASB 9 becomes mandatory for the company's 31 December 2013 financial statements, the company has not yet had an opportunity to consider how AASB 9 impacts the company's financial assets.

•
AASB 2010-3 Amendments to Australian Accounting Standards arising from the Annual Improvement Project amends a number of pronouncements as a result of the IASB's 2008-2010 cycle of annual improvements to provide clarification on certain matters, including clarification on the measurement of non-controlling interests in business combinations.  This amendment becomes mandatory for the company's 31 December 2011 financial statements but is not expected to have a material impact.

•
AASB 2010-4 Further Amendments to Australian Accounting Standards arising from the Annual Improvements Project which amends a number of pronouncements as a result of the IASB's 2008-2010 cycle of annual improvements.  The key amendments are relating to clarification of content of statement of changes in equity (AASB 101) and financial instrument disclosures (AASB 7).  This amendment becomes mandatory for the company's 31 December 2011 financial statements but it is not expected to have a material impact.

•
AASB 2010-5 Amendments to Australian Accounting Standards makes amendments to a range of standards and interpretations.  This amendment becomes mandatory for the company's 31 December 2011 financial statements but it is not expected to have a material impact.

•
AASB 2010-6 Amendments to Australian Accounting Standards - Disclosure on Transfers of Financial Assets makes amendments to AASB 7 Financial Instruments:  Disclosures which includes the introduction of additional disclosures in relation to the transfer of financial assets.  This amendment

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

becomes mandatory for the company's 31 December 2012 financial statements but it is not expected to have a material impact.

Significant Accounting Policies

The following significant accounting policies have been adopted in the preparation and presentation of the financial report:

(a)	Going Concern

The financial report has been prepared on the going concern basis, which assumes continuity of normal business activities and the realisation of assets and the settlement of liabilities in the ordinary course of business.

(b)	Borrowings

Borrowings are recorded initially at fair value, net of transaction costs.  Subsequent to initial recognition, borrowings are measured at amortised cost with any difference between the initial recognised amount and the redemption value being recognised in profit and loss over the period of the borrowing using the effective interest rate method.

The effective interest method is a method of calculating the amortised cost of a financial liability and of allocating interest expense over the relevant period.  The effective interest rate is the rate that exactly discounts estimated future cash payments through the expected life of the financial liability, or, where appropriate, a shorter period.

(c)	Borrowing Costs

All interest costs are expensed as they are incurred within the reporting period.

(d)	Cash and Cash equivalents

Cash and cash equivalents comprise cash on hand and cash in banks.  Bank overdrafts are shown within borrowings in current liabilities in the balance sheet.

(e)	Operating Leases

Rental income from operating leases is recognised on a straight-line basis over the term of the relevant lease.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

Significant Accounting Policies - continued

(f)	Foreign Currency

Transactions in foreign currency are recorded at the rates of exchange prevailing on the dates of the transactions.  At each balance sheet date, monetary assets and liabilities that are denominated in foreign currencies are retranslated at the rates prevailing on the balance sheet date.  Non-monetary assets and liabilities carried at fair value that are denominated in foreign currencies are translated at the rates prevailing at the date when the fair value was determined.  Gains and losses arising on retranslation are included in net the statement of comprehensive income for the period.

The company's functional currency is Australian dollars, as its trading and funding is predominately in this currency, and, therefore, its financial statements are presented in this currency.

(g)	Income Tax

Current tax

Current tax is calculated by reference to the amount of income taxes payable or recoverable in respect of the taxable profit or tax loss for the period.  It is calculated using tax rates and tax laws that have been enacted or substantively enacted by reporting date.  Current tax for current and prior periods is recognised as a liability or asset to the extent that it is unpaid or refundable.

Deferred tax

Deferred tax is accounted for using the balance sheet liability method.  Temporary differences are differences between the tax base of an asset or liability and its carrying amount in the balance sheet.  The tax base of an asset or liability is the amount attributed to that asset or liability for tax purposes.

In principle, deferred tax liabilities are recognised for all taxable temporary differences.  Deferred tax assets are recognised to the extent that it is probable that sufficient taxable amounts will be available against which deductible temporary differences or unused tax losses and tax offsets can be utilised.  However, deferred tax assets and liabilities are not recognised if the temporary differences giving rise to them arise from the initial recognition of assets and liabilities (other than as a result of a business combination) which affects neither taxable income nor accounting profit.

Deferred tax assets and liabilities are measured at the tax rates that are expected to apply to the period(s) when the asset and liability giving rise to them are realised or settled, based on tax rates (and tax laws) that have been enacted or substantively enacted by reporting date.  The measurement of

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

Significant Accounting Policies - continued

deferred tax liabilities and assets reflects the tax consequences that would follow from the manner in which the company expects, at the reporting date, to recover or settle the carrying amount of its assets and liabilities.

Deferred tax assets and liabilities are offset when they relate to income taxes levied by the same taxation authority and the company intends to settle its current tax assets and liabilities on a net basis.

Current and deferred tax for the period

Current and deferred tax is recognised as an expense or income in the income statement, except when it relates to items credited or debited directly to equity, in which case the deferred tax is also recognised directly in equity, or where it arises from the initial accounting for a business combination, in which case it is taken into account in the determination of goodwill or excess.

(h)	Impairment of Assets

At each reporting date, the company reviews the carrying amounts of its tangible assets to determine whether there is any indication that those assets have suffered an impairment loss.  If any such indication exists, the recoverable amount of the asset is estimated in order to determine the extent of the impairment loss (if any).  Where the asset does not generate cash flows that are independent from other assets, the company estimates the recoverable amount of the cash-generating unit to which the asset belongs.

Recoverable amount is the higher of fair value less costs to sell and value in use.  In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset for which the estimates of future cash flows have not been adjusted.  If the recoverable amount of an asset (or cash-generating unit) is estimated to be less than its carrying amount, the carrying amount of the asset (cash-generating unit) is reduced to its recoverable amount.  An impairment loss is recognised in the statement of comprehensive income immediately, unless the relevant asset is carried at fair value, in which case the impairment loss is treated as a revaluation decrease.  Where an impairment loss subsequently reverses, the carrying amount of the asset (cash-generating unit) is increased to the revised estimate of its recoverable amount, but only to the extent that the increased carrying amount does not exceed the carrying amount that would have been determined had no impairment loss been recognised for the asset (cash-generating unit) in prior years.  A reversal of an impairment loss is recognised in the statement of comprehensive income immediately, unless the relevant asset is carried at fair value, in which case the reversal of the impairment loss is treated as a revaluation increase.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

Significant Accounting Policies - continued

(i)	Property, Plant and Equipment

Property, plant and equipment are stated at cost less accumulated depreciation and any recognised impairment loss.

Assets are depreciated over their useful economic life, as follows:

-	Aircraft for hire under operating leases 18 to 25 years from date of manufacture.

The balance sheet carrying values of operating lease assets include balances in respect of residual values; unguaranteed residual values are subject to regular review with any revisions being made through depreciation.

(j)	Derivatives at Fair Value

The company has entered into financial instruments (derivatives) to manage balance sheet interest rate risk and foreign currency risk.  The derivatives held are interest rate swaps, currency swaps and foreign currency forward contracts.

A swap is an agreement to exchange cash flows in the future in accordance with a pre-arranged formula.  Interest rate swap contracts generally involve exchange of fixed and floating interest payment obligations without the exchange of underlying principal amounts.

Currency swaps commit two counterparties to exchange streams of interest payments in different currencies for an agreed period of time.

Derivative financial instruments are recognised initially, and subsequently measured, at fair value.  Derivative fair values are determined from quoted prices in active markets where available.  Where there is no active market for an instrument, fair value is derived from prices for the derivative's components using appropriate pricing or valuation models.  The company's pricing and valuation methods are managed by the ultimate holding company, The Royal Bank of Scotland Group plc ("the Group").  Most of the Group's pricing models do not entail material subjectivity because the methodologies utilised do not incorporate significant judgement and the parameters included in the models can be calibrated to actively quoted market prices.  Values established from pricing models are adjusted for credit risk, liquidity risk and future operational costs.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

Significant Accounting Policies - continued

Derivatives are classified as either financial assets or financial liabilities, at fair value through the statement of comprehensive income.  Gains and losses arising from changes in fair value of a derivative are recognised as they arise in the statement of comprehensive income.

(k)	Receivables

Trade receivables and other receivables are initially recorded at fair value and subsequently held at amortised cost less any allowance for doubtful debts.

(l)	Accounts Payable

Trade payables and other accounts payable are recognised when the company becomes obliged to make future payments resulting from the purchase of goods and services.

(m)	Goods and Services Tax

Revenues, expenses and assets are recognised net of amount of goods and services tax ("GST"), except:

i.	where the amount of GST incurred is not recoverable from the taxation authority, it is recognised as part of the cost of acquisition of an asset or as part of an item of expense; or

ii.	for receivables and payables which are recognised inclusive of GST, the net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

The net amount of GST recoverable from, or payable to, the taxation authority is included as part of receivables or payables.

Cash flows are included in the cash flow statement on a gross basis.  The GST component of cash flows arising from investing and financing activities which is recoverable from, or payable to, the taxation authority is classified as operating cash flows.

(n)	Deferred Income - Sale of Lease Income Streams

On the sale of lease income stream, the company recognises a profit upfront that is the equivalent of the difference between the credit margin associated with the lessee on acquisition and the corresponding credit margin on disposal times the purchase consideration for the lease receivables.  The remaining balance is recorded on the statement of financial position as deferred income.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

1.             Summary of Accounting Policies – continued

Significant Accounting Policies - continued

The deferred income balance is amortised over the remaining life of the lease.  The amortisation takes into account the lease receipts from the lessee passed through the company and the notional cost of servicing the outstanding deferred income balance.

2	Financial Management

(a)	Interest Rate Risk

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.

The company's policy is to minimise cashflow interest rate risk when entering into an operating lease, by matching the leasing income cash profile with the associated floating rate borrowing and interest rate swap.  Accounting volatility arises from fair value through the statement of comprehensive income movements because these swaps do not qualify for hedge accounting under AASB 139 which leads to timing differences in income recognition between the derivative instruments and the economically hedged operating lease.

(b)	Currency Risk

Currency risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in foreign exchange rates.  The company minimises currency risk by ensuring its leases and associated financing are in the same currency or, in the case of certain leases in US dollars, entering into currency swaps over the life of the lease.

(c)	Credit Risk

Credit risk is the risk arising from the possibility that the company will incur losses from the failure of counterparties to meet their obligations.  Credit risk is managed through The Royal Bank of Scotland plc Group Credit Risk Management Framework ("the Framework") to enable the Group to achieve appropriate risk versus reward performance whilst maintaining credit risk exposure in line with approved risk appetite on a Group basis.  The Framework encompasses credit risk assessment prior to the approval of any credit exposure, and the control and monitoring of these exposures against approved limits.

(d)	Liquidity Risk

Liquidity risk is the risk that the company will not be able to meet its financial obligations as they fall due.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

2.             Financial Management - continued

The company's activities are funded by its parent, The Royal Bank of Scotland plc.  The company is dependant on the continuing funding support of its parent to meet its financial obligations as they fall due.

(e)	Capital Management

The company is a member of a group with regulatory disciplines over the use of its capital.  Although the company itself is not regulated it aims to maintain capital resources commensurate with the nature, scale and risk profile of its business.  It regards its capital as the total equity as shown on the balance sheet, adjusted for short term fluctuations resulting from fair value revaluations of derivatives used to commercially hedge risks that do not qualify as hedges under A-IFRS.

(f)	Property, Plant and Equipment Residual Value Risk

The term of the company's aircraft leases vary from seven to twelve years, whereas aircraft are depreciated over their useful economic life, being 18 to 25 years.  As a result, the residual value of an aircraft at the end of lease may be materially different from the net book value of the aircraft at that time.  This risk is not measured through the statement of comprehensive income until any realisation of gain or loss upon disposal of the aircraft.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

3	Revenue from operations

Revenue from continuing operations consisted of the following items:

OPERATING REVENUE	2010	2009
	$'000	$'000
Operating Lease Rentals
Amortisation of deferred income	4,513	4,214
Assigned rentals receivable	5,676	5,676
Rentals receivable	25,854	25,559
	36,043	35,449
EXPENSES
Operating expenditure
Operating lease depreciation	10,052	9,858
Rentals paid	5,676	5,676
	15,728	15,534
Other expenses
Fees & commissions	101	142
Management fee	27	-
	128	142

The audit fee was $39,500 (2009:  $39,500).  The auditor of RBS Australia Leasing Pty Limited is Deloitte Touche Tohmatsu.

4	Segmental information

The company operates within one business segment being the provision of aircraft operating leases within the Australasia market.

5	Income tax

	2010	2009
	$'000	$'000
(a) Analysis of tax charge for the year
Deferred tax – origination and reversal of timing differences:
- Current year	5,149	10,521
- Prior year	-	15
Tax expense	5,149	10,536
(b) Factors affecting the tax charge for the year
Profit before tax	17,162	35,118
Tax on profit at the standard rate of 30% (2009: 30%)	5,149	10,536
Tax expense	5,149	10,536

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

6	Key management personnel compensation

During the year, the following persons acted as Directors:

Simon James Hanson (resigned 28 April 2010)
John Higgins (resigned 14 January 2010)
Stephen Conrad Mark Williams
Gordon David Jagger
Barry Flannery (appointed 5 May 2010)
Peter Barnett (appointed 5 May 2010)

The aggregate compensation made to directors and other members of key management personnel in the period and in proportion to the time spent on matters relating to the company was:

	2010	2009
	$	$
Short term employee benefits	109,770	16,245
Long term employee benefits	-	1,438
Total employee benefits	109,770	17,683

All directors are employed and remunerated by The Royal Bank of Scotland plc, which did not make a recharge to the company in the year (2009: nil).  The average number of employees (including directors) was nil (2009: nil).

7	Trade and other receivables

	2010	2009
	$'000	$'000
Other debtors	529	304

The directors consider that the carrying amount of trade and other receivables approximates to their fair value.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

8	Residual value exposure

The table below gives details in respect of unguaranteed residual values included in the carrying value of operating lease assets at the balance sheet date.

	2010	2009
	$'000	$'000
Year in which residual value will be recovered
Between two and five years	160,220	162,317
More than 5 years	61,165	61,165
	221,385	223,482

The company enters into operating leases for aircraft.  The lease terms vary from seven to twelve years.

RBS Aerospace Ltd, an affiliated entity wholly owned by RBS plc, entered into forward exchange contracts to manage the foreign exchange risk associated with the foreign exchange exposure arising on the US dollar residual value of 4 aircraft owned and leased by RBS Australia Leasing Pty Limited.  RBS Aerospace Ltd is not contractually bound to pass on the costs or benefits associated with these foreign exchange contracts to RBS Australia Leasing Pty Ltd, however in the past, RBS Aerospace Ltd has provided RBS Australia Leasing Pty Limited with the net settlement value of such foreign exchange contracts on disposal of a RBS Australia Leasing Pty Limited owned aircraft.  RBS Australia Leasing Ply Limited places reliance on RBS Aerospace Ltd's past practice of providing it with the net benefit/ cost of these contracts consistent with the original purpose of entering into such contracts.  However, as RBS Aerospace Ltd is not contractually bound to pass the benefits/costs, RBS Australia Leasing Pty Ltd has not accounted for any gains or losses that may result from doing so in the future.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

9	Financial Instruments

a)           Carrying value and fair value of financial instrument by category:

	Carrying value 2010	Fair value 2010	Carrying value 2009	Fair value 2009
	$'000	$'000	$'000	$'000
Loans and receivables:
- Trade and other receivables	529	529	304	304
- Cash and cash equivalents	53,140	53,140	42,550	42,550
	53,669	53,669	42,854	42,854
Financial assets at fair value through the statement of comprehensive income:
- Derivatives	2,925	2,925	-	-
Financial assets	56,594	56,594	42,854	42,854
Financial liabilities measured at amortised cost:
- Trade and other payables	8,187	8,187	6,258	6,258
- Borrowings	248,926	248,926	253,654	253,654
	257,113	257,113	259,912	259,912
Financial liabilities at fair value through the statement of comprehensive income:
- Derivatives	-	-	6,222	6,222
Financial liabilities	257,113	257,113	266,134	266,134

b)           Fair value disclosure by fair value hierarchy level

Where financial assets or liabilities are designated at fair value through the statement of comprehensive income as per criteria under AASB 139, IFRS 7 requires these financial assets or liabilities to be categorised by 3 levels of hierarchy.  IFRS 7 defines each level of hierarchy by the lowest levels of input into derivations of fair values as shown below.

Level 1	Quoted prices for similar instruments
Level 2	Directly observable market inputs other than Level 1 inputs
Level 3	Inputs not based on observable market data

All financial assets and liabilities at fair value through profit and loss fall within level 2.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

9.             Financial Instruments - continued

c)           Financial Instrument – carrying amount by market risk exposure

	2010	2009
	$'000	$'000
Interest rate risk
Financial Assets
- Variable rate	53,140	42,550
- Non-interest bearing	529	304
- Derivatives at fair value	2,925	-
	56,594	42,854
Financial liabilities
- Variable rate	248,926	253,654
- Non-interest bearing	8,187	6,258
- Derivatives at fair value	-	6,222
	257,113	266,134

If interest rates had been 1% higher or lower during the year then profit after tax would have changed by $1,182,000 (2009:  $1,497,000) because of changes in the fair value of interest rate swaps and from holding cash and cash equivalents.

Currency risk

If the Australian dollar had strengthened or weakened by 10% against the US dollar, with all other variables held constant, profit after tax for the year would have increased or reduced by $3,359,000 (2009:  $4,187,000), resulting from fair value gains or losses on currency swaps and forward exchange agreements.

d)           Credit quality

	2010	2009
	$'000	$'000
Maximum credit exposure and neither past due nor impaired:
Financial Assets
Amount due from group undertakings	53,140	42,550
Other debtors	529	304
	53,669	42,854
Operating Lease Arrangements	145,503	179,162

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

9.             Financial Instruments –continued

The company considers all the above financial assets to be of good credit quality.  There are no amounts either past due or impaired (2009:  nil).  The company leases aircraft to two airlines both with good payment histories.

e)           Liquidity risk

The following table details contractual cashflows payable to maturity on financial liabilities and all derivatives on an undiscounted basis

	Within 1 year	In the 2nd year	3 to 5 years	Over 5 years
	$'000	$'000	$'000	$'000
2010
Trade payables	8,187	-	-	-
Borrowings	18,913	61,071	145,517	85,200
Derivative financial instruments:
- Net settled position	4,427	3,585	8,701	11,322
- Gross settled position	-	-	-	44,030
Total cashflows payable	31,527	64,656	154,218	140,552
2009
Trade payables	6,258	-	-	-
Borrowings	17,515	21,092	205,562	95,022
Derivative financial instruments:
- Net settled position	5,281	3,061	9,593	17,509
- Gross settled position	-	-		46,585
Total cashflows payable	29,054	24,153	215,155	159,116

The gross settled derivatives are in respect of the forward exchange contracts.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

10	Derivatives at Fair Value

	Assets 2010	Liabilities 2010	Assets 2009	Liabilities 2009
	$'000	$'000	$'000	$'000
Interest rate swaps	-	(2,824)	-	(3,687)
Currency swaps	5,164	-	-	(1,454)
Forward exchange contracts	585	-	-	(1,081)
	5,749	(2,824)		(6,222)

Maturity analysis for derivatives

In the second to fifth years
- Interest rate swaps	-	(2,824)	-	(3,687)
		(2,824)	-	(3,687)

After five years
- Currency swaps	5,164	-	-	(1,454)
- Forward exchange contracts	585	-	-	(1,081)
	5,749	-	-	(2,535)
	5,749	(2,824)	-	(6,222)

Notional aggregate principals

The total notional aggregate principal of the derivatives at fair value is as follows:

	2010	2009
	$'000	$'000
Interest rate swaps	168,822	172,010
Currency swaps	36,947	41,780
Forward exchange contracts	21,830	24,685

All derivatives held at the balance sheet date are with The Royal Bank of Scotland plc, and are denominated in either Australian dollars and US dollars.  The derivatives held are governed by the International Swap Dealers Association.  All derivatives held are carried at fair value.  None of the derivatives are in designated fair value hedge or cash flow hedge relationships.

Interest rate swaps are swapping variable for fixed cashflows and have an interest rate range from 6.0% to 6.1% (2009:  6.0% to 6.1%).

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

10.           Derivatives at Fair Value - continued

For all derivatives held, the total amount of the change in fair value estimated, using a valuation technique, recognised in the statement of comprehensive income during the year was a gain of $9,149,000 (2009:  gain of $27,634,000).  The amount of change in the fair value of interest rate derivatives that is not attributable to changes in a benchmark interest rate is nil.  The floating interest rate swaps settle on a monthly basis.  The floating rate is the Australian BBSY.  For interest rate swaps the difference between fixed and floating elements are settled on a net basis.

11	Property, Plant and Equipment

Assets for hire under operating leases
At Cost	$'000
Gross carrying amount
Balance at 1 January 2009 & 31 December 2009	306,038
At 1 January 2010 & 31 December 2010	306,038
Accumulated depreciation
Balance at 1 January 2009	25,236
Depreciation expense	9,858
Balance at 31 December 2009	35,094
Balance at 1 January 2010	35,094
Depreciation charge for the year	10,052
At 31 December 2010	45,146
Net book value
As at 31 December 2010	260,892
As at 31 December 2009	270,944

During the year, there were no acquisitions or disposal of planes (2009:  none).

12	Current Trade and Other Payables

	2010	2009
	$'000	$'000
Amounts due within one year:
Amounts due to group undertakings	601	599
Other payables and accruals	5,900	4,143
Operating lease rentals received in advance	1,686	1,516
	8,187	6,258

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

13	Deferred income

	2010	2009
	$'000	$'000
Current deferred income	4,773	4,453
Non-current deferred income	9,606	14,379
	14,379	18,832

Deferred income is the amount under an arrangement whereby operating lease rentals are received in advance of being earned.

14	Borrowings

	2010	2009
	$'000	$'000
Loan amount due to group undertakings	248,926	253,654
The unsecured borrowings are repayable as follows and at amortised cost:
On demand or within one year	5,187	2,869
In the second year	47,336	5,673
In the third to fifth year inclusive	125,780	172,321
After five years	70,623	72,791
	248,926	253,654
Less: Amounts due for settlement within 12 months	(5,187)	(2,869)
Amounts due for settlement after 12 months	243,739	250,785

On 10 June 2009, the company and its lender, The Royal Bank of Scotland plc, signed a facility agreement which alters the repayment schedule of the Company's borrowings to match the repayment schedule of the operating leases.

A right of set-off exists over the company's bank account with The Royal Bank of Scotland plc against advances made to the Company's immediate holding company and its subsidiaries.

The interest rate is set with reference to the Australian BBSW and is set on a monthly basis.  The directors consider that the carrying amount of loans approximates to their fair value.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

15	Deferred Tax Liabilities/(Assets)

2010	Opening Balance	Charged/ (credit) to Income	Closing Balance
	$'000	$'000	$'000
Temporary differences:
Derivatives at fair value through the statement of comprehensive income	(1,867)	2,745	878
Property, plant and equipment	32,479	5,100	37,579
Revenue received in advance	(6,104)	1,285	(4,819)
Other	(20)	(13)	(33)
Total temporary differences before unused tax losses	24,488	9,117	33,605
Unused tax losses:
Deferred tax asset arising from tax losses carried forward	(15,838)	(3,968)	(19,806)
Deferred tax liabilities (Note 5)	8,650	5,149	13,799

2009	Opening Balance	Charged/ (credit) to Income	Closing Balance
	$'000	$'000	$'000
Temporary differences:
Derivatives at fair value through the statement of comprehensive income	(10,158)	8,291	(1,867)
Property, plant and equipment	25,655	6,824	32,479
Revenue received in advance	(7,364)	1,260	(6,104)
Other	-	(20)	(20)
Total temporary differences before unused tax losses	8,133	16,355	24,488
Unused tax losses:
Deferred tax asset arising from tax losses carried forward	(10,019)	(5,819)	(15,838)
Deferred tax liabilities/(assets) (Note 5)	(1,886)	10,536	8,650

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

16	Issued Capital

	2010	2009
	$	$
Issued capital
2 authorised & fully paid ordinary shares	2	2
Fully Paid Ordinary Shares
Balance at the beginning of the financial period	2	2
Issue of shares	-	-
Balance at the end of the financial period	2	2

Fully paid ordinary shares carry one vote per share and the right to dividends.
2 ordinary shares have been authorised and issued.

17	Operating Lease Arrangements

The future minimum lease payments receivable under non-cancellable operating leases are as follows:

	2010	2009
	$'000	$'000
Within one year	33,657	33,658
Between two and five years	75,346	99,425
After more than five years	36,500	46,079
	145,503	179,162

The company has entered into operating leases of aircraft.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

18	Related Party Disclosures

	2010	2009
	$'000	$'000
Transactions with Related Parties:
- The Royal Bank of Scotland plc:
Transactions during the period:
- Interest on loan payable to related party	14,375	13,424
- Interest on loan receivable from related party	(2,201)	(1,135)
- Derivative movements including interest	(9,149)	(27,634)
- Repayment of related party borrowing	4,728	6,507
Assets at the end of the year:
- Short term deposit account held with related party	41,299	34,898
- Derivatives at fair value	2,925	-
- Bank account held with related party	11,841	7,652
	56,065	42,550
Liabilities at the end of the year:
- Borrowings	(248,926)	(253,654)
- Derivatives at fair value	-	(6,222)
- Interest accrual	(553)	(578)
- Other	(48)	(22)
	(249,527)	(260,476)

The amounts outstanding are unsecured and will be settled in cash.  The company has not given or received any guarantees to or from a related party.  The company's parent has issued guarantees to a counterpart of the company, that guarantees the performance of the company in relation to lease agreements.  No provisions have been made for doubtful debts in respect of the amounts owed by related parties.

On 1 December 2008, the UK Government through HM Treasury became the ultimate controlling party of The Royal Bank of Scotland Group plc.  The UK Government's shareholding is managed by UK Financial Investments Limited, a company wholly owned by the UK Government.

The company's ultimate holding company is The Royal Bank of Scotland Group plc and its immediate parent company is The Royal Bank of Scotland plc.  Both companies are incorporated in Great Britain and registered in Scotland.

As at 31 December 2010, The Royal Bank of Scotland Group plc heads the largest group in which the company is consolidated and The Royal Bank of Scotland plc heads the smallest group in which the company is consolidated.  Copies of the consolidated accounts of both companies may be obtained from The Secretary, The Royal Bank of Scotland Group plc, Gogarburn, PO Box 1000, Edinburgh, Scotland EH12 1HQ.

RBS AUSTRALIA LEASING PTY LIMITED

NOTES TO THE FINANCIAL STATEMENTS FOR THE FINANCIAL PERIOD
ENDED 31 DECEMBER 2010

19	Notes to Statement of Cash Flows

(a)	Reconciliation of cash and cash equivalents

For the purpose of the cash flow statement, cash and cash equivalents include cash on hand and in banks and investments in money market instruments, net of outstanding bank overdrafts.  Cash and cash equivalents at the end of the financial year as shown in the cash flow statement is reconciled to the related items in the balance sheet as follows:

	2010	2009
	$'000	$'000
Cash and cash equivalents	53,140	42,550

(b)	Reconciliation of profit for the period to net cash flows from operating activities

Profit before tax	17,162	35,118
Adjustments for:
Depreciation on assets for hire under operating leases	10,052	9,858
Amortisation of deferred income	(4,513)	(4,214)
Gain on derivatives at fair value	(9,149)	(27,634)
Interest income	(2,201)	(1,135)
Interest expense	14,375	13,424
Operating cash flows before movements in working capital	25,726	25,417
(Increase)/Decrease in other receivables	(223)	1,998
Increase/(Decrease) in payables	2,013	(162)
Cash generated by operations	27,516	27,253
Interest received	2,201	1,136
Interest paid	(14,399)	(13,375)
Net cash from operating activities	15,318	15,014

20	Subsequent Events

There has not been any matter or circumstance, other than that referred to in the financial statements or notes thereto, that has arisen since the end of the financial year, that has significantly affected, or may significantly affect, the operations of the company, the results of those operations, or the state of affairs of the company in future financial years.

EXHIBIT 4

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

EXHIBIT 5

LIST OF DISCLOSED EMPLOYEES

1.	2.	3.	4.	5.
No.	Given Name	Family Name	Jurisdiction	Employing Entity
1.	***	***	Ireland	RBS Aerospace Ltd
2.	***	***	Ireland	RBS Aerospace Ltd
3.	***	***	Ireland	RBS Aerospace Ltd
4.	***	***	Ireland	RBS Aerospace Ltd
5.	***	***	Ireland	RBS Aerospace Ltd
6.	***	***	Ireland	RBS Aerospace Ltd
7.	***	***	Ireland	RBS Aerospace Ltd
8.	***	***	Ireland	RBS Aerospace Ltd
9.	***	***	Ireland	RBS Aerospace Ltd
10.	***	***	Ireland	RBS Aerospace Ltd
11.	***	***	Ireland	RBS Aerospace Ltd
12.	***	***	Ireland	RBS Aerospace Ltd
13.	***	***	Ireland	RBS Aerospace Ltd
14.	***	***	Ireland	RBS Aerospace Ltd
15.	***	***	Ireland	RBS Aerospace Ltd
16.	***	***	Ireland	RBS Aerospace Ltd
17.	***	***	Ireland	RBS Aerospace Ltd
18.	***	***	Ireland	RBS Aerospace Ltd
19.	***	***	Ireland	RBS Aerospace Ltd
20.	***	***	Ireland	RBS Aerospace Ltd
21.	***	***	Ireland	RBS Aerospace Ltd
22.	***	***	Ireland	RBS Aerospace Ltd
23.	***	***	Ireland	RBS Aerospace Ltd
24.	***	***	Ireland	RBS Aerospace Ltd
25.	***	***	Ireland	RBS Aerospace Ltd
26.	***	***	Ireland	RBS Aerospace Ltd
27.	***	***	Ireland	RBS Aerospace Ltd
28.	***	***	Ireland	RBS Aerospace Ltd
29.	***	***	Ireland	RBS Aerospace Ltd
30.	***	***	Ireland	RBS Aerospace Ltd
31.	***	***	Ireland	RBS Aerospace Ltd
32.	***	***	Ireland	RBS Aerospace Ltd
33.	***	***	Ireland	RBS Aerospace Ltd
34.	***	***	Ireland	RBS Aerospace Ltd
35.	***	***	Ireland	RBS Aerospace Ltd
36.	***	***	Ireland	RBS Aerospace Ltd

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

1.	2.	3.	4.	5.
No.	Given Name	Family Name	Jurisdiction	Employing Entity
37.	***	***	Ireland	RBS Aerospace Ltd
38.	***	***	Ireland	RBS Aerospace Ltd
39.	***	***	Ireland	RBS Aerospace Ltd
40.	***	***	Ireland	RBS Aerospace Ltd
41.	***	***	Ireland	RBS Aerospace Ltd
42.	***	***	Ireland	RBS Aerospace Ltd
43.	***	***	Ireland	RBS Aerospace Ltd
44.	***	***	Ireland	RBS Aerospace Ltd
45.	***	***	Ireland	RBS Aerospace Ltd
46.	***	***	Ireland	RBS Aerospace Ltd
47.	***	***	Ireland	RBS Aerospace Ltd
48.	***	***	Ireland	RBS Aerospace Ltd
49.	***	***	Ireland	RBS Aerospace Ltd
50.	***	***	Ireland	RBS Aerospace Ltd
51.	***	***	Ireland	RBS Aerospace Ltd
52.	***	***	Ireland	RBS Aerospace Ltd
53.	***	***	Ireland	RBS Aerospace Ltd
54.	***	***	France	RBS Aerospace Ltd
55.	***	***	Ireland	RBS Aerospace Ltd
56.	***	***	Ireland	RBS Aerospace Ltd
57.	***	***	Hong Kong	The Royal Bank of Scotland Plc
58.	***	***	Hong Kong	The Royal Bank of Scotland Plc
59.	***	***	Hong Kong	The Royal Bank of Scotland Plc
60.	***	***	Hong Kong	The Royal Bank of Scotland Plc
61.	***	***	Singapore	The Royal Bank of Scotland Plc
62.	***	***	China	China International Intellectech (Shanghai) Corporation
63.	***	***	China	The Royal Bank of Scotland (China) Co. Ltd, Beijing Branch
64.	***	***	Japan	The Royal Bank of Scotland Plc, Tokyo Branch
65.	***	***	United States	The Royal Bank of Scotland Plc
66.	***	***	United States	Greenwich Capital Markets Inc.
67.	***	***	United States	RBS Securities Inc.
68.	***	***	United States	Greenwich Capital Markets Inc.
69.	***	***	United States	Greenwich Capital Markets Inc.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

EXHIBIT 6

LIST OF OFFER EMPLOYEES

1.	2.	3.	4.	5.
No.	Given Name	Family Name	Jurisdiction	Employing Entity
1.	***	***	Hong Kong	The Royal Bank of Scotland Plc
2.	***	***	Hong Kong	The Royal Bank of Scotland Plc
3.	***	***	Hong Kong	The Royal Bank of Scotland Plc
4.	***	***	Hong Kong	The Royal Bank of Scotland Plc
5.	***	***	Singapore	The Royal Bank of Scotland Plc
6.	***	***	China	China International Intellectech (Shanghai) Corporation
7.	***	***	China	The Royal Bank of Scotland (China) Co. Ltd, Beijing Branch
8.	***	***	Japan	The Royal Bank of Scotland Plc, Tokyo Branch
9.	***	***	United States	The Royal Bank of Scotland Plc
10.	***	***	United States	Greenwich Capital Markets Inc.
11.	***	***	United States	RBS Securities Inc.
12.	***	***	United States	Greenwich Capital Markets Inc.
13.	***	***	United States	Greenwich Capital Markets Inc.

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

EXHIBIT 7

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

CLIFFORD CHANCE LLP
PRIVILEGED AND CONFIDENTIAL

EXHIBIT 8

PROJECT TESS
CLEAN TEAM TERMS

Given the commercial and competitive sensitivity of the Sensitive Information (as defined in paragraph 4 of Schedule 7 to the Sale and Purchase Agreement entered into between The Royal Bank of Scotland plc ("RBS") and Sumitomo Mitsui Banking Corporation ("Buyer") on 16 January 2012 ("SPA")), the Sensitive Information will be made available for review by [•], [•] and/or [•] of [•] only ("Clean Team"), on the following terms:

•           Access to the Sensitive Information will be restricted to named members of the Clean Team and will be conditional upon compliance with these terms and the signing by each member of the Clean Team of this document.  Under no circumstances will any member of the Clean Team make any copy of the Sensitive Information (including word by word written copy) or provide the Sensitive Information to any person outside of the Clean Team.

•           The Clean Team will analyse the information solely for the purposes of ensuring compliance with, or the granting or withholding of consent in accordance with, Schedule 7 of the SPA and convey their conclusions to the Buyer without disclosing the specific details of the Sensitive Information to the Buyer.  Should the Clean Team find any incident of non-compliance with Schedule 7 of the SPA, it may, after prior consultation with RBS (it being agreed that RBS consent shall not be required), disclose to named individuals at the Buyer such information, including Sensitive Information, that is reasonably necessary for the sole purpose of assessing the nature and severity of each incident of non-compliance with Schedule 7 of the SPA, in particular the nature of the business conduct in question, the profit/loss resulting from it and any risk related to it.  For the avoidance of doubt, the information and conclusions may not be used for any other purpose or shared with any other person without RBS’s prior written consent and remains subject to the terms of clause 13 of the SPA.

I hereby agree to comply with the terms set out above in relation to the Sensitive Information.

Name

Signature

Organisation

Date

EXHIBIT 9

INFORMATION TO BE INCLUDED IN MONTHLY REPORT

Period: [______] (the “Report Period”)

Fleet Summary

Category	Total Number
Commercial Jets – On Lease
Commercial Jets – Off Lease
Commercial Jets – Total

Commercial Jet Deliveries (since PRIOR REPORT DATE)

Category	Aggregate Value
Capital Expenditures Incurred (since PRIOR REPORT DATE)

Category	Total Number
Managed Aircraft – On Lease
Managed Aircraft – Off Lease
Managed Aircraft – Total
Sale & Lease Back - Contracted/Not Delivered

Category	Total Number & Aggregate Value
Commercial Jet – Sales (since PRIOR REPORT DATE)
Commercial Jets – Contracted For Sale But Not Sold (since PRIOR REPORT DATE)
Engines – Contracted For Sale But Not Sold (since PRIOR REPORT DATE)
Engine – Sales

1

Lease Activity

Category	Total Number and Aggregate Rent (Increase/Decrease)
Leases and Lease Extensions Signed
Letters of Intent Signed

Restructuring Activity

Category	Total Number & Aggregate Value
Lessee Payment Defaults (since PRIOR REPORT DATE)
Current Total Lease Arrearage

Category	Brief Summary and Value
Lease Restructurings/Deferred Rent
Aircraft Repossessions
New Litigation / Claims Against Lessors
New Litigation / Claims Against Lessees
Settlements

Finance Activity

Category	Rate	Aggregate Principal Amount	Purpose
Debt Incurrence
Debt Repayment
Guarantees/Indemnities/Other Financing Activities

2

EXHIBIT 10

***

*** Material has been omitted pursuant to a request for confidential treatment and has been filed separately.

EXHIBIT 11

HEAD LEASE
DATED	2012

(1) LOMBARD GLOBAL FINANCE COMPANY

(2) RBS AEROSPACE LIMITED

AIRCRAFT LEASE AGREEMENT relating to One (1) Embraer ERJ-145MP Aircraft manufacturer's serial number 145398

CONTENTS

1.	DEFINITIONS AND INTERPRETATION	1
2.	REPRESENTATIONS AND WARRANTIES	1
3.	CONDITIONS PRECEDENT	3
4.	LEASE PERIOD	3
5.	DELIVERY	3
6.	RENT	3
7.	PAYMENTS	3
8.	LESSOR'S COVENANTS AND CERTAIN OTHER MATTERS	4
9.	LESSEE'S COVENANTS	4
10.	SUB LEASING	4
11.	TITLE AND REGISTRATION	4
12.	INDEMNITIES/TAXATION	4
13.	MAINTENANCE/REPAIR	4
14.	TERMINATION	5
15.	FINAL INSPECTION	5
16.	LIMITATION ON RECOURSE	5
17.	MISCELLANEOUS PROVISIONS	6
18.	NOTICES	6
19.	GOVERNING LAW AND JURISDICTION	7
SCHEDULE 1: DESCRIPTION OF AIRCRAFT		9
SCHEDULE 2: ACCEPTANCE CERTIFICATE		10

This aircraft lease agreement is made on                                       2012

BETWEEN:

(1)
LOMBARD GLOBAL FINANCE COMPANY, a company incorporated under the laws of Ireland with its principal place of business at Third Floor, Ulster Bank Group Centre, George's Quay, Dublin 2, Ireland (the "Lessor"); and

(2)	RBS AEROSPACE LIMITED, a company incorporated under the laws of Ireland, whose registered office is at Level 1, IFSC House, IFSC, Dublin 1, Ireland (the "Lessee").

BACKGROUND:

Lessor is the owner of the Aircraft (as defined below) and wishes to lease the Aircraft to Lessee and Lessee is willing to lease the Aircraft from Lessor on the terms of this Agreement.

IT IS AGREED:

1.	DEFINITIONS AND INTERPRETATION

Except as otherwise defined in this Agreement, words and expressions used in this Agreement shall have the same meaning as given to them in the aircraft lease agreement between Lessee as sub-lessor ("Sub-Lessor") and Rotana Jet Aviation LLC as sub-lessee ("Sub-Lessee") dated on or about the date of this Agreement ("Sub-Lease"):

"Acceptance Certificate" means a certificate substantially in the form set out in schedule 2;

"Aircraft" means the aircraft described in schedule 1 (which term includes where the context admits a separate reference to all Engines, Parts and Technical Records) and as more particularly described in the Sub-Lease;

"Delivery" means delivery of the Aircraft by Lessor to Lessee under this Agreement;

"Delivery Date" means the date on which Delivery occurs;

"Lease Period" means the period commencing on the Delivery Date and ending on the occurrence of Title Transfer;

"Sale Agreement" means the sale agreement dated [•] 2012 made between Lessor as seller and Lessee as buyer relating to the Aircraft; and

"Title Transfer" has the meaning given to the term "Delivery" in the Sale Agreement.

2.	REPRESENTATIONS AND WARRANTIES

2.1	Lessee's Representations and Warranties

Lessee represents and warrants to Lessor that:

(a)	Status: Lessee is a company duly incorporated and validly existing under the laws of Ireland and has the corporate power to own its assets and carry on its business as it is being conducted;

1

(b)
Power and authority:  Lessee has the corporate power to enter into and perform, and has taken all necessary corporate action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c)
Legal validity:  this Agreement has been duly authorised, executed and delivered by Lessee and (subject to laws protecting creditors' rights and principles of equity) constitutes Lessee's legal, valid and binding obligation;

(d)
Authorisation: so far as concerns the obligations of Lessee, all authorisations, consents, registrations and notifications required under the laws of Ireland in connection with the entry into, performance, validity and enforceability of, this Agreement and the transactions contemplated by this Agreement, have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect; and

(e)
No Immunity:  Lessee is subject to private commercial law with respect to its obligations under this Agreement; and neither Lessee nor any of its assets is entitled to any right of immunity, and the entry into and performance of this Agreement by Lessee constitute private and commercial acts.

2.2	Repetition

The representations and warranties in clause 2.1 (Lessee's Representations and Warranties) will survive the execution of this Agreement and Delivery.  The representations and warranties in clause 2.1 will be deemed to be repeated by Lessee on the Delivery Date with reference to the facts and circumstances then existing.

2.3	Lessor's Representations and Warranties

Lessor represents and warrants to Lessee that:

(a)	Status: Lessor is a company duly incorporated and validly existing under the laws of Ireland and has the corporate power to own its assets and carry on its business as it is now being conducted;

(b)
Power and authority:  Lessor has the corporate power to enter into and perform, and has taken all necessary corporate action to authorise the entry into, performance and delivery of, this Agreement and the transactions contemplated by this Agreement;

(c)
Legal validity: this Agreement has been duly authorised, executed and delivered by Lessor and (subject to laws protecting creditors' rights and principles of equity) constitutes Lessor's legal, valid and binding obligation;

(d)
Authorisation:  so far as concerns the obligations of Lessor, all authorisations, consents, registrations and notifications required under the laws of Ireland in connection with the entry into, performance, validity and enforceability of, and the transactions contemplated by, this Agreement by Lessor have been (or will on or before the Delivery Date have been) obtained or effected (as appropriate) and are (or will on their being obtained or effected be) in full force and effect; and

(e)
No Immunity:  Lessor is subject to civil commercial law with respect to its obligations under this Agreement; and neither Lessor nor any of its assets is entitled to any right of immunity, and the entry into and performance of this Agreement by Lessor constitute private and commercial acts.

2

3.	CONDITIONS PRECEDENT

Lessor's obligation to deliver and lease the Aircraft to Lessee under this Agreement and Lessee's obligation to take the Aircraft on lease is subject to the delivery of the Aircraft to Sub-Lessee under the Sub-Lease.

4.	LEASE PERIOD

Lessor shall lease the Aircraft to Lessee and Lessee shall take the Aircraft on lease from Lessor in accordance with this Agreement for the duration of the Lease Period.  The Lease Period shall commence on the Delivery Date and shall terminate on the occurrence of Title Transfer.

5.	DELIVERY

The Aircraft shall be delivered to and accepted by Lessee immediately prior to delivery of the Aircraft to Sub-Lessee in accordance with the Sub-Lease. At Delivery, Lessee shall deliver the Acceptance Certificate to Lessor, dated and fully completed, and executed by Lessee.

6.	RENT

6.1	Time of Payment

Lessee shall pay rent ("Rent") to Lessor or to its order in advance on the Delivery Date and, thereafter, in advance on each Rent Date.  Lessee shall direct Sub-Lessee to pay all amounts of rent due under the Sub-Lease to Lessor's account

6.2	Amount of Rent

The amount of Rent payable by Lessee to Lessor on each Rent Date shall be equal to the amount of rent payable by Sub-Lessee pursuant to the Sub-Lease.

7.	PAYMENTS

7.1	Account for Lessee Payments

All payments by Lessee to Lessor under this Agreement will be made for value on the due date in dollars and in immediately available funds settled through the New York Clearing House System or such other funds as may for the time being be customary for the settlement in New York City of international payments in dollars by SWIFT transfer to such bank account as Lessor may from time to time notify to Lessee in writing.

7.2	Net Lease

Except as otherwise specifically provided herein, this Agreement is a net lease, and Lessee acknowledges and agrees that Lessee's obligations hereunder, including without limitation its obligation to pay all Rent and all amounts payable hereunder, shall be absolute and unconditional under any and all circumstances and shall be paid without notice or demand, and without any abatement, reduction, diminution, setoff, defence, counterclaim or recoupment whatsoever, including without limitation any abatement, reduction, diminution, setoff, defence, counterclaim or recoupment due or alleged to be due to, or by reason of, any past, present or future claims which Lessee may have against Lessor or any other person for any reason whatsoever.

3

8.	LESSOR'S COVENANTS AND CERTAIN OTHER MATTERS

8.1	Quiet Enjoyment

Lessor shall not interfere with the quiet use, possession and enjoyment of the Aircraft by Lessee during the Lease Period.  The exercise by Lessor of its rights in accordance with this Agreement will not constitute such an interference.

9.	LESSEE'S COVENANTS

9.1	Lessee's Business

Lessee shall not make any substantial change in the nature of its business and will maintain its corporate existence (other than in connection with a solvent reconstruction the terms of which have been approved by Lessor, such approval not to be unreasonably withheld).

10.	SUB LEASING

Lessee shall not, without the prior written consent of Lessor, sub lease or part with possession of the Aircraft; except insofar as such sub-leasing is consistent with the terms of the Sub-Lease.

11.	TITLE AND REGISTRATION

Title to the Aircraft will be, and shall remain, vested in Lessor.  Lessee will have no right, title or interest in the Aircraft except to the extent provided in this Agreement. The Aircraft will be registered in the name of Lessor, as owner, and Sub-Lessee, as operator, in the register of aircraft in the State of Registration.

12.	INDEMNITIES/TAXATION

Lessor and Lessee acknowledge and agree to be bound by the same obligations, mutatis mutandis, owed by Sub-Lessor and Sub-Lessee to each other on Indemnities and Taxation as stated in clauses [15] and [21] respectively of the Sub-Lease.

13.	MAINTENANCE/REPAIR

Lessor and Lessee acknowledge and agree to be bound by the same obligations, mutatis mutandis, owed by Sub-Lessor and Sub-Lessee to each other on Maintenance and Repair as stated in clause [12.4] of the Sub-Lease.

14.	TERMINATION

Lessor may terminate this Agreement upon notice to Lessee on the occurrence of any of the events set out in clause [•] of the Sub-Lease (as if such clause was set out in full in this Agreement and as if references to "Lessee" were to "Lessee and Sub-Lessee".

15.	FINAL INSPECTION

Immediately prior to redelivery of the Aircraft, if requested by Lessor, Lessee shall make the Aircraft available to Lessor for inspection in order to verify that the condition of the Aircraft complies with this Agreement.

4

16.	LIMITATION ON RECOURSE

16.1	Limitation

Notwithstanding anything else contained in this Agreement, to the extent that under the Sub-Lease there is expressed an obligation on Sub-Lessee:

(a)	to pay a sum of money on account of an obligation; or

(b)	for the performance or satisfaction of any other obligation or any liability;

and (in the case of clauses 16.1(a) and 16.1(b)) such obligation or liability is reflected in this Agreement by a corresponding obligation or liability of Lessee, Lessor hereby unconditionally agrees with Lessee that:

(i)
without prejudice to Lessee being liable, Lessor agrees that it will only have recourse against Lessee for such liability to pay such amounts and perform such obligations to the extent that such payments are actually paid or such obligations are actually performed under the Sub-Lease;

(ii)	performance by Sub-Lessee of its obligations under the Sub-Lease shall (pro tanto) discharge the matching obligations of Lessee hereunder; and

(iii)
in relation to each obligation expressed hereunder on the part of Lessee to make a payment to Lessor, Lessee's sole obligation shall be to pay to Lessor the same amount (if any) and in like funds as the amount received from Sub-Lessee under the equivalent provision in the Sub-Lease.

In this clause 16.1 "corresponding obligations" means obligations of a substantially similar nature covering substantially the same requirements, whether or not actually expressed in identical terms to those contained in this Agreement.

16.2	Overriding Provision

The provisions of this clause 16 override each other provision of this Agreement and each other provision is subject to the provisions of this clause 16.  To the extent that any other such provision is inconsistent with the provisions of this clause 16, the provisions of this clause 16 shall prevail.

16.3	Default by Sub-Lessee

Lessee shall not be deemed to have knowledge of the occurrence of any Event of Default under the Sub-Lease unless Lessee has received notice ("Notice of Default") from Sub-Lessor or Sub-Lessee describing such Event of Default and expressly referring to the relevant Event of Default or otherwise has actual knowledge of any Event of Default under the Sub-Lease.  If Lessee receives such a Notice of Default, or otherwise has such actual knowledge of a default under the Sub-Lease, Lessee shall promptly give notice thereof to Lessor.

16.4	Exception

Clause 16.1 (Limitation) shall not apply, and Lessor shall be entitled to have unlimited recourse to Lessee, in respect of any claim of Lessor arising out of the fraud, wilful misconduct or negligence of Lessee or any misrepresentation by Lessee.

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17.	MISCELLANEOUS PROVISIONS

17.1	Counterparts

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts.  Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.  Delivery of an executed counterpart signature page of this Agreement by e-mail (PDF) or facsimile shall be as effective as delivery of a manually executed counterpart of this Agreement.  In relation to each counterpart, upon confirmation by or on behalf of the signatory that the signatory authorises the attachment of such counterpart signature page to the final text of this Agreement, such counterpart signature page shall take effect together with such final text as a complete authoritative counterpart.

17.2	Variation

The provisions of this Agreement shall not be varied otherwise than by an instrument in writing executed by or on behalf of Lessor and Lessee.

17.3	Invalidity of any Provision

If any provision of this Agreement becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.

18.	NOTICES

Any notice or other communication under or in connection with this Agreement will, unless otherwise stated, be given in writing by letter or facsimile or to such other address or facsimile number as the recipient may have notified to the sender at the address and facsimile number specified below in writing.  Any such notice shall be deemed effectively to be given as follows:

(a)	if by letter, on the seventh Business Day after posting; and

(b)	if by facsimile, on the Business Day immediately following despatch, provided that full transmission has been separately notified by telephone by the transmitting party.

The address and facsimile numbers of Lessor and Lessee are as follows:

Lessor:	Lombard Global Finance Company

Third Floor, Ulster Bank Group Centre

George's Quay

Dublin 2

Ireland

Attention:	Business Development Manager

Facsimile:	+353 1 643 1707

Lessee:	RBS Aerospace Limited

IFSC House

6

IFSC

Dublin 1

Ireland

Attention:	Head of Transaction Management

Facsimile:	+353 1 859 9230

19.	GOVERNING LAW AND JURISDICTION

19.1	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by and shall be construed in accordance with the laws of England.

19.2	Jurisdiction

For the benefit of Lessor, Lessee agrees that the courts of England are to have jurisdiction to settle any disputes in connection with this Agreement (including any non-contractual obligations arising out of or in connection with this Agreement), and Lessee submits to the jurisdiction of the courts of England in connection with this Agreement.

19.3	Third Parties

A person who is not a party to this Agreement shall have no right under the Contracts (Rights of Third Parties) Act 1999 to enforce any of its terms.

IN WITNESS whereof the parties hereto have executed this Agreement on the date shown at the beginning of this Agreement.

SIGNED on behalf of Lombard Global Finance Company

By:
Name:
Title:

SIGNED on behalf of RBS Aerospace Limited

By:
Name:
Title:

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SCHEDULE 1:

DESCRIPTION OF AIRCRAFT

Aircraft

Manufacturer:	Empresa Brasileria de Aeronautics S.A.

Model:	ERJ-145MP

Serial Number:	145398

Engines

Manufacturer:	Rolls Royce

Model:	AE3007-A1

Serial Numbers:	311714 and 311715

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SCHEDULE 2:

ACCEPTANCE CERTIFICATE

This Acceptance Certificate is delivered on the date set out below by RBS Aerospace Limited ("Lessee"), to Lombard Global Finance Company ("Lessor"), pursuant to the Aircraft Lease Agreement dated ◆                    2012 between Lessor and Lessee ("Head Lease").  Capitalised terms used in this Certificate shall have the meanings given to such terms in the Head Lease.

DETAILS OF ACCEPTANCE

Lessee hereby confirms to Lessor that Lessee has at ◆                    o'clock on this ◆                     day of ◆                    2012, at ◆                    , accepted the following, in accordance with the provisions of the Head Lease:

(a)	Airframe
	Aircraft Type:	Embraer ERJ-145MP
	Aircraft S/N	145398

(b)	Engines
	Engine 1 (Type and S/N)	AE3007-A1 - 311714
	Engine 2 (Type and S/N)	AE3007-A1 - 311715

IN WITNESS WHEREOF, Lessee has, by its duly authorised representative, executed this Certificate on the date specified in paragraph 1 above.

LESSEE: RBS AEROSPACE LIMITED
By:
Title:

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